Exhibit 10.48

14 December 2007

CALYON S.A., LONDON BRANCH (as Administrative Agent)	CALYON S.A., LONDON BRANCH (as Arranger)

CALYON S.A., LONDON BRANCH (as Funding Agent)	CALYON S.A., LONDON BRANCH (as Lender)

CALYON S.A., LONDON BRANCH (as Calculation Agent)	UK RELOCATION RECEIVABLES FUNDING LIMITED (as Purchaser)

REALOGY CORPORATION (as Parent)	CARTUS LIMITED (as Servicer)

CARTUS LIMITED (as Seller)	CARTUS SERVICES LIMITED (as Seller)

CARTUS FUNDING LIMITED (as Seller)

DEED OF AMENDMENT

THIS DEED OF AMENDMENT (this Deed) is executed as a deed on 14 December 2007

BETWEEN:

(1)	CALYON S.A., LONDON BRANCH (the Administrative Agent);

(2)	CALYON S.A., LONDON BRANCH (the Arranger);

(3)	CALYON S.A., LONDON BRANCH (the FundingAgent);

(4)	CALYON S.A., LONDON BRANCH (the Lender);

(5)	CALYON S.A., LONDON BRANCH (the Calculation Agent);

(6)	UK RELOCATION RECEIVABLES FUNDING LIMITED (the Purchaser);

(7)	REALOGY CORPORATION (the Parent);

(8)	CARTUS LIMITED (the Servicer);

(9)	CARTUS LIMITED (as Seller);

(10)	CARTUS SERVICES LIMITED (as Seller); and

(11)	CARTUS FUNDING LIMITED (as Seller and, together with Cartus Limited and Cartus Services Limited, the Sellers).

BACKGROUND:

(A) The Sellers originate the Receivables and obtain funding by Transferring the Receivables and other Affected Assets to the Purchaser.

(B) In accordance with the Receivables Funding Agreement, the Lender has made available to the Purchaser a receivables funding facility of up to £100,000,000.

(C) In order to secure its obligations under the Transaction Documents, the Purchaser has granted security over certain of its assets to the Funding Agent for the benefit of the Secured Parties.

(D) The servicing, administration and collection of the Receivables is carried out by the Servicer.

(E) In accordance with the Parent Undertaking Agreement, the Parent has provided a performance guarantee in respect of the Supported Obligations.

(F) The parties to this Deed have agreed to make certain amendments to the Transaction Documents.

NOW THIS DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 Incorporation of Definitions: This Deed shall have expressly and specifically incorporated into it the Definitions set out in the Master Schedule of Definitions, Interpretations and Construction entered into between, among others, the parties to this Deed and dated 4 April 2007 (as amended, supplemented or varied from time to time) (the Master Schedule of Definitions, Interpretation and Construction) as though the same were set out in full in this Deed. Except where the context otherwise requires, and save where otherwise defined in this Deed, the Definitions, shall have the same meanings where used in this Deed.

1.2 Incorporation of Principles of Interpretation and Construction: This Deed shall have expressly and specifically incorporated into it the principles of interpretation and construction set out in the Master Schedule of Definitions, Interpretation and Construction as though they were set out in full in this Deed. In the event of any conflict between the provisions of this Deed and the principles of interpretation and construction, the provisions of this Deed shall prevail.

1.3 This Deed. This is the December 2007 Deed of Amendment referred to in the Master Schedule of Definitions, Interpretation and Construction.

1.4 Further Definitions: In addition the following terms shall have the meanings given to them below:

December 2007 Amendment Documents means each of the documents listed in Schedule 1 (December 2007 Amendment Documents);

2. CONDITIONS PRECEDENT

2.1 The effectiveness of this Deed shall be subject to the following documentary conditions having been delivered to the Funding Agent in a form acceptable to the Funding Agent:

(a)	a certificate of an authorised representative of each of the Purchaser and each Seller Party, certifying and (in the case of paragraphs 2.1(a)(i) to (iii) inclusive) attaching to each certificate:

(i)	the Organic Documents of such Person (certified by an officer of such person as of the New Amendment Date);

(ii)	resolutions of the board of directors or other governing body of such Person authorising the execution, delivery and performance by it of this Deed and each of the December 2007 Amendment Documents to be delivered by it under this Deed;

(iii)	all other documents evidencing necessary corporate action (including shareholder consents) and government approvals, if any; and

(iv)	the incumbency, authority and signature of each authorised representative of such Person executing this Deed and the December 2007 Amendment Documents or any certificates or other documents delivered or to be delivered by it under this Deed on its behalf;

(b)	company searches or other similar searches against the Purchaser and each Seller Party carried out by Orrick, Herrington & Sutcliffe LLP on the New Amendment Date with respect to any other security interests or other Adverse Claims then existing with respect to the non-existence of any winding up petition or other insolvency procedure and with respect to any Contract, the Receivables or the other Affected Assets;

(c)	a true sale legal opinion of Freshfields Bruckhaus Deringer, in its capacity as counsel to the Funding Agent;

(d)	a legal opinion of Orrick, Herrington & Sutcliffe LLP, in its capacity as counsel to each Seller Party and the Purchaser, covering such matters (without limitation) as corporate capacity, authority of, and due execution by, the Seller Parties and the Purchaser and that no insolvency step has been taken in respect of any one of them; and

(e)	a legal opinion of in-house counsel to the Parent, covering such matters (without limitation) as corporate capacity and authority of the Parent with regard to the Parent Undertaking Agreement.

3. AGREEMENT TO AMEND

The parties to this Deed agree that each of the documents listed in Schedule 2 shall be amended and restated in the manner described in Clause 4 (Amendments to the December 2007 Amendment Documents).

4. AMENDMENTS TO THE AMENDMENT DOCUMENTS

Master Schedule of Definitions, Interpretation and Construction

4.1 Each of the parties to the Master Schedule of Definitions agrees that, with effect from the New Amendment Date, the Master Schedule of Definitions, Interpretation and Construction shall be amended so that, following amendment, it will be in the form which would result from the incorporation of all of the underlined text and the deletion of all of the struck-out text shown in the relevant pages of the Master Schedule of Definitions, Interpretation and Construction attached as Schedule 2 (Master Schedule of Definitions, Interpretation and Construction).

4.2 Each of the parties to the Master Schedule of Definitions, Interpretation and Construction agrees, upon the request in writing by any other party to the Master Schedule of Definitions, Interpretation and Construction, to execute a version of the Master Schedule of Definitions, Interpretation and Construction incorporating the amendments set out in Schedule 2 (Master Schedule of Definitions, Interpretation and Construction) to further evidence the amendments effected by Clause 4.1.

Parent Undertaking Agreement

4.3 Each of the parties to the Parent Undertaking Agreement agrees that, with effect from the New Amendment Date, the Parent Undertaking Agreement shall be amended so that, following amendment, it will be in the form which would result from the incorporation of all of the underlined text and the deletion of all of the struck-out text shown in the relevant pages of the Parent Undertaking Agreement attached as Schedule 3 (Parent Undertaking Agreement).

4.4 Each of the parties to the Parent Undertaking Agreement agrees, upon the request in writing by any other party to the Parent Undertaking Agreement, to execute a version of the Parent Undertaking Agreement incorporating the amendments set out in Schedule 3 (Parent Undertaking Agreement) to further evidence the amendments effected by Clause 4.3.

Receivables Servicing Agreement

4.5 Each of the parties to the Receivables Servicing Agreement agrees that, with effect from the New Amendment Date, the Receivables Servicing Agreement shall be amended so that, following amendment, it will be in the form which would result from the incorporation of all of the underlined text and the deletion of all of the struck-out text shown in the relevant pages of the Receivables Servicing Agreement attached as Schedule 4 (Parent Undertaking Agreement).

4.6 Each of the parties to the Receivables Servicing Agreement agrees, upon the request in writing by any other party to the Receivables Servicing Agreement, to execute a version of the Receivables Servicing Agreement incorporating the amendments set out in Schedule 4 (Receivables Servicing Agreement) to further evidence the amendments effected by Clause 4.5.

Receivables Funding Agreement

4.7 Each of the parties to the Receivables Funding Agreement agrees that, with effect from the New Amendment Date, the Receivables Funding Agreement shall be amended so that, following amendment, it will be in the form which would result from the incorporation of all of the underlined text and the deletion of all of the struck-out text shown in the relevant pages of the Receivables Funding Agreement attached as Schedule 5 (Receivables Funding Agreement).

4.8 Each of the parties to the Receivables Funding Agreement agrees, upon the request in writing by any other party to the Receivables Funding Agreement, to execute a version of the Receivables Funding Agreement incorporating the amendments set out in Schedule 5 (Receivables Funding Agreement) to further evidence the amendments effected by Clause 4.7.

Security Agreement

4.9 Each of the parties to the Security Agreement agrees that, with effect from the New Amendment Date, the Security Agreement shall be amended so that, following amendment, it will be in the form which would result from the incorporation of all of the underlined text and the deletion of all of the struck-out text shown in the relevant pages of the Security Agreement attached as Schedule 6 (Security Agreement).

4.10 Each of the parties to the Security Agreement agrees, upon the request in writing by any other party to the Security Agreement, to execute a version of the Security Agreement incorporating the amendments set out in Schedule 6 (Security Agreement) to further evidence the amendments effected by Clause 4.9.

Receivables Transfer Agreement

4.11 Each of the parties to the Receivables Transfer Agreement agrees that, with effect from the New Amendment Date, the Receivables Transfer Agreement shall be amended so that, following amendment, it will be in the form which would result from the incorporation of all of the underlined text and the deletion of all of the struck-out text shown in the relevant pages of the Receivables Transfer Agreement attached as Schedule 7 (Receivables Transfer Agreement).

4.12 Each of the parties to the Receivables Transfer Agreement agrees, upon the request in writing by any other party to the Receivables Transfer Agreement, to execute a version of the Receivables Transfer Agreement incorporating the amendments set out in Schedule 7 (Receivables Transfer Agreement) to further evidence the amendments effected by Clause 4.11.

5. NOTICE OF CHARGE; FURTHER ASSURANCE

5.1 The Purchaser hereby notifies each of the other parties to this Deed that it has, under the Security Agreement, as amended and restated, assigned to the Funding Agent its rights under each of the Transaction Documents as security for the Secured Obligations.

5.2 The parties agree that they will co-operate fully to do all such further acts and things and execute or sign any further documents, instruments, notices or consents as may be reasonable and necessary or desirable to give full effect to the arrangements contemplated by this Deed.

6. THIRD PARTY RIGHTS

A person who is not a party to this Deed shall not have any rights under or in connection with it by virtue of the Contracts (Rights of Third Parties) Act 1999.

7. CONFIDENTIALITY

7.1 Each party agrees that it will not disclose the contents of this Deed or any December 2007 Amendment Document or any other proprietary or confidential information of or with respect to another party except:

(a)	to its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognised statistical rating organisation, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information;

(b)	as otherwise required by applicable Law or order of a court of competent jurisdiction; or

(c)	if the Parent, acting reasonably, determines that the Purchaser is required by, or pursuant to, The United States Exchange Act 1934 to disclose any of the same.

8. GOVERNING LAW AND JURISDICTION

8.1 Governing Law: This Deed shall be governed by and construed in accordance with the law of England and Wales.

8.2 Jurisdiction: The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Deed or its subject matter.

IN WITNESS of which this Deed has been executed and delivered as a deed by each of the parties hereto and entered into the day and year first above written.

Administrative Agent

EXECUTED as a DEED by	)
CALYON S.A., LONDON BRANCH	) /s/ Oliver Harou
by	)
and	)

    /s/ Thierry Sebton

Thierry Sebton

Managing Director

Arranger

EXECUTED as a DEED by	)
CALYON S.A., LONDON BRANCH	) /s/ Oliver Harou
by	)
and	)

    /s/ Thierry Sebton

Thierry Sebton

Managing Director

Funding Agent

EXECUTED as a DEED by	)
CALYON S.A., LONDON BRANCH	) /s/ Oliver Harou
by	)
and	)

    /s/ Thierry Sebton

Thierry Sebton

Managing Director

Lender

EXECUTED as a DEED by	)
CALYON S.A., LONDON BRANCH	) /s/ Oliver Harou
by	)
and	)

    /s/ Thierry Sebton

Thierry Sebton

Managing Director

Calculation Agent

EXECUTED as a DEED by	)
CALYON S.A., LONDON BRANCH	) /s/ Oliver Harou
by	)
and	)

    /s/ Thierry Sebton

Thierry Sebton

Managing Director

The Purchaser

EXECUTED as a DEED by	) /s/ Debra Parsall per pro SFM
UK RELOCATION RECEIVABLES	) Directors Limited as Director
FUNDING LIMITED	)
acting by two directors	) /s/ Claudia Wallace per pro SFM
) Directors (No. 2) Limited as Director

The Parent

EXECUTED as a DEED by	)
REALOGY CORPORATION	)
a company organised and existing under the	) /s/ Anthony E. Hull
laws of the State of Delaware,	)
by	)
and	)
being persons who, in accordance with the	)
laws of that territory, are acting under the	)
authority of the company	)

The Servicer

EXECUTED as a DEED by	) /s/ Jeremy Spring
CARTUS LIMITED	)
acting by two directors/a director	) /s/ Robert Abbott
and the secretary:	)

In the presence of: Signature of Witness:	/s/ K.A. Miles
Name of Witness:	K.A. MILES

The Sellers

EXECUTED as a DEED by	) /s/ Jeremy Spring
CARTUS LIMITED	)
acting by two directors/a director	) /s/ Robert Abbott
and the secretary:	)

In the presence of:

Signature of Witness:    /s/ K.A. Miles

Name of Witness:          K.A. MILES

EXECUTED as a DEED by	) /s/ Jeremy Spring
CARTUS SERVICES LIMITED	)
acting by two directors/a director	)
and the secretary:	) /s/ Robert Abbott

In the presence of:

Signature of Witness:    /s/ K.A. Miles

Name of Witness:          K.A. MILES

EXECUTED as a DEED by	) /s/Jeremy Spring
CARTUS FUNDING LIMITED	)
acting by two directors/a director	) /s/ Robert Abbott
and the secretary:	)

In the presence of:

Signature of Witness:    /s/ K.A. Miles

Name of Witness:          K.A. MILES

Deed of Amendment

EXECUTION VERSION

SCHEDULE 1

DECEMBER 2007 AMENDMENT DOCUMENTS

1.	Master Schedule of Definitions, Interpretation and Construction

2.	Parent Undertaking Agreement

3.	Receivables Servicing Agreement

4.	Receivables Funding Agreement

5.	Security Agreement

6.	Receivables Transfer Agreement

Deed of Amendment

EXECUTION VERSION

SCHEDULE 2

MASTER SCHEDULE OF DEFINITIONS, INTERPRETATION AND CONSTRUCTION

Amended and restated Schedule of Definitions

Dated 4 April 2007

and amended and restated on 14 December 2007

UK RELOCATION RECEIVABLES FUNDING LIMITED

(as Purchaser)

CALYON S.A., LONDON BRANCH

(as Lender)

CALYON S.A., LONDON BRANCH

(as Funding Agent, Administrative Agent and Arranger)

CARTUS LIMITED~~,~~

(as Servicer)

REALOGY CORPORATION~~,~~

(as Parent)

THE PERSONS PARTY HERETO AS SELLERS

MASTER SCHEDULE OF DEFINITIONS,

INTERPRETATION AND CONSTRUCTION

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Amended and restated Schedule of Definitions

CONTENTS

CLAUSE	PAGE
1. SCHEDULE DOCUMENTS	1

SCHEDULE 1 ADDRESS AND PAYMENT INFORMATION	~~30~~48
APPENDIX ~~1A~~	~~32~~ 51
~~(Principles for the Overconcentration Amount calculation)~~	~~32~~51

~~APPENDIX 1B~~	~~33~~52
~~(Principles for dynamic reserve calculation)~~	~~33~~52

~~APPENDIX 2~~	~~34~~52
(Term Sheet setting out the principles of the Stage 2A Structure and the Stage 2B Structure)	~~34~~52

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Amended and restated Schedule of Definitions

THIS MASTER SCHEDULE OF DEFINITIONS, INTERPRETATION AND CONSTRUCTION is dated 4 April 2007 and amended and restated on 14 December 2007 and made between:

(1)	the parties whose signatures appear on the signature pages of this Master Schedule of Definitions, Interpretations and Constructions (the Schedule of Definitions); and

(2)	certain other parties that become party to one or more of the Transaction Documents.

IT IS AGREED as follows:

1.	SCHEDULE DOCUMENTS

1.1 Capitalised terms used in each of the following documents (the Schedule Documents) shall, unless otherwise defined in those documents or where the context requires a different meaning, have the meanings provided in this Schedule of Definitions:

(a)	the Receivables Funding Agreement;

(b)	the Servicing Agreement;

(c)	the Parent Undertaking Agreement;

(d)	the Receivables Transfer Agreement;

(e)	the Security Agreement;

(f)	the Mandate Letter; and

(g)	each other Transaction Document and each other instrument, document and other agreement from time to time executed in connection with the above.

Certain Defined Terms

1.2 Except where the context otherwise requires, the following terms used in the Schedule Documents have the following meanings:

Adjusted Eligible ~~Receivable~~Billed and Unbilled Receivables Balance means, ~~in respect~~as of each Monthly Reporting ~~Period~~Date, an amount equal to (i) the Eligible ~~Receivable~~Billed and Unbilled Receivables Balance less (ii) the Unpaid Balance of all Billed Receivables that were Eligible Receivables at the time of their ~~transfer~~Transfer pursuant to the Receivables Transfer Agreement but have thereafter become Defaulted Receivables.

Adjusted Eligible Billed Receivables Balance means, as of each Monthly Reporting Date, an amount equal to (i) the Eligible Billed Receivables Balance less (ii) the Unpaid Balance of all Billed Receivables that were Eligible Receivables at the time of their Transfer pursuant to the Receivables Transfer Agreement but have thereafter become Defaulted Receivables.

Amended and restated Schedule of Definitions

Adjusted Eligible Receivables Balance means, as of each Monthly Reporting Date, an amount equal to (i) the Eligible Receivables Balance less (ii) the Unpaid Balance of all Receivables that were Eligible Receivables at the time of their Transfer pursuant to the Receivables Transfer Agreement but have thereafter become Defaulted Receivables;

Administrative Agent means Calyon S.A., London Branch, in its capacity as general administrator of the Lender, and each of its successors and assigns.

Advance is defined in Clause 2.1 (Advance Facility and Commitments) of the Receivables Funding Agreement.

Advance Purchase Price has the meaning given to it in Clause 3.4 (Payment of Advance Purchase Price) of the Receivables Transfer Agreement.

Adverse Claim means a lien, security interest, charge or encumbrance (including any lien by attachment, retention of title and any form of extended retention of title), or other right or claim in, of or on any Person’s assets or properties in favour of any other Person.

Affected Assets means, collectively and to the extent applicable:

(a)	the Receivables;

(b)	all right, title and interest in, to and under the Contracts with respect to, and all other agreements relating to or evidencing, the Receivables;

(c)	all Related Security;

(d)	the relevant Seller’s beneficial interest in the trust of the sale proceeds of each Residential Property declared by the relevant Employee;

(e)	~~(d)~~ all rights and remedies of the Purchaser under the Receivables Transfer Agreement;

(f)	~~(e)~~ all financing statements, charges or other similar documents or instruments filed or otherwise recorded by or on behalf of the Purchaser against any Seller;

(g)	~~(f)~~ all of the Purchaser’s rights and interests (if any) in and to the accounts of the Sellers into which the Collections are received; and

(h)	~~(g)~~ all proceeds of the above.

Affiliate means as to any Person, any other Person which, directly or indirectly, owns, is in control of, is controlled by, or is under common control with, such Person, in each case whether beneficially, or as a trustee, guardian or other fiduciary. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the other Person, whether through the ownership of voting securities or membership interests, by contract, or otherwise.

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Amended and restated Schedule of Definitions

Aggregate Unpaids means, at any time, an amount equal to the sum of:

(a)	the aggregate unpaid Interest and, following the Conduit Funding Date discount in respect of the Notes accrued and to accrue with respect to all Interest Periods at such time;

(b)	the Net Advances at such time;

(c)	all other amounts owed (whether or not then due and payable) under each of the Transaction Documents by the Purchaser and/or any Seller Party to the Funding Agent, the Administrative Agent, the Lender or the Indemnified Parties at such time.

~~Amendment Agreement has the meaning given to it in the Funding Agreement, as amended on the Closing Date;~~

Amendment Agreements means the documents set out in Schedule 1 (December 2007 Amendment Documents) to the Deed of Novation and Amendment.

Arranger means Calyon S.A., London Branch, and each of its successors and assigns.

Asset Interest means the right, title and interest of the Lender in and to the Affected Assets, the security created over the Affected Assets pursuant to the Security Agreement and otherwise in, to and under the Receivables Funding Agreement and the other Transaction Documents.

Assignable Receivable means any Receivable other than an Excluded Receivable in relation to which the applicable Contract does not contain any prohibition or restriction on assignment that has not been complied with or waived.

Audit Expenses means the fees and expenses (together with any value added taxes or similar Taxes payable in respect thereof) payable by the Purchaser to its auditors in connection with the annual audit of the Purchaser’s financial statements and any other activities carried out by the auditors in relation to the Purchaser or its assets and liabilities which have been approved in writing by the Funding Agent.

Auditors means the auditors for the time being of the Purchaser.

Average Loss Ratio means, as of any Calculation Date, the fraction expressed as a percentage obtained by dividing (a) the aggregate of the Loss Ratio calculated as at that Calculation Date and the preceding two Calculation Dates by (b) three.

Average Time in Inventory means, on any Calculation Date, the amount calculated as:

A

B

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Amended and restated Schedule of Definitions

where:

A is the aggregate of the products, calculated in respect of each of the Residential Properties then beneficially owned by the Sellers, of (a) the Time in Inventory for each Residential Property then beneficially owned by the Seller and (b) the Unpaid Balance of the GSA Receivable in respect of that Residential Property, as reported in the most recent Monthly Servicer Report; and

B is the aggregate of the Unpaid Balances of all GSA Receivables, as reported in the most recent Monthly Servicer Report.

Back up Liquidity Line means the 5 year back up liquidity facility that will be provided by Calyon S.A., London Branch, to the Conduit Assignee under a ~~Liquidity Agreement~~liquidity agreement to be signed ~~when such~~on or before the Conduit ~~Assignee becomes a party to the Receivables Funding Agreement pursuant to Clause 9.8 (Successors and assigns; binding effect) of the Receivables Funding Agreement~~Funding Date.

~~Beneficiaries means the Purchaser and the Sellers in their respective capacities as beneficiaries under the Trust.~~

Back-up Servicer Reserve Amount means £500,000.

Back-up Servicer Reserve Rate means the ratio (expressed as a percentage) calculated by dividing (a) the Back-up Servicer Reserve Amount by (b) the Dynamic Enhancement Receivables Base.

Bank Account Management Fee means the fixed annual fee of £180 (together with any value added taxes or similar Taxes payable in respect thereof) payable by the Purchaser to Barclays Bank Plc or any other bank with which the Purchaser Accounts are held in accordance with the Servicing Agreement on a monthly basis in twelve payments of £15 payable in arrears on each Monthly Settlement Date.

Beneficiary means the Purchaser in its capacity as beneficiary under the Transaction Trusts and the trusts declared under Clause 2.6(b)(i) (Declaration of Trust in respect of the Collection Accounts) of the Receivables Transfer Agreement and Clause 3.1(b) (Purchase Price) of the Servicing Agreement.

Beneficiary Entitlement shall have the meaning given to it in Clause 2.6(a)(i) (Declaration of Trust in respect of the Collection Accounts) of the Receivables Transfer Agreement.

Billed and Unbilled Receivables means the Billed Receivables and the Unbilled Receivables.

Billed and Unbilled Receivables Ongoing Costs Percentage means, as at any Calculation Date:

(A x 2 x B)
365

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Amended and restated Schedule of Definitions

where:

A    =    the Stressed Fixed Margin; and

B    =    the Billed Receivables DSO disclosed in the Monthly Servicer Report delivered on the Monthly Reporting Date immediately preceding that Calculation Date.

Billed and Unbilled Receivables Ongoing Costs Reserve means the amount calculated as of each Calculation Date as:

(A x B) - C

where:

A    =    the Eligible Billed and Unbilled Receivables Balance;

B    =    the Billed and Unbilled Receivables Ongoing Costs Percentage; and

C =	D × E	x F
365

where:

D    =    the Fixed Margin;

E    =    the Billed Receivables DSO; and

F    =    the aggregate of (a) the invoiced amount of all Billed Receivables which arose during the Monthly Reporting Period ending on the Monthly Reporting Date immediately preceding that Calculation Date and (b) the newly originated Unbilled Receivables which arose during that Monthly Reporting Period.

Billed Receivables means any Receivable of any Seller, other than a GSA Receivable, arising under a Contract that has been billed to the relevant Obligor.

Billed Receivables DSO means an amount disclosed as at each Monthly Reporting Date in the Monthly Servicer Report delivered on that date.

Borrowing Request means each request substantially in the form of Schedule 2 (Form of Borrowing Request) to the Receivables Funding Agreement.

BTM means Bank of Tokyo-Mitsubishi, UFJ Limited.

BTM Facility means the Facility provided to the Purchaser by BTM and Albion Capital Corporation S.A. and under a Funding Agreement dated September 2005.

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Amended and restated Schedule of Definitions

Business Day means:

(a)	in respect of a Reporting Date, any day excluding Saturday, Sunday and any day on which banks in London, England are authorised or required by law to close; and

(b)	in respect of a Calculation Date or a Settlement Date, any day excluding Saturday, Sunday and any day on which banks in London, New York and Paris are authorised or required by law to close.

Calculation Agent means Calyon S.A., London Branch, acting as calculation agent for the Purchaser~~. The Calculation Agent is in charge~~ and which will, among other things, for each Monthly Reporting Period, ~~to~~ determine the maximum amount of the Advances~~, the calculation of which will be~~ to be made or which may remain outstanding based on the most recent Servicer Report provided by the Servicer.

Calculation Agent Fee means a fixed annual fee of £35,000 payable by the Purchaser to the Calculation Agent on a monthly basis in twelve payments of £2,917 payable in arrears on each Monthly Settlement Date.

Calculation Date means:

(a)	the ~~3rd~~third Business Day following each Monthly Reporting Date; or

(b)	any other day as the Servicer, the Purchaser and the Funding Agent may from time to time mutually agree;

provided that the initial Calculation Date shall occur on 23 April 2007.

Calculation Period means the ~~period between the first date of the current Monthly Reporting Period and the earlier of the last day of the relevant Weekly Reporting Period and Monthly Reporting Date relating to then preceding Monthly~~same as Reporting Period.

Category 1 Non-Assignable Receivables means those Receivables other than Excluded Receivables where the Contract under which they arise contains a restriction on assignment of the Receivable but no broader restriction on the transfer, disposal or other dealing in the Receivables or the rights of the relevant Seller under the Contract, which has not been complied with or waived.

Category 2 Non-Assignable Receivables means those Receivables other than Excluded Receivables where the Contract under which they arise contains a restriction on the transfer, disposal or other dealing in the Receivables or the rights of the relevant Seller under the Contract which is broader than a simple restriction on assignment, which has not been complied with or waived.

Change of Control means, with respect to:

(a)	the Purchaser, the failure of SFM Corporate Services Limited to own, free and clear of any Adverse Claim and on a fully diluted basis, 100% of the outstanding shares of voting stock of the Purchaser;

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(b)	any Seller, the failure of the Parent to own, directly or indirectly, free and clear of any Adverse Claim and on a fully diluted basis, at least 100% of the outstanding shares of voting stock of each Seller, provided that the creation of security over the shares in Cartus Holdings Limited by its immediate parent company shall be deemed not to constitute a Change of Control, without prejudice to any Change of Control which may arise on the enforcement of that security.

CL means Cartus Limited, a company incorporated under the law of England and Wales.

Closing Date means 4 April 2007.

Collection Account means, in respect of each Seller, the accounts specified in relation to it in Schedule 2 (The Collection Accounts) to the Receivables Transfer Agreement, provided that by 15 January 2008, such accounts shall no longer be held with National Westminster Bank Plc and shall instead be held with Barclays Bank Plc, and any other accounts designated as such with the written consent of the Funding Agent.

Collection Account Trust Property has the meaning given to it in Clause 2.6(a) (Declaration of Trust in respect of the Collection Accounts) of the Receivables Transfer Agreement.

Collections means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including all finance or similar charges, if any, cash proceeds of Related Security, all Dilution Amounts, Warranty Amounts and any amounts payable pursuant to Clause 4.4 (Repurchase under certain circumstances) (or any corresponding Clause) of the Receivables Transfer Agreement.

Commitment means, with respect to the Lender~~, as the context requires,~~ (i) the commitment of the Lender to make Advances in accordance with the Receivables Funding Agreement such that after giving effect to any such Advances or (ii) following the Conduit Funding Date, the commitment of the Conduit Assignee to subscribe for Notes in accordance with the Note Issuance Facility Agreement such that after giving effect to the issue of any Notes, the portion of the Net Advances funded by the Lender will not exceed the Facility Limit.

~~Commitment Fee means, in relation to any Reporting Period, 0.40 per cent. applied to the product of (i) 102 per cent. of the difference between the Facility Limit and the Advances provided to the Seller at the Settlement Date for the related Reporting Period; and (ii) the exact number of days of the related Interest Period divided by 360.~~

Commitment Fee has the meaning given to it in Clause 3.11 (Commitment Fee) of the Receivables Transfer Agreement.

Conduit Assignee means any commercial paper conduit administered by the Administrative Agent or any of its Affiliates and whose commercial paper is rated A2/P2 or ~~to~~better or any special purpose entity which issues notes some of which carry a rating of at least A or ~~to~~ any intermediate entity which is wholly or partly funded by a conduit, securitisation or other special purpose entity, as described above.

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Conduit Funding Date means the date on which conduit funding is first provided by the Conduit Assignee to the Purchaser pursuant to the Note Issuance Facility Agreement.

Contract means any Home Purchase Contract, Home Sale Contract, Relocation Management Agreement, Repossession Agreement or Supplier Network Agreement.

Corporate Services Agreement means the agreement dated 27 September 2005 under which Structured Finance Management Limited has agreed to provide corporate administration services to the Purchaser.

Corporate Services Provider means any company designated by the Purchaser and whose role is defined under the Corporate Services Agreement.

Corporate Services Provider Fee means the fee payable to the Corporate Services Provider as set out in a letter dated September 2005 between the Purchaser and the Corporate Services Provider.

Costs of Funds means, for the Conduit Assignee as a party to the ~~Receivables Funding Agreement pursuant to Clause 9.8 (Successors and assigns; binding effect) of the Receivables Funding~~Note Issuance Facility Agreement, in relation to any Reporting Period, the sum of following items:

(i)	interest [or discount] paid by the Conduit Assignee to the investors relating to commercial paper issued during the related Interest Period as set out under ~~a Liquidity Agreement to be signed when the Conduit Assignee becomes a party to the Receivables Funding Agreement pursuant to Clause 9.8 (Successors and assigns; binding effect) of the Receivables Funding Agreement;~~the Back up Liquidity Line;

(ii)	dealers’ fees paid by the Conduit Assignee to the ~~CP~~commercial paper dealers relating to commercial paper issued during the related Interest Period;

(iii)	Utilization Fee of the Bank up Liquidity Line for the related Reporting Period;

(iv)	~~(iii)~~ Non-Utilization Fee of the Back up Liquidity Line for the related Reporting Period;

(v)	~~(iv)~~ Management Costs of the Conduit Assignee for the related Reporting Period; and

(vi)	~~(v) drawing costs~~Drawing Costs of the Back ~~Up~~up Liquidity Line for the related Reporting Period.

Credit and Collection Policy means, with respect to ~~any~~each Seller, the credit and collection policy or policies, procedures and practices of such Seller relating to the Receivables and the Contracts.

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~~Cumulative Excess Amount means the cumulative calculation of the all Excess Amounts over the Calculation Period.~~

Cumulative Amount has the meaning given to it in Clause 3.13(c)(ii) of the Servicing Agreement.

Current Regional Market Index Value means, in respect of each Residential Property and each Monthly Reporting Date, the value specified in the Regional Market Index for the region in which the Residential Property is located for the quarter immediately preceding that Monthly Reporting Date, as disclosed in the Monthly Servicer Report delivered on that Monthly Reporting Date.

December 2007 Amendment Documents means the documents set out in Schedule 1 to the December 2007 Deed of Amendment.

December 2007 Deed of Amendment means the deed of amendment, dated on the New Amendment Date, among inter alia, the Administrative Agent, the Arranger, the Funding Agent, the Lender, the Purchaser, the Parent, the Servicer and the Sellers.

Deed of Novation and Amendment means the deed of novation and amendment, dated on the Closing Date, among inter alia, the Administrative Agent, the Arranger, the Funding Agent, the Lender, BTM, Albion Capital Corporation S.A., the Purchaser, the Parent, the Servicer and the Sellers.

Default Rate means, in relation to any Advance or any other amount payable under the Transaction Documents, a rate per annum equal to the Overnight Rate plus one percent (1%) per annum.

Defaulted Receivable means a Receivable:

(a)	as to which any payment, or part of such payment, remains unpaid for more than 120 days after the original due date of such Receivable;

(b)	as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor of such payment; or

(c)	which, consistent with the applicable Seller’s ~~Servicing Standard~~Credit and Collection Policy, should be written off as uncollectible.

Deferred Purchase Price or DPP means, on any Reporting Date and in respect of each Transferred Receivable in respect of which Collections were received during the Reporting Period ending on that Reporting Date (the Relevant Receivable), the amount which is the greater of (i) zero and (ii):

(A – B) ×	D	– C
E

where:

A	is the aggregate amount received for the account of the Purchaser into all Collection Accounts or Purchaser Account 1 in respect of Transferred Receivables during the Reporting Period ending on that Reporting Date;

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B	is the aggregate Programme Costs expected to be payable on the immediately following Settlement Date;

C	is the Initial Purchase Price in respect of such Transferred Receivable;

D	is the Unpaid Balance of the Relevant Receivable; and

E	is the aggregate of the Unpaid Balances of the Transferred Receivables in respect of which Collections were received during the Reporting Period ending on that Reporting Date.

Dilution means any reduction of the face value of any Receivable (other than as a result of circumstances related to credit risk) due to or on account of:

(a)	any cash discount or any adjustment by a Seller;

(b)	a set-off in respect of an Obligor; or

(c)	any rebate or refund,

provided that the face value of any credit note raised in accordance with the relevant Seller’s Credit and Collection Policy shall not be a Dilution, unless that credit note was raised in relation to a “concession” or a “write-off” (as those terms are understood in the relevant Credit and Collection Policy); in which case the face value of that credit note shall be a Dilution.

Dilution Amount means, with respect to any Reporting Date, the aggregate amount of all Dilutions that occurred during the preceding Reporting Period ending on that Reporting Date and, following the occurrence of an Intramonth Payment Cash Trapping Event, with respect to any Business Day means the amount of each Dilution in respect of a Receivable that occurred on the preceding Business Day.

Dilution Horizon Ratio means, as at any Calculation Date, a fraction (expressed as a percentage) determined as (a) the aggregate of (i) the aggregate invoiced amount of all Billed Receivables which arose during the two consecutive Monthly Reporting Periods ending on the Monthly Reporting Date immediately preceding that Calculation Date and (ii) the product of (A) the aggregate invoiced amount of all Billed Receivables which arose during the third Monthly Reporting Period preceding such Monthly Reporting Date and (B) 12/30 divided by (b) the Adjusted Eligible Billed Receivables Balance at such Monthly Reporting Date.

Dilution Peak means, as at any Calculation Date, the highest Dilution Ratio calculated as of any Calculation Date for the twelve consecutive Calculation Dates ending with (and including) such Calculation Date.

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Dilution Ratio means, as at any Calculation Date, the fraction (expressed as a percentage) calculated for the Monthly Reporting Period ending on the Monthly Reporting Date immediately preceding that Calculation Date by dividing:

(a)	the Dilution Amount in respect of that Monthly Reporting Date or, in respect of a Monthly Reporting Date following the occurrence of an Intramonth Cash Trapping Event, the aggregate of the Dilution Amount in respect of each day during the Monthly Reporting Period ending on such Monthly Reporting Date; by

(b)	the invoiced amount of all Billed Receivables which arose during the second Monthly Reporting Period immediately preceding the Monthly Reporting Period ending on such Monthly Reporting Date.

Dilution Reserve Amount means, as of any Calculation Date, the product of (a) the Eligible Billed and Unbilled Receivables Balance as of that Calculation Date and (b) the Dynamic Dilution Reserve Percentage as of that date.

Dilution Reserve Rate means, as of any Calculation Date, the ratio (expressed as a percentage) calculated by dividing: the Dilution Reserve Amount as of that date by (b) the Dynamic Enhancement Receivables Base as at that date.

Dilution Volatility Factor means, as at any Calculation Date, a percentage equal to the product of (a) the Dilution Peak minus the Expected Dilution and (b) the Dilution Peak divided by the Expected Dilution.

Discount means, on the relevant Transfer Date and in respect of a Transferred Receivable, the amount calculated by multiplying the Unpaid Balance of that Transferred Receivable by the Discount Percentage as at the immediately preceding Calculation Date.

Discount Excess means the amount, if any, calculated as at each Calculation Date, by which the Discount calculated as at the immediately preceding Calculation Date exceeds the Programme Costs calculated as at the Calculation Date in question.

Discount Percentage means the percentage calculated on any Calculation Date in respect of (i) Billed and Unbilled Receivables and (ii) GSA Receivables, respectively, as follows:

A + B	x C + D
365

where:

A    =    LIBOR as at that Calculation Date;

B    =    the Fixed Margin;

C    =    (i) in relation to Billed and Unbilled Receivables, the DSO for Billed Receivables as reported in the most recent Monthly Servicer Report; and (ii) in relation to GSA Receivables, the Average Time in Inventory as reported in the most recent Monthly Servicer Report; and

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D    =    the Excess / Shortfall Discount Adjustment.

Discount Shortfall means the amount, if any, calculated as at each Calculation Date, by which the Discount calculated as at the immediately preceding Calculation Date is less than the Programme Costs calculated as at the Calculation Date in question.

Dollar or the symbol $ means the lawful currency of the United States of America.

Drawing Costs of the Back ~~Up~~up Liquidity Line means, in relation to any Reporting ~~Period~~period, the product of:

~~(i) 1~~(i) one-month ~~LIBRO~~LIBOR as published ~~2~~two Business Days prior to the end of ~~the Reporting~~any Interest Period ~~increased by 2~~plus a margin of two per cent. per year; and

~~(ii)~~ (ii) the exact number of days of the related Interest Period divided by ~~360~~365; and

~~(iii)~~ (iii) the amount of the drawings under a ~~Liquidity Agreement to be signed when the Conduit Assignee becomes a party to the Receivables Funding Agreement pursuant to Clause 9.8 (Successors and assigns; binding effect) of the Receivables Funding Agreement.~~liquidity facility agreement to be entered into between the Conduit Assignee and Calyon, S.A. on or about the Conduit Funding Date.

Dynamic Dilution Reserve Percentage means, as of any Calculation Date, the product of:

(a)	the sum of:

(i)	the product of:

(A)	2.25; multiplied by

(B)	the Expected Dilution as of such Calculation Date; plus

(ii)	the Dilution Volatility Factor as of such Calculation Date; multiplied by

(b)	the Dilution Horizon Ratio as of such Calculation Date.

Dynamic Enhancement Percentage means, on any Calculation Date, or on such date on which this is otherwise requested to be calculated, the greater of (a) the Minimum Enhancement Percentage and (b) the sum of:

(i)	the Loss Reserve Rate;

(ii)	the Dilution Reserve Rate;

(iii)	the GSA Reserve Rate;

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(iv)	the Interest Reserve Rate;

(v)	the Ongoing Costs Reserve Rate; and

(vi)	the Back-up Servicer Reserve Rate;

each calculated as at such Calculation Date or, if such date is not a Calculation Date, as at the immediately preceding Calculation Date.

Dynamic Enhancement Receivables Base means, on any Calculation Date, the amount calculated as:

(i) the Total Receivables Balance as at the Reporting Date preceding such Calculation Date; less

(ii) the Total Ineligible Receivables Balance as at the Reporting Date preceding such Calculation Date.

Dynamic Enhancement Reserves Amount means, as at any Calculation Date, the product of:

(i)	the Dynamic Enhancement Percentage as at such Calculation Date; and

(ii)	the Dynamic Enhancement Receivables Base as at such Calculation Date.

Dynamic Interest Reserve Percentage means, as of any Calculation Date, the product calculated as follows:

(1.5 x A) x	2 × B
365

where:

A    =    LIBOR as at that Calculation Date; and

B    =    the Billed Receivables DSO as reported in the most recent Monthly Servicer Report.

Dynamic Loss Reserve Percentage means, as of any Calculation Date, the product of:

(a)	2.25; multiplied by

(b)	the Loss Horizon Ratio as of such date; multiplied by

(c)	the Maximum Loss Ratio as of such date.

Election Date means the date on which the Funding Agent on behalf of the Lender gives notice to the Seller making the Stage 2 Election.

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Eligible Billed Receivables Balance means, at any time, the aggregate Unpaid Balance of all Transferred Receivables which are both (a) Eligible Receivables and (b) Billed Receivables;

Eligible Billed and Unbilled Receivables Balance means, at any time, the aggregate Unpaid Balance of all Transferred Receivables which are both (a) Eligible Receivables and (b) Billed and Unbilled Receivables.

Eligible GSA Receivables Balance means, at any time, an amount equal to the aggregate Unpaid Balance of all Transferred Receivables which are both (a) Eligible Receivables and (b) GSA Receivables.

Eligible Investments means any demand or time deposits or certificates of deposit or bearer securities or commercial paper rated at least A-1+ by S&P and P-1 by Moody’s which mature prior to the date and time for any payments to be made on the Advances and which are held with or issued by any person whose short term unsecured and unsubordinated debt obligations are rated at least A-1+ by S&P and P-1 by Moody’s.

Eligible Receivable means, at any time, any Receivable:

(a)	the Obligor of which is not:

(i)	an Excluded Obligor,

(ii)	in respect of a Billed Receivable or Unbilled Receivable, an individual; or

(iii)	subject to any voluntary or involuntary bankruptcy proceeding;

(b)	which was originated in the Sellers’ ordinary course of business and:

(i)	satisfies all material requirements of the Sellers’ ~~Servicing Standard~~Credit and Collection Policy and related procedures (including those procedures relating to the invoicing of Unbilled Receivables) and, in particular, is not considered to be bad or doubtful under such Servicing Standard;

(ii)	satisfies or complies with each other requirement as the parties may from time to time mutually agree; and

(iii)	has not been compromised, adjusted, amended or otherwise modified except as permitted by the Receivables Funding Agreement and the Servicing Agreement;

(c)	which is governed by the Law of England and Wales and denominated in Sterling;

(d)	the applicable Contract of which is in one of the Sellers’ or the Employer’s standard forms and is governed by the laws of England and Wales;

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(e)	which, if an Assignable Receivable, the applicable Contract does not contain any restriction on assignment and, if a Non-Assignable Receivable, either:

(i)	consent to assignment has been obtained from the relevant Obligor; or

(ii)	the applicable Contract does not contain any restriction against the applicable declaration of trust;

(f)	which is unencumbered other than pursuant to the Transaction Documents;

(g)	the Sellers of which are not in default under the applicable Contract;

(h)	which, together with any related Contract, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor and is not, to the actual knowledge of the relevant Seller, subject to any litigation, dispute, set-off, counterclaim or other defence;

(i)	if an Assignable Receivable, the Transfer, if a Non-Assignable Receivable, the appropriate declaration of a trust is effected pursuant to the Receivables Transfer Agreement and will not violate any law or any agreement by which the Sellers may be bound;

(j)	which, upon Transfer, will not be available to the creditors of the Sellers in the event of their liquidation;

(k)	which is identifiable as being in existence or if a GSA Receivable, a Guaranteed Sale Price Advance has been made;

(l)	which is not, at the time of Transfer, a Defaulted Receivable or a disputed Receivable;

(m)	which is not subject to any Adverse Claim, other than pursuant to the Transaction Documents;

(n)	which is not (other than in respect of Sale Proceeds) due from an Obligor whose outstanding Receivable balance exceeds its assigned credit limit or which has breached the Sellers’ Servicing Standard in any other way;

(o)	which, if an Unbilled Receivable, has been fully earned by performance and the relevant Obligor is unconditionally obligated (subject to receiving an invoice) to pay such Unbilled Receivable to the relevant Seller (prior to Transfer) and to the Purchaser (following Transfer);

(p)	which, if a Billed Receivable, has been fully earned by performance and is evidenced by an invoice delivered to the relevant Obligor and the relevant Obligor is unconditionally obligated to pay such Billed Receivable to the relevant Seller (prior to Transfer) and to the Purchaser (following Transfer);

(q)	once billed, the due date for payment of which is no later than 65 days after the date of the invoice;

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(r)	as to which at the time of purchase by the Purchaser pursuant to the Receivables Transfer Agreement the Funding Agent has not notified the Purchaser that the Funding Agent has in good faith reasonably determined that such Receivable or any class of Receivables of which such Receivable is a part is not acceptable for purchase under a Receivables Transfer Agreement;

(s)	which is a right to payment of a monetary obligation for (A) a Residential Property that has been sold, assigned or otherwise transferred, or (B) services rendered by such Seller to an Obligor, and which is not evidenced by an instrument, note, agreement or other writing the delivery or endorsement of which is necessary to transfer or otherwise perfect an ownership interest in such Receivable;

(t)	the Related Security related to which has been the subject of a valid grant of a first priority perfected security interest in it by the Purchaser to the Funding Agent, on behalf of the Secured Parties, of all of the Purchaser’s right, title and interest in such Receivable, as security for the Secured Obligations, and such grant does not violate, conflict or contravene any applicable Law or any contractual or other restriction, limitation or encumbrance; and

(u)	if a GSA Receivable:

(i)	the Residential Property in respect of the Guaranteed Sale Price Advance giving rise to such GSA Receivable is located in England or Wales;

(ii)	if:

(A)	the Residential Property is registered at a land registry; and

(B)	the relevant Seller has registered a Restriction (using Form RX1) at the relevant land registry in respect of that Residential Property,

the solicitor acting on behalf of such Seller has acknowledged and agreed that, it holds a release of such Form RX1 and will, following being notified that an Event of Default has occurred and is continuing, hold that release on behalf of the Purchaser and the other Secured Parties;

(iii)	if:

(A)	the Residential Property is unregistered; and

(B)	the relevant Seller has registered a caution against first registration at the land registry (using Form CT1),

the solicitor acting on behalf of such Seller has acknowledged and agreed that, it holds a release of such Form CT1 and will, following being notified that an Event of Default has occurred and is continuing, hold that release on behalf of the Purchaser and the other Secured Parties; and

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(iv)	where physical deeds to a Residential Property exist, the relevant Seller (or its conveyancer) holds the deeds to such property or where the Residential Property is held leasehold, the relevant Seller (or its conveyancer) holds all leasehold documentation.

Eligible Receivables Balance means, at any time, the aggregate Unpaid Balance of all Transferred Receivables which are Eligible Receivables.

Employee means certain individuals employed by Employers.

Employer means certain corporations and government agencies with whom a Seller has entered into a Contract.

Event of Bankruptcy means, with respect to any Person, the occurrence of any of the following:

(a)	that Person:

(i)	is unable or is deemed to be unable to pay its debts within the meaning of s123 (1) (e) of the Insolvency Act 1986; or

(ii)	admits in writing its inability to pay its debts generally;

(b)	that Person shall make a general assignment for the benefit of creditors;

(c)	the commencement of any voluntary case or other proceeding by that Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, administration, reorganisation, arrangement, adjustment, protection, relief or composition of it or its debts under any Insolvency Law (excluding, for the avoidance of doubt, any corporate reorganisation not pursuant to any Insolvency Law to which the Funding Agent has given its prior written consent, that consent not to be unreasonably withheld or delayed), or seeking the entry of an order for relief or the appointment of a receiver, trustee, ~~examiner~~liquidator, administrator or other similar official for it or any substantial part of its property or that Person shall consent to the appointment of or taking possession by a receiver, ~~examiner~~liquidator, administrator or other similar official for that Person or for any substantial part of its property;

(d)

the commencement of any case or other proceeding against such Person without such Person’s application or consent seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, administration, reorganisation, arrangement, adjustment, protection, relief or composition of it or its debts under any Insolvency Law, or seeking the entry of an order for relief or the appointment of a receiver, trustee, ~~examiner~~liquidator, administrator or other similar official for it or any other substantial part of its property and such case or proceeding shall have continued undismissed, or

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unstayed and in effect, for a period of 75 days or an order for relief in respect of such Person shall be entered in an involuntary case under an Insolvency Law; or

(e)	such Person shall take any corporate, partnership or other similar appropriate action to authorise any of the actions set out in (a), (b), (c) or (d).

Event of Default has the meaning given to it in Clause 6.1 (Events of Default) of the Receivables Funding Agreement.

Excess has the meaning given to it in Clause 3.13(c)(i) (Weekly Cash Allocation Report) of the Servicing Agreement.

Excess / Shortfall Discount Adjustment means the percentage calculated on any Calculation Date equal to:

(a)	if there is a Discount Excess at such Calculation Date:

- A

  B

where:

A    =    the Discount Excess amount; and

B    =    the aggregate Unpaid Balance of the Transferred Receivables to be Transferred on the Transfer Date immediately following that Calculation Date;

(b)	if there is a Discount Shortfall at such Calculation Date:

A

B

where:

A    =    the Discount Shortfall amount; and

B    =    the aggregate Unpaid Balance of the Receivables to be Transferred on the Transfer Date immediately following that Calculation Date.

Excess Amount over Facility Limit means ~~the result of subtracting aggregate Transfer Price paid for the GSA receivables over the Weekly Reporting Period from the GSA Receivables Collections received during the Weekly Reporting Period~~, as of any Calculation Date, the amount of the aggregate Initial Purchase Price in excess of the Facility Limit.

Excluded Obligor means an Obligor which is:

(a)	an Affiliate or employee of any of the Sellers; or

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(b)	a Person as to which the funding of Receivables of such Obligor by the Lender or the Funding Agent would be restricted or prohibited under applicable Law.

Excluded Receivable means any Receivable the invoice in relation to which is denominated in a currency other than Sterling.

Excluded Taxes has the meaning given to it in Clause 7.3(a) (Taxes) of the Receivables Funding Agreement, or as appropriate, Clause 8.2(a) (Taxes) of the Receivables Transfer Agreement.

Expected Dilution means, on any Calculation Date, the fraction expressed as a percentage obtained by dividing (A) the aggregate of the Dilution Ratios on that Reporting Date and the preceding 11 Reporting Dates by (B) 12.

Facility Limit means the amount in Sterling specified as such in Schedule 1 (Facility Amount) to the Receivables Funding Agreement under the heading “Facility Limit”, or such amount that may be increased or reduced from time to time pursuant to the Receivables Funding Agreement.

~~Fee Letter means the letter relating to fees entered into between, inter alia, the Purchaser and the Lender dated on or about the Closing Date.~~

Final Payout Date means the date, after the Termination Date, on which the Net Advances, all accrued Servicing Fees and all other Aggregate Unpaids have, in each case, been fully and irrevocably paid.

Fixed Margin means 0.95 per cent.

Funding Agent means Calyon S.A., London Branch in its capacity as:

(a)	agent for the Lender under the Receivables Funding Agreement; and

(b)	agent for the Secured Parties under the Security Agreement, as the case may be,

and in each case any successor appointed pursuant to such Agreements.

Funding Agent-Related Person means the Funding Agent, together with its Affiliates, and the officers, directors, agents and attorneys-in-fact of such Persons and their respective Affiliates.

GAAP means, with respect to:

(a)	the Parent and its Subsidiaries, generally accepted accounting principles applicable in the United States of America, except that in relation to the audited financial statements of Cartus Holdings Limited and its Subsidiaries (including the Servicer and the Sellers) required to be delivered pursuant to Clause 6.1(a)(i) (Annual reporting) of the Servicing Agreement, generally accepted accounting principles applicable in the United Kingdom;

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(b)	the Purchaser, generally accepted accounting principles applicable in the United Kingdom; and

(c)	any Servicer other than the Parent or any of its Subsidiaries, or any other Person, generally accepted accounting principles applicable to that Person or the consolidated group of which it is a member.

GSA Receivable means any Receivable of a Seller owing by an Obligor arising or which is expected to arise in the normal conduct of that Seller’s business as a result of the making of a Guaranteed Sales Price Advance (including pursuant to the sale of a Residential Property under a Home Sale Contract).

GSA Receivables Ongoing Costs Percentage means a percentage calculated as at each Calculation Date equal to:

(A x 2 x B)

     365

where:

A    =    the Fixed Margin; and

B    =    the Average Time in Inventory as of that Calculation Date.

GSA Receivables Ongoing Costs Reserve means the amount calculated as of each Calculation Date as:

(A x B) - C

where:

A    =    the Eligible GSA Receivables Balance as at that Calculation Date;

B    =    the GSA Receivables Ongoing Costs Percentage; and

C =	(D x E)	× F
365

where:

D    =    the Stressed Fixed Margin;

E    =    the Average Time in Inventory as that Calculation Date; and

F    =    the aggregate Unpaid Balance of all GSA Receivables which arose during the Monthly Reporting Period ending on the Monthly Reporting Date immediately preceding that Calculation Date.

GSA Reserve Amount means, in respect of each Calculation Date the aggregate of the Individual Market Decline Values in respect of all of the Residential Properties beneficially owned by the relevant Seller and recorded in the Seller’s inventory, as disclosed in the Monthly Servicer Report delivered on the Monthly Reporting Date immediately preceding that Calculation Date.

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GSA Reserve Rate means, as of any Calculation Date, the ratio (expressed as a percentage) calculated by dividing (a) the GSA Reserve Amount as of that date by (b) the Dynamic Enhancement Receivables Base as at that date.

Guaranteed Sales Price Advance means, in respect ~~to~~of a Home Purchase Contract, an advance made by a Seller to a Person in payment of a guaranteed purchase price for the Residential Property to be sold by or on behalf of such Person ~~to be sold~~ pursuant to such Home Purchase Contract.

Guaranty means, with respect to any Person, any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, including any comfort letter, operating agreement or take or pay contract and shall include the contingent liability of such Person in connection with any application for a letter of credit.

Hazardous Materials means any radioactive emissions, noise, any natural or artificial substance (whether in the form of a solid, liquid, gas or vapour) the generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) including (without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous substance or waste, gives rise to a risk of causing harm to man or any other living organism or damaging the environment or public health or welfare.

Home Deed shall mean, with respect to any Residential Property, a deed or other instrument of conveyance executed by the related owner that effects and/or evidences the conveyance of that Residential Property pursuant to the related Home Purchase Contract.

Home Purchase Contract means a contract by which a Residential Property is purchased from a Person pursuant to, or in connection with, a Relocation Management Agreement.

Home Sale Contract means, with respect to any Residential Property, the contract by which such Residential Property is sold to an Ultimate Buyer.

Indebtedness of any Person means, in the aggregate, without duplication:

(a)	all indebtedness, obligations and other liabilities of that Person and its Subsidiaries that are, at the date as of which Indebtedness is to be determined, includable as liabilities in a consolidated balance sheet of that Person and its Subsidiaries, other than:

(i)	accounts payable and accrued expenses;

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(ii)	advances from clients obtained in the ordinary course of the relocation management services business of that Person; and

(iii)	current and deferred income taxes and other similar liabilities;

(b)	the maximum aggregate amount of all liabilities of that Person or any of its Subsidiaries under any guarantee, indemnity or similar undertaking given or assumed of or in respect of, the indebtedness, obligations or other liabilities, assets, revenues, income or dividends of any Person other than that Person or one of its Subsidiaries; and

(c)	all other obligations or liabilities of that Person or any of its Subsidiaries with respect to the discharge of the obligations of any Person other than itself or one of its Subsidiaries.

Indebtedness for Borrowed Money means, in relation to any Person any Indebtedness of that person, contingent or otherwise, in respect of borrowed money including all principal, interest, fees and expenses with respect thereto (whether or not the recourse of the lender is to the whole of the assets of that Person or only to a portion of those assets), or evidenced by bonds, notes, acceptances, debentures or other instruments or letters of credit (or reimbursement obligations with respect thereto) but excluding capitalised lease obligations and excluding obligations representing the deferred but unpaid purchase price of any property.

Indemnified Amounts has the respective meanings given to it in Clause 7.1 (Indemnities by the Purchaser) of the Receivables Funding Agreement and Clause 8.1 (Indemnities by the Sellers) of the Receivables Transfer Agreement.

Indemnified Parties has the respective meanings given to it in Clause 7.1 (Indemnities by the Purchaser) of the Receivables Funding Agreement and Clause 8.1 (Indemnities by the Sellers) of the Receivables Transfer Agreement.

Individual Concentration Limit means with respect to an Obligor as at any Calculation Date, the amount equal to:

(a) if the Obligor has a Rating Benchmark Rate of 100%, the aggregate of (i) the Adjusted Eligible Billed Receivables Balance and (ii) the Adjusted GSA Receivables Balance, for such Obligor (calculated taking into account only the Receivables in respect of which that Obligor is an Obligor), as at such Calculation Date; otherwise

(b) the aggregate of:

(i)	95 per cent of the difference between (A) the Adjusted GSA Receivables Balance for such Obligor (calculated taking into account only the Receivables in respect of which that Obligor is an Obligor), as at such Calculation Date and (B) the Individual Market Decline Value for each Residential Property in respect of which that Obligor is an Obligor; and

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Amended and restated Schedule of Definitions

(ii)	the product of (A) the Rating Benchmark Rate for such Obligor and (B) the Total Unpaid Balance as at such Calculation Date.

Individual Market Decline Value means, in relation to each Residential Property beneficially owned by a Seller which is recorded in the Seller’s inventory, the amount calculated by the Calculation Agent as of each Calculation Date, based on the information contained in the Monthly Servicer Report delivered on the immediately preceding Monthly Reporting Date, as:

A x B

where

A	is the greater of (a) C x	(D-E)	and (b) zero;
D

B	is the Loss Factor for the related GSA Receivable;

C	is the Unpaid Balance of the related GSA Receivable;

D	is the Starting Regional Market Index Value;

E	is the Current Regional Market Index Value.

Individual Overconcentration Amount means with respect to an Obligor as at any Calculation Date, the amount defined as:

(a) the aggregate of (i) the Adjusted Eligible Billed Receivables Balance and (ii) the Adjusted GSA Receivables Balance, for such Obligor (calculated taking into account only the Receivables in respect of which that Obligor is an Obligor), as at such Calculation Date; less

(b) the Individual Concentration Limit, as at such Calculation Date, for such Obligor.

Ineligible Receivable means any Receivable which is not an Eligible Receivable.

Initial Purchase Price or IPP means, in respect of each Transferred Receivable:

A x (1-B)

where:

A	is the Purchase Price of that Transferred Receivable; and

B	is the Total Credit Enhancement Rate as calculated as at the Calculation Date immediately preceding the relevant Transfer Date.

Insolvency Law means any law, rule or regulation relating to bankruptcy, insolvency, reorganisation, winding up or composition or adjustment of debts.

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Amended and restated Schedule of Definitions

Interest means, at any time for any Interest Period, interest calculated in accordance with the Receivables Funding Agreement.

Interest Payment Date means, in respect of an Interest Period, the Monthly Settlement Date on which that Interest Period ends.

Interest Period means the period from (and including) 10 April 2007 to (but excluding) the first Monthly Settlement Date after 29 May 2007 and each subsequent period from (and including) a Monthly Settlement Date to (but excluding) the next Monthly Settlement Date; provided that ~~(i) each reference in this definition to any Settlement Date, whether before or after the Termination Date, shall mean and be a reference to the Settlement Date determined as provided in Paragraph (a) of the definition of Settlement Date, and (ii)~~ the last Interest Period shall end on the Final Payout Date.

Interest Reserve Amount means, as of any Calculation Date, the amount calculated as follows:

(A x B) - C

where:

A    =    the Eligible Billed and Unbilled Receivables Balance as at that Calculation Date;

B    =    the Dynamic Interest Reserve Percentage as of that Calculation Date; and

C =	D × E	x F
365

where:

D    =    LIBOR as at that Calculation Date;

E    =    the Billed Receivables DSO; and

~~Intramonth Payment Calculation Period means in respect of any Business Day or any Weekly Reporting Period, the period commencing on (i) the first day of~~F = the aggregate of (a) the invoiced amount of all Billed Receivables which arose during the Monthly Reporting Period ~~in which that Business Day or, as applicable, Weekly Reporting Period falls and (ii)~~ ending on the Monthly Reporting Date ~~following the end of~~immediately preceding that Calculation Date and (b) the newly originated Unbilled Receivables which arose during that Monthly Reporting Period.

Interest Reserve Rate means, as of any Calculation Date, the ratio (expressed as a percentage) calculated by dividing (a) the Interest Reserve Amount as of that date by (b) the Dynamic Enhancement Receivables Base as at that date.

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Amended and restated Schedule of Definitions

Intramonth Payment Cash Trapping Event means the occurrence of any of the following: (i) on more than three occasions in any period of two months (A) the Servicer fails to provide the Weekly Cash Allocation Report or, following the occurrence of a Weekly Reporting Event, the Weekly Servicer Report on any Weekly Reporting Date and that failure continues for one Business Day, or (B) the Sellers fail to pay to the Purchaser any amount which they are required to pay in accordance with Clause 3.13 (Weekly Cash Allocation Report) of the Servicing Agreement, (ii) an Event of Default, (iii) the Termination Date or (iv) a Servicer Default.

Law means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree, judgment or award of any Official Body or any fiscal, monetary or other authority having jurisdiction over or the ability (either directly or indirectly) to otherwise control, regulate or bind any Person or its property or assets.

Lender means Calyon S.A., London Branch and, upon and after ~~any~~the Conduit ~~Assignee has become a party to the Receivables Funding Agreement pursuant to Clause 9.8 (Successors and assigns; binding effect) of the Receivables Funding Agreement~~Funding Date, shall include ~~such~~the Conduit Assignee.

Lender Account has the meaning given to it in Clause ~~2.8~~2.9 (a) (Lender Account) of the Receivables Funding Agreement.

Leverage Ratio shall mean on any date, the ratio of (a) Total Senior Secured Net Debt as of such date to (b) EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP; provided, that EBITDA shall be determined for the relevant Test Period on a Pro Forma Basis. Capitalised terms used in this definition shall have the meaning set forth in the Realogy Credit Agreement as in effect on 10 April 2007, without giving effect to any subsequent amendments.

LIBOR means the offered quotation to leading banks in the London interbank market for 1 month sterling deposits (or in respect of the first or last Interest Period an annual rate obtained by linear interpolation of such offered quotation for sterling deposits for the next shorter period and the next longer period, respectively), by reference to the display designated as the British Bankers Association’s Interest Settlement Rate as quoted on the Reuters Screen No. LIBOR01 ((or (A)) such other page as may replace Reuters Screen No. LIBOR01 on that service for the purpose of displaying such information or (B) if that service ceases to display such information, such page as displays such information on such service (or, if more than one, that one previously approved in writing by the Funding Agent) as may replace Reuters Screen No. LIBOR01), in each case as at or about 11.00 a.m. (London time) on that date.

Lien means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person for its own use, consumption or enjoyment in its business that secures payment or performance of any obligation, and includes any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor or other security interest of any kind, whether arising under a security agreement, mortgage, deed of trust, chattel mortgage, assignment, pledge, retention of security title, financing or similar statement or notice or arising as a matter of law, judicial process or otherwise.

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Amended and restated Schedule of Definitions

Loss Factor means, as at any Calculation Date, (a) in respect of any GSA Receivable which is an Assignable Receivable, the Average Loss Ratio as at that Calculation Date and, (b) in respect of any GSA Receivable which is a Non-Assignable Receivable, a percentage depending on the S&P public rating as at such Calculation Date of the Seller (or the Seller’s Parent Company, as the case may be) corresponding to the cumulative probability of default at a two-year horizon, as set out in the S&P default tables for Corporates as at such Calculation Date (in the case no rating is available, a rating of B- shall be considered by default). For the avoidance of doubt, November 2007 S&P default tables values are disclosed in the table below:

AAA	0.005%
AA+	0.009%
AA	0.039%
AA-	0.048%
A+	0.064%
A	0.080%
A-	0.121%
BBB+	0.427%
BBB	0.684%
BBB-	1.805%
BB+	2.915%
BB	4.506%
BB-	6.624%
B+	8.124%
B	10.833%
B-	16.559%

For the avoidance of doubt, initial Loss Factor value shall be 10.833% from 14 December 2007.

Loss Horizon Ratio means, on any Calculation Date, the ratio (expressed as a percentage) calculated by dividing (a) the aggregate of (i) the aggregate invoiced amounts of all Billed Receivables which arose during the period of five (5) consecutive Monthly Reporting Periods ending on the Monthly Reporting Date immediately preceding that Calculation Date and (ii) the product of (A) the aggregate invoiced amount of all Billed Receivables which arose during the sixth Monthly Reporting Period preceding that Monthly Reporting Date and (B) 13/30 by (b) the Adjusted Eligible Billed Receivables Balance as at such Calculation Date.

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Amended and restated Schedule of Definitions

Loss Ratio means, as at any Calculation Date, the fraction (expressed as a percentage) calculated as:

(a)	the sum of:

(i)	the aggregate Unpaid Balance of Transferred Receivables which are Billed Receivables that were more than 120 days past their original due date but equal to or less than 150 days past their original due date; plus

(ii)	the aggregate Unpaid Balance of Transferred Receivables which are Billed Receivables that were less than or equal to 120 days past their original due date and were written off during the Monthly Reporting Period ending on the Monthly Reporting Date immediately preceding that Calculation Date;

divided by

(b)	the aggregate invoiced amount of all Billed Receivables which arose during the sixth complete Monthly Reporting Period which occurred prior to that Monthly Reporting Date.

Loss Reserve Amount means, as at any Calculation Date, the product of:

(a)	the Eligible Billed and Unbilled Receivables Balance as of that Calculation Date; and

(b)	the Dynamic Loss Reserve Percentage as of that date.

Loss Reserve Rate means, as of any Calculation Date, the ratio (expressed as a percentage) calculated by dividing (a) the Loss Reserve Amount as of that date by (b) the Dynamic Enhancement Receivables Base as at that date.

Management Costs of the Conduit Assignee means, in relation to any Reporting Period, the product of (i) 0.06 per cent. and (ii) the Advances as of the Settlement Date for the related Reporting Period and (iii) the exact number of days of the related Interest Period divided by ~~360.~~365.

Mandate Letter means the letter dated 28 March 2007 between Cartus Limited and Calyon S.A.;

Margin means

(a)	(i) prior to the Step-up Date and (ii) if the Stage 2A Structure or the Stage 2B Structure is implemented prior to the Step-up Date, from the date on which it is implemented, 0.785% per annum; and

(b)

(i) from and including the Step-up Date unless either the Stage 2A Structure or the Stage 2B Structure has been implemented by that date, or (ii) from any date on which the Funding Agent, acting reasonably, determines that the Sellers are not in good faith complying with their obligations under Clause 6.2(~~n~~p) (Interpretation of Stage 2 Structure and other changes) of the

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Receivables Transfer Agreement or that the Purchaser is not in good faith complying with its obligations under Clause 5.1(1) (Note Issuance Facility Agreement) of the Receivables Funding Agreement, 2.50% per annum.

Material Adverse Effect means any event or condition which would have a material adverse effect on:

(a)	the collectibility of the Receivables;

(b)	the condition (financial or otherwise), businesses or properties of the Purchaser, the Servicer~~,~~ or any Seller ~~or the Parent~~, including any material adverse development in any litigation or arbitration relating to, or involving, such Person;

(c)	the ability of the Purchaser, the Servicer~~,~~ or any Seller ~~or the Parent~~ to perform its respective obligations under the Transaction Documents to which it is a party;

(d)	the legality, validity or enforceability of any Transaction Document or any part of such Transaction Document;

(e)	the Purchaser’s, the Funding Agent’s, the Lender’s or any other Secured Party’s interest in the Receivables, any Collections with respect thereto or any other Affected Assets with respect thereto; or

(f)	the interests of the Funding Agent or the Lender under the Transaction Documents.

Maximum Loss Ratio means, as at any Calculation Date, the highest Average Loss Ratio as at the twelve (12) consecutive Calculation Dates ending with (and including) that Calculation Date.

Minimum Enhancement Percentage means ~~7.00% until the implementation of Stage 2A or Stage 2B~~5.5%.

Monthly Reporting Date means, in respect of each Monthly Reporting Period, the 11th Business Day after the end of that Monthly Reporting Period;

Monthly Reporting Period means the period of one calendar month.

Monthly Servicer Report means a report in a form mutually agreed to by the Purchaser, the Servicer and the Funding Agent from time to time and furnished, or to be furnished, by the Servicer to the Funding Agent, the Purchaser and the Administrative Agent on each Monthly Reporting Date pursuant to Clause 3.2 (Reports) of the Servicing Agreement.

Monthly Settlement Date means:

(a)	the 2nd Business Day following each Calculation Date; or any other day as the Servicer, the Purchaser and the Funding Agent may from time to time mutually agree;

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Amended and restated Schedule of Definitions

Net Advances at any time means:

(a)	the aggregate of the principal amounts of the Advances made to the Purchaser by the Lender pursuant to Clauses 2.1 (Advance Facility and Commitments) and 2.2 (Borrowing Procedures) of the Receivables Funding Agreement, less

(b)	the aggregate amount received by the Lender on or prior to such time and applied as repayments of the principal amount of Advances pursuant to Clause 2.3 (Lender Acceptance or Rejection, Borrowing Request Irrevocable) of the Receivables Funding Agreement; provided that the Net Advances shall be restored and reinstated to the extent any such payment of principal is rescinded or must otherwise be returned for any reason~~.~~,

(c)	and, with effect from the Conduit Funding Date, means the part of the face value of the Notes from time to time outstanding which is equal to the aggregate subscription price of those Notes.

New Amendment Date means 14 December 2007.

Non-Assignable Receivable means a Category 1 Non-Assignable Receivable or a Category 2 Non-Assignable Receivable.

Non-Utilization Fee of the Back up Liquidity Line means, in relation to the Back up Liquidity Line and for any Reporting Period, 0.40 per cent. applied to the product of (i) 102 per cent. of the difference between the Facility Limit and the Advances provided to the Seller at the Settlement Date for the related Reporting Period~~;~~ and (ii) the exact number of days of the related Interest Period divided by ~~360.~~365.

Note Issuance Facility Agreement means the note issuance facility agreement to be entered into by no later than 1 March 2008 by and among the Conduit Assignee, the Purchaser, the Funding Agent and the Arranger, which shall provide for a revolving note issuance facility to be provided by the Conduit Assignee to the Purchaser.

Notes means the discounted notes issued by the Purchaser to the Conduit Assignee pursuant to the Note Issuance Facility Agreement.

Obligor means with respect to any Receivable, the Person obligated to make payments in respect of that Receivable pursuant to a Contract or otherwise and in respect of each GSA Receivable or Residential Property, includes the relevant Employer.

Official Body means any government or political subdivision or any agency, authority, bureau, central bank, commission (including, without limitation, the Commission Bancaire), department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of government) which is responsible for the establishment or interpretation of national or international accounting principles or any recognised stock exchange or listing authority, in each case whether foreign or domestic.

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Amended and restated Schedule of Definitions

Ongoing Costs Reserve Amount means the aggregate of:

(a)	the Eligible Billed and Unbilled Receivables Ongoing Costs Reserve Amount; and

(b)	the GSA Receivables Ongoing Costs Reserve Amount.

Ongoing Costs Reserve Rate means, as of any Calculation Date, the ratio (expressed as a percentage) calculated by dividing (a) the Ongoing Costs Reserve Amount by (b) the Dynamic Enhancement Receivables Base.

Operational Account means, in respect of each Seller, the account to be established by one of the Sellers with Barclays Bank Plc by no later than 15 January 2008 into which all amounts to which each Seller is entitled to withdraw from its Collection Account from time to time shall be transferred, and any other account designated as such with the written consent of the Funding Agent.

Organic Documents of any Person means its memorandum and articles of association, articles or certificate of incorporation and by laws, limited liability agreement, partnership agreement or other comparable charter or organisational documents as amended from time to time.

Origination and Servicing Affiliate has the meaning given to it in Clause 2.1(f) (Appointment of Servicer) of the Servicing Agreement.

Overconcentration Amount means, as of any Calculation Date, the aggregate of the Individual Overconcentration Amount for each of the 15 (fifteen) biggest Obligors (measured by the aggregate Unpaid Balance of the Transferred Receivables in respect of which it is an Obligor) for the Assignable Receivables and for each of the 10 (ten) biggest Obligors (measured by the aggregate Unpaid Balance of the Transferred Receivables in respect of which it is an Obligor) for the Non-Assignable Receivables, as reported in the most recent Monthly Servicer Report.

Overnight Rate means the Sterling Over Night Index Average appearing on the Telerate Service on the page designated 3937 or the Reuters page designated SONIA 1 and if no such rate is available for the relevant Interest Period, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Funding Agent at its request quoted by the Reference Banks to leading banks in the London interbank market.

Parent means Realogy Corporation, a corporation formed and existing under the laws of Delaware.

Parent’s Credit Facility ~~shall mean that certain~~means the credit agreement dated as of April 10, 2007 among Domus Intermediate Holdings, Corp. the Parent, the lenders and other financial institutions party thereto and JP Morgan Chase Bank, N.A., as administrative agent.

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Amended and restated Schedule of Definitions

Parent Undertaking Agreement means the Parent Undertaking Agreement, dated on or before the Closing Date, among the Parent, the Purchaser and the Funding Agent.

Parties means, in relation to each Transaction Document, the Persons who are party to that document.

Permitted Advance Date means, with respect to:

(a)	the initial Advance, 10 April 2007, or such other day as may be agreed to by the Funding Agent and the Purchaser;

(b)	the second Advance, 25 April 2007; and

(c)	any other Advance, any date set out in the definition of Settlement Date, or such other day as may be agreed to by the Funding Agent and the Purchaser.

Permitted Exceptions means, with respect to any representation, warranty or covenant with respect to the interest of the Purchaser and its assignees regarding the Affected Assets or any Servicer Default that:

(a)	legal title to Residential Property may remain in the name of the related employee, and no mortgage or conveyance pursuant to the related Home Purchase Contract or Home Sale Contract in favour of any Party or any of the Purchaser’s assignees pursuant to this Agreement will be made; and

(b)	for so long as Clause 3 (Duties of Servicer) of the Servicing Agreement is being complied with, no delivery of any Home Purchase Contracts or Home Deeds to any custodian (acting on behalf of the Funding Agent) will be required.

Permitted Payments has the meaning given to it in Clause ~~3.3(b)~~3.9 (Subordination) of the Receivables Transfer Agreement.

Permitted Reorganisation means a solvent and voluntary reorganisation involving, alone or with others, any of the Sellers, the Parent or any other Seller Party, and whether by way of consolidation, amalgamation, merger, transfer of all or substantially all its business or assets, or otherwise; provided that:

(a)	the reorganisation would not in the reasonable opinion of the Funding Agent have a material adverse effect on the ability of any Seller Party or the Purchaser to comply with its obligations under any of the Transaction Documents to which it is a party; and

(b)	the successor entity to that reorganisation is either a party to the relevant Transaction Documents or becomes party to those documents on or prior to the effective date of that reorganisation.

Person means an individual, partnership, limited liability company, corporation, joint stock company, trust (including a business trust), unincorporated association, joint venture, firm, enterprise, Official Body or any other entity.

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Amended and restated Schedule of Definitions

Potential Event of Default means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

Potential Servicer Default means an event which but for the lapse of time or the giving of notice, or both, would constitute a Servicer Default.

Programme Costs means the aggregate, calculated on each Calculation Date, of each of the following amounts which will be payable on the next Monthly Settlement Date:

(a)	(i) prior to the Conduit Funding Date, the interest and other amounts (other than principal) which will be payable by the Purchaser to the Lender under the Receivables Funding Agreement on the next Monthly Settlement Date; or

(ii) with effect from the Conduit Funding Date, the Costs of Funds;

(b)	prior to the Conduit Funding Date, the Commitment Fee;

(c)	the Calculation Agent Fee;

(d)	the Servicing Fee;

(e)	the Corporate Services Provider Fee;

(f)	the Audit Expenses;

(g)	the Bank Account Management Fee.

Purchase Price means, in respect of each Transferred Receivable:

A x (1-B)

where:

A is the Unpaid Balance of such Transferred Receivable on its Transfer Date appearing on the relevant invoice or otherwise recorded on the computer system or records of the relevant Seller; and

B is the relevant Discount Percentage for such Transferred Receivable as at the most recent Calculation Date.

Purchaser means UK Relocation Receivables Funding Limited, a limited company incorporated under the laws of England and Wales.

Purchaser Account 1 means the account with account number ~~57628491,~~57628491 and sort code 60-21-~~40,~~40 held in the name of the Purchaser with National Westminster Bank ~~PLC,~~Plc at its branch at 84 Commercial Road, Swindon~~, Wiltshire~~ SN1 5NW provided that by 15 January 2008, such account shall be held in the name of the Purchaser with Barclays Bank Plc, with sort code 20-00-00 at its branch at 1 Churchill Place, London E14 5HP, the account number of which shall be agreed by the Servicer with the Funding Agent, and any other account designated as such with the written consent of the Funding Agent.

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Purchaser Account 2 means the account established pursuant to Clause ~~3.4~~3.6 of the Servicing Agreement~~;~~, such account to be established by 15 January 2008 and to be held in the name of the Purchaser with Barclays Bank Plc, with sort code 20-00-00 at its branch at 1 Churchill Place, London E14 5HP, the account number of which shall be agreed by the Servicer with the Funding Agent, and any other account designated as such with the written consent of the Funding Agent.

Purchaser Account means Purchaser Account ~~1~~1, Purchaser Account 2 and any other account in the name of the Purchaser which is designated as a Purchaser Account with the written consent of the Funding Agent.

Rating Agency means each of Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. (S&P) and Moody’s Investors Service, Inc. (Moody’s), or any successor to either such agency that is a nationally recognised statistical rating organisation.

Rating Benchmark Rate means, for each Obligor, with the exception of National Air Traffic Service for which the percentage shall be 100%, the percentage depending on the S&P rating assigned to such Obligor, as listed in the table below:

AAA	100.0%

AA+	100.0%

AA	100.0%

AA-	100.0%

A+	100.0%

A	2.0%

A-	2.0%

BBB+	2.0%

BBB	1.0%

BBB-	0.5%

BB+	0.5%

BB-	0.5%

B+	0.5%

B	0.5%

B-	0.5%

NR	0.5%

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Realogy Credit Agreement means that certain credit agreement dated as of 10 April 2007 among Domus Intermediate Holdings, Corp., the Parent, the lenders and other financial institutions party thereto and JPMorgan Chase Bank, N.A. as administrative agent.

Receivable means any indebtedness (whether by way of principal or interest) or other obligation owing by any Obligor to any Seller (prior to giving effect to any Transfer under the Receivables Transfer Agreement) or any right of the Seller to payment from or on behalf of an Obligor, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of products or services by such Seller to such Obligor or an Affiliate of such Obligor or the sale of Residential Properties to Ultimate Buyers including any amount payable to a Seller by an Obligor in connection with the termination of a Contract, and includes the obligation to pay any fees and other charges (including interest) with respect to such Receivable. By way of further clarification and for the avoidance of doubt:

(a)	Receivables include the Billed ~~Receivables, the~~and Unbilled Receivables (~~Billed Receivables and Unbilled Receivables comprise relocation services~~which comprise fees in respect of relocation services, fees in respect of repossession services and any amounts payable by Employers under Relocation Management Agreements including, but not limited to, in respect of Shortfall Amounts, membership fees from suppliers in respect of the supplier network and fees in respect of repossession services) and the GSA Receivables in respect of the Residential Properties; and

(b)	(i) the Billed ~~Receivables~~ and Unbilled Receivables arise under the Relocation Agreements, the Supplier Network Agreements and the Repossession Agreements; and (ii) the GSA Receivables arise from the Guaranteed Sales Price Advances made periodically to solicitors representing Employees in respect of Residential Properties purchased under Home Purchase Contracts and include amounts payable by Ultimate Buyers under Home Sale Contracts to the extent such amounts are payable to any Seller.

Receivables Funding Agreement means the Receivables Funding Agreement, dated on or before the Closing Date, by and among the Lender, the Purchaser, and the Funding Agent, as Funding Agent and Arranger.

Receivables Transfer Agreement means the Receivables Transfer Agreement and Trust Deed dated on or before the Closing Date, between the Purchaser and the Sellers.

Receivables Transfer Termination Date means the date which is sixty days after the Termination Date.

Records means all Contracts, if any, and other documents, purchase orders, invoices, agreements, books, records and any other media, materials or devices for the storage

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of information (including tapes, disks, punch cards, computer programs and databases and related property) maintained by the Purchaser, the Parent, any Seller or the Servicer with respect to the Receivables, any other Affected Assets or the Obligors.

Regional Market Index means the quarterly index of house prices on a region-by-region basis published by Nationwide Building Society on its website at www.nationwide.co.uk.

Related Security means with respect to any Receivable, all of the applicable Seller’s (prior to giving effect to any Transfer) or the Purchaser’s rights, title and interest in, to and under:

(a)	all security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to a Contract related to such Receivable or otherwise, together with all financing statements and other filings signed by an Obligor relating thereto;

(b)	any Contract and all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds of the above) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable, whether pursuant to a Contract related to such Receivable or otherwise;

(c)	all Records related to such Receivable; and

(d)	all Collections on and other proceeds of any of the foregoing.

Relocation Management Agreement means an agreement pursuant to which a Seller agrees to provide relocation, asset management or other services to an Obligor, as the same may be amended, restated or otherwise modified from time to time, including any and all supplements thereto, and any similar agreement, howsoever denominated, and any agreement for intercultural services.

Reporting Date means a Weekly Reporting Date or a Monthly Reporting Date, as the context permits or requires.

Reporting Period means a Weekly Reporting Period or a Monthly Reporting Period, as the context permits or requires.

Repossession Agreements means agreements in respect of repossession services with Employers.

~~Required Enhancement Percentage will be calculated every month on each Calculation Date and equal the greater of:~~

~~(a)~~	~~the Minimum Enhancement Percentage; and~~

~~(b)~~	~~with effect from 22 June 2007 until the implementation of the Stage 2A Structure or the Stage 2B Structure, a reserve percentage calculated on a dynamic basis as agreed by the Funding Agent, the Purchaser and the Sellers based on the principles set out in Appendix 1b hereto.~~

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Residential Property means any residential property subject to a Home Purchase Contract.

~~Reporting Date means a Weekly Reporting Date or a Monthly Reporting Date, as the context permits or requires;~~

~~Reporting Period means a Weekly Reporting Period or a Monthly Reporting Period, as the context permits or requires;~~

Round-Up Reserve Amount means the amount, calculated as of each Calculation Date as the difference between (a) the Total Borrowing Base Before Round-up and (b) the Total Borrowing Base.

Round-Up Reserve Rate means, as of any Calculation Date, the ratio (expressed as a percentage) calculated by dividing (a) the Round-Up Reserve Amount as of that date by (b) the Dynamic Enhancement Receivables Base as at that date.

Sale Proceeds means, with respect to any Residential Property, the cash sale proceeds received upon the sale of such Residential Property to an Ultimate Buyer, net of (if any) unpaid mortgage loan amounts, closing costs, brokerage costs, commissions owed to third parties and any other amounts payment of which are necessary to clear title to such Residential Property and which have been deducted from the cash sale proceeds received from the Ultimate Buyer on completion of the sale of that Residential Property.

Secured Obligations means all obligations from time to time of the Purchaser to the Lender, the Funding Agent and the other Secured Parties under the Security Agreement and under the other Transaction Documents, of whatever nature and whenever arising.

Secured Parties means the Lender, the Funding Agent, the Administrative Agent, the Arranger, any administrative or corporate services provider in relation to services provided to the Purchaser and the other Indemnified Parties.

Security Agreement means the security agreement, dated on or before the Closing Date, between the Purchaser and the Funding Agent.

Security Documents means the Security Agreement and each other security agreement, deed of charge or other agreement executed or delivered from time to time by the Purchaser pursuant to the Security Agreement.

Seller Account means, in respect of each Seller, the account nominated by it (which may be an account in the name of another Seller) to which amounts payable by the Purchaser to it are to be paid.

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Seller Entitlement shall have the meaning given to it in Clause 2.6(a)(ii) (Declaration of Trust in respect of the Collection Accounts) of the Receivables Transfer Agreement.

Seller Party means the Parent, each Seller and each Affiliate of the Parent from time to time party to a Transaction Document.

Sellers means, as the context requires, all or any one of Cartus Limited, Cartus Services Limited and Cartus Funding Limited, each a company incorporated under the laws of England and Wales, and each other Person identified as a Seller for purposes of the Transaction Documents by the Parent, the Purchaser, the Funding Agent and the Administrative Agent.

Senior Obligations means all moneys, obligations and liabilities which may at any time be due, owing to, or incurred by, the Purchaser to the Funding Agent (whether for its own account or as trustee for the Secured Parties) or to the Secured Parties of any kind, however arising and in any currency under the Transaction Documents, whether or not immediately payable, whether present or future, actual or contingent, and whether incurred alone, severally or jointly as principal, guarantor, surety or otherwise and including interest, commission, fees, costs, charges and expenses charged by the Lender and/or the Funding Agent.

Servicer means CL in its capacity as Servicer under the Servicing Agreement, and each other Person as may from time to time be appointed as Servicer pursuant to Clause 2.1 (Appointment of Servicer) of the Servicing Agreement.

Servicer Default has the meaning given to it in Clause 7.1 (Servicer Default) of the Servicing Agreement.

Servicer Report means a Monthly Servicer Report or a Weekly Servicer Report, as the context permits or requires.

Servicing Agreement means the Receivables Servicing Agreement, dated on or before the Closing Date, among the Purchaser, the Servicer and the Funding Agent.

Servicing Fee means the fee payable to the Servicer in respect of Receivables, in an amount payable in arrears on each Monthly Settlement Date equal to:

(a)	at any time when the Servicer is CL or any of its Affiliates, £6,666.67; or

(b)	Servicing ~~Fee means the fees payable to the Servicer in respect of Receivables, in an amount equal to either (a) at any time when the Servicer is CL or any of its Affiliates, 0.08% per annum, payable in arrears on each Settlement Date, on the aggregate Unpaid Balances as at the beginning of the relevant Reporting Period, or (b)~~ at any time when the Servicer is not CL or any of its Affiliates, the ~~amount determined upon the agreement of such Person and the Funding Agent, in either case, payable in arrears on each Settlement Date from Collections pursuant to, and~~fee agreed on an arm’s length basis by the Purchaser and the Funding Agent with that Servicer and payable, subject to and in accordance with the priority of payments set out in, Clause ~~4.1 (Allocation and Distribution of Collections) of the Servicing Agreement.~~

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~~Servicing Standard has the meaning given to it in Clause 3.1(b)~~4.2 of the Servicing Agreement.

Settlement Date means a Weekly Settlement Date or a Monthly Settlement Date, as the context permits or requires;

Shortfall Amount means the amount, if any, of any shortfall between the Guaranteed Sales Price Advances made in respect of a Residential Property and the amount of the Sale Proceeds of a sale of that Residential Property to an Ultimate Buyer.

Stage 2 Election means the election by the Funding Agent on behalf of the Lender, pursuant to the Receivables Transfer Agreement at any time after 15 June 2007 (following due consultation with the Sellers) by written notice to the Sellers to require the Sellers and the Parent either (i) to agree certain further amendments to the Transaction Documents specified by the Funding Agent on behalf of the Lender (including but not limited to those referred to in the description of the Stage 2A Structure in the Term Sheet), and take all other action reasonably required by the Funding Agent on behalf of the Lender for the purpose of implementing the Stage 2A Structure or (ii) to implement the Stage 2B Structure described in the Term Sheet, including in either case any other terms, and any action, reasonably required by the Funding Agent on behalf of the Lender for the purpose.

Stage 2A Structure has the meaning given to it in the Term Sheet, attached hereto as the Appendix ~~2~~.

Stage 2B Structure has the meaning given to it in the Term Sheet, attached hereto as the Appendix ~~2~~.

Starting Regional Market Index Value means, in respect of each Residential Property and each Calculation Date, the value specified in the Regional Market Index of the region in which the Residential Property is located for the quarter during which the Residential Property is first beneficially owned by the relevant Seller and recorded in the Seller’s inventory, as disclosed in the Monthly Servicer Report delivered on that Monthly Reporting Date.

Step-up Date means:

(a)	two months after the Election Date; or

(b)	~~25 November 2007,~~1 March 2008, whichever is earlier.

Sterling and £ means the lawful currency of the United Kingdom.

Stressed Fixed Margin means, in respect of any Reporting Period during any part of which the Total Receivables Balance is less than £80,000,000, 1.22 per cent., and otherwise 1.54 per cent.

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Subordinated Obligations means all obligations which may now or in the future be owing by the Purchaser or any of its successors or assigns to any Seller or any Seller’s successors or assigns (including, but not limited to, the obligation to pay the Transfer Price of any Assignable Receivable and interest thereon).

Sub-Servicer means any Person appointed by the Servicer as sub-servicer in accordance with Clause 2.2 (Appointment of Sub-Servicer) of the Servicing Agreement.

Subsidiary means, with respect to any Person, any corporation or other Person (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person, or (b) that is directly or indirectly controlled by such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the other Person, whether through the ownership of voting securities or membership interests, by contract, or otherwise.

Supplier Network Agreement means each contract or other agreement between a Seller and a Person acting as a supplier of goods and/or services to that Seller.

Supported Obligations has the meaning given to it in Clause 2.1 (Performance of Supported Obligations) of the Parent Undertaking Agreement.

Supported Parties has the meaning given to it in Clause 2.1 (Performance of Supported Obligations) of the Parent Undertaking Agreement.

Taxes has the meaning given to it in Clause 7.3(a) (Taxes) of the Receivables Funding Agreement or, as appropriate, Clause 8.2(a) (Taxes) of the Receivables Transfer Agreement.

Termination Date means the earliest of:

(a)	the fifth anniversary of the Closing Date;

(b)	the date on which the Termination Date is declared or automatically occurs pursuant to Clause 6 (Events of Default) of the Receivables Funding Agreement;

(c)	the date on which it becomes unlawful for the Lender to provide or maintain the Facility provided under the Receivables Funding Agreement or the Net Advances; and

(d)	the date on which a notice of termination expires in accordance with Clause 7.1(e) (Term) of the Receivables Transfer Agreement.

Term Sheet means the term sheet for the facility provided by the Funding Agreement dated 28 March 2007.

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Time in Inventory means, on any Calculation Date, in respect of each Residential Property then beneficially owned by a Seller and recorded in that Seller’s inventory, the period commencing on the date when the Residential Property is first beneficially owned by the Seller and recorded in its inventory and ending on the last day of the Monthly Reporting Period immediately preceding that Calculation Date.

Total Borrowing Base Before Round-Up means, at any time during ~~a~~an Interest Period, an amount equal to:

(a)	the Adjusted Eligible Receivable Balance, multiplied by

(b)	1 minus the ~~Required~~Total Credit Enhancement ~~Percentage.~~ Rate.

Total Borrowing Base means, at any time during an Interest Period, an amount equal to the Total Borrowing Base Before Round-Up rounded down to the nearest multiple of £100,000.

Total Credit Enhancement means, as of any Calculation Date, the sum of:

(a)	the Dynamic Enhancement Reserves Amount;

(b)	the Overconcentration Amount;

(c)	the Round-Up Reserve Amount; and

(d)	the Excess Amount over Facility Limit.

Total Credit Enhancement Rate means, as of any Calculation Date, the ratio (expressed as a percentage) calculated by dividing (i) the Total Credit Enhancement and (ii) the Dynamic Enhancement Receivables Base as at that date.

Total Ineligible Receivables Balance means, at any time, the aggregate Unpaid Balance of all Ineligible Receivables as reported in the most recently provided Servicer Report.

Total Receivables Balance means, at any time, the aggregate Unpaid Balance of all Receivables.

Transaction Costs has the meaning given to it in Clause 7.4 (Other costs and expenses) of the Receivables Funding Agreement.

Transaction Documents means, collectively, this Schedule of Definitions, the Receivables Funding Agreement, the Servicing Agreement, the Parent Undertaking Agreement, the Security Documents, the Receivables Transfer Agreement, the Mandate Letter, the Note Issuance Facility Agreement (with effect from the Conduit Funding Date) and all of the other instruments, documents and other agreements from time to time executed and delivered by the Parties pursuant to or in connection with any of the foregoing.

Transaction Trust Property means, in relation to each Seller and the trusts declared by it under Clauses 2.2 (Declaration of trust in respect of Category 1 Non-Assignable

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Receivables) and 2.3 (Declaration of Trust in respect of the Proceeds of Receivables) of the Receivables Transfer Agreement, the property declared to be held on trust under Clauses 2.2 (Declaration of trust in respect of Category 1 Non-Assignable Receivables) and 2.3 (Declaration of Trust in respect of the Proceeds of Receivables) of the Receivables Transfer Agreement.

Transaction Trusts means the ~~trust~~trusts declared by each of the Sellers in favour of the Beneficiary under ~~Clause 2.2~~Clauses 2.2 (Declaration of trust in respect of Category 1 Non-Assignable Receivables) and 2.3 (Declaration of Trust in respect of the Proceeds of Receivables) of the Receivables Transfer Agreement ~~and the trust declared by the Servicer under Clause 3.1(b) of the Servicing Agreement;~~.

Transfer means, in relation to:

(a)	an Assignable Receivable and its related other Affected Assets, the sale of that Receivable (and all such related other Affected Assets) by the relevant Seller to the Purchaser under ~~this Agreement~~Clause 2.1 (Sale of Assignable Receivables) of the Receivables Transfer Agreement and the creation of an absolute beneficial interest in the proceeds of that Receivable (and all such related other Affected Assets) by the relevant Seller in favour of the Purchaser pursuant to the declaration of trust in Clause 2.3 (Declaration of trust in respect of the Proceeds of Receivables) of the Receivables Transfer Agreement ;

(b)	a Category 1 Non-Assignable Receivable and its related other Affected Assets, the creation of an absolute beneficial interest in that Receivable (and all such related other Affected Assets) by the relevant Seller in favour of the Purchaser pursuant to the declaration of trust in Clause 2.2 (Declaration of trust in respect of Category 1 Non-Assignable Receivables) of the Receivables Transfer Agreement and the creation of an absolute beneficial interest in the proceeds of that Receivable (and all such related other Affected Assets) by the relevant Seller in favour of the Purchaser pursuant to the declaration of trust in Clause 2.3 (Declaration of trust in respect of the Proceeds of Receivables) of the Receivables Transfer Agreement; and

(c)	a Category 2 Non-Assignable Receivable and its related other Affected Assets, the creation of an absolute beneficial interest in the proceeds of that Receivable (and all such related other Affected Assets) by the relevant Seller in favour of the Purchaser pursuant to the declaration of trust in Clause ~~2.2~~2.3 (Declaration of trust in respect of ~~Non-Assignable~~the Proceeds of Receivables) of the Receivables Transfer Agreement

and Transferred shall be construed accordingly.

Transfer ~~Price has the meaning provided in Clause 3.1(a) (Transfer Price) of~~Date means the date on which a Receivable is Transferred to the Purchaser in accordance with the Receivables Transfer Agreement.

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Transferred Receivable means a Receivable which is Transferred to the Purchaser pursuant to the Receivables Transfer Agreement.

Transfer Termination Date means the date falling sixty days after the Termination Date.

Treaty Person means any Person which is, under a double taxation agreement in force on the relevant date (subject to completion of any necessary procedural formalities), entitled to a payment under any Transaction Document without a deduction or withholding.

~~Trust Property means, in relation to each Seller (and if the context so permits, the Purchaser and the Lender):~~

~~(a)~~	~~all right, title and interest in and to its Category 1 Non-Assignable Receivables, including any rights to exercise remedies at law or in equity, any rights to receive the proceeds of any collateral and any other rights relating to those Non-Assignable Receivables;~~

~~(b)~~	~~all right, title and interest in and to the proceeds of its Category 2 Non-Assignable Receivables;~~

~~(c)~~	~~all its right, title and interest in, to and under the other Affected Assets with respect to those Non-Assignable Receivables.~~

~~Trust means the trusts declared over the Trust Property by the Sellers in favour of the Beneficiaries under the terms of the Receivables Transfer Agreement.~~

Ultimate Buyer shall mean the ultimate buyer of a Residential Property under a Home Sale Contract.

Unbilled Receivables means any Receivable of any Seller, other than a GSA Receivable, arising under a Contract that has not been billed to the Obligor.

Unpaid Balance means, with respect to any Receivable at any time, the unpaid amount of such Receivable at such time or, in respect of any GSA Receivable where the relevant Seller has not yet entered into a Home Sale Contract to sell the relevant Residential Property, an amount equal to the price paid or payable by the Seller to the Employee under the relevant Home Purchase Contract.

Utilization Fee of the Back up Liquidity Line means, in relation to the Back up Liquidity Line and for any Reporting Period, ~~0.785~~0.725 per cent. applied to the product of (i) 102 per cent. of the Advances provided to the Seller at the Settlement Date for the related Reporting Period~~;~~ and (ii) the exact number of days of the related Interest Period divided by ~~360.~~365.

Warranty Amount has the meaning provided in Clause 4.2(b) (Dilution; breach of warranty) of the Receivables Transfer Agreement.

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Weekly Billings means, in respect of a Weekly Reporting Period, the estimated aggregate amount during that Weekly Reporting Period of earnings in respect of services provided by the Sellers to Employers and which will comprise Billed Receivables as at the next Monthly Reporting Date.

Weekly Cash Allocation Report ~~means a report in a form mutually agreed by the Purchaser, the Servicer and the Funding Agent containing the Transfer Price for the GSA Receivables and the Collections received in respect of GSA Receivables over the immediately preceding Weekly Reporting Period as well as over the Calculation Period.~~has the meaning given to it in Clause 3.13 (Weekly Cash Allocation Report) of the Servicing Agreement.

Weekly Reporting Date means, in respect of each Weekly Reporting Period, the 4th Business Day after the end of that Weekly Reporting Period.

~~Weekly Reporting Event with respect to a Weekly Servicer Report are the events identical to those set out in the Kenosia Securitisation and the Apple Ridge Securitisation following the occurrence of which Weekly Servicer Reports would be required under this transaction.~~

Weekly Servicer Report shall have the meaning given to it in Clause 3.3 of the Servicing Agreement.

Weekly Servicer Reporting Commencement Date shall mean (i) with respect to any Weekly Servicer Reporting Event which occurs during the calendar year 2007 or if the first such Weekly Servicer Reporting Event occurs as of the end of a fiscal years, the week immediately following the 135th calendar day after the end of the relevant fiscal quarter and (ii) if the first such Weekly Servicer Reporting Event occurs after the calendar year 2007, the week immediately following the 90th calendar day after the end of the relevant fiscal quarter other than year-end quarters, and following the 135th day after the year end quarter.

Weekly Reporting Period means the period of one calendar week, except that the first Weekly Reporting Period shall commence (i) for GSA Receivables on the date of the Initial Advance under the Receivables Funding Agreement and end on 20 April 2007 and (ii) for the Billed Receivables, 30 days after 10 April 2007.

~~Weekly Servicer Report means a report in a form mutually agreed to by the Purchaser, the Servicer and the Funding Agent from time to time and furnished, or to be furnished, by the Servicer to the Funding Agent, the Purchaser and the Administrative Agent on each Weekly Reporting Date pursuant to Clause 3.3 of the Servicing Agreement.~~

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Weekly Servicer Reporting Event shall mean that, commencing with the fiscal quarter ending 30 June 2007, the Leverage Ratio as of the end of such fiscal quarter exceeds the applicable ratio set forth below:

Fiscal quarter ending	Leverage Ratio
30 June 2007	6.00:1.00
30 September 2007	6.00:1.00
31 December 2007	6.00:1.00
31 March 2008	5.35:1.00
30 June 2008	5.35:1.00
30 September 2008	5.10:1.00
31 December 2008	5.10:1.00
31 March 2009	5.10:1.00
30 June 2009	5.10:1.00
30 September 2009	4.75:1.00
31 December 2009	4.75:1.00
31 March 2010	4.75:1.00
30 June 2010	4.75:1.00
30 September 2010	4.75:1.00
31 December 2010	4.75:1.00
31 March, 2011 and thereafter	4.50:1.00

Weekly Settlement Date means the 2nd Business Day following each Weekly Reporting Date or any other day as the Servicer, the Purchaser and the Funding Agent may from time to time mutually agree;

Certificates and documents delivered pursuant to the Transaction Documents

1.3 All terms defined directly or by incorporation in this Schedule of Definitions shall have the defined meanings when used in any certificate or other document delivered pursuant to the Transaction Documents unless otherwise defined in the Transaction Documents.

Interpretation and construction

1.4 For purposes of the Transaction Documents and all certificates and other documents, unless the context otherwise requires:

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(a)	accounting terms not otherwise defined in this Schedule of Definitions, and accounting terms partly defined in this Schedule of Definitions to the extent not defined, shall have the respective meanings given to them under, and shall be construed in accordance with, the relevant GAAP;

(b)	references to any Clause or Schedule are references to Clauses and Schedules in or to any Transaction Document (or the certificate or other document in which the reference is made) and references to any paragraph, sub-clause, clause or other subdivision within any Clause or definition refer to such paragraph, sub-clause, clause or other subdivision of such Clause or definition;

(c)	the term “including” means “including without limitation”;

(d)	references to any Law refer to that Law as amended from time to time and include any successor Law;

(e)	references to any Person’s Organic Documents refer to such Organic Documents as amended and otherwise in effect as of the Closing Date;

(f)	references to any agreement or other document refer to that agreement or other document as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms;

(g)	references to any Person include that Person’s successors and permitted assigns;

(h)	headings in any Transaction Document are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision of those Transaction Documents;

(i)	unless otherwise specifically provided with respect to any computation of a period of time, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each means “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date”; and

(j)	unless otherwise defined or unless the context otherwise requires, capitalised terms defined in any Transaction Document in the singular form shall have a corresponding meaning when used in the plural form, and vice versa.

Amendments

1.5 Any provision of this Schedule of Definitions may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Purchaser, the Servicer, the Parent, the Lender and the Funding Agent; provided that no such amendment shall:

(a)	change any term used in the Receivables Transfer Agreement unless it is in addition signed by ~~the Purchaser and~~ each Seller which is a party to the Receivables Transfer Agreement;

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(b)	increase the Commitment (other than with appropriate credit and other internal approvals)~~;~~

~~(c)~~	~~reduce the Net Advances or rate of Interest to accrue on such Advances or any fees or other amounts payable under such Advances;~~

~~(d)~~	~~postpone any date fixed for the payment of any scheduled distribution in respect of the Net Advances or Interest with respect to such Advances or any fees or other amounts payable under such Advances or for termination of any Commitment or any Commitment;~~

~~(e)~~	~~change the percentage of the Commitment or any other provision of this Schedule of Definitions;~~

~~(f)~~	~~extend or permit the extension of the Commitment Termination Date (it being understood that a waiver of an Event of Default shall not constitute an extension or increase in the Commitment), unless signed by the Lender; or~~

~~(g)~~	~~release all or substantially all of the property with respect to which a security or ownership interest in such property has been granted under this Schedule of Definitions to the Funding Agent or the Secured Parties signed by all of the Funding Agent and such Secured Parties~~.

Notices; payment information

1.6 Except as provided below, all communications and notices provided for under the Transaction Documents shall be in writing (including facsimile or electronic transmission or similar writing) and shall be given to the other party at its address or facsimile number set out in Schedule 1 (Address and Payment Information) to this Schedule of Definitions or at such other address or facsimile number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective:

(a)	if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Clause 1.6 and confirmation is received;

(b)	if given by overnight courier, two Business Days after deposit of such notice with an international overnight courier service; or

(c)	if given by any other means, when received at the address specified in this Clause 1.6; provided that each Borrowing Request shall only be effective upon receipt by the Funding Agent.

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Computations

1.7 All computations of Interest (or, following the Conduit Funding Date, discount in respect of any Notes issued under the Note Issuance Discount Facility), per annum fees and other amounts payable under any Transaction Document shall be made on the basis of a year of 365 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations by the Funding Agent of such amounts payable shall be binding absent manifest error.

Governing law

1.8 This Schedule of Definitions shall be governed by, and construed in accordance with, English law.

Counterparts; facsimile delivery

1.9 This Schedule of Definitions may be executed in any number of counterparts and by different parties to it in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery by facsimile of an executed signature page of this Schedule of Definitions shall be effective as delivery of an executed counterpart of this Schedule of Definitions.

Default continuing

1.10 An Event of Default or a Potential Event of Default, Servicer Default or Intramonth Payment Cash Trapping Event is continuing if it has not been remedied in accordance with the Transaction Documents or waived.

Payments

1.11 Unless otherwise expressly referred to in any Transaction Document, or inconsistent with the context of any Transaction Document, all payments or references to payments as set out in any Transaction Document will mean payments for value on the due date and shall be paid in Sterling.

EXECUTION

The Parties have shown their acceptance of the terms of this Schedule of Definitions by executing it at the end of the Schedules.

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SCHEDULE 1

ADDRESS AND PAYMENT INFORMATION

If to the Purchaser:

UK Relocation Receivables Funding Limited

Address:	35 Great St. Helen’s
London EC3A 6AP
Attention:	Claudia Wallace
Telephone:	(020) 7398 6300
Facsimile:	(020) 7398 6325

Payment Information:

Prior to the date on which the Purchaser Accounts are held with Barclays Bank Plc

Pay to:	National Westminster Bank Plc
For Account of:	UK Relocation Receivables Funding Limited
Account:	57628491
Sort Code:	60-21-40

From the date on which the Purchaser Accounts are held with Barclays Bank Plc

Pay to:	Barclays Bank Plc
For Account of:	UK Relocation Receivables Funding Limited
Account:	Not established as yet, but to be established by 15 January 2008
Sort Code:	20-00-00

If to the Funding Agent, the Lender, the Administrative Agent, the Calculation Agent or the Arranger:

Calyon S.A., London Branch

Address:	~~[•]~~Broadwalk House
5 Appold Street
London EC2A 2DA
Attention:	~~[•]~~Isaac Maria-Martin
Telephone:	~~[•]~~
00 33 01 41 89 32 79
Facsimile:	~~[•]~~00 33 01 57 87 17 58

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Attention:	Mohand Khamis
Telephone:	00 33 01 57 87 17 69
Facsimile:	00 33 01 57 87 17 58
Attention:	Don Finkel
Telephone:	00 44 20 72 14 66 54
Facsimile:	00 44 20 72 14 68 16
E-mail:	don.finkel@uk.calyon.com / syndloans@uk.calyon.com
Attention:	Anna Lugovkin
Telephone:	00 44 20 72 14 56 23
Facsimile:	00 44 20 72 14 66 97
E-mail:	anna.lugovkin@uk.calyon.com

Payment Information:

Pay to:	HSBC Bank Plc
For Account of:	Calyon London
Account:	00492443
Swift Code:	MIDL GB22
Sort Code:	50-10-32

If to the Servicer:

Cartus Limited

Address:	Frankland Road, Blagrove
Swindon, Wiltshire, SN5 8NS
Attention:	Kate Miles
Telephone:	01793 756 000
Facsimile:	01793 756 050

Payment Information:

Prior to the date on which such account is held with Barclays Bank Plc

Pay to:	National Westminster Bank Plc
For Account of:	Cartus ~~Ltd No 2 Account~~Limited
Account:	06377130
Sort code:	60-21-40

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From the date on which such account is held with Barclays Bank Plc

Pay to:	Barclays Bank Plc
For Account of:	Cartus Limited
Account:	30075655
Sort code:	20-00-00

If to the Sellers

Address:	Frankland Road, Blagrove
Swindon, Wiltshire, SN5 8NS
Attention:	Kate Miles
Telephone:	01793 756 000
Facsimile:	01793 756 050

Payment Information:

Prior to the date on which such account is held with Barclays Bank Plc

Pay to:	National Westminster Bank Plc
For Account of:	Cartus Limited
Account:	06377130
Sort Code:	60-21-40

From the date on which such account is held with Barclays Bank Plc

Pay to:	Barclays Bank Plc
For Account of:	Cartus Limited
Account:	30075655
Sort Code:	20-00-00

If to the Parent:

Address:	1, Campus Drive,
Parsippany,
New Jersey 07054
USA
Attention:	~~[•]~~Anthony E. Hull, Chief Financial Officer and Treasurer
Telephone:	~~[•]~~973-407-6644
Facsimile:	~~[•]~~973-407-6988
Attention:	~~[•]~~Michael G. Muller, Vice President and Assistant Treasurer
Facsimile:	~~[•]~~
~~Attention:~~ 	~~[•]~~
~~Facsimile:~~	~~[•]~~973-407-6988
Attention:	David Sandomenico, Director Treasury
Facsimile:	973-407-6988

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APPENDIX ~~1A~~

~~(Principles for the Overconcentration Amount calculation)~~

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~~APPENDIX 1B~~

~~(PRINCIPLES FOR DYNAMIC RESERVE CALCULATION)APPENDIX 2~~

(Term Sheet setting out the principles of the Stage 2A Structure and the Stage 2B

Structure)

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EXECUTION of the Schedule of Definitions

The Purchaser

SIGNED by SFM DIRECTORS LIMITED	)
acting by , a director,	)
duly authorised for and on behalf of UK	)
RELOCATION RECEIVABLES	)
LIMITED	)

The Lender

SIGNED by	)
and	)
acting as Authorised Signatories for	)
CALYON S.A., LONDON BRANCH	)

The Funding Agent, Administrative Agent, Calculation Agent and Arranger

SIGNED by	)
and	)
acting as Authorised Signatories for	)
CALYON S.A., LONDON BRANCH	)

The Sellers

SIGNED by , Director,	)
duly authorised for and on behalf of	)
CARTUS LIMITED	)

SIGNED by , Director,	)
duly authorised for and on behalf of	)
CARTUS SERVICES LIMITED	)

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SIGNED by , Director,	)
duly authorised for and on behalf of	)
CARTUS FUNDING LIMITED	)

The Parent

SIGNED by , Director,	)
duly authorised for and on behalf of	)
REALOGY CORPORATION	)

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EXECUTION VERSION

SCHEDULE 3

PARENT UNDERTAKING AGREEMENT

Amended and restated Parent Undertaking Agreement

Dated 4 April 2007

and amended and restated on 14 December 2007

REALOGY CORPORATION

(as Parent)

UK RELOCATION RECEIVABLES FUNDING LIMITED

(as Purchaser)

CALYON S.A., LONDON BRANCH

(as Funding Agent)

PARENT UNDERTAKING AGREEMENT

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THIS AGREEMENT is dated 4 April 2007 and amended and restated on 14 December 2007 and made

BETWEEN:

(1)	REALOGY CORPORATION (the Parent);

(2)	UK RELOCATION RECEIVABLES FUNDING LIMITED (the Purchaser); and

(3)	CALYON S.A., LONDON BRANCH (the Funding Agent).

IT IS AGREED that:

1.	DEFINED TERMS; INTERPRETATION AND CONSTRUCTION

Terms defined in the master schedule of definitions, interpretations and construction dated on or about the date of this Agreement and made between, amongst others, the Parent, the Purchaser and the Funding Agent (the Schedule of Definitions) but not defined in this Agreement shall have the same meaning in this Agreement as in the Schedule of Definitions. The principles of interpretation set out in Clause 1.4 (Interpretation and construction) of the Schedule of Definitions apply to this Agreement as if fully set out in this Agreement.

2.	PERFORMANCE GUARANTEE OF SUPPORTED OBLIGATIONS

2.1	Performance of Supported Obligations

(a)	The Parent hereby unconditionally and irrevocably undertakes and agrees, with and for the benefit of the Purchaser, the Funding Agent, the Lender and the other Secured Parties (the Beneficiaries) jointly and severally:

(i)	to cause the due and punctual performance and observance by each of the Sellers and the Servicer (the Sellers and the Servicer being collectively called the Supported Parties), of all of the terms, covenants, conditions, agreements and undertakings on the part of the Supported Parties to be performed or observed under the Transaction Documents to which any Supported Party is or hereafter becomes a party and any other agreements and other documents delivered from time to time by each Supported Party pursuant thereto or in connection therewith, including any agreement of a Supported Party to pay any money or deposit Collections under any Transaction Document (all such terms, covenants, conditions, agreements and undertakings on the part of a Supported Party to be performed or observed being collectively called the Supported Obligations); and

(ii)	to pay, forthwith upon demand in funds immediately available to the relevant Supported Party, all costs and expenses (including court costs and legal expenses) incurred or expended or which need to be incurred or expended, by that Supported Party in connection with the Supported Obligations, this Agreement and the enforcement thereof, together with interest on amounts recoverable under this Agreement from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 365 day year) equal to the rate of interest per annum which is the aggregate of the Overnight Rate plus 2%. Changes in the rate payable hereunder shall alter in accordance with movements in the Overnight Rate.

Amended and restated Parent Undertaking Agreement

(b)	In the event that any Supported Party shall fail in any manner whatsoever to perform or observe any Supported Obligation when the same shall be required to be performed or observed by it under the Transaction Document(s) to which it is a party, then the Parent will itself, on first demand, duly and punctually perform or observe, or cause to be duly and punctually performed or observed, such Supported Obligation. Subject to Clause ~~2.4,~~2.4 (Waiver), it shall not be a condition to the obligation of the Parent under this Agreement to perform or observe any Supported Obligation (or to cause the same to be performed or observed) that the Purchaser, the Funding Agent or any other Secured Party shall have first made any request of or demand upon or given any notice to the Parent, any Supported Party or any other Person, or have instituted any action or proceeding against the Parent, any Supported Party or any other Person in respect of such Supported Obligation.

2.2	Supported Obligations absolute

(a)	The Parent will perform its obligations under this Agreement regardless of any law, rule, regulation or order now or in the future in effect in any jurisdiction affecting any of the terms of the Transaction Documents or the rights of the Purchaser, the Funding Agent or any other Secured Party in respect of any of the Transaction Documents, provided that such performance will not breach any law, rule, resolution or order (having the force of law) with which the Parent is required to comply.

(b)	The obligations of the Parent under this Agreement shall be absolute and unconditional irrespective of:

(i)	any lack of validity or enforceability of any Transaction Document;

(ii)	any change in the time, manner or place of performance of, or in any other term of, all or any of the Supported Obligations, or any other amendment or waiver of or any consent to departure from the terms of any Transaction Document;

(iii)	any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from the terms of any other guaranty or surety agreement, for all or any of the Supported Obligations;

(iv)	any failure to obtain any authorisation or approval from or other action by, or to notify or file with, any governmental authority or regulatory body required in connection with the performance of such obligations by the Parent; or

(v)	any other circumstance which might constitute a defence available to, or a discharge of, any Supported Party or the Parent, or any other circumstance, event or happening whatsoever, whether foreseen or unforeseen and whether similar or dissimilar to anything referred to above in this Clause 2.2.

(c)	This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment by any Supported Party, any Obligor or any other Person is rescinded or must otherwise be returned by the Purchaser, the Funding Agent or any other Secured Party upon the insolvency, bankruptcy or reorganisation of such Supported Party, such Obligor or any other such Person or otherwise, all as though such payment had not been made.

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2.3	Continuing Performance Guarantee

The performance guarantee given by the Parent in Clause 2.1 (Performance of Supported Obligations) shall be continuing and shall extend to the payment of all amounts set out in Clause 2.1(a)(ii) and to the performance in full of the Supported Obligations, regardless of any intermediate payment or discharge in whole or in part or performance in part.

2.4	Waiver

(a)	The Parent waives notice of acceptance of this Agreement, notice of any action taken or omitted by any Supported Party in reliance on this Agreement, and any requirement that any Supported Party be diligent or prompt in making demands under this Agreement, giving notice of any Event of Default or Servicer Default (so long as CL is the Servicer) or asserting any other rights of any Supported Party under this Agreement.

(b)	The Parent also irrevocably waives all defences that at any time may be available in respect of the Supported Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or thereafter in effect.

(c)	Each Supported Party shall be at liberty, without giving notice to or obtaining the consent of the Parent, to deal with CL and with each other party who now is or after the Closing Date becomes liable in any manner for any of the Supported Obligations, in such manner as that Supported Party in its sole discretion deems fit.

(d)	The Parent agrees that the validity and enforceability of this Agreement, including without limitation the provisions of this Clause 2.4, shall not be impaired or affected by any of the following:

(i)	an amendment or modification of, or supplement to, any Transaction Document, including without limitation any extension, modification or renewal of, or indulgence with respect to, or substitution for, the Supported Obligations or any part thereof at any time;

(ii)	any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of any Transaction Document or any Supported Obligation (including without limitation with respect to any Event of Default or Servicer Default (so long as CL is the Servicer)) or any right, power or remedy with respect thereto;

(iii)	any insolvency proceeding with respect to CL or any other Supported Party;

(iv)	any exercise or non-exercise of any right, power or remedy with respect to the Supported Obligations or any part thereof or any Transaction Document, or any collateral securing the Supported Obligations or any part thereof;

(v)	any Law or order of any jurisdiction affecting any term of any Supported Obligation or rights of CL with respect thereto;

(vi)	any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Supported Obligations or any part thereof;

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(vii)	any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, any Transaction Document or any Supported Obligation;

(viii)	the existence of any claim, setoff or other rights that the Parent may have at any time against CL in connection herewith or any unrelated transaction;

(ix)	any failure on the part of CL or any Supported Party to perform or comply with any term of the Receivables Transfer Agreement, the Servicing Agreement or any other Transaction Document; or

(x)	any other circumstance that might otherwise constitute a defence (other than payment and performance) available to, or a discharge of, a guarantor or CL, all whether or not the Parent shall have had notice or knowledge of any event or circumstance referred to in Clauses 2.4(d)(i) to (x).

2.5	Subrogation

(a)	The Parent will not exercise or assert any rights which it may acquire by way of subrogation under this Agreement in respect of any Supported Obligations unless and until all of the Supported Obligations shall have been paid and performed finally and in full.

(b)	If any payment shall be made to the Parent on account of any such subrogation rights at any time when all of the Supported Obligations shall not have been paid and performed finally and in full, then each and every amount so paid will be held in trust for the benefit of the Purchaser, the Funding Agent, the Lender and the other Secured Parties to the extent of the Supported Obligations which remain unpaid according to their interests therein in accordance with the Post-Enforcement Priority of Payments and forthwith be paid to the Funding Agent to be credited and applied to the Supported Obligations to the extent then unsatisfied, in accordance with the terms of the Transaction Documents.

(c)	In the event that the Parent shall have paid and performed finally and in full all of the Supported Obligations, then the Purchaser and the Funding Agent will, at the Parent’s request and expense, execute and deliver to the Parent appropriate documents, without recourse and without representation or warranty of any kind, necessary to evidence or confirm the transfer by way of subrogation to the Parent of the rights of the Purchaser or the Funding Agent (on behalf of the Secured Parties or any of them) with respect to the Supported Obligations to which the Parent shall have become entitled by way of subrogation, and thereafter the Purchaser, the Funding Agent and the other Secured Parties shall have no responsibility to the Parent or any other Person with respect to the Supported Obligations.

2.6	Payments

Notwithstanding anything contained in this Agreement or any other Transaction Document to the contrary, all amounts to be paid or deposited by the Parent under this Agreement shall be paid in a manner so that the amount to be paid or deposited is actually received by the Person to which that amount is to be paid or on behalf of which that amount is to be deposited, in accordance with the terms of this Agreement, no later than 11.00 a.m. (local time where such receiving Person is located) on the day when due in immediately available funds. If such amounts are payable to any Person, those amounts shall:

(a)	be paid or deposited in the account of that Person (if any) indicated under the heading “Payment Information” in Schedule ~~3~~1 (Address and Payment Information) to the Schedule of Definitions, until otherwise notified by that Person; and

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(b)	if no account is so specified for that Person, be paid or deposited into such account as may be specified by that Person from time to time.

3.	REPRESENTATIONS AND WARRANTIES

3.1	Representations and warranties

The Parent represents and warrants to and for the benefit of the Purchaser, the Funding Agent and the other Secured Parties that ~~as at the date of this Agreement, on each Settlement Date and prior to the occurrence of an Intramonth Payment Cash Trapping Event, on each Business Day~~on the dates set out in Clause 3.2 (Repetition of representations and warranties) with reference to the circumstances existing on each such date:

(a)	Corporate existence and power

It:

(i)	is a corporation duly organised, validly existing and in good standing under the laws of its jurisdiction of organisation;

(ii)	has all corporate power and all licenses, authorisations, consents, approvals and qualifications of and from all Official Bodies and other third parties required to carry on its business in each jurisdiction in which its business is now to be conducted (except where the failure to have any such licenses, authorisations, consents, approvals and qualifications would not individually, or in the aggregate, have a ~~Material Adverse Effect~~material adverse effect); and

(iii)	is duly qualified to do business in and in good standing in every other jurisdiction in which the nature of its business requires it to be so qualified (except where the failure to be so qualified or in good standing would not have a ~~Material Adverse Effect~~material adverse effect).

(b)	Corporate and governmental authorisation; no contravention

The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party:

(i)	are within its corporate powers;

(ii)	have been duly authorised by all necessary corporate and required shareholder action (if any);

(iii)	require no action by or in respect of, or filing with, any Official Body or official of such Official Body or third party;

(iv)	do not contravene or constitute a default under its Organic Documents;

(v)	do not contravene or constitute a default (which would be reasonably expected to have a ~~Material Adverse Effect~~material adverse effect) under:

(A)	any Law applicable to it;

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(B)	any contractual restriction binding on or affecting it or its property; or

(C)	any order, writ, judgment, award, injunction, decree or other instrument binding on or affecting it or its property; and

(vi)	do not result in the creation or imposition of any Adverse Claim upon or with respect to its or any of its Subsidiaries’ property (except as contemplated by the Transaction Documents).

(c)	Binding effect

Each of this Agreement and each of the other Transaction Documents to which it is a party has been duly executed and delivered and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws affecting the rights of creditors generally.

(d)	Review of Transaction Documents

It acknowledges having reviewed:

(i)	the procedures of the transaction constituted by the Transaction Documents to the extent necessary for the performance by the Supported Parties of their obligations under the Transaction Documents; and

(ii)	the Transaction Documents to which the Supported Parties are parties, and is fully aware of their terms and conditions and their consequences for the Supported Parties.

3.2	Repetition of representations and warranties

The representations and warranties in Clause 3.1 (Representations and Warranties) shall be given on the Closing Date, the date of each Advance and (if different) each Monthly Settlement Date.

4.	INDEMNIFICATION AND EXPENSES

4.1	Indemnities by the Parent

(a)	Without limiting any other rights which the Indemnified Parties may have under this Agreement or under the other Transaction Documents or applicable Law, the Parent agrees to indemnify the Purchaser, the Funding Agent, the Lender and the other Secured Parties, their respective officers, directors, employees, counsel and other agents, and the other Indemnified Parties referred to in the Receivables Funding Agreement (all such Persons being herein collectively called the Indemnified Parties), from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys’ fees and disbursements, arising out of or as a result of this Agreement including, but not limited to, any damages, losses, claims, liabilities, costs and expenses awarded against or incurred by any of the Indemnified Parties in any action or proceeding between the Parent or any of its Affiliates and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise (collectively, Indemnified Amounts), excluding, however:

(i)	Indemnified Amounts to the extent resulting from negligence or wilful misconduct on the part of that Indemnified Party, as finally determined by a court of competent jurisdiction; or

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(ii)	recourse (except as otherwise specifically provided in this Agreement) for losses directly resulting from the failure of the Obligors to make payment in respect of Receivables in circumstances where the relevant Seller is not in breach of the Contract or its obligations under the Transaction Documents.

(b)	Without limiting any other rights which the Indemnified Parties may have under this Agreement or under the other Transaction Documents or applicable Law, the Parent agrees to indemnify the Indemnified Parties on demand:

(i)	in respect of any loss, liability, cost or expense incurred by the Purchaser or any of the other Indemnified Parties as a result of the Purchaser ~~being liable to pay any amount of corporation tax in respect of the~~’s taxable profit exceeding £1,000 in any tax year (or any part of a tax year) or any demand for ~~that tax~~tax together with any applicable interest and penalties in excess of the tax that would have been payable had its taxable profit for that tax year or any part been £1,000; or

(ii)	in respect of any loss, liability, cost or expense incurred by the Purchaser in connection with any withholding liability or claims in relation thereto which the Purchaser may be liable to pay in respect of any amount forming part of the Aggregate Unpaids or any demand for such tax (including, without limitation, any penalties or charges); or

(iii)	as a result of any loss, liability, cost or expense incurred by the Purchaser as a result of any transaction entered into or action taken or omitted prior to the implementation of Stage 1,

in each case excluding any recourse of the kind described in Clause 4.1(a)(ii).

(c)	Without limiting the generality of the foregoing (and subject to Clauses 4.1(a)(i) and (ii)), the Parent shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

(i)	any representation or warranty made by the Parent under or in connection with this Agreement which shall have been incomplete, false or incorrect in any material respect when made or deemed made; or

(ii)	the failure by the Parent to comply with its obligations under this Agreement.

(d)	In respect of any Indemnified Amounts (apart from those excluded under Clause 4.1(a) above) payable to any Indemnified Party who is not a party to this Agreement in accordance with the indemnity set out in this Clause 4.1, the Parent acknowledges and agrees that the Purchaser shall have the right to enforce the indemnity set out in this Clause 4.1 on behalf of any such Indemnified Party in respect of any Indemnified Amounts (apart from those excluded under Clause 4.1(a) above) payable to such Indemnified Party, notwithstanding that no Indemnified Amounts are payable to the Purchaser itself. The Purchaser agrees that it will pay to the relevant Indemnified

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Party all Indemnified Amounts (apart from those excluded under Clause 4.1(a) above) due to such Indemnified Party that it receives or recovers from the Parent pursuant to the indemnity set out in this Clause 4.1.

4.2	Taxes

(a)	All payments and distributions made under this Agreement by the Parent to the Funding Agent or any other Secured Party to whom a payment is owing by the Parent (each, a recipient) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any Conduit Assignee) (such items being called Taxes), except to the extent required by applicable Law or practice.

(b)	In the event that any withholding or deduction from any payment made by the Parent under this Agreement is required in respect of any Taxes, then the Parent shall:

(i)	withhold or deduct the required amount from the covered payment;

(ii)	pay directly to the relevant authority the full amount required to be so withheld or deducted;

(iii)	promptly forward to the recipient, with a copy to the Funding Agent, an official receipt or other documentation satisfactory to the recipient and the Funding Agent evidencing such payment to such authority; and

(iv)	pay (or procure the payment of) to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount that recipient would have received had no such withholding or deduction been required.

(c)	If any Taxes are directly asserted against any recipient with respect to any payment or income earned or received by such recipient under this Agreement, the Parent shall promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amounts received and retained by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had those Taxes not been asserted.

(d)	If the Parent fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, in each case, in accordance with Clause 4.2(b), then the Parent shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of any such failure.

(e)	In the event that:

(i)	the Parent pays an additional amount or amounts pursuant to Clause 4.2(b)(iv) (an additional tax payment); and

(ii)	the recipient of that additional amount reasonably determines (in its sole, good faith opinion) that, as a result of that additional tax payment or relevant deduction or withholding, it is effectively entitled to obtain and retain a refund of any Taxes or a tax credit in respect of Taxes which reduces the tax liability of that recipient (tax savings), then

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(iii)	that recipient shall, to the extent it can do so without prejudice to the amount of any other deduction, credit or relief, following effective receipt of such tax savings reimburse to the Parent such amount as such recipient shall reasonably determine (in its sole, good faith opinion) to be the proportion of the tax savings as will leave such recipient (after such reimbursement) in no better or worse position than it would have been in had the payment by the Parent in respect of which the foregoing additional tax payment was made not been subject to any withholding or deduction on account of Taxes, and

(iv)	the Parent shall bear all loss, liability, cost or expense associated with any steps or actions taken by the recipient in connection with paragraphs (e)(ii) and (e)(iii) above.

(f)	If the Parent shall have received from any recipient any amount described in Clause 4.2(e) and it is subsequently determined that such recipient was not entitled to obtain or retain the amount of the tax savings claimed, then the Parent shall repay such amount to such recipient. Each recipient shall have sole discretion to arrange its affairs (including its tax affairs) without regard to Clause 4.2(b) or Clause 4.2(e) and no recipient shall be obligated to disclose any information regarding its affairs (including its tax affairs) or computations to the Parent.

4.3	Other costs and expenses

(a)	The Parent agrees, upon receipt of a written invoice, to pay or cause to be paid, and to hold the Funding Agent and the other Secured Parties harmless against liability for the payment of, all reasonable out-of-pocket expenses (including legal advisers’, accountants’ and other third parties’ fees and expenses, any filing fees and expenses incurred by officers or employees of the Lender and/or the Funding Agent) or intangible, documentary or recording taxes incurred by or on behalf of the Lender or the Funding Agent:

(i)	in connection with the preparation, negotiation, execution and delivery of this Agreement; and

(ii)	from time to time:

(A)	relating to any amendments, waivers or consents under this Agreement;

(B)	arising in connection with the Lender’s or the Funding Agent’s enforcement or preservation of rights under this Agreement; or

(C)	arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement.

(b)	The Parent agrees to pay on demand all stamp and other similar documentary or registration Taxes and fees (including late payment fees and penalties) paid, payable or determined to be payable in connection with the execution, delivery, performance (including any sale of Receivables), filing and recording of this Agreement.

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4.4	Currency indemnity

(a)	If under any applicable law or regulation, or pursuant to a judgment or order being made or registered against the Parent or any Supported Party, or the liquidation of any of the Parent or any Supported Party or for any other reason any payment under or in connection with this Agreement is made (including any payment pursuant to Clause 2 (Performance Guarantee of Supported Obligations) or this Clause 4) or fails to be satisfied, in a currency (the payment currency) other than the currency in which such payment is expressed to be due under or in connection with this Agreement, or in the event no currency is specified, a currency determined by the Person (in its reasonable good faith opinion) to whom that payment is owed or otherwise payable (the contractual currency), then, to the extent that the amount of that payment actually received by the Funding Agent, the Purchaser or any other Secured Party (the payee), when converted into the contractual currency at the rate of exchange falls short of the amount due, the Parent as a separate and independent obligation, shall indemnify and hold harmless the payee against the amount of that shortfall.

(b)	For the purposes of Clause 4.4(a), rate of exchange means the rate at which the payee is able on or about the date of that payment to purchase, in accordance with its normal practice (provided that that normal practice is not unreasonable), the contractual currency with the payment currency and shall take into account (and the Parent shall be liable for) any premium and other costs of exchange including any taxes or duties incurred by reason of any such exchange.

5.	PARENT UNDERTAKINGS

With a view to inducing the Beneficiaries to enter into the Transaction Documents, the Parent undertakes with the Beneficiaries as follows as from the date of this Agreement and until no obligation of any Supported Party remains outstanding under any Transaction Document to which it is a party:

(a)	to take all appropriate measures in order for the Supported Parties to have inter alia the human and financial resources, the technical and information technology means necessary to enable them at all times to meet all their obligations in all material respects in a timely and efficient manner under the Transaction Documents to which they are parties, including without limitation in respect of the management, the servicing and the collection of the Transferred Receivables or in respect of the payment of any sum whatsoever required to be paid by any of the Sellers or the Servicer under the Transaction Documents; and

(b)	to inform the Beneficiaries as soon as the Parent is aware of the same of the existence of any fact:

(i)	the nature of which, in the reasonable opinion of the Parent is likely to materially compromise the performance by any Supported Party of its obligations under any Transaction Document to which it is a party; or

(ii)	which, in the reasonable opinion of the Parent, may lead to the conclusion that any Supported Party is insolvent.

The Parent acknowledges and agrees that entry into this Agreement in favour of the Beneficiaries, are essential conditions for the Beneficiaries to have entered into the Transaction Documents.

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6.	MISCELLANEOUS

6.1	Term of Agreement

This Agreement shall terminate on the Final Payout Date, provided that:

(a)	the rights and remedies of the Purchaser, the Funding Agent and the other Secured Parties with respect to any representation and warranty made or deemed to be made by the Parent pursuant to this Agreement;

(b)	the indemnification and payment provisions of Clause 4 (Indemnification and Expenses); and

(c)	the agreements set out in Clauses ~~6.9, 6.10, 6.11, 6.12 and 6.14,~~6.9 (Consent to disclosure), 6.10 (Confidentiality), 6.11 (No bankruptcy petition), 6.12 (No recourse) and 6.14 (Contracts (Rights of Third Parties) Act (1999)),

shall, in each case, be continuing and shall survive any termination of this Agreement. Prior to the Final Payout Date, the Parent may not terminate this Agreement by notice to the Purchaser, the Funding Agent or the other Secured Parties.

6.2	Waivers; Amendments

(a)	No failure or delay on the part of any Party in exercising any power, right or remedy under this Agreement shall operate as a waiver of that power, right or remedy, nor shall any single or partial exercise of that power, right or remedy preclude any other further exercise of that right or remedy or the exercise of any other power, right or remedy. The rights and remedies in this Agreement shall be cumulative and nonexclusive of any rights or remedies provided by law.

(b)	Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Parent, the Purchaser and the Funding Agent.

6.3	Notices; payment information

All communications and notices provided for under this Agreement shall be provided in the manner described in Clause 1.6 (Notices; payment information) of the Schedule of Definitions.

6.4	Governing law; submission to jurisdiction; appointment of process agent

(a)	This Agreement and the rights and obligations of the Parties shall be governed by, and construed in accordance with, English law.

(b)	The Parties agree that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement or the transactions contemplated by this Agreement and, for such purposes, irrevocably submit to the non-exclusive jurisdiction of those courts.

(c)	The submission to the jurisdiction of the courts referred to in Clause 6.4(b) shall not (and shall not be construed so as to) limit the right of the Purchaser and/or the Funding Agent to take proceedings against the Parent or any of its property in any

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other court of competent jurisdiction nor shall the taking of proceedings in any other jurisdiction preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(d)	The Parent for itself irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 6.4(b) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated by this Agreement or by any Transaction Documents and agrees not to claim that any such court is not a convenient or appropriate forum.

(e)	The Parent agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in England to Cartus Limited (registered number 01431036) at Frankland Road, Blagrove, Swindon, Wiltshire, SN5 8RS.

(f)	The Parent consents generally in respect of any legal action or proceeding arising out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated by this Agreement or by any other Transaction Document, to the giving of any relief or the issue of any process in connection with such action or proceeding including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

6.5	Entire agreement

This Agreement contains the final and complete integration of all prior expressions by the Parties with respect to the subject matter of this Agreement and shall constitute the entire Agreement among the Parties with respect to the subject matter of this Agreement, superseding all prior oral or written understandings.

6.6	Severability, etc.

(a)	Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(b)	If a court of competent jurisdiction determines that any term or provision of this Agreement as written is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall reduce the scope, duration, or area of the term or provision, delete specific words or phrases, or replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the court’s judgment may be appealed.

6.7	Counterparts; facsimile delivery

This Agreement may be executed in any number of counterparts and by different Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery by facsimile of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart of the Agreement.

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6.8	Binding effect; assignment

(a)	This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns and shall also inure to the benefit of the parties to the Receivables Funding Agreement and the other Transaction Documents and their respective successors and assigns; provided that the Parent may not assign any of its rights or delegate any of its duties under this Agreement or under any of the other Transaction Documents to which it is a party without the prior written consent of the Funding Agent.

(b)	The Parent acknowledges and consents to (i) the assignment by the Purchaser of its rights hereunder to the Funding Agent under the Security Agreement and (ii) the provisions of Clause 9.8 (Successors~~;~~ and assigns; binding effect) of the Receivables Funding Agreement which permit the Lender to assign all or portions of its rights, interests and obligations in, to and under the Transaction Documents.

(c)	Without limiting Clause 6.8(b), the Parent:

(i)	agrees and consents to the assignment by the Lender from time to time of all or any part of its rights under, interest in and title to this Agreement and the Asset Interest to the Funding Agent or any of its Affiliates (or any successor thereof); and

(ii)	consents to and acknowledges the collateral assignment by the Lender of all of its rights under, interest in and title to this Agreement and the Asset Interest to the Funding Agent.

6.9	Consent to disclosure

The Parent consents to the disclosure of any non-public information with respect to it received by the Funding Agent, the Lender or any other Secured Party to any other lender or potential lender, the Funding Agent, any Rating Agency, any dealer or placement agent of or depositary for any securities issued by, or other Indebtedness incurred by, the Lender, the Arranger, any Person supporting the financing activities of the Lender (including by providing any credit or liquidity support to the Lender) or any of such Person’s counsel or accountants; provided that that disclosure is necessary for the purpose of funding the transactions contemplated by this Agreement or any other Transaction Document.

6.10	Confidentiality

Each of the Parties agrees that it will not disclose the contents of this Agreement or any other Transaction Document or any other proprietary or confidential information disclosed to it by any other Party to the Transaction Documents, to any other Person except:

(a)	its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognised statistical rating organisation, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information;

(b)	an alternative commercial source of financing in connection with a potential refinancing of the Advances;

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(c)	as otherwise required by applicable Law or order of a court of competent jurisdiction; or

(d)	if the Parent, acting reasonably, determines that it is required by, or pursuant to, The United States Exchange Act 1934 to disclose any of the same.

6.11	No bankruptcy petition

The Parent covenants and agrees that:

(a)	prior to the date which is two years and one day after the Final Payout Date, it will not institute against, or join any other Person in instituting against, the Purchaser any proceeding of a type referred to in the definition of Event of Bankruptcy; and

(b)	prior to the date which is two years and one day after the payment in full of all outstanding indebtedness of any Conduit Assignee to which all or any part of the Net Advances have been transferred, it will not institute against, or join any other Person in instituting against, the Conduit Assignee any proceeding of a type referred to in the definition of Event of Bankruptcy.

6.12	No recourse

(a)	The Parent acknowledges and agrees that the obligations of any Conduit Assignee to which all or any part of the Net Advances have been transferred under the Receivables Funding Agreement and any other Transaction Document to which it is a party are solely the corporate obligations of the Conduit Assignee and shall be payable solely to the extent of funds received by it in accordance with the terms of those Transaction Documents which are in excess of funds necessary to pay the outstanding rated indebtedness of the Conduit Assignee.

(b)	Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Purchaser under this Agreement and all other Transaction Documents to which it is a party are solely the corporate obligations of the Purchaser and shall be payable solely to the extent of funds received by the Purchaser and available for application thereto in accordance with the terms of the Servicing Agreement and the other Transaction Documents.

6.13	Invalidity

If any provision of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

6.14	Contracts (Rights of Third Parties) Act (1999)

~~Each of the Beneficiaires and each of the Indemnified Parties shall have the right to enforce this Agreement against the Parent. Otherwise, no~~No Person who is not a Party has any right under the Contracts (Rights of Third Parties) Act (1999) to enforce any term of this Agreement; but this does not affect any right or remedy of that Person which exists or is available apart from that Act.

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EXECUTION:

The Parties have shown their acceptance of the terms of this Agreement by executing it as a deed below.

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EXECUTION of the Parent Undertaking Agreement:

The Parent

SIGNED by	)
REALOGY CORPORATION	)
acting by	)
and	)
who, in accordance with the laws of the territory	)
in which REALOGY CORPORATION is	)
incorporated, are acting under the authority of	)
REALOGY CORPORATION	)

The Purchaser

SIGNED by	)
SFM DIRECTORS LIMITED	)
acting by , a duly	)
authorised director and by	)
SFM DIRECTORS (NO. 2) LIMITED	)
acting by , a duly	)
authorised director, duly authorised for and on	)
behalf of UK RELOCATION	)
RECEIVABLES FUNDING LIMITED	)

The Funding Agent

SIGNED by	)
and	)
acting as Authorised Signatories for	)
CALYON S.A., LONDON BRANCH	)

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Deed of Amendment

EXECUTION VERSION

SCHEDULE 4

RECEIVABLES SERVICING AGREEMENT

Amended and restated Receivables Servicing Agreement

Dated 4 April 2007

and amended and restated on 14 December 2007

UK RELOCATING RECEIVABLES FUNDING LIMITED

(as Purchaser)

CARTUS LIMITED

(as Servicer)

CALYON S.A., LONDON BRANCH

(as Funding Agent, Calculation Agent and Administrative Agent)

RECEIVABLES SERVICING AGREEMENT

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THIS AGREEMENT is dated 4 April 2007 and amended and restated on 14 December 2007 and made between:

(1)	UK RELOCATION RECEIVABLES FUNDING LIMITED (the Purchaser);

(2)	CARTUS LIMITED (CL or the Servicer); and

(3)	CALYON S.A., LONDON BRANCH as Funding Agent to the Lender (the Funding Agent), as Calculation Agent to the Lender (the Calculation Agent) and as Administrative Agent to the Lender (the Administrative Agent).

IT IS AGREED that:

1.	DEFINED TERMS; INTERPRETATION AND CONSTRUCTION

1.1 Terms defined in the Master Schedule of Definitions, Interpretations and Construction (the Schedule of Definitions) but not defined in this Agreement shall have the same meaning in this Agreement as in the Schedule of Definitions. The principles of interpretation set out in Clause 1.4 (Interpretations and Construction) of the Schedule of Definitions apply to this Agreement as if fully set out in this Agreement.

1.2 The Servicer acknowledges that (i) the Funding Agent is a party to this Agreement to take the benefit of the representation, warranties and covenants by the Servicer and the Purchaser under this Agreement and for the better preservation and enforcement of its rights and (ii) in so doing it is acting as trustee on behalf of the Secured Parties and (iii) it shall incur no liability of any kind to the Servicer or the Purchaser as a consequence of so doing.

2.	APPOINTMENT OF SERVICER

Appointment of Servicer

2.1 (a) The servicing, administration and collection of the Receivables shall be conducted by the Person so designated from time to time as Servicer in accordance with this Clause ~~2.1.~~2.1 (Appointment of Servicer).

(b)	Each of the Purchaser and the Funding Agent, on behalf of itself and the Lender, appoints as its agent the Servicer, from time to time designated pursuant to this Clause ~~2.1,~~2.1 (Appointment of Servicer), to enforce their respective rights and interests in and under the Affected Assets.

(c)	To the extent permitted by applicable Law, each of the Purchaser and CL (to the extent not then acting as Servicer under this Agreement) agrees to grant to any Servicer appointed under this Agreement an irrevocable power of attorney in that Person’s name and on behalf of that Person to take:

(i)	the actions set out in Clause 3.1 (Duties of Servicer) to collect all amounts due under any and all Receivables and take such other actions

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(including endorsing the Purchaser’s name on cheques and other instruments representing Collections) as may be required in the course of completing the collection process contemplated in Clause 3.1 (Duties of Servicer); and

(ii)	all such other actions set out in this Agreement.

(d)	Unless and until the Funding Agent gives notice to CL (in accordance with Clause 2.1(e)) of the designation of a new Servicer, CL is designated as, and agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement.

(e)	Upon the occurrence of a Servicer Default, the Funding Agent may, and upon the direction of the Lender shall, designate as Servicer any Person (including itself) to succeed CL or any successor Servicer, on the condition, in each case, that the Person so designated shall enter into a receivables servicing agreement with the Purchaser and the Funding Agent in substantially the same form as this Agreement and agree to perform the duties and obligations of the Servicer pursuant to the terms of that agreement.

(f)	Upon the designation of a successor Servicer as set out in Clause 2.1(e), CL agrees that it will terminate its activities as Servicer under this Agreement in any manner necessary, or which the Funding Agent reasonably determines is desirable, to facilitate the transition of the performance of such activities to the new Servicer, and CL shall, and shall cause each of its Subsidiaries and Affiliates that is a Seller or a Sub-Servicer or that performs any operations or other action related to the origination or servicing of the Affected Assets (each such Person, an Origination and Servicing Affiliate) to, cooperate with and assist that new Servicer in any manner necessary, or which the Funding Agent or such new Servicer reasonably determines is desirable, to collect the Receivables or to service the Affected Assets. Such cooperation shall include:

(i)	the endorsement of any cheque or other instrument representing Collections or other Affected Assets;

(ii)	the execution of any power of attorney or other similar instrument necessary or desirable in connection with the enforcement or servicing of the Receivables and other Affected Assets; and

(iii)	providing access to and transferring Records (such Records to be transferred within thirty Business Days of the successor Servicer being designated in accordance with Clause 2.1(e) above) and otherwise permitting the use by the new Servicer of any records, licenses, hardware or software necessary or reasonably desirable to collect the Receivables and otherwise service the other Affected Assets, provided however that, with respect to any records, licenses, hardware or software arising out of contracts of the Servicer with third parties, that access and transfer will be provided only to the extent that provision of the same would not violate the terms of any of those contracts.

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(g)	CL acknowledges that the Purchaser, the Funding Agent and the Secured Parties have relied on CL’s agreement to act as Servicer under this Agreement in making their decision to execute and deliver this Agreement and the other Transaction Documents to which they are a party. Accordingly, CL agrees that it will not voluntarily resign as Servicer, unless an Affiliate of CL or any other person acceptable to the Funding Agent shall first have been appointed as Servicer.

(h)	CL agrees that it shall cause each of its Origination and Servicing Affiliates to cooperate and assist the Servicer (including any successor Servicer appointed pursuant to Clause 2.1(e)) in any manner that the Servicer or the Funding Agent reasonably determines will facilitate the performance of its duties under this Agreement, including:

(i)	endorsing any cheque or other instrument representing Collections or other Affected Assets;

(ii)	executing any power of attorney or other similar instrument necessary or desirable in connection with the enforcement, servicing, administration and/or collection of the Receivables and the other Affected Assets; and

(iii)	providing access to and upon request transferring, and otherwise permitting use by the Servicer of, any records, licenses, hardware or software necessary or reasonably desirable to collect the Receivables and otherwise service the other Affected Assets, provided however that, with respect to any records, licenses, hardware or software arising out of contracts of the Servicer with third parties, that access and transfer will be provided only to the extent that provision of the same would not violate the terms of any of those contracts.

(i)	If at any time CL shall cease to be the Servicer under this Agreement, CL irrevocably agrees to, and agrees to cause each Origination and Servicing Affiliate to, act (if the Funding Agent or then current Servicer so requests) as the data-processing agent of that Servicer and, in that capacity, CL and any Origination and Servicing Affiliate shall conduct the data processing functions of the administration of the Receivables and the Collections on those Receivables in substantially the same way that CL conducted such data processing functions while it acted as the Servicer;

Appointment of Sub-Servicer

2.2 (a) The Servicer may at any time appoint a Sub-Servicer to perform all or any portion of its obligations as Servicer under this Agreement; provided that, in each case:

(i)	the Administrative Agent and the Funding Agent shall have given their prior written consent to that appointment (provided that such consent shall not be unreasonably withheld or delayed, and that no such consent shall be required for the appointment of any Seller Party or Cartus Property Services Limited as a Sub-Servicer);

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(ii)	upon the termination of the then-acting Servicer pursuant to the terms of this Agreement, the appointment of any Sub-Servicer appointed by that Servicer shall also terminate, provided that Sub-Servicer may continue to act as Sub-Servicer if it and the Funding Agent agree;

(iii)	the Servicer shall remain obligated and liable to the Purchaser, the Funding Agent and the Secured Parties for the servicing and administration of the Receivables in accordance with the provisions of this Agreement without diminution of such obligation and liability by virtue of the appointment of the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables; and

(iv)	the Servicer shall not appoint a Sub-Servicer to perform any portion of its obligations if, in the opinion of counsel, such appointment would cause the Purchaser to become subject to tax in the jurisdiction in which that Sub-Servicer is located solely by reason of that appointment.

(b)	The Servicer shall require that any Sub-Servicer make the representations and warranties set out in Clause 5 (Representations and Warranties) and adopt the ~~negative~~ covenants of the Servicer set out in Clause 6.1 (Positive covenants of the Servicer) and Clause 6.2 (Negative covenants of the Servicer), in each case mutatis mutandis.

(c)	The fees and expenses of any Sub-Servicer shall be solely for the account of the Servicer and none of the Purchaser, the Funding Agent, the Administrative Agent or the Lender shall have any responsibility for such fees and expenses.

3.	DUTIES OF SERVICER

Duties of Servicer

3.1 (a) The Servicer shall collect each Receivable from time to time, and perform all its other obligations under this Agreement, with reasonable care and diligence and in accordance with all applicable Law and the ~~Servicing Standard~~Credit and Collection Policy.

~~(b)~~	~~In performing its obligations under this Agreement, the Servicer shall act at all times in accordance with the following requirements which, together, comprise the Servicing Standard:~~

~~(i)~~	~~all applicable laws and regulations;~~

~~(ii)~~	~~the provisions of the applicable Contracts;~~

~~(iii)~~	~~the terms of the Transaction Documents;~~

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~~(iv)~~	~~the higher of:~~

~~(A)~~	~~the standard of skill, care and diligence which the Servicer applies in servicing Receivables and Affected Assets in its own portfolio and which are beneficially owned by it or as if they were owned by it; and~~

~~(B)~~	~~the customary and usual standards of practice of a reasonably prudent servicer servicing similar assets,~~

~~in each case, with a view to the timely collection of all amounts due in respect of each Receivable, the same day transfer of such amounts to the relevant bank account(s) and, if a Receivable or an Affected Asset comes into and continues in default, the maximisation of recoveries on that Receivable or Affected Asset (as the case may be);~~

~~In applying the Servicing Standard, the Servicer shall not have regard to:~~

~~(v)~~	~~any fees or other compensation to which the Servicer may be entitled;~~

~~(vi)~~	~~any relationship with the Servicer or any of its Affiliates may have with any Seller or any Affiliate of any Seller or any party to the Transaction Documents; and/or~~

~~(vii)~~	~~any interest which the Servicer (whether in its capacity as Servicer or otherwise) or any of its respective Affiliates may have in the relevant assets.~~

(b)	~~(c)~~ The Servicer shall set aside (and~~, if applicable,~~ segregate) and hold in trust for the Purchaser until transferred to~~, prior to the date on which Purchaser Account 2 is established and fully operational,~~ Purchaser Account 1 ~~and with effect from that date, to Purchaser Account 2~~ or another Purchaser Account designated by the Purchaser with the prior approval in writing of the Funding Agent all Collections in respect of Transferred Receivables which are received by it and which are not otherwise held on trust for the Purchaser in accordance with Clause ~~2.2~~2.3 (Declaration of Trust in respect of the Proceeds of Receivables) or 2.6 (Declaration of Trust in respect of the Collection Accounts) of the Receivables Transfer Agreement ~~provided that until the occurrence of an Intramonth Payment Cash Trapping Event which is continuing, the Servicer may use those Collections for its own business purposes subject to the obligation to transfer those Collections~~. The Servicer shall pay those Collections to the Purchaser on the same basis, with the necessary changes, as is set out in Clause 2.4 (Distribution of Transaction Trust Property) and 2.6(b)(i) (Declaration of Trust in respect of the Collection Accounts) of the Receivables Transfer Agreement. Any payment by a Seller to the Purchaser of Collections in accordance with Clause 2.4 (Distribution of Transaction Trust Property) or 2.6(b)(i) (Declaration of Trust in respect of the Collection Accounts) of the Receivables Transfer Agreement will discharge the obligation of the Servicer to pay those collections to the Purchaser ~~on each Settlement Date in accordance with Clause 3.7(a)~~under this Agreement.

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(c)	~~(d)~~ The Servicer shall not extend the maturity of any Receivable or adjust the Unpaid Balance of any Receivable, other than in accordance with the ~~Servicing Standard~~Credit and Collection Policy and provided that extension or adjustment would not reasonably be expected to have a Material Adverse Effect.

(d)	~~(e)~~ The Purchaser shall deliver to the Servicer and the Servicer shall hold in trust for the Purchaser all Records which evidence or relate to any Affected Asset. The Servicer shall not, and shall not permit any of its Affiliates to, make the Administrative Agent, the Funding Agent or any of the other Secured Parties or any Affiliate of the Administrative Agent, the Funding Agent or the other Secured Parties a party to any litigation with any third party arising out of, or in connection with, this Agreement or any other Transaction Document, without the prior written consent of that Person.

(e)	~~(f)~~ The Servicer shall, as soon as practicable following receipt by it of any amounts which do not represent Collections, in respect of Receivables or other Affected Assets, or which do not otherwise constitute Affected Assets, Transferred to the Purchaser, subject to and in accordance with the Transaction Trust, remit those amounts to the applicable Seller. Notwithstanding anything to the contrary contained in Clause ~~3,~~3 (Duties of Servicer), the Servicer, (if not the Purchaser), CL or any Affiliate of CL, shall have no obligation to collect, enforce or take any other action described in Clause 3 (Duties of Servicer) with respect to any such amounts.

(f)

~~(g)~~ The Funding Agent or the Administrative Agent, no more frequently than once a year prior to the occurrence of a Servicer Default, and no more frequently than ~~once~~four times a year with effect from the occurrence of a Servicer Default, shall cause a firm of independent auditors or other independent firm or person selected by the Funding Agent or the Administrative Agent and approved in writing (such approval not to be unreasonably withheld) by CL (provided that if CL does not approve the firm first selected by the Funding Agent or Administrative Agent they shall endeavour to agree with CL an alternative firm, provided further that if they are unable to reach agreement with CL within 10 Business Days of proposing the alternative firm, the Funding Agent or Administrative Agent shall be entitled to select the firm in its sole discretion and that discretion will be binding on CL, the Servicer and the Sellers) to deliver to the Funding Agent and the Lender, as soon as reasonably practicable and in any event not later than 120 days after the date of the request, a report, addressed to the Funding Agent and the Lender, summarising the results of certain procedures with respect to certain documents and records relating to the servicing and administering of the Receivables during the period requested by the Funding Agent or the Lender. The procedures to be performed and reported upon by the independent auditors shall be those requested by the Funding Agent or the Lender and approved in writing (such approval not to be unreasonably

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withheld) by CL (provided that if CL does not approve the procedures first selected by the Funding Agent or the Lender they shall endeavour to agree with CL alternative procedures, provided further that if they are unable to reach agreement with CL within 10 Business Days of proposing the procedures, the Funding Agent or the Lender shall be entitled to select the procedures in its sole discretion and that discretion shall be binding on CL, the Servicer and the Sellers).

(g)	~~(h)~~ Any payment by an Obligor in respect of any Indebtedness owed by it to a Seller shall, except as otherwise specified by that Obligor, required by contract or Law or clearly indicated by facts or circumstances (including, by way of example, an equivalence of a payment and the amount of a particular invoice), be applied in accordance with the ~~Servicing Standard~~Credit and Collection Policy.

Reports

3.2 (a) The Servicer shall, by no later than 10:00 a.m. (London time) on each Monthly Reporting Date, prepare and forward to the Funding Agent and the Administrative Agent a Servicer Report, certified by the Servicer.

(b)	The Calculation Agent shall make any calculations required for the purposes of any payment of Advance Purchase Price to be made by the Purchaser to the Seller based on information provided in the Servicer Report and shall notify the Servicer of the result of those calculations no later than 10.00 a.m. (London time) on the Business Day preceding the relevant Calculation Date.

3.3 ~~With effect from the occurrence of a Weekly Reporting Event the Servicer shall, by no later than 10:00 a.m. (London time) on each Weekly Reporting Date, prepare and forward to the Funding Agent and the Administrative Agent a Servicer Report, certified by the Servicer.~~The Servicer shall, no later than by 10.00 a.m. (London time) on the relevant Calculation Date either:

(a)	approve the calculations provided by the Calculation Agent and notify the Funding Agent of the amount of any Advance to be made by the Lender on the relevant Settlement Date; or

(b)	consult with the Calculation Agent if it is of the reasonable opinion that the results of the calculations provided by the Calculation Agent are not correct, with the aim of agreeing such calculation by no later than 10.00 a.m. on the Business Day following the Calculation Date.

If as of the end of any fiscal quarter a Weekly Servicer Reporting Event has occurred, the Servicer shall, commencing on the applicable Weekly Servicer Reporting Commencement Date and continuing until no such Weekly Servicer Reporting Event exists for two consecutive fiscal quarters, prepare and deliver (at such times as may be agreed between the Servicer and the Funding Agent) to the Funding Agent, a report in the form set out in Schedule 2 (Form of Weekly Servicer Report) with respect to the last Business Day of the preceding week (each such report, a Weekly Servicer Report) based on the most recently available interim reporting generated from financial

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system-generated data in the Servicer’s financial records, the detailed contents of which shall be agreed between the Servicer and the Funding Agent as soon as practicable after the Weekly Servicer Reporting Commencement Date.

3.4 The Servicer shall, by no later than 11:00 a.m. (London time) on each Weekly Reporting Date, prepare and forward to the Funding Agent and the Administrative Agent a Weekly Cash Allocation Report in accordance with Clause 3.13, certified by the Servicer.

The Purchaser Accounts

3.5 The Servicer represents and warrants to the Purchaser and the Funding Agent that, as at the ~~Closing~~New Amendment Date, Purchaser Account 1 is open and fully operational ~~and~~, that the Purchaser is entitled to receive interest on amounts standing to the credit of Purchaser Account 1 at the standard rate applicable by Barclays Bank Plc to accounts of that nature and that it is subject to a mandate which ~~authorises Purchaser Account 1 to be operated by the Servicer. Within 15 Business Days following the Closing Date the Servicer shall arrange for the mandate to be amended so that it~~ authorises Purchaser Account 1 to be operated by the Servicer alone prior to the date on which an Intramonth Payment Cash Trapping Event occurs (as described in Clause ~~3.9~~3.12 (Occurrence of Intramonth Payment Cash Trapping Event)) or otherwise as agreed with the Lender and, with effect from the date on which an Intramonth Payment Cash Trapping Event occurs, by the Funding Agent or Calculation Agent. The Servicer shall provide to the Funding Agent and the Calculation Agent from time to time any information which the Funding Agent reasonably requires in relation to the operation of Purchaser Account 1 and the payments made to and from that account and shall by no later than 15 January 2008 provide it with on-line (view only) access ~~for the Funding Agent~~ from the Funding Agent’s offices in relation to ~~the~~ Purchaser ~~Accounts,~~Account 1, which is the same as that enjoyed by the Servicer~~.~~ so far as it relates to viewing details of the account and the transactions and balances thereon. CL shall pay when due any charges imposed by Barclays Bank Plc for the maintenance and operation of Purchaser Account 1 and any transactions thereon and shall indemnify the Purchaser, the Funding Agent, the Calculation Agent and the Administrative Agent in respect of any claim for those charges made against it or debited to Purchaser Account 1.

3.6 The Servicer ~~shall arrange for a second account (Purchaser Account 2) to be established by the Purchaser with National Westminster Bank PLC or any other bank, and on terms which are, approved in writing by the Funding Agent, acting reasonably, by no later than 22 June 2007 and subject to a mandate which authorises Purchaser Account 2 to be operated only by the Funding Agent.~~represents and warrants to the Purchaser and the Funding Agent that, as at the New Amendment Date, Purchaser Account 2 is open and fully operational, that the Purchaser is entitled to receive interest on amounts standing to the credit of Purchaser Account 2 at the standard rate applicable by Barclays Bank Plc to accounts of that nature and that it is subject to a mandate which authorises Purchaser Account 2 to be operated by the Funding Agent alone and by no later than 15 January 2008 provides the Funding Agent with free full on-line access from the Funding Agent’s offices and which CL shall pay when due any charges imposed by Barclays Bank Plc for the maintenance and operation of

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Purchaser Account 2 and any transactions thereon and shall indemnify the Purchaser, the Funding Agent, the Calculation Agent and the Administrative Agent in respect of any claim for those charges made against it or debited to Purchaser Account 2.

3.7 ~~The Funding Agent reserves the right to request the Servicer to open one extra account to be referred to as Purchaser Account 3, to be used for such purposes as the Funding Agent may specify in connection with the management of the transactions contemplated by the Transaction Documents.~~By no later than 15 January 2008, the Servicer shall arrange for full on-line access to be given to the Funding Agent in respect of Purchaser Account 1 and the daily balances standing to the credit of that account including the ability to give instructions in relation to that account by the Funding Agent following the occurrence of an Intramonth Payment Cash Trapping Event.

Transfer of Collections in respect of Billed Receivables or Unbilled Receivables

3.8 With effect from the date on which the initial Advance is made the Servicer shall arrange for all Collections in respect of Billed Receivables or Unbilled Receivables Transferred to the Purchaser ~~to be transferred for same day value:~~, to the extent not held on trust by the Sellers in accordance with Clause 2.4 (Declaration of Trust in respect of the Proceeds of Receivables) or 2.6(b)(i) (Declaration of Trust in respect of the Collection Accounts) of the Receivables Transfer Agreement, to be transferred to the Purchaser, on the same basis as is set out in Clause 2.4 of the Receivables Transfer Agreement.

~~(a)~~	~~prior to the occurrence of an Intramonth Lending Cash Trapping Event, to the extent that the obligation of the Purchaser to pay the Transfer Price in respect of any Receivables Transferred by the Sellers to the Purchaser during the Reporting Period in question has not been set off against the obligation of the Sellers to pay those Collections to the Purchaser under the Receivables Transfer Agreement, on each Settlement Date; and~~

~~(b)~~	~~with effect from the occurrence of an Intramonth Lending Cash Trapping Event, on each Business Day (on the basis that the Servicer shall be obliged to transfer to Purchaser Account 1 on each Business Day during each Reporting Period an amount equal to one twentieth of the aggregate Collections received in respect of Billed Receivables and Unbilled Receivables only during the immediately preceding Monthly Reporting Period regardless of the Collections actually received, or as otherwise agreed by the Funding Agent and the Servicer,~~

~~(i)~~	~~until the date on which Purchaser Account 2 is established and fully operational on terms approved in writing by the Funding Agent, to the Purchaser Account 1; and~~

~~(ii)~~	~~with effect from the date referred to in sub-paragraph (i) above, to Purchaser Account 2.~~

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Transfer of Collections in respect of GSA Receivables

3.9 With effect from the date on which the initial Advance is made, the Servicer shall arrange for all Collections in respect of GSA Receivables Transferred to the Purchaser, other than any amount referred to in Clause 6.2(h) (Sale of Residential Properties and Payment of Sale Proceeds) of the Receivables Transfer Agreement to be credited to Purchaser Account ~~1 and:~~1.

~~(a)~~	~~prior to the occurrence of an Intramonth Lending Cash Trapping Event, those Collections shall be applied in paying the Transfer Price in respect of any Receivables Transferred by the Sellers to the Purchaser under the Receivables Transfer Agreement during the then current Reporting Period and, to the extent not so applied on any day, in making a non-interest bearing advance by the Purchaser to the Sellers; and~~

~~(b)~~	~~with effect from the occurrence of an Intramonth Lending Cash Trapping Event, no amount may be transferred from Purchaser Account 1 except in accordance with Clause 4 of the Servicing Agreement or, where applicable, Clause 11 of the Security Agreement.~~

~~3.10 With effect from the date on which Purchaser Account 2 is established and fully operational the Servicer shall arrange for all Collections in respect of GSA Receivables Transferred to the Purchaser, other than any amount which is remitted to the relevant employee or employer, as described in Clause 6.2(h) of the Receivables Transfer Agreement:~~

~~(a)~~	~~prior to the occurrence of an Intramonth Lending Cash Trapping Event, to be applied in paying the Transfer Price in respect of any Receivables Transferred by the Sellers to the Purchaser under the Receivables Transfer Agreement during the Reporting Period immediately preceding that Settlement Date or in making a non-interest bearing advance by the Purchaser to the Sellers and, to the extent not so applied, to be transferred for same day value on each Settlement Date to Purchaser Account 2; and~~

~~(b)~~	~~with effect from the occurrence of an Intramonth Lending Cash Trapping Event, to be transferred for same day value on each Business Day to Purchaser Account 2.~~

Application of amounts standing to the credit of Purchaser Account 1

3.10 ~~3.11~~ Prior to the occurrence of an Intramonth Payment Cash Trapping Event, the Servicer may on any Business Day during each Weekly Reporting Period falling during a particular Monthly Reporting Period, apply the amount standing to the credit of Purchaser Account 1 to pay the ~~Transfer~~Purchase Price for GSA Receivables and other Affected Assets which have been Transferred to the Purchaser during that Weekly Reporting Period or any earlier Weekly Reporting Period falling during that Monthly Reporting Period and, to the extent not so applied on any day, to make ~~a non-interest bearing advance by the Purchaser to the Sellers. With effect from the occurrence of an Intramonth Payment Cash Trapping Event and, if capable of remedy, until remedied~~payments of Advance Purchase Price to the Sellers in accordance with

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Clause ~~3.12, the amount standing to the credit of Purchaser Account 1 at 3.00 p.m. on each Business Day shall be transferred for same day value to Purchaser Account 2.~~3.4 (Payment of Advance Purchase Price) of the Receivables Transfer Agreement during that Monthly Reporting Period.

Application of amounts standing to the credit of Purchaser Account 2

3.11 No amount may be transferred from Purchaser Account 2 except in accordance with Clause 4.2 of this Servicing Agreement or, where applicable, Clause 11 (Application of Proceeds) of the Security Agreement.

Occurrence of Intramonth Payment Cash Trapping Event

3.12 If an Intramonth Payment Cash Trapping Event occurs it shall not be capable of remedy unless it is an event of the kind referred to in paragraph (i) of the definition, in which case it shall be deemed to be remedied (and for the purpose of this Agreement shall be deemed not to have occurred) if and with effect from the date on which the Servicer has, since the date on which the Intramonth Payment Cash Trapping Event occurred, delivered on the due date therefor in accordance with Clause ~~3.13,~~3.13 (Weekly Cash Allocation Report), two Weekly Cash Allocation Reports which are demonstrated to be correct to the satisfaction of, and which are otherwise acceptable to, the Funding Agent in all respects.

Weekly Cash Allocation Report

3.13 The Servicer shall prepare and deliver to the Purchaser and the Funding Agent on each Weekly Reporting Date in respect of a Weekly Reporting Period falling during a particular Monthly Reporting Period a report (the Weekly Cash Allocation Report) showing:

(a)	the aggregate ~~Transfer Price paid for~~Unpaid Balance of all GSA Receivables Transferred to the Purchaser during the Weekly Reporting Period ending immediately prior to that Weekly Reporting Date;

(b)	the aggregate Collections received by the Servicer in respect of the GSA Receivables during that Weekly Reporting Period; and

~~(c)~~

(c)	~~(i)~~ (i) the amount by which such aggregate amount of Collections received and paid to the Sellers under Clause ~~3.9(a),~~ 3.10~~(a) or 3.11~~ exceeds the aggregate amount of ~~Transfer~~Initial Purchase Price payable by the Purchaser to the Sellers in respect of the GSA Receivables Transferred to the Purchasers during the Weekly Reporting Period (the Excess Amount); and

(ii)

the amount, calculated on a cumulative basis on each ~~Business Day during the then current Intramonth Payment Calculation~~Weekly Reporting Date in respect of each Weekly Reporting Period falling during the particular Monthly Reporting Period by which the aggregate amount of such Collections received and paid to the Sellers under

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Clause ~~3.9(a), 3.10(a) or 3.11~~3.10 net of any amount paid by the Sellers to the Purchaser in accordance with Clause 3.15 in respect of each such Weekly Reporting Period exceeds the aggregate amount of ~~Transfer~~Initial Purchase Price payable by the Purchaser to the Sellers in respect of the GSA Receivables Transferred to the Purchaser during ~~that Intramonth Payment Collection Period, taking into account for the purpose of such calculation the Cumulative Excess Amount (whether a positive or negative value) as at the last day of the immediately preceding Intramonth Payment Calculation Period (the Cumulative Excess~~each such Weekly Reporting Period (the Cumulative Amount).

The Weekly Cash Allocation Report shall also contain the Weekly Billings during the immediately preceding Weekly Reporting Period.

3.14 ~~Payments (each a Cumulative Excess Transfer) shall~~(a) Prior to the occurrence of an Intramonth Payment Cash Trapping Event, the Servicer shall arrange for payments to be made ~~to and~~ from Purchaser Account 1 ~~or~~to Purchaser Account 2 ~~or a sub-account of either, as agreed between the parties,~~ so that the ~~part of~~amount standing to the credit ~~balance of that account related to the GSA excess~~of Purchaser Account 2 is equal to the ~~Cumulative Excess~~Transfer Amount ~~(if a positive value)~~ on any Weekly Settlement Date ~~during an Intramonth Payment Calculation Period~~. Transfer Amount means amount by which the Cumulative Amount exceeds £10,000,000.

(b)	With effect from the occurrence of an Intramonth Payment Cash Trapping Event, the Servicer shall arrange for the amount standing to the credit of Purchaser Account 1 as at 3 p.m. on each Business Day to be transferred for same day value to Purchaser Account 2.

3.15 ~~The~~If for any reason there are insufficient funds standing to the credit of Purchaser Account 1 to make any payment to Purchaser Account 2 required by Clause 3.14, the Sellers agree, jointly and severally, to pay the Transfer Amount to the Purchaser ~~(subject to a payment process to be agreed between the parties)~~on a weekly basis by transfer to Purchaser Account ~~1~~2, within two Business Days if the Servicer is then authorised to operate Purchaser Account 1 and otherwise ~~as agreed between the parties, the amount required for the credit balance of Purchaser Account 1 to be equal to the entire Cumulative Excess Amount~~ on demand made by the Funding Agent on behalf of the Purchaser.

3.16 ~~The Purchaser agrees to pay to the Sellers (subject to a payment process to be agreed between the parties) within a period to be agreed between the parties, an amount equal to the part of the credit balance of the relevant Purchaser Account which relates to the GSA excess which is in excess of the Cumulative Excess Amount.~~

~~In order to reduce the administrative burden, the parties agree (the precise arrangements to be agreed between the parties) that: (i) a Cumulative Excess Transfer will only be required if the Cumulative Excess Amount (as a positive value) to be transferred exceeds £500,000 and (ii) the first Cumulative Excess transfer by the Sellers to the Purchaser will only be required if and when the Cumulative Excess Amount (if a positive value) exceeds £3,000,000.~~

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The Servicer represents that it is authorised on behalf of the Sellers to agree the provisions of this Clause ~~3.13.~~3.15.

~~The Weekly Cash Allocation Report shall also contain an estimate by the Servicer of the Unpaid Balance of the Billed Receivables and Unbilled Receivables Transferred to the Purchaser during the immediately preceding Weekly Reporting Period.~~

Limits on withdrawals from any Purchaser Account

3.17 No amount shall be withdrawn by the Servicer from any Purchaser Account that would cause such account to become overdrawn.

Restriction on amounts to be deposited or credited to any Purchaser Account

3.18 ~~3.14~~ The Servicer shall not deposit or otherwise credit, or cause, suffer or permit to be so deposited or credited, to any Purchaser Account cash or cash proceeds other than Collections or other amounts received in respect of or derived from the Affected Assets.

Advance deemed reduced by amount held in trust

3.19 ~~3.15~~ No Advance shall be deemed reduced by any amount held in trust for the Purchaser by any Seller or the Servicer or standing to the credit of any Purchaser Account or the Lender Account unless and until, and then only to the extent that, such amount is finally paid to the Lender in accordance with Clause ~~4.1.~~4.1 (Restriction on payments other than on Monthly Settlement Dates).

Records and segregation of Collections of Receivables

3.20 ~~3.16~~ At any time:

(a)	~~(a)~~ following the designation pursuant to Clause 2.1 (Appointment of Servicer) of a Servicer other than CL or an Affiliate of CL; or

(b)	~~(b)~~ whilst a Servicer Default is continuing or following the occurrence of an Event of Default or Intramonth Payment Cash Trapping Event and provided that no such action would constitute a breach of any applicable Law:

(i)	~~(iii)~~ the Funding Agent may, at the Servicer’s expense, and may require the Servicer, at the Servicer’s expense, to cause each of its Origination and Servicing Affiliates to:

(A)	notify any Obligor, in relation to any Assignable Receivable of the Purchaser’s interest in, and the security interest of the Funding Agent and the Secured Parties in, the related Affected Assets; and

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(B)	direct the Obligors in relation to all Assignable Receivables (and their related Affected Assets) that payment of all amounts payable under any such Receivables (and their related Affected Assets) are to be made directly to the Purchaser or the Funding Agent or its assigns or designees;

(ii)	~~(iv)~~ where the Servicer Default is not pursuant to Clause 7(e) (Event of Bankruptcy), the Funding Agent shall be entitled to instruct the Servicer (and the Servicer undertakes to comply with any such instruction), at the Servicer’s expense, to direct the Obligor in relation to each Non-Assignable Receivables (and its related Affected Assets), if the Funding Agent determines that such direction would not breach the Contract under which that Receivable arises, that payment of all amounts payable under any such Receivable are to be made to a Purchaser Account specified by the Funding Agent;

(iii)	~~(v)~~ at the Funding Agent’s request and at the Servicer’s expense, the Servicer shall, and shall cause each of its Origination and Servicing Affiliates ~~to~~:

(A)	to assemble all of the Records and shall make the same available to the Funding Agent at the addresses specified for the related Seller in the Receivables Transfer Agreement or at any other place agreed to by that Seller and the Funding Agent; and

(B)	~~segregate~~promptly upon receipt, to remit all cash, cheques and ~~other~~ instruments received by it from time to time constituting Collections of Receivables ~~in a manner reasonably acceptable to the Funding Agent and shall, promptly upon receipt, remit all such cash, cheques and instruments~~, duly endorsed or with duly executed instruments of transfer, to the Funding Agent or its designee.

Power of Attorney

3.21 ~~3.17~~ In order to facilitate the Funding Agent taking any of the action set out in Clause ~~3.1,~~3.1 (Duties of Servicer), the Purchaser shall, on the Closing Date, execute and deliver to the Funding Agent a power of attorney substantially in the form of Schedule 1 (Purchaser Power of Attorney). The Funding Agent may only exercise the powers and discretions referred to in the power of attorney in the circumstances referred to in Clause ~~3.16~~ 3.19(b).

4.	PAYMENTS BY THE PURCHASER

Restriction on payments other than on Monthly Settlement Dates

4.1 No amounts may be withdrawn, and no payments may be made, from any Purchaser Account on any day other than a Monthly Settlement Date except, prior to the occurrence of a Servicer Default~~, Event of Default~~ or Intramonth Payment Cash

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Trapping Event which is continuing, other than in the circumstances, and subject to the terms and conditions, specifically provided for in the Transaction Documents in particular, without limitation, no amounts may be withdrawn from Purchaser Account 2 except in accordance with Clause 4.2 or, as applicable, Clause 11 (Application of Proceeds) of the Security Agreement. Where any such withdrawal or payment is permitted, the Funding Agent agrees that the amount in question shall be released from the security created by the Security Agreement upon that payment being made.

4.2 On each Settlement Date, the Funding Agent shall arrange for the Purchaser to apply the amounts standing to the credit of Purchaser Account ~~2 or, prior to the date on which~~1 and Purchaser Account ~~2 is established and fully operational, Purchaser Account 1,~~2, in paying or providing for the following amounts (together with any applicable VAT) which are then due and payable or which will become due and payable prior to the next Monthly Settlement Date in the following order of priority:

(a)	to the Lender:

(i)	if the Lender is Calyon S.A., London Branch, (~~A~~i) in payment of the accrued and unpaid Interest on the Net Advances for the related Interest Period and (~~B~~ii) in payment of the Commitment Fee for the related Interest Period; and

(ii)	if the Lender is a Conduit Assignee (A) in payment of the Costs of Funds of the Conduit Assignee for the related Interest Period and (ii) in payment of the Non~~-~~ Utilization Fee of the Back Up Liquidity Line for the related Reporting Period;

(b)	if CL or any of its Affiliates is not then the Servicer, to the Servicer in payment of the accrued and unpaid Servicing Fee payable on that Settlement Date;

(c)	to the Lender, in repayment and reduction of the Net Advances then due and payable;

(d)	to the Funding Agent, the Administrative Agent, the Calculation Agent, the Lender or any other Person who is entitled to any such payment, in payment of any other Aggregate Unpaids (other than Net Advances, Interest and Servicing Fee) owed by the Purchaser, any Seller and/or the Servicer under this Agreement to that Person;

(e)	an amount equal to any operating expenses (including, but not limited to, management fees and expenses, fees and expenses payable to any administrative or corporate services provider in relation to services provided to the Purchaser and any Taxes payable by the Purchaser) of the Purchaser; and

(f)	the sum of £1,000 per annum, to be retained by the Purchaser for its own account and not to form part of the amounts applied in making payments by the Purchaser;

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(g)	to the payment of the ~~Transfer~~Purchase Price for new Receivables Transferred or to be Transferred to the Purchaser during the immediately preceding Monthly Reporting Period pursuant to the Receivables Transfer Agreement;

(h)	if CL or any of its Affiliates is then the Servicer, to the Servicer in payment of the accrued and unpaid Servicing Fee payable on that Settlement Date;

(i)	to the payment to the Sellers of the deferred portion of the ~~Transfer~~Purchase Price owing by the Purchaser in respect of Receivables Transferred to the Purchaser during any prior Monthly Reporting Period pursuant to the Receivables Transfer Agreement (as those amounts may be reduced from time to time by funding costs and losses (net of recoveries)).

4.3 The amounts paid to the Sellers pursuant to ~~Clauses 3.8, 3.9 and 3.10~~Clause 3.10 (Application of amounts standing to the credit of Purchaser Account 1) and the amounts payable pursuant to Clause 4.2(g) and (i) shall be allocated among the Sellers on a pro rata basis according to amounts owing to the Sellers; provided that no amount shall be distributed to any Seller in excess of available Collections on Receivables Transferred to the Purchaser by that Seller.

4.4 On or before each Reporting Date, the Servicer will calculate the aggregate amounts paid or payable to each Seller under Clause 3 (Duties of Servicer) during the Reporting Period ending immediately before that Reporting Date, and will set out the results of such calculations and any resulting adjustments as indicated in the form of the Servicer Report.

Dilutions; breach of warranty

4.5 If the Purchaser receives a Dilution Amount or a Warranty Amount, it shall be treated for all purposes as though it were a Collection.

Payments, etc.

4.6 (a) All amounts to be paid or deposited by the Purchaser or the Servicer under this Agreement shall be paid in a manner such that the amount to be paid or deposited is actually received by the Person to which that amount is to be paid or on behalf of which that amount is to be deposited, in accordance with the terms of this Agreement, no later than 11.00 a.m. (local time where such receiving Person is located) on the day when due in immediately available funds.

(b)	All amounts payable by the Purchaser to or for the account of any Secured Party shall be paid or deposited in the account notified by it or the Funding Agent on its behalf from time to time.

(c)	The Servicer shall, in respect of any payment which it arranges for the Purchaser to make, no later than 11:00 a.m. on the second Business Day before any payment is due, procure to be delivered to the Funding Agent confirmation from the bank effecting payment, by fax or authenticated SWIFT message, the payment instructions relating to such payment.

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(d)	Each of the Servicer and the Purchaser shall, to the extent permitted by Law, pay, upon demand, interest on all amounts not paid or deposited when due under this Agreement at a rate equal to the Default Rate.

5.	REPRESENTATION AND WARRANTIES

5.1 Representations and warranties

The Servicer represents and warrants to the Purchaser and the Funding Agent, for the benefit of the Funding Agent, the Administrative Agent and the other Secured Parties, that, on ~~the Closing Date and on each Settlement Date and, prior to the occurrence of an Intramonth Lending Cash Trapping Event which is continuing, on each Business Day~~each of the days specified in Clause 5.2 (Repetition of representations and warranties):

Corporate existence and power

(a)	It:

(i)	is a limited company duly organised, validly existing under the Laws of its jurisdiction of incorporation; and

(ii)	has all corporate power and all licenses, authorisations, consents, approvals and qualifications of and from all Official Bodies and other third parties required to carry on its business in each jurisdiction in which its business is now and proposed to be conducted (except where the failure to have any such licenses, authorisations, consents, approvals and qualifications would not, individually or in the aggregate, have a Material Adverse Effect).

Corporate and governmental authorisation; no contravention

(b)	The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party:

(i)	are within its corporate powers;

(ii)	have been duly authorised by all necessary corporate and required shareholder action (if any);

(iii)	require no action by or in respect of, or filing with, any Official Body or official of such Official Body or any third party;

(iv)	do not contravene or constitute a default under its Organic Documents;

(v)	do not contravene or constitute a default which would reasonably be expected to have a Material Adverse Effect under:

(A)	any Law applicable to it;

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(B)	any contractual restriction binding on or affecting it or its property; or

(C)	any order, writ, judgment, award, injunction, decree or other instrument binding on or affecting it or its property; and

(vi)	do not result in the creation or imposition of any Adverse Claim upon or with respect to its property (except as contemplated by the Transaction Documents).

Binding effect

(c)	Each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws affecting the rights of creditors generally.

Accuracy of information

(d)	All information furnished by it (including the Servicer Reports and its financial statements) to the Purchaser, the Lender, the Funding Agent or the Administrative Agent for the purposes of or in connection with this Agreement, any other Transaction Document or any transaction contemplated by this Agreement or by any other Transaction Document is, to the best of its knowledge, true, complete and accurate in every material respect, on the date that information is stated or certified, and none of the information contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

Action; suits

(e)	It is not in violation of any order of any Official Body or arbitrator. There are no actions, suits, litigation or proceedings pending, or to its actual knowledge threatened, against or affecting it or any of its Affiliates or their respective properties, in or before any Official Body or arbitrator which, if adversely determined, are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

Eligibility of Receivables

(f)	Each Receivable represented by it to be an Eligible Receivable in any Servicer Report is in fact an Eligible Receivable as of the date of that report, and each Receivable which is included in the calculation of any Total Borrowing Base, Net Receivables Balance or similar calculation as of any time as an Eligible Receivable which is not a Defaulted Receivable is in fact an Eligible Receivable which is not a Defaulted Receivable at that time.

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~~Servicing Standard~~

Credit and Collection Policy

(g)	Since the Closing Date there have been no changes in any Seller’s ~~Servicing Standard~~Credit and Collection Policy other than in accordance with this Agreement and the Transaction Documents. It has at all times complied in all material respects with the ~~Servicing Standard~~Credit and Collection Policy.

No Servicer Default

(h)	No event has occurred and is continuing and no condition exists which, to the actual knowledge of the Servicer, constitutes or may reasonably be expected to constitute a Servicer Default.

5.2 Repetition of representations and warranties

The representations and warranties in Clause 5.1 shall be given on the Closing Date, the date of each Advance and (if different) each Settlement Date, except in respect of Clause 5.1(h) which shall be given on a monthly basis and Clause 5.1(f) which shall be given on a weekly or a monthly basis, as applicable.

6.	COVENANTS

Positive covenants of the Servicer

6.1 At all times from the date of this Agreement to the Final Payout Date, as long as it is a Servicer, unless the Funding Agent shall otherwise consent in writing:

Reporting requirements

(a)	The Servicer shall maintain a system of accounting established and administered in accordance with GAAP, and shall furnish (or cause to be furnished) to the Funding Agent:

(i)	Annual reporting:

Within 305 days after the close of each of its fiscal years, its audited financial statements and the audited financial statements on a consolidated basis for Cartus Holdings Limited, in each case, prepared by a internationally-recognised accounting firm in accordance with GAAP, including a balance sheet as of the end of such period and related statements of operations and shareholder’s equity, accompanied by:

(A)	an unqualified audit report certified by independent certified public accountants acceptable to the Funding Agent, prepared in accordance with applicable GAAP; and

(B)	any management letter prepared by those accountants.

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Compliance certificate

(ii)	Together with the financial statements required under this Agreement, a compliance certificate signed by the Servicer’s director of finance or chief financial officer or a duly authorised financial officer of Cartus Corporation (on behalf of the Servicer), stating that:

(A)	the attached financial statements have been prepared in accordance with GAAP and accurately reflect the consolidated financial condition of the Servicer and its Subsidiaries; and

(B)	to the best of that Person’s knowledge, no Servicer Default is continuing, or if any Servicer Default is continuing, stating the nature and status of that Servicer Default and the action, if any, taken or proposed to be taken to remedy the same.

Notice of Servicer Defaults, etc.

(iii)	As soon as possible and in any event within two Business Days after the Servicer obtains actual knowledge of:

(A)	the occurrence of any Servicer Default, a statement of its director of finance or chief financial officer or chief accounting officer or a duly authorised financial officer of Cartus Corporation (on behalf of the Servicer), setting out details of such Servicer Default and the action which it proposes to take in respect of such Servicer Default, which information shall be updated promptly from time to time;

(B)	any litigation, investigation or proceeding that may exist at any time between it and any Person that may result in a Material Adverse Effect or any litigation or proceeding relating to any Transaction Document, notice of such litigation, investigation or proceeding; and

(C)	the existence of a Material Adverse Effect, notice of such Material Adverse Effect.

Change in accountants or accounting policy

(iv)	The Servicer shall promptly notify the Funding Agent of any change in its accountants or accounting policy, as such policy relates to any Receivable or any other Affected Asset or to any transaction contemplated by this Agreement, if that change would have a Material Adverse Effect.

Conduct of business

(b)	The Servicer shall:

(i)	carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise (including any substantial line of business) as it is presently conducted;

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(ii)	do all things necessary to remain duly incorporated and validly existing in its jurisdiction of organisation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, provided that nothing in this Clause 6.1(b) shall prohibit the Servicer or any of its Subsidiaries from entering into any Permitted Reorganisation from time to time.

Compliance with Laws, etc.

(c)	The Servicer shall comply with all Laws to which it or its respective properties may be subject and preserve and maintain its corporate existence, licenses, rights, franchises, qualifications and privileges, except to the extent that any such failure to so comply or preserve or maintain the same would individually or in the aggregate have a Material Adverse Effect.

Furnishing of information and inspection of records

(d)	The Servicer shall furnish to the Funding Agent or the Purchaser from time to time, such information with respect to the Affected Assets as the Funding Agent or the Purchaser (as the case may be) may reasonably request, subject to not less than ten Business Days’ prior written notice, including listings identifying the Obligor, the Unpaid Balance of each Receivable and the property values in respect of the Residential Properties relating to the GSA Receivables. Upon not less than ten Business Days’ prior written notice by the Funding Agent to the Servicer, the Servicer shall, at any time and from time to time, but not more frequently than once a year (except whilst an Event of Default is continuing, in which case, not more frequently than four times a year), during regular business hours, permit the Funding Agent, or its agents or representatives, at the expense of the Servicer:

(i)	to examine and make copies of and take abstracts from all books, Records and documents (including computer tapes and disks) relating to the Receivables or other Affected Assets, including any related Contract; and

(ii)	to visit the offices and properties of the Servicer for the purpose of examining such materials described in Clause 6.1(d)(i), and to discuss matters relating to the Affected Assets or the Servicer’s performance under this Agreement, and under the other Transaction Documents to which the Servicer is a party with any of the officers, directors, relevant employees (after consultation with the Servicer) or independent public accountants of the Servicer (or any Subservicer) having knowledge of such matters. Subject to Clause 10.9 (Consent to disclosure), those agents and representatives shall be bound to treat any information received pursuant to this Clause 6.1(d) as confidential.

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Keeping of Records and books of account

(e)	(i) The Servicer shall establish and maintain necessary procedures for determining, no less frequently than each date on which a Servicer Report is required to be delivered pursuant to Clause 3.2 (Reports), whether each of the Receivables qualifies as an Eligible Receivable, and for identifying on that date all of the Receivables which are not Eligible Receivables Transferred to the Purchaser during the immediately preceding Reporting Period.

(ii)	The Servicer shall maintain and implement administrative and operating procedures (including an ability to recreate records evidencing the Receivables in the event of the destruction of the originals of such records), and keep and maintain, all documents, books, computer tapes, disks, records and other information reasonably necessary or advisable for the collection and administration of the Receivables (including records adequate to permit the identification of each new Receivable and all Collections of and adjustments to each existing Receivable).

(iii)	The Servicer shall give the Purchaser and the Funding Agent prompt notice of any material change in its administrative and operating procedures referred to in Clause 6.1(e)(~~i~~ii).

Performance and compliance with Receivables and Contracts and ~~Servicing Standard~~Credit and Collection Policy

(f)	The Servicer shall:

(i)	at its own expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under any Contract related to the Receivables; and

(ii)	timely comply with the ~~Servicing Standard~~Credit and Collection Policy.

Personal information

(g)

Notwithstanding anything in any Transaction Document to the contrary, the Servicer shall ensure that no personal or other information in, or otherwise relating to, any Contract, Receivable, any Collection related to any Contract or Receivable, or any other Affected Asset or any Record (Relevant Personal Data) is transmitted or delivered to, or otherwise received by, the Purchaser, the Funding Agent or any other Indemnified Party if that transmission, delivery or receipt would result in the violation by such Person of any legislation or regulation relating to data protection; provided that, upon the request of the Funding Agent at any time after a Servicer Default, Event of Default or Intramonth Payment Cash Trapping Event has occurred and is

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continuing, the Servicer shall, and shall cause each of the Sellers to, in each case, at its own expense, co-operate, assist and otherwise take all necessary actions as may be required to ensure that all Relevant Personal Data is transferred to the Funding Agent (or such other Person as the Funding Agent may direct) in accordance with all applicable Law, including entering into any further deeds or documents which may be required to comply with any such legislation or regulations relating to data protection.

Establishment of Purchaser Accounts with Barclays Bank Plc

(h)	The Servicer shall, by no later than 15 January 2008, on behalf of the Purchaser establish the Purchaser Accounts with Barclays Bank Plc, to which Obligors will be directed to make all payments in respect of the GSA Receivables.

Negative covenants of the Servicer

6.2 At all times from the date of this Agreement to the Final Payout Date, unless the Funding Agent shall otherwise consent in writing:

No sales, liens, etc.

(a)	Except as otherwise provided in this Agreement and in the other Transaction Documents, the Servicer shall not:

(i)	sell, assign (by operation of Law or otherwise) or otherwise dispose of, or create or suffer to exist any charge or other Adverse Claim upon (or the filing of any charge or other security interest over) or with respect to any of the Affected Assets, including any Adverse Claim arising from an Adverse Claim on the proceeds of inventory or goods, other than Permitted Exceptions; or

(ii)	assign any right to receive income in respect of that Adverse Claim.

No extension or amendment of Receivables

(b)	The Servicer shall not:

(i)	extend, amend or otherwise modify the terms of any Receivable or other Affected Assets; or

(ii)	amend, modify or waive any term or condition of any Contract related to any Receivable,

other than, in each case, in accordance with the ~~Servicing Standard~~Credit and Collection Policy and provided that such extension, amendment, modification or waiver would not reasonably be expected to have a Material Adverse Effect.

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No change in business

(c)	The Servicer shall not make any change in the general nature of its business (including those relating to the invoicing of Receivables) if such change would reasonably be expected to have a Material Adverse Effect.

No mergers, etc.

(d)	The Servicer shall not consolidate or merge with or into, or sell, lease or transfer all or substantially all of its assets to, any other Person, other than pursuant to a Permitted Reorganisation.

No impairment of security

(e)	The Servicer shall not take any action or permit any action to occur or suffer any circumstance to exist which would result in any security or security interest granted, or charge or security agreement or document entered into or registered or filed, in connection with this Agreement or any other Transaction Document becoming impaired or unenforceable in any material respect.

No amendment of Transaction Documents

(f)	The Servicer shall not amend, modify, or supplement any Transaction Document to which the Servicer is a party, other than in accordance with the relevant Transaction Documents, except with the prior written consent of the Funding Agent.

Closure or transferral of any Purchaser Account

(g)	Neither the Servicer nor the Purchaser shall close or transfer any Purchaser Account to another bank or banks without the prior written consent of the Funding Agent.

7.	SERVICER DEFAULT

Servicer Default

7.1 The occurrence of any one or more of the following events shall constitute a Servicer Default:

Non-payment

(a)	The Servicer shall fail to make any payment or deposit required to be made by it under this Agreement:

(i)	on the date when due in the case of any payment of Net Advances, Interest or any deposit of Collections in respect of Receivables; or

(ii)	within five Business Days after the receipt of the relevant invoice or a written notice that such amount is due in the case of expenses, indemnities or other amounts not covered by Clause ~~7~~7.1(a)(i), unless, in each case, the failure to pay is caused by administrative or technical error and payment is made within one additional Business Day of its due date.

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Breach of obligations

(b)	The Servicer shall fail to observe or perform any term, covenant, undertaking or agreement on the Servicer’s part to be performed under Clause 3.2 (Reports), Clauses 6.1(a)(~~v~~iii) (Notice of Servicer Default, etc.) or 6.2(d) (No mergers, etc.) and such default shall be continuing for five Business Days after the Servicer obtains actual knowledge of that default.

Other obligations

(c)	The Servicer shall fail to observe or perform any other term, covenant or agreement under this Agreement or under any of the other Transaction Documents to which the Servicer is a party or by which the Servicer is bound, and such failure shall be continuing for thirty days after the earlier of:

(i)	notice from the Funding Agent of such failure requiring the same to be remedied; and

(ii)	the Servicer obtains actual knowledge of that failure~~.~~,

provided that, if the relevant Seller has used all reasonable endeavours to sell the relevant Residential Property within the relevant period in accordance with Clause 6.2(h) (Sale of Residential Properties and Payment of Sale Proceeds) of the Receivables Transfer Agreement and the Residential Property remains unsold at the end of that period, the fact that such Residential Property remains unsold shall not, for the avoidance of doubt, in itself constitute a breach of this Agreement.

Misrepresentation

(d)	Any representation, warranty, certification or statement made or deemed to be made by the Servicer in this Agreement or in any of the other Transaction Documents or in any information, certificate, report or document delivered pursuant to any of the foregoing shall prove to have been incorrect when made or deemed to be made or delivered and such default shall be continuing for thirty days after the Servicer obtains actual knowledge of that default.

Event of Bankruptcy

(e)	An Event of Bankruptcy is continuing with respect to the Servicer.

8.	FEES

Servicing Fee

8.1	(a) The Servicer shall be paid a Servicing Fee in accordance with, and subject to the priorities in, Clause ~~4.2.~~4.2 (Restriction on payments other than on Monthly Settlement Dates).

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(b)	If the Servicer is not CL or an Affiliate of CL, the Funding Agent, at its sole discretion, may agree to a revised percentage to be used to calculate the Servicing Fee so long as such fee is documented to the reasonable satisfaction of the Lender. Such Servicing Fee shall be paid in accordance with, and subject to, the order of priorities set out in Clause 4.

(c)	The Calculation Agent shall be paid a Calculation Agent Fee in accordance with, and subject to the order of priorities set out in Clause ~~4.~~4 (Payments by the Purchaser).

Value added taxes

8.2 Each of the Parties agrees that ~~the Calculation Agent Fee and the Servicing Fee determined in accordance with Clause 8.1~~:

(a)	the Servicing Fee determined in accordance with Clause 8.1(a) (Servicing Fee) shall be inclusive of all value added taxes and similar Taxes and the Purchaser shall not be required to pay any additional amount in respect of any such Taxes;

(b)	the Servicing Fee determined in accordance with Clause 8.1(b) (Servicing Fee) shall be exclusive of all value added taxes and similar Taxes and that the Purchaser ~~shall have~~will be obliged to pay any additional amount which is required in respect of any such Taxes; and

(c)	the Calculation Agent Fee determined in accordance with Clause 8.1(c) (Servicing Fee) is exempt from value added taxes.

9.	INDEMNIFICATION

Indemnities by the Servicer

9.1 Without limiting any other rights which the Funding Agent or the Lenders or the other Indemnified Parties may have under this Agreement or under applicable Law, the Servicer agrees to indemnify the Indemnified Parties and the Purchaser on demand from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly):

(a)	the failure of any information contained in any Servicer Report to be true and correct in any material respect, or the failure of any other information provided to any Indemnified Party, in respect of the Servicer or the Affected Assets, by, or on behalf of, the Servicer to be true and correct in any material respect, in each case, as of the date made or deemed to be made;

(b)	the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement to have been true and correct as of the date made or deemed made;

(c)	the failure by the Servicer to comply with any applicable Law with respect to any Receivable or any related Contract;

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(d)	any dispute, claim, set-off or defence of any Seller to the payment of any Receivable resulting from or related to the collection activities in respect of such Receivable; or

(e)	any failure of the Servicer to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document,

provided that, in each case, such indemnity will not apply in relation to any loss suffered by any Indemnified Party which arises, directly or indirectly, from the negligence or wilful misconduct of that Indemnified Party.

9.2 In respect of any Indemnified Amounts payable to any Indemnified Party who is not a party to this Agreement in accordance with the indemnity set out in Clause 9.1 above, the Servicer acknowledges and agrees that the Purchaser shall have the right to enforce the indemnity set out in Clause 9.1 above on behalf of any such Indemnified Party in respect of any Indemnified Amounts payable to such Indemnified Party, notwithstanding that no Indemnified Amounts are payable to the Purchaser itself. The Purchaser agrees that it will pay to the relevant Indemnified Party all Indemnified Amounts due to such Indemnified Party that it receives or recovers from the Servicer pursuant to the indemnity set out in Clause 9.1 above.

Currency Indemnity

9.3 ~~9.2~~ If under any applicable Law or regulation, or pursuant to a judgment or order being made or registered against the Servicer, or the liquidation of any of the Servicer or for any other reason, any payment under or in connection with this Agreement or any Transaction Document is made (including any payment pursuant to Clause 9 (Indemnification) or fails to be satisfied, in a currency (the payment currency) other than the currency in which such payment is expressed to be due under or in connection with this Agreement or any Transaction Document or, in the event no currency is specified, a currency determined by the Person (in its reasonable good faith opinion) to whom such payment is owed or otherwise payable (the contractual currency), then, to the extent that the amount of such payment actually received by any Indemnified Party (the payee) when converted into the contractual currency at the rate of exchange falls short of the amount due, the Servicer (the currency payor) as a separate and independent obligation, shall indemnify and hold harmless the payee against the amount of that shortfall. For the purposes of this Clause ~~9.2,~~9.3, the term rate of exchange means the rate at which the payee is able, on or about the date of such payment, to purchase, in accordance with its normal practice, the contractual currency with the payment currency and shall take into account (and the currency payor shall be liable for) any premium and other costs of exchange including any taxes or duties incurred by reason of any such exchange.

Taxes

9.4 ~~9.3~~ (a) All payments and distributions made or deemed made by the Servicer to any Person (each a recipient), or by the Purchaser to the Calculation Agent whether pursuant to this Agreement or to any other Transaction Document (collectively the covered payments), shall be made free and clear of, and without deduction for, any present or future income, excise, stamp or franchise taxes and any other taxes, fees,

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duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (such items being called Taxes), but excluding taxes imposed on or measured by the recipient’s net income or gross receipts (Excluded Taxes), except to the extent required by applicable Law or practice.

(b)	In the event that any withholding or deduction from any covered payment is required in respect of any Taxes, the Servicer or, as applicable, the Purchaser, shall:

(i)	withhold or deduct the required amount from the covered payment;

(ii)	pay (or procure the payment of) directly to the relevant authority the full amount required to be so withheld or deducted;

(iii)	promptly forward to the recipient an official receipt or other documentation satisfactory to such recipient evidencing such payment to such authority; and

(iv)	except in the case of Excluded Taxes, pay (or procure the payment of) to the recipient, in the case of the Servicer out of funds other than Collections, such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

(c)	If any Taxes (other than Excluded Taxes) are directly asserted against any recipient with respect to any payment received by such recipient under this Agreement, the recipient may pay such Taxes and the Servicer will, to the extent not otherwise paid under any other provision of this Agreement or any other Transaction Document, promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

(d)	If the Servicer fails to pay (or procure the payment of) any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, in each case, in accordance with Clause ~~9.3~~9.4(b), the Servicer shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of any such failure.

(e)	In the event that:

(i)	the Servicer pays an additional amount or amounts pursuant to Clause ~~9.3~~9.4(b)(iv) (an additional tax payment); and

(ii)	the recipient of such amounts reasonably determines (in its sole, good faith opinion) that, as a result of such additional tax payment or relevant deduction or withholding, it is effectively entitled to obtain and retain a refund of any Taxes or a tax credit in respect of Taxes which reduces the tax liability of such recipient (a tax savings), then

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(iii)	that recipient shall, to the extent it can do so without prejudice to the amount of any other deduction, credit or relief, following effective receipt of such tax savings reimburse to the Servicer such amount as such recipient shall reasonably determine (in its sole, good faith opinion) to be the proportion of the tax savings as will leave such recipient (after such reimbursement) in no better or worse position than it would have been in had the payment by the Servicer in respect of which the foregoing additional tax payment was made not been subject to any withholding or deduction on account of Taxes.

(f)	If the Servicer shall have received from any recipient any amount described in Clause ~~9.3~~9.4(e) and it is subsequently determined that such recipient was not entitled to obtain or retain the amount of the tax savings claimed, then the Servicer shall repay such amount to such recipient. Each recipient shall have sole discretion to arrange its affairs (including its tax affairs) without regard to Clause ~~9.3~~9.4 (Taxes) and no recipient shall be obligated to seek a refund or to disclose any information regarding it affairs (including its tax affairs) or computations to the Servicer.

Stamp Taxes, etc.

9.5 ~~9.4~~ The Servicer for so long as it is CL or any Affiliate of CL agrees to pay on demand all stamp and other similar documentary or registration Taxes and fees (including interest, late payment fees and penalties in relation to those Taxes) paid, payable or determined to be payable in connection with the execution, delivery, performance (including any sale of Receivables), filing and recording of this Agreement, any other Transaction Document or any other instrument, document or agreement filed or delivered in connection with this Agreement or any other Transaction Document.

10.	MISCELLANEOUS

Term of Agreement

10.1 This Agreement shall terminate on the Final Payout Date; provided that:

(a)	the rights and remedies of the Funding Agent, the Purchaser, the Lender and the Administrative Agent with respect to any representation and warranty made or deemed to be made by the Servicer pursuant to this Agreement;

(b)	the indemnification and payment provisions of Clause 9 (Indemnification); and

(c)	the agreements set out in Clauses ~~10.9, 10.10, 10.11 and 10.12,~~10.9 (Consent to Disclosure), 10.10 (Confidentiality) and 10.12 (Limited Recourse),

shall, in each case, be continuing and shall survive any termination of this Agreement.

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Waivers; amendments

10.2 (a) No failure or delay on the part of any party to this Agreement in exercising any power, right or remedy under this Agreement shall operate as a waiver of such right or remedy, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise of such right or remedy or the exercise of any other power, right or remedy. The rights and remedies provided in this Agreement shall be cumulative and nonexclusive of any rights or remedies provided by Law.

(b)	Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Purchaser, the Servicer and the Funding Agent.

Notices

10.3 All communications and notices provided for under this Agreement shall be provided in the manner described in Clause 1.6 (Notices, Payment Information) of the Schedule of Definitions.

Governing Law; submission to jurisdiction

10.4 (a) This Agreement and the rights and obligations of the parties to it shall be governed by and construed in accordance with English Law.

(b)	The Parties agree that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated by this Agreement or by any other Transaction Document and, for such purposes, irrevocably submit to the non-exclusive jurisdiction of such courts.

(c)	The submission to the jurisdiction of the courts referred to in Clause 10.4(b) (Governing Law; submission to jurisdiction) shall not (and shall not be construed so as to) limit the right of the Funding Agent to take proceedings against the Servicer or any of its property in any other court of competent jurisdiction nor shall the taking of proceedings in any other jurisdiction preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(d)	The Servicer consents generally in respect of any legal action or proceeding arising out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated by this Agreement or by any other Transaction Document, to the giving of any relief or the issue of any process in connection with such action or proceeding including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

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Entire agreement

10.5 This Agreement contains the final and complete integration of all prior expressions by the parties to it with respect to the subject matter of this Agreement and shall constitute the entire Agreement among the parties to it with respect to the subject matter of this Agreement superseding all prior oral or written understandings.

Severability and partial invalidity

10.6 (a) Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(b)	If a court of competent jurisdiction determines that any term or provision of this Agreement as written is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall reduce the scope, duration, or area of the term or provision, delete specific words or phrases, or replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the court’s judgment may be appealed.

Counterparts; facsimile delivery

10.7 This Agreement may be executed in any number of counterparts and by different parties to it in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery by facsimile of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart of this Agreement.

Successors and assigns; binding effect

10.8 (a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided that, subject to Clause 2 (Appointment of Servicer), the Servicer may not assign any of its rights or delegate any of its duties under this Agreement or under any of the other Transaction Documents to which it is a party without the prior written consent of the Funding Agent.

(b)	The Servicer agrees and consents to the assignment by the Purchaser from time to time of all or any part of its rights under, interest in and title to this Agreement and the Asset Interest to the Funding Agent pursuant to the Security Agreement.

(c)	The Servicer acknowledges that it has read Clause 9.8 (Successors and assigns; binding effect) of the Receivables Funding Agreement and agrees that the Lender may assign its right and interests in this Agreement to the same extent as provided for in the Receivables Funding Agreement.

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Consent to disclosure

10.9 The Servicer consents to the disclosure of any non-public information with respect to it received by the Funding Agent, the Purchaser, the Administrative Agent or any other Secured Party to any other lender or potential lender, the Funding Agent, any Rating Agency, any dealer or placement agent of, or depositary for, any securities issued, or other indebtedness incurred, by the Lender, the Administrative Agent, any Person supporting the financing activities of the Lender (including by providing any credit or liquidity support to the Lender) or any of such Person’s counsel or accountants, provided that that disclosure is necessary for the purpose of funding the transactions contemplated by this Agreement or any other Transaction Document.

Confidentiality

10.10 Subject to Clause ~~10.9,~~10.9 (Consent to disclosure), each Party agrees that it will not disclose the contents of this Agreement or any other Transaction Document or any other proprietary or confidential information disclosed to it by any other Party to the Transaction Documents, to any other Person except:

(a)	its auditors and legal advisers, employees and financial advisors (other than any commercial bank) and any nationally recognised statistical rating organisation, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information;

(b)	an alternative or additional commercial source of financing and that source’s auditors and legal advisers, employees and financial advisers in connection with a potential refinancing of all or any part of the Advances;

(c)	as otherwise required by applicable Law or order of a court of competent jurisdiction; or

(d)	if the Parent, acting reasonably, determines that the Servicer is required by, or pursuant to, The United States Exchange Act 1934 to disclose any of the same.

No petition

10.11 The Servicer covenants and agrees that:

(a)	prior to the date which is two years and one day after the Final Payout Date, it will not institute against, or join any other person in instituting against, the Purchaser any proceeding of the type referred to in the definition of Event of Bankruptcy; and

(b)	following the transfer of all or any part of the Net Advances to a Conduit Assignee, prior to the date which is two years and one day after the payment in full of all outstanding indebtedness of the Conduit Assignee, it will not institute against, or join any other Person in instituting against, the Conduit Assignee any proceeding of a type referred to in the definition of Event of Bankruptcy.

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Limited recourse

10.12 The Servicer acknowledges and agrees that, notwithstanding anything to the contrary contained in this Agreement the obligations of the Purchaser under the Transaction Documents to which it is a party are solely the corporate obligations of the Purchaser and shall be payable solely to the extent of funds received by the Purchaser in accordance with this Agreement or from any party to any Transaction Document in accordance with the terms of that document and available for such payment in accordance with this Agreement and the other Transaction Documents.

Contracts (Rights of Third Parties) Act (1999)

10.13 ~~Each of the Indemnified Parties shall have the right to enforce this Agreement against the Servicer. Otherwise, no~~No Person who is not a Party has any right under the Contracts (Rights of Third Parties) Act (1999) to enforce any term of this Agreement; but this does not affect any right or remedy of that Person which exists or is available apart from that Act.

EXECUTION:

The Parties have shown their acceptance of the terms of this Agreement by executing it at the end of the Schedule.

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Schedule 1~~1~~

PURCHASER POWER OF ATTORNEY

BY THIS POWER OF ATTORNEY, UK RELOCATION RECEIVABLES FUNDING LIMITED (the Principal), a limited company incorporated under the Laws of England and Wales nominates, constitutes and appoints each of:

(a)	Calyon S.A., London Branch (the Funding Agent); and

(b)	each officer of the Funding Agent from time to time authorised by the Funding Agent and each other person or entity from time to time designated by the Funding Agent or that officer (each an Attorney-in-Fact), in each case, with full power of substitution, to act, together or alone, as the Principal’s true and Lawful agent and attorney in fact, for it and in its name, place and stead, to take any and all steps in the name of the Principal and on behalf of the Principal necessary or desirable, in the determination of any Attorney-in-Fact to, subject to, and in accordance with, the terms of the Servicing Agreement (referred to below):

(i)	take any of the actions set out in ~~Clause 3~~Clauses 3 (Duties of Servicer) and 4 (Payments by the Purchaser) of the receivables servicing agreement dated 4 April 2007 (as amended, modified or supplemented from time to time) (the Servicing Agreement); and

(ii)	collect all amounts due under any and all Receivables (as defined by reference in the Servicing Agreement) and take such other actions (including endorsing the Principal’s name on cheques and other instruments representing Collections (as defined by reference in the Servicing Agreement) as may be required in the course of completing the collection process contemplated in Clauses 3 and 4 of the Servicing Agreement.

Each Attorney-in-Fact shall have full power and authority to do and perform any and all acts and things requisite for the purposes set out above as fully for all intents and purposes as the Principal might or could do in person.

IT IS HEREBY DECLARED THAT:

2. ~~1.~~ Every act, document, matter and thing which shall be made executed or done by any Attorney-in-Fact for the purposes referred to in this Power of Attorney shall be as good, valid and effective as if the same has been made, executed or done by the Principal;

3. ~~2.~~ The Principal ratifies and confirms and agrees to ratify and confirm from time to time and at all times everything that any Attorney-in-Fact shall do or cause to be done by virtue of and in accordance with this Power of Attorney including in that ratification and confirmation everything that shall be done between the time of the revocation of this Power of Attorney and the time of that revocation becoming known to that Attorney-in-Fact;

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4. ~~3.~~ No exercise of the powers conferred upon any Attorney-in-Fact shall subject that Attorney-in-Fact to any liability except for that Attorney-in-Fact’s negligence or wilful misconduct in the exercise of those powers;

5. ~~4.~~ The powers conferred upon any Attorney-in-Fact shall not confer any obligations upon that Attorney-in-Fact in any manner whatsoever to exercise those powers and for the avoidance of doubt, no failure or delay on the part of that Attorney-in-Fact to exercise those powers, nor the invalidity or inadequacy of any exercise of those powers shall give rise to any liability on the part of that Attorney-in-Fact; and

6. ~~5.~~ The Principal shall indemnify and keep indemnified each Attorney-in-Fact in accordance with the provisions of the Servicing Agreement.

The Funding Agent shall have power to appoint a substitute to act on behalf of the Principal as if originally appointed in this Deed and to appoint agents to act for it and to revoke any such appointment as it sees fit.

This Power of Attorney is irrevocable.

This Power of Attorney shall be governed by, and construed in accordance with, English law.

IN WITNESS WHEREOF, Principal has EXECUTED AND DELIVERED as a DEED this Power of Attorney on 4 April 2007.

SIGNED by SFM Directors Limited	)
acting	~~)~~
~~by ,~~ by	)
a duly authorised director and by	)
SFM Directors (No. 2) Limited	)
acting by	)
 ~~,~~ a duly authorised director, duly	)
authorised for and on behalf of	)
UK RELOCATION RECEIVABLES	)
FUNDING LIMITED	)

EXECUTION of Receivables Servicing Agreement:

The Purchaser

SIGNED by SFM Directors Limited acting	)
by , a duly authorised	)
director, duly authorised, for and on behalf	)
of UK RELOCATION RECEIVABLES	)
FUNDING LIMITED	)

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The Servicer

SIGNED by , Director,	)
duly authorised for and on behalf	)
of CARTUS LIMITED	)

The Funding Agent, the Calculation Agent and the Administrative Agent

SIGNED by	)
and	)
acting as Authorised Signatories for	)
CALYON S.A., LONDON BRANCH	)

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SCHEDULE 2

FORM OF WEEKLY SERVICER REPORT

Weekly Servicer Report

Selling Company
Cartus

Period
Start Date
End Date
Reporting Date (4th Business Day following last day of Reporting Period)
Calculation Date (3rd Business Day following Reporting Date)
Settlement Date (2nd Business Day following Calculation date)

Movement Activity

During Period	Amount
B/fwd Receivables Balance
B/fwd Unbilled Receivables	0.00
B/fwd Billed Receivables	0.00
B/fwd GSA Receivables	0.00

Total B/fwd Receivables Balance	0.00

New GSA Receivables (= GSP Advances)	0.00

Total GSA New Receivables Generated	0.00

Movements
Sale Proceeds (GSA) less any Gains on Sale plus Losses on Sale	0.00

Total GSA Movements	0.00

C/fwd Receivables Balance
C/fwd Unbilled Receivables	0.00
C/fwd Billed Receivables	0.00
C/fwd GSA Receivables	0.00

Total C/fwd Receivables Balance	0.00

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Ineligible Receivables (% age = as per previous month’s servicer report)
Scottish & Irish Properties	0.00
Outright Purchases	0.00
Affiliates	0.00
Miscellaneous Receivables-non covered contracts	0.00
Non UK Contracts	0.00
Clients with Bank Guarantee	0.00
Clients with payment terms >65 days	0.00
Clients in Solicitors Hands	0.00
Clients in Receivership / Administration	0.00
Clients in excess of Credit Limit	0.00
Advances Paid by Employer	0.00

Total Ineligible Receivable Balance	0.00

Eligible Receivables
Total Eligible Receivable Balance	0.00

Less: Aggregate Over-Concentration Amount (previous month’s servicer report)	0.00
Less: Defaulted in prior periods (previous month’s servicer report)	0.00
Less: Defaulted in this period (previous month’s servicer report)	0.00

Total Adjusted Eligible Receivable Balance	0.00

Credit Enhancement
%age as per previous month’s servicer report
Amount £

Funding
Start of Period
End of Period
Receivable balance	0.00
Ineligible Receivables and Advance Payments	0.00
Total Defaulted Receivables	0.00
Eligible Receivable Balance	0.00
Overconcentration	0.00
Adjusted Eligible Receivable Balance	0.00
Credit Enhancement %
Credit Enhancement (receivables)	0.00
Borrowing Base (current period)	0.00

Total Advances (as as end of this period) - rounded	0.00
Total Advances (as of beginning of this period) - rounded	0.00

Repayment to Calyon	0.00

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Deed of Amendment

EXECUTION VERSION

SCHEDULE 5

RECEIVABLES FUNDING AGREEMENT

Amended and restated Receivables Funding Agreement

Dated 4 April 2007

and amended and restated on 14 December 2007

UK RELOCATION RECEIVABLES FUNDING LIMITED

(as Purchaser)

CALYON S.A., LONDON BRANCH

(as Lender)

CALYON S.A., LONDON BRANCH

(as Funding Agent, Administrative Agent and Arranger)

RECEIVABLES FUNDING AGREEMENT

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CONTENTS

CLAUSE		PAGE
1.	DEFINED TERMS; INTERPRETATION AND CONSTRUCTION	1

2.	ADVANCES AND PAYMENTS	1

3.	CONDITIONS PRECEDENT	7

4.	REPRESENTATIONS AND WARRANTIES	9

5.	COVENANTS	13

6.	EVENTS OF DEFAULT	~~18~~19

7.	INDEMNIFICATION; EXPENSES; RELATED MATTERS	~~22~~23

8.	THE FUNDING AGENT	~~30~~31

9.	MISCELLANEOUS	36

SCHEDULE 1 FACILITY AMOUNT		~~41~~42

SCHEDULE 2 FORM OF BORROWING REQUEST		~~42~~43

SCHEDULE 3 LOCATION OF CERTAIN OFFICES OF THE PURCHASER		~~44~~45

SCHEDULE 4 FORM OF NOTICE OF INTEREST		~~45~~46

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THIS AGREEMENT is dated 4 April 2007 and amended and restated on 14 December 2007 and made

BETWEEN:

(1)	UK RELOCATION RECEIVABLES FUNDING LIMITED, a company incorporated under the laws of England and Wales (the Purchaser);

(2)	CALYON S.A., LONDON BRANCH~~,~~ (the Lender); and

(3)	CALYON S.A., LONDON BRANCH, as Funding Agent for the Lender and the Arranger and as security trustee for the Funding Agent, the Lender, the Arranger and the Administrative Agent (the Funding Agent), as Administrative Agent for the Lender (the Administrative Agent) and as Arranger (the Arranger).

IT IS AGREED that:

1.	DEFINED TERMS; INTERPRETATION AND CONSTRUCTION

Terms defined in the master schedule of definitions, interpretations and construction dated on or about the date of this Agreement and made between, amongst others, the Purchaser, the Lender and the Funding Agent (the Schedule of Definitions) but not defined in this Agreement shall have the same meaning in this Agreement as in the Schedule of Definitions. The principles of interpretation set out in Clause 1.4 (Interpretation and construction) of the Schedule of Definitions apply to this Agreement as if fully set out in this Agreement.

2.	ADVANCES AND PAYMENTS

2.1	Advance Facility and Commitments

(a)	Advances

Subject to the terms and conditions of this Agreement, including those set out in Clause 3 (Conditions Precedent), the Lender shall make advances to the Purchaser (each an Advance) as follows: (i) an initial Advance on 10 April 2007 of £54,236,097.73, (ii) a second Advance on 25 April 2007 the size of which will be determined by the Funding Agent by reference to the additional Eligible Receivables available to be Transferred by the Sellers to the Purchaser on that date and a fixed level of credit enhancement of 7 per cent. and (iii) further Advances from time to time on any ~~Permitted Advance~~Monthly Settlement Date occurring during the period from the Closing Date to the Termination Date. Subject to the terms of this Agreement and the other Transaction Documents, during the period from the Closing Date to the Termination Date, Advances shall be borrowed, reborrowed and/or repaid in accordance with this Agreement. In respect of each Permitted Advance Date on which the Purchaser remains obligated to pay all or any portion of the ~~Transfer~~Initial Purchase Price for Affected Assets Transferred to it pursuant to the Receivables Transfer Agreement, the Purchaser may, to the extent it is permitted to do so under this Agreement, deliver a Borrowing Request for an Advance in an amount equal to the lesser of:

(i)	the amount it is at that time entitled to request under this Agreement; and

(ii)	the amount it is obligated to pay to the relevant Seller in respect of the ~~purchase price~~Initial Purchase Price of such Affected Assets, subject, in the case of any Advance requested after 25 April 2007, to the terms and conditions in this Agreement.

Amended and restated Receivables Funding Agreement

(b)	General rules relating to Advances

Notwithstanding any other provision of this Agreement:

(i)	no Advance shall be made on or after the Termination Date;

(ii)	no Advance shall be made by the Lender if, after giving effect to such Advance and the application of the proceeds of such Advance, the Net Advances would exceed the lesser of (i) the Total Borrowing Base and (ii) the Facility Limit.

(c)	Advance currency

Each Advance made under this Agreement by the Lender from time to time shall be made in Sterling.

(d)	Use of proceeds

(i)	The Purchaser will use the proceeds of each Advance only for:

(A)	the repayment of the amounts outstanding under the BTM Facility; and

(B)	subject to repayment in full of those amounts, the payment of the ~~Transfer~~Purchase Price in respect of Receivables and other Affected Assets Transferred to it pursuant to the Receivables Transfer Agreement.

(ii)	The Lender shall not be obliged to concern itself with the application of amounts borrowed by the Purchaser hereunder.

(iii)	Each Advance represents a senior secured obligation of the Purchaser owing to the Lender.

(e)	Commitment fee

The Purchaser shall pay the Lender a commitment fee at the rate of 0.40 per cent. per annum calculated by reference to the amount by which ~~102 per cent. of~~ the Facility Limit exceeds the Net Advances ~~from time to time~~outstanding as at the first day of the Interest Period in question. The commitment fee shall accrue in respect of each Interest Period on the basis of actual days elapsed and a year of ~~360~~365 days and shall be payable in arrears on the ~~immediately following~~Monthly Settlement Date~~.~~ on which that Interest Period ends.

2.2	Borrowing procedures

(a)	Notice of borrowing

The Purchaser ~~(or the Calculation Agent on the Purchaser’s behalf)~~ shall request each Advance to be made under this Agreement by delivering (or causing to be delivered) to the Funding Agent by facsimile a Borrowing Request no later than 10:00 a.m.

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(London time) on the second Business Day prior to the relevant Permitted Advance Date on which such Advance is to be made. Each Borrowing Request shall be subject to Clauses 2.1(b) (Advance Facility and Commitments) and 2.2(b) and shall, in accordance with Clause 2.1(a) (Advance Facility and Commitments), specify all information required by Schedule 2 (Form of Borrowing Request).

(b)	Amount of Advances

The amount of each Advance funded by the Lender on the date on which an Advance is to be made (when combined with all other Advances to be funded by the Lender on the date of such Advance) shall be at least equal to £500,000 (or such lesser amount approved by the Lender in its sole discretion) or, except in the case of the initial Advance, an integral multiple of £100,000 (or such lesser amount approved by the Lender in its sole discretion) in excess of that amount.

(c)	Borrowing Request irrevocable

Each Borrowing Request shall be irrevocable and binding on the Purchaser, and the Purchaser shall indemnify the Lender and the Funding Agent against any loss or expense incurred by the Lender and/or the Funding Agent, either directly or indirectly as a result of any failure by the Purchaser to borrow any Advance, including any loss or expense incurred by the Funding Agent or the Lender, either directly or indirectly by reason of the liquidation or reemployment of funds acquired by the Lender (including funds obtained by issuing commercial paper or promissory notes or obtaining deposits or loans from third parties) in order to fund such Advance.

(d)	Making of Advances

On each date on which an Advance is to be made, the Lender shall (in the event the conditions precedent to the making of that Advance set forth in this Agreement have been satisfied or waived by the Lender) remit the aggregate amount of the Advance to be made on such date to the Purchaser by wire transfer of same day funds to Purchaser Account 1 or any other account of the Purchaser which is specified therefor from time to time by the Purchaser by notice to the Lender and which is agreed by the Lender.

2.3	Payment of principal of Advances

The Purchaser may prepay the Net Advances at any time in a minimum amount of £500,000 and integral multiples of £100,000 (unless prepayment is being made in full), subject to giving the Lender 30 Business Days’ prior written notice of the amount and date of the prepayment and shall repay the principal amount of the Advances to the Funding Agent for the account of the Lender or as the Lender may otherwise direct:

(a)	on each Monthly Settlement Date, to the extent that, absent such repayment after giving effect to any repayments on such Monthly Settlement Date, the Net Advances would exceed the lesser of (i) the Total Borrowing Base and (ii) the Facility Limit; and

(b)

on each Monthly Settlement Date after the Termination Date, in an amount equal to the Collections and other amounts standing to the credit of the Purchaser Accounts available for such payment in accordance with Clause 4 (Allocation, Deposit and distribution of Collections) of the Servicing Agreement after first paying any amounts which are due and payable in accordance with Clauses 4.2(a) and (b) of the Servicing

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Agreement prior to enforcement of the security and, following enforcement of the security, Clauses 11.1(a) to (d) (Application of Process) of the Security Agreement~~.~~; and

(c)	within five Business Days of written demand from the Lender given at any time after the note issuance facility provided under the Note Issuance Facility Agreement is unconditionally available for utilization (without regard to any conditions to availability which are within the control of the Purchaser).

2.4	Payment of Interest on Advances

(a)	The Purchaser shall pay Interest to the Lender on the Net Advances from time to time outstanding.

(b)	The rate of interest applicable to the Net Advances from time to time during any applicable Interest Period shall~~, if the Lender is Calyon S.A.,~~ be the rate per annum which is the sum of:

(i)	the Margin; and

(ii)	LIBOR on the Quotation Date therefor.

~~and if the Lender is a Conduit Assignee, its Cost of Funds.~~

(c)	If in relation to any Net Advances at or about 11.00 a.m. on the Quotation Date for the relevant Interest Period LIBOR is not available for the relevant Interest Period then the Funding Agent shall notify the Purchaser and, notwithstanding anything to the contrary in this Agreement, the Lender and the Purchaser shall endeavour to agree a substitute basis for determining the rate of interest. If they are unable to agree a substitute basis within 2 Business Days the rate of interest applicable to the Net Advances during the relevant Interest Period shall be the rate per annum which is the sum of:

(i)	the Margin; and

(ii)	the rate per annum notified to the Purchaser before the last day of such Interest Period as the rate, determined by the Lender in its sole discretion, which represents the Lender’s cost of funds for funding the Net Advances for the relevant period.

(d)	The Funding Agent shall, at least three Business Days prior to each Reporting Date, notify the Purchaser of the amount of interest payable, and the rate of Interest applicable, in respect of the Net Advances for the Interest Period ending on the day prior to the Monthly Settlement Date falling immediately following that Reporting Date. The notice shall be in the form of the notice set out in Schedule 4 (Form of Notice of Interest).

(e)	Interest shall accrue in respect of the Net Advances outstanding during each Interest Period on the basis of actual days elapsed during the Interest Period and a year of ~~360~~365 days and shall be payable on the immediately following Monthly Settlement Date.

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2.5	Payment of fees and other costs and expenses

The Purchaser shall pay, as and when due in accordance with this Agreement, the Mandate Letter~~, the Fee Letter~~ or the Servicing Agreement, as the case may be, but subject to Clause 4 of the Servicing Agreement all fees under this Agreement, under the Mandate ~~Letter and under the Fee~~ Letter, all amounts payable pursuant to Clause 7 (Indemnification; expenses; related matters), if any, and the Servicing Fees.

2.6	Payments; overdue interest

Notwithstanding anything contained in this Agreement or in any other Transaction Document to the contrary, all amounts to be paid or deposited by the Purchaser under this Agreement (or by any Servicer on behalf of the Purchaser pursuant to the Servicing Agreement) shall be paid in a manner such that the amount to be paid or deposited is actually received by the Person to which such amount is to be paid or on behalf of which such amount is to be deposited, in accordance with the terms of this Agreement (and of the Servicing Agreement, as applicable), no later than 11:00 a.m. (local time where such receiving Person is located) on the day when due in immediately available funds. If such amounts are payable to any Person they shall be paid or deposited in the account of such Person indicated under the heading “Payment Information” in Schedule 3 (Address and Payment Information) to the Schedule of Definitions, until otherwise notified by such Person. The Purchaser shall, to the extent permitted by Law, pay upon demand interest on all amounts not paid or deposited when due under this Agreement at a rate equal to the Default Rate.

2.7	Right of Set-off

Without in any way limiting the provisions of Clause ~~2.10,~~2.10 (Collections held in Trust), each of the Funding Agent and the Lender is authorised (in addition to any other rights it may have) at any time an Event of Default is continuing, to set off, appropriate and apply (without presentment, demand, protest or other notice which are expressly waived) any deposits and any other indebtedness held or owing by the Funding Agent or the Lender to, or for the account of, the Purchaser against the amount of the Aggregate Unpaids owing by the Purchaser to the Funding Agent or to the Lender (even if contingent or unmatured).

2.8	Payment instructions

The Purchaser shall, no later than 11.00 a.m. on the second Business Day before any payment is due from the Purchaser to the Lender or any other Secured Party, procure to be delivered to the Funding Agent confirmation from the bank effecting payment, by fax or authenticated SWIFT message, the payment instructions relating to such payment.

2.9	Lender Account

(a)	The Funding Agent may maintain until the Final Payout Date a segregated account in the name of the Lender with a bank agreed by the Lender into which payments to the Lender and other amounts (including Collections) shall be deposited as and to the extent required by this Clause 2.9 (the Lender Account). The Lender shall have exclusive dominion and control over the Lender Account and all monies, instruments and other property from time to time in the Lender Account.

(b)

Notwithstanding anything in this Agreement to the contrary, at any time an Event of Default is continuing, the Purchaser shall, and shall require the Servicer, upon the request of the Lender (or the Funding Agent on the Lender’s behalf) to the Purchaser (with a copy to the Servicer), within two Business Days after receipt of any

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Collections received by the Purchaser or the Servicer, including any Collections received or deposited into a Purchaser Account, remit such Collections or cause such Collections to be remitted to the Lender Account.

(c)	Funds on deposit in any Lender Account may be invested by the Funding Agent in Eligible Investments that will mature so that such funds will be available so as to permit the amounts in each Lender Account to be paid and applied on the next Monthly Settlement Date and otherwise in accordance with the provisions of Clause 2.3 (Payment of principal of Advances) and with the provisions of the Servicing Agreement; provided that such funds shall not reduce the Net Advances or accrued Interest under this Agreement until so applied under Clause 2.3 and Clause ~~2.4.~~2.4 (Payment of Interest on Advances).

(d)	On each Monthly Settlement Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Lender Account shall be applied as Collections in accordance with the Servicing Agreement.

(e)	On the Final Payout Date, any residual funds remaining on deposit in the Lender Account shall be paid to the Purchaser.

2.10	Collections held in Trust

(a)	So long as the Purchaser shall hold any Collections then or later required to be ~~paid by the Purchaser to the Lender (or to the Funding Agent on behalf of the Lender) or the Servicer~~applied in making payments in accordance with Clause 4.2(a) and (b) of the Servicing Agreement or, as applicable, Clause 11.1(a) to (d) (Application of Proceeds) of the Security Agreement, the Purchaser shall, until those Collections are credited to a Purchaser Account hold such Collections and any interest or investment earnings on such Collections on trust for the Funding Agent as trustee for and on behalf of the Secured Parties and shall deposit such Collections immediately and in any event within one Business Day after receipt of the Collections into Purchaser Account 1 or, if requested by the Funding Agent pursuant to Clause ~~2.9,~~2.9 (Lender Account), into the Lender Account.

(b)	The Net Advances shall not be deemed reduced by any amount held in trust or held by the Purchaser in any Purchaser Account or the Lender Account unless and until, and then only to the extent that, such amount is finally paid to the Lender in accordance with Clause 2.3 (Payment of principal of Advances) and Clause ~~2.4.~~2.4 (Payment of Interest on Advances).

2.11	Security

(a)	The Purchaser agrees that its obligations hereunder shall at all times be secured on the terms of and pursuant to the Security Documents executed by it in favour of the Funding Agent.

(b)	The Lender acknowledges that its rights hereunder are subject in all respects to the provisions of the Security Documents (including the provisions governing the order in which funds of the Purchaser are to be applied in satisfaction of the Secured Obligations) and that the Funding Agent holds the benefit of the security created under the Security Documents on trust for the Secured Parties.

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3.	CONDITIONS PRECEDENT

3.1	Conditions precedent to closing

(a)	The occurrence of the Closing Date and the effectiveness of the Lender’s Commitment shall be subject to the conditions precedent that:

(i)	all amounts required to be paid on or prior to the Closing Date pursuant to the Mandate Letter shall have been paid in full;

(ii)	the fees and expenses described in Clause 7.4(a)(i) (Other costs and expenses) and invoiced prior to the Closing Date shall have been paid in full; and

(iii)	the Purchaser shall have delivered, or caused to be delivered, to the Funding Agent, for itself and the Lender, and the Funding Agent’s counsel, an original (unless otherwise indicated) of the document set out in Clause 3.1(b), in form and substance satisfactory to the Funding Agent.

(b)	The document referred to in Clause 3.1(a)(iii) is the duly executed Deed of Novation and Amendment executed by inter alia, the Administrative Agent, the Arranger, the Funding Agent, the Lender, BTM, Albion Capital Corporation S.A., the Purchaser, the Parent, the Servicer and the Sellers in form and content satisfactory to the Funding Agent in its sole discretion by which:

(i)	this Agreement, the Schedule of Definitions, the Servicing Agreement, the Parent Undertaking Agreement, the Security Agreement, the Receivables Transfer Agreement and each of the other Transaction Documents executed by, inter alia, the Sellers, the Purchaser, the Parent and the Servicer, as applicable are amended to reflect Stage 1 of the Term Sheet and otherwise as agreed between the parties;

(ii)	BTM ceases to be a party to those documents (without prejudice to any rights or liabilities which have accrued prior to the Closing Date) and Calyon S.A. accedes to those documents in its capacity as Funding Agent in place of BTM; and

(iii)	BTM releases from the security in its favour the Receivables and other Affected Assets to be Transferred to the Purchaser, or which are beneficially owned by the Purchaser, on the Closing Date.

3.2	Conditions precedent to all Advances

Each Advance under this Agreement (including the initial Advance) shall be subject to the conditions precedent that:

(a)	the Closing Date shall have occurred;

(b)	the Funding Agent shall have received the documents set out below and all other approvals, documents, instruments, certificates and opinions as the Funding Agent, the Arranger or the Lender, may reasonably request:

(i)	a certificate, in form and substance reasonably satisfactory to the Funding Agent, of an authorised representative of each of the Purchaser and each Seller Party, certifying and (in the case of Clauses 3.2(b)(i)(A) through ~~3.1~~3.2(b)(i)(C) attaching to each certificate:

(A)	the Organic Documents of such Person (certified by an officer of such Person as of the Closing Date);

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(B)	resolutions of the board of directors or other governing body of such Person authorising the execution, delivery and performance by it of this Agreement and each of the December 2007 Amendment Agreements to be delivered by it under this Agreement or any other Transaction Document;

(C)	all other documents evidencing necessary corporate action (including shareholder consents) and government approvals, if any; and

(D)	the incumbency, authority and signature of each authorised representative of such Person executing this Agreement and the December 2007 Amendment Agreements or any certificates or other documents delivered or to be delivered by it under this Agreement or any other Transaction Document on its behalf;

(ii)	company searches or other similar searches satisfactory to the Funding Agent, in any case, against the Purchaser and each Seller Party carried out by counsel to the Seller Parties on the Closing Date with respect to any other security interests or other Adverse Claims then existing with respect to the non-existence of any winding up petition or other insolvency procedure and with respect to any Contract, the Receivables or the other Affected Assets;

(iii)	an opinion of counsel to the Funding Agent, covering such matters as the Funding Agent may reasonably request, acceptable to the Funding Agent;

(iv)	opinions of counsel to each Seller and the Purchaser, covering such matters (without limitation) as corporate capacity, authority of, and due execution by, the Sellers and the Purchaser and that (based on the searches referred to in sub-paragraph (iii) above) no insolvency step has been taken in respect of any of them;

(v)	an opinion of in-house counsel to the Parent, covering such matters (without limitation) as corporate capacity and authority of the Parent with regard to the Parent Undertaking, acceptable to the Funding Agent;

(vi)	a pro forma Servicer Report dated on or about 15 March 2007 showing the calculation of the Total Borrowing Base for the period ending 28 February 2007;

(vii)	evidence of the establishment, and details relating to, Purchaser Account 1;

(viii)	evidence satisfactory to the Funding Agent in its sole discretion of the repayment of all amounts referred to in Clause 2.1 (Conditions Precedent) of the Deed of Novation and Amendment outstanding under the Funding Agreement dated September 2005; and

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(ix)	such other approvals, documents, instruments, certificates and opinions as the Funding Agent, the Arranger or the Lender shall have previously notified to the Sellers and/or the Purchaser;

(c)	on each date on which an Advance is to be made, the following statements shall be true (and the Purchaser by accepting the amount of such Advance shall be deemed to have certified that):

(i)	the Funding Agent shall have received a Borrowing Request, appropriately completed, within the time period required by Clause 2.2 (Borrowing procedures);

(ii)	the making of the proposed Advance shall not violate any provision of Clause 2.1 (Advance Facility and Commitments);

(iii)	the representations and warranties contained in Clause 4.1 (Representations and warranties) shall be true, complete and correct in all material respects on and as of such day as though made on and as of such day and shall be deemed to have been made on such day;

(iv)	no Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the proposed Advance;

(v)	other than in respect of the initial Advance, the Funding Agent shall have received the Servicer Report with respect to the Reporting Period mostly recently ended prior to the proposed date of such Advance in accordance with Clause 3.2(b) (Reports) of the Servicing Agreement, and the information set out in such Servicer Report shall be true, complete and correct in all material respects; and

(vi)	the Termination Date shall not have occurred.

4.	REPRESENTATIONS AND WARRANTIES

4.1	Representations and warranties

The Purchaser represents and warrants to the Funding Agent, the Arranger and the Lender, that, on the dates set out in Clause 4.2 (Repetition of representations and warranties) with reference to the circumstances existing on each such date:

(a)	Corporate existence and power

It:

(i)	is a limited company duly organised, validly existing and in good standing under the laws of its jurisdiction of organisation;

(ii)	has all corporate power and all licenses, authorisations, consents, approvals and qualifications of and from all Official Bodies and other third parties required to carry on its business in each jurisdiction in which its business is now and proposed to be conducted; and

(iii)	has not, since the date of its incorporation, engaged in any business activities other than those specifically contemplated by the Transaction Documents.

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(b)	Corporate and governmental authorisation

The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party:

(i)	are within its corporate powers;

(ii)	have been duly authorised by all necessary corporate and required shareholder action (if any); and

(iii)	require no action by or in respect of, or filing with, any Official Body or official of such Official Body or third party (except for any filings in respect of the Funding Agent’s security interests pursuant to the Security Documents).

(c)	Contravention

The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party:

(i)	do not contravene or constitute a default under its Organic Documents;

(ii)	do not contravene or constitute a default under:

(A)	any Law applicable to it;

(B)	any contractual restriction binding on or affecting it or its property; or

(C)	any order, writ, judgment, award, injunction, decree or other instrument binding on or affecting it or its property; and

(iii)	do not result in the creation or imposition of any Adverse Claim upon or with respect to its property (except as contemplated by this Agreement).

(d)	Binding effect

Each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

(e)	Asset Interest

(i)	The Purchaser is:

(A)	the owner at Law of all of the Assignable Receivables and the other related Affected Assets;

(B)	the beneficial owner at Law of all of the Category 1 Non-Assignable Receivables and the other related Affected Assets, in each case free and clear of all Adverse Claims (other than Permitted Exceptions and Adverse Claims arising under this Agreement or under the other Transaction Documents); and

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(C)	the beneficial owner at Law of the proceeds of all Category 2 Non-Assignable Receivables free and clear of all Adverse Claims (other than Permitted Exceptions and Adverse Claims arising under this Agreement or under the other Transaction Documents).

(ii)	At all times on and after the Closing Date and until the Final Payout Date:

(A)	all actions to be taken in order to perfect and protect the interests of the Funding Agent and the other Secured Parties in the Receivables and the other Affected Assets against any Adverse Claim (other than Permitted Exceptions and Adverse Claims arising under this Agreement or under the other Transaction Documents) or the interest of any creditor of, or purchaser from, the Purchaser, any Seller will have been duly taken in each jurisdiction necessary for that purpose;

(B)	all registrations, financing statements, notices, instruments and documents required to be recorded or filed in order to perfect and protect the interests of the Funding Agent and the other Secured Parties in the Receivables and the other Affected Assets against any Adverse Claim (other than Permitted Exceptions and Adverse Claims arising under this Agreement or under the other Transaction Documents) or the interest of any creditor of, or purchaser from, the Purchaser, any Seller will have been duly executed, filed or served in or on the appropriate filing office, Official Body or other Person in each jurisdiction necessary for that purpose; and

(C)	except as disclosed in a letter from Cartus Limited to the Funding Agent dated the Closing Date, all fees and taxes, if any, payable in connection with such actions and filings shall have been paid in full.

(f)	Accuracy of information

All information furnished by it or on its behalf (including the Servicer Reports and its financial statements) to any Lender, the Funding Agent or the Arranger for purposes of or in connection with this Agreement, any other Transaction Document or any transaction contemplated by this Agreement or by any of the Transaction Documents is, to the best of its knowledge, true, complete and accurate in every material respect, on the date such information is stated or certified, and no such item contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such items, in the light of the circumstances under which they were made, not misleading.

(g)	Tax status

It has, except as disclosed in a letter from Cartus Limited to the Funding Agent dated the Closing Date:

(i)	timely filed all tax returns required to be filed; and

(ii)	paid or made adequate provision for the payment of all taxes, assessments and other governmental charges except any such taxes, assessments or

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charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

(h)	Actions; suits

It is not in violation of any order of any Official Body or arbitrator. There are no actions, suits, litigation or proceedings pending, or to its actual knowledge, threatened, against or affecting it or any of its Affiliates or their respective assets, undertaking or properties, in or before any Official Body or arbitrator.

(i)	Registered office and location of records

Its principal place of business, registered office and the offices where it keeps all its Records are located at the address(es) described on Schedule 3 (Location of certain offices) or as otherwise notified to the Funding Agent.

(j)	Subsidiaries; trade names; etc.

It has:

(i)	no Subsidiaries or divisions;

(ii)	not done business under any trade name or other name other than its legal name; and

(iii)	not, since the date of its organisation, changed its name, merged with or into or consolidated with any other Person or been the subject of any proceeding under any Insolvency Law.

(k)	Good title

From the creation of each Receivable until the Final Payout Date, the Funding Agent shall have, on behalf of the Secured Parties, a valid, enforceable and perfected first priority security interest, ranking ahead of any other security interest and the interest of any other creditor of the Purchaser and the Sellers, in:

(i)	the Purchaser’s ownership interest in all of the Assignable Receivables and the other related Affected Assets;

(ii)	the Purchaser’s beneficial ownership interest in all of the Category 1 Non-Assignable Receivables and the other related Affected Assets; and

(iii)	the Purchaser’s beneficial ownership interest in all of the proceeds of the Category 2 Non-Assignable Receivables,

in each case, free and clear of all Adverse Claims (other than Permitted Exceptions and Adverse Claims arising under this Agreement or under the other Transaction Documents).

(l)	Eligibility of Receivables

Each Receivable purchased by it that is treated as an Eligible Receivable for purposes of any Servicer Report is in fact an Eligible Receivable as of the date of such Servicer

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Report, and each Receivable which is included in the calculation of any Total Borrowing Base as of the date of any Servicer Report is in fact an Eligible Receivable and is not a Defaulted Receivable or a disputed Receivable at that time.

(m)	Coverage requirement

On each Monthly Settlement Date, the Net Advances do not exceed the Total Borrowing Base.

(n)	No Event of Default

No event has occurred and is continuing and no condition exists, or would result from any Advance or from the application of the proceeds of that Advance which, to its actual knowledge, constitutes or may reasonably be expected to constitute an Event of Default.

(o)	Transfers under Receivables Transfer Agreement

Each Transfer of Receivables and other Affected Assets to the Purchaser has occurred in accordance with the terms of the Receivables Transfer Agreement.

(p)	No voidability

The Purchaser has given reasonably equivalent value and/or fair market value under applicable Law to the relevant Seller in consideration for the Transfer to it of the Affected Assets from such Seller, and each such Transfer shall not have been made for or on account of an antecedent debt owed by such Seller to it and no such Transfer is or may be voidable under any Insolvency Law.

(q)	No Event of Bankruptcy

No event has occurred and is continuing and no condition exists in respect of the Purchaser which, to its actual knowledge, constitutes an Event of Bankruptcy.

4.2	Repetition of representations and warranties

The representations and warranties in Clause 4.1 (Representations and Warranties) shall be given on the Closing Date, the date of each Advance and (if different) each Monthly Settlement Date, except in respect of Clause 4.1(m) and (n) which shall be given on a monthly basis and Clause 4.1(l) which shall be given on a weekly or a monthly basis, as applicable.

5.	COVENANTS

5.1	Positive covenants of the Purchaser

At all times from the date of this Agreement to the Final Payout Date, unless the Funding Agent shall otherwise consent in writing:

(a)	Reporting requirements

The Purchaser shall maintain a system of accounting established and administered in accordance with GAAP, and shall furnish (or cause to be furnished) to the Funding Agent:

(i)	Annual reporting

Within 305 days after the close of each of its fiscal years, unaudited financial statements of the Purchaser, prepared in accordance with GAAP, including a balance sheet as of the end of such period and the related statements of operations and shareholder’s equity, all certified by a director of the Purchaser.

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(ii)	Compliance certificate

Together with the financial statements required under this Agreement, a certificate signed by a director of the Purchaser stating that:

(A)	the attached financial statements have been prepared in accordance with GAAP and fairly present the financial condition of the Purchaser; and

(B)	to the best of that Person’s knowledge, no Event of Default or Potential Event of Default exists, or if any Event of Default or Potential Event of Default exists, stating the nature and status of such default and the steps taken (if any) being taken to remedy it.

(iii)	Shareholders statements and reports

Promptly upon the furnishing of any statements and reports to the shareholders of the Purchaser, copies of all financial statements, reports and proxy statements so furnished.

(iv)	Notice of Events of Default, etc.

As soon as possible and in any event within three Business Days after the Purchaser obtains actual knowledge of:

(A)	the occurrence of any Event of Default or Potential Event of Default, a statement of a director of the Purchaser setting out details of such Event of Default or Potential Event of Default or Intramonth Payment Cash Trapping Event and the action which it proposes to take in respect of that default, which information shall be updated promptly from time to time;

(B)	any litigation, investigation or proceeding that may exist at any time between it and any Person or any litigation or proceeding relating to any Transaction Document, notice of that litigation, investigation or proceeding; and

(C)	any event or condition which ~~might~~would or would be reasonably likely to have a Material Adverse Effect, notice of that event or condition.

(v)	Information under Transaction Documents

Promptly upon its receipt of any report, document, information or notice delivered by any Seller pursuant to any Transaction Document and not concurrently delivered to the Funding Agent, a copy of the same.

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(b)	Maintenance of existence, etc.

The Purchaser shall do all things necessary to remain duly organised, validly existing and in good standing in its jurisdiction of organisation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(c)	Compliance with Laws, etc.

The Purchaser shall:

(i)	comply in all material respects with all Laws to which it or its respective assets, undertaking or properties may be subject; and

(ii)	preserve and maintain its corporate existence, licenses, rights, franchises, qualifications and privileges.

(d)	Furnishing of information and inspection of records

(i)	The Purchaser shall furnish to the Funding Agent from time to time such information with respect to the Purchaser or the Affected Assets as the Funding Agent may reasonably request, subject to not less than ten Business Days prior written notice, including listings identifying the Obligor and the Unpaid Balance of each Receivable.

(ii)	Upon not less than ten Business Days prior written notice by the Funding Agent, the Purchaser shall, at any time and from time to time, but not more frequently than once a year (except whilst an Event of Default or Servicer Default is continuing, in which case, not more frequently than four times a year), during regular business hours, permit the Funding Agent, or its agents or representatives, at the expense of the Purchaser:

(A)	to examine and make copies of and take abstracts from all books, records and documents (including computer tapes and disks) relating to the Receivables or the other Affected Assets, including any related Contract; and

(B)	to visit the offices and properties of the Purchaser, for the purpose of examining such materials described in Clause 5.1(d)(i), and to discuss matters relating to the Affected Assets or the Purchaser’s performance under this Agreement, under the Contracts, if any, and any other Transaction Document to which it is a party, with any of the officers, directors, relevant employees or independent public accountants of the Purchaser having knowledge of such matters. Subject to Clause 9.9 (Consent to disclosure), any agents and representatives of the Funding Agent shall be bound to treat any information received pursuant to this Clause 5.1(d) as confidential.

(e)	Performance and compliance with Receivables and ~~Servicing Standards~~Credit and Collection Policy

The Purchaser shall, at its own expense, and shall ensure that each Seller and the Servicer shall, timely and fully perform and comply with all material provisions, covenants and other promises, if any, required to be observed by it under any Contract related to the Receivables.

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(f)	Collections

Following the occurrence of an Event of Default which is continuing, the Purchaser shall (or shall require the Servicer and the Sellers to) instruct all relevant Obligors to cause all Collections to be deposited directly to Purchaser Account 1 or any other Purchaser Account specified by the Funding Agent.

(g)	Accounts

The Purchaser shall procure that, following the occurrence of an Event of Default which is continuing no amounts other than Collections are received in each Purchaser Account.

(h)	Limitation on business activities

The Purchaser shall not engage in any business other than the transactions contemplated by the Transaction Documents and activities reasonably incidental to such transactions. The officers and directors of the Purchaser (as appropriate) shall make decisions with respect to the business and daily operations of the Purchaser independent of and not dictated by any controlling Person.

(i)	Organic documents

The Purchaser shall not, in any respects, amend, alter, change or repeal its Organic Documents without the prior written consent of the Funding Agent, that consent not to be unreasonably withheld or delayed.

(j)	Change in accountants or accounting policies

The Purchaser shall promptly notify the Funding Agent of any change in its accountants or accounting policy.

(k)	Security interest, etc.

The Purchaser shall, at its expense, take (or cause to be taken) all action necessary or in the opinion of the Funding Agent desirable to establish and maintain in favour of the Funding Agent for the benefit of the Secured Parties a valid, enforceable and perfected first priority security interest in the Affected Assets, free and clear of all Adverse Claims and in any event ranking ahead of any other security interest and the interest of any other creditor of the Purchaser or the Sellers, and shall promptly execute and deliver all instruments and take any other such actions as maybe necessary or desirable, or as the Funding Agent may reasonably request, to perfect, protect or more fully evidence such security interest.

(l)	Note Issuance Facility Agreement

The Purchaser shall, at the request of the Funding Agent, enter into the Note Issuance Facility Agreement no later than 1 March 2008, provided that this request is made prior to such date and provided that the Purchaser has been given a reasonable period of time prior to such date in which to review and approve the proposed form of the Note Issuance Facility Agreement. The Note Issuance Facility Agreement shall be on

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terms that are equivalent to those set out in this Agreement, except for those changes which are reasonably required to reflect the cost of funds of the Conduit Assignee and the other costs of the Conduit Assignee and its service providers and the fact that the funding is provided by the Conduit Assignee to the Purchaser in the form of notes issued at a discount rather than the interest-bearing loan provided by the Lender to the Purchaser under this Agreement.

(m)	~~(l)~~ Enforcement of Transaction Documents

The Purchaser, on its own behalf and on behalf of the Funding Agent and the Lender, shall promptly procure compliance with and/or, as appropriate, enforce all covenants and obligations of the Sellers and the Servicer contained in the Transaction Documents. The Purchaser shall deliver consents, approvals, directions, notices, waivers and take other actions under any Transaction Document as may be directed by the Funding Agent.

5.2	Negative covenants of the Purchaser

At all times from the date of this Agreement to the Final Payout Date, unless the Funding Agent shall otherwise consent in writing:

(a)	No sales, liens, etc.

Except as otherwise provided in this Agreement or in the other Transaction Documents, the Purchaser shall not:

(i)	sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to any of the Affected Assets, including any Adverse Claim arising from an Adverse Claim on any inventory or goods other than Permitted Exceptions;

(ii)	assign any right to receive income in respect of such Adverse Claim; or

(iii)	issue any security to, or sell, transfer or otherwise dispose of any of its property or other assets to any Person.

(b)	No extension or amendment of Receivables

The Purchaser shall not:

(i)	extend, amend or otherwise modify the terms of any Receivable ; or

(ii)	amend, modify or waive any term or condition of any Contract related to any Receivable,

other than, in each case, in accordance with the ~~Servicing Standards~~Credit and Collection Policy and provided that such extension, amendment, modification or waiver would not reasonably be expected to have a Material Adverse Effect.

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(c)	No Subsidiaries, mergers, etc.

The Purchaser shall not consolidate or merge with or into, or sell, lease or transfer all or substantially all of its assets to, any other Person. The Purchaser shall not form or create any Subsidiary without the prior written consent of the Funding Agent.

(d)	No change in payment instructions to Obligors

Following the occurrence of an Intramonth Payment Cash Trapping Event or an Event of Default which is continuing, the Purchaser shall not (and shall not permit the Servicer to) make any change in the instructions to Obligors regarding payments to be made to any collection account of any Seller or to any Purchaser Account, unless:

(i)	those instructions are to deposit those payments in another Purchaser Account, as directed by the Funding Agent or Lender; and

(ii)	the Funding Agent shall have received written notice of and approved in writing such change at least 30 days prior thereto.

(e)	Deposits to Purchaser Accounts and Lender Account

The Purchaser shall not at any time deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Purchaser Account or the Lender Account cash or cash proceeds other than Collections or other amounts specifically contemplated by the Transaction Documents.

(f)	No impairment of security

The Purchaser shall not take any action or permit any action to occur or suffer any circumstance to exist which would result in any security or security interest granted, or charge or security agreement or document entered into or registered or filed, in connection with this Agreement or any other Transaction Document becoming impaired or unenforceable in any material respect.

(g)	No amendment of Transaction Documents

The Purchaser shall not amend, modify, or supplement any Transaction Document or waive any provision of any Transaction Document, in each case except with the prior written consent of the Funding Agent, nor shall the Purchaser take, or permit the Servicer or any Seller to take, any other action not permitted under any Transaction Document which is inconsistent with the terms of this Agreement or any other Transaction Document.

(h)	Other Indebtedness

Except as provided in this Agreement, the Purchaser shall not create, incur, assume or suffer to exist any Indebtedness, whether current or funded, or any other liability other than:

(i)	Indebtedness of the Purchaser arising under this Agreement or under the Receivables Transfer Agreement for the ~~Transfer~~Purchase Price; and

(ii)	other Indebtedness incurred in the ordinary course of its business in an amount not to exceed £5,000 (or its equivalent) in the aggregate at any time outstanding.

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(i)	Payments under Receivables Transfer Agreement

The Purchaser shall not acquire any Receivable other than through, under, and pursuant to the terms of, the Receivables Transfer Agreement, and the Purchaser shall not become obligated to pay, and shall not make payment of, any amounts to the Sellers, other than payments (including the cash portion and the subordinated indebtedness owing by the Purchaser to the Sellers) arising out of the Transfer of Receivables pursuant to the Receivables Transfer Agreement made in accordance with the terms of the Receivables Transfer Agreement.

(j)	Restricted payments

The Purchaser shall not:

(i)	purchase or redeem any shares of its capital stock;

(ii)	prepay, purchase or redeem any Indebtedness;

(iii)	lend or advance any funds; or

(iv)	repay any loans or advances to, for or from any Person,

except, in the case of Clause 6.3(j)(ii) to (iv), to the extent permitted by the Transaction Documents.

6.	EVENTS OF DEFAULT

6.1	Events of Default

The occurrence of any one or more of the following events shall constitute an Event of Default:

(a)	Non-payment

The Purchaser or any Seller Party shall fail to make any payment or deposit required to be made by it under this Agreement, the Servicing Agreement, the Parent Undertaking Agreement or any other Transaction Document:

(i)	on the date when due under this Agreement or any of the Transaction Documents in the case of any payment of Net Advances, Interest or any deposit of Collections on Receivables; or

(ii)	within five Business Days after the receipt of the relevant invoice or a written notice that such amount is due under this Agreement or under and Transaction Document in the case of expenses, indemnities or other amounts not covered by Clause 6.1(a)(i), unless, in each case, the failure to pay is caused by administrative or technical error and payment is made within one additional Business Day of its due date.

(b)	Misrepresentation

Any representation, warranty, certification or statement made or deemed made by the Purchaser or any Seller Party in this Agreement, any other Transaction Document or

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in any other information, report or document delivered pursuant to this Agreement or to any other Transaction Document shall prove to have been incorrect in any material respect when made or deemed made or delivered and such default shall be continuing for thirty days after the Purchaser or such Seller Party obtains actual knowledge of such default.

(c)	Breach of obligations

Any of the following shall occur:

(i)	the Purchaser shall default in the performance in any material respect of any covenant or undertaking (other than those covered by Clause 6.1(a) (Non-payment)) to be performed or observed under Clauses 5.1(a)(iv) (Notice of Events of Default, etc.), ~~5.1(l)~~0 (Enforcement of Transaction Documents), 5.2(a) (No sales, liens, etc.), 5.2(d) (No change in payment instructions to Obligors), 5.2(f) (No impairment of security) or 5.2(g) (No amendment of Transaction Documents); or

(ii)	the Purchaser, the Servicer or any Seller shall default in the performance in any material respect of any covenant or undertaking to be performed under the Servicing Agreement, the Receivables Transfer Agreement or any other Transaction Document corresponding to any of those covenants or undertakings referred in Clause 6.1(c)(i).

and, in each case, such default shall be continuing for five Business Days after the Purchaser or the relevant Seller Party obtains actual knowledge of that default.

(d)	Other obligations

The Purchaser or any Seller Party shall default in the performance in any material respect of any covenant or undertaking (other than those described in Clauses 6.1(a) (Non-payment) and 6.1(c) (Breach of Obligations)) to be performed or observed under this Agreement or any other Transaction Document to which it is a party and such default shall be continuing for thirty days after the Purchaser or that Seller Party obtains actual knowledge of that default, provided that, if the relevant Seller has used all reasonable endeavours to sell the relevant Residential Property within the relevant period in accordance with Clause 6.2(h) (Sale of Residential Properties and Payment of Sale Proceeds) of the Receivables Transfer Agreement and the Residential Property remains unsold at the end of that period, the fact that such Residential Property remains unsold shall not, for the avoidance of doubt, in itself constitute a breach of this Agreement.

(e)	Insolvency

An Event of Bankruptcy shall occur with respect to the Parent, the Purchaser, any Seller, the Servicer or any other Seller Party.

(f)	Title to Affected Assets

The Purchaser shall for any reason fail or cease to have a valid, enforceable and perfected ownership interest or beneficial ownership interest, as the case may be, in all of the Receivables and the other Affected Assets (other than Permitted Exceptions and other than imperfections in title that are in the opinion of the Funding Agent, immaterial, individually and in the aggregate), free and clear of any Adverse Claim (other than Permitted Exceptions and other than Adverse Claims arising under this Agreement or under the other Transaction Documents).

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(g)	Invalidity of security, etc.

(i)	The Funding Agent, on behalf of the Secured Parties, shall for any reason fail or cease to have a valid, enforceable and perfected first priority security interest ranking ahead of any other security interest and the interest of any other creditor of the Purchaser and the Sellers in the Purchaser’s interest in all of the Receivables and the other Affected Assets, free and clear of any Adverse Claim (other than Permitted Exceptions and other than Adverse Claims arising under this Agreement or under the other Transaction Documents).

(ii)	The Parent Undertaking Agreement ceases to be:

(A)	a legal, valid and binding obligation of the Parent; and

(B)	subject to applicable bankruptcy, insolvency, moratorium or other similar Laws affecting the rights of creditors generally, enforceable against the Parent in accordance with its terms.

(h)	Servicer Default

A Servicer Default shall occur.

(i)	Cross Default/Acceleration

(i)	Failure of the Parent to pay any principal and/or interest in respect of any Indebtedness under any indenture or agreement governing any Indebtedness the principal amount of which exceeds $25,000,000 and such failure shall continue beyond the applicable grace period, if any, specified in the agreement or instrument governing such Indebtedness; or

(ii)	The default by the Parent in the performance of any term, provision or condition contained in any agreement described in clause (i)(i) above, or the existence of any event or condition with respect to any Indebtedness arising under any such agreement, if the effect of such default, event or condition is to cause, or permit the holder of such Indebtedness for Borrowed Money to cause, such Indebtedness to become due prior to its stated maturity including, without limitation, the occurrence of any “Event of Default” under the Parent’s Credit Agreement; or

(iii)	Any Indebtedness of the Parent in a principal amount exceeding $25,000,000 shall be declared to be due and payable or is required to be prepaid (other than by a regularly scheduled payment or a mandatory redemption or prepayment provision) prior to the scheduled date of maturity thereof.

(j)	Judgments

One or more final judgments for the payment of money in an aggregate amount greater than, in respect of the Purchaser £5,000 and in respect of Cartus Holdings Limited, £10,000,000 (or, in each case, its equivalent in any other currency or currencies) shall be entered against the Purchaser or Cartus Holdings Limited, respectively, and such judgment shall be continuing unsatisfied and in effect for thirty consecutive days without a stay of execution.

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(k)	Change of control

A Change of Control occurs.

(l)	Repudiation

Any material provision or provisions of this Agreement or any other Transaction Document to which the Purchaser or any Seller Party is a party shall cease to be in full force and effect or the Purchaser or any Seller Party shall so state in writing.

(m)	Taxation

If:

(i)	the Purchaser shall become obligated to pay any corporate income tax; or

(ii)	any Seller Party shall become obligated to make any withholding or deduction on account of any Taxes from any payment pursuant to any Transaction Document;

and the aggregate amount of the obligations described in Clause 6.1(m)(i) and 6.1(m)(ii), excluding any obligation which is disclosed in the letter dated on or about the Closing Date from Cartus Limited to the Funding Agent, shall exceed in any fiscal year £25,000 (or its equivalent in any other currency or currencies).

(n)	Cessation of business

Any Seller Party:

(i)	ceases or threatens to cease to carry on the whole of its currently existing mobility business(es) in the United Kingdom, other than where that Seller Party has ceased to Transfer Receivables to the Purchaser under the Receivables Transfer Agreement and has no obligations of any kind whatsoever under any of the Transaction Documents in respect of the Receivables previously Transferred to the Purchaser under the Receivables Transfer Agreement; or

(ii)	ceases to carry on or disposes of a part of its business and such cessation or disposal materially and adversely affects the volume or the composition of the Receivables which are the subject of this transaction; or

(iii)	stops payment or threatens to stop payment of its debts (which cessation or threat thereof would, in the opinion of the Funding Agent or the Lender be likely to affect materially and adversely the ability of any Seller Party to perform its obligations under the Transaction Documents, or any of them).

6.2	Remedies

(a)	Upon the occurrence and during the continuation of any Event of Default other than Events of Default of the types referred to in Clause 6.1(e), 6.1(f) or 6.1(g), the Funding Agent may, and at the direction of the Lender the Funding Agent shall, by notice to the Purchaser, with a copy to the Servicer, do any of the following:

(i)	declare the Termination Date to have occurred, and upon such declaration the Termination Date shall occur and no further Advances may be made under this Agreement; and/or

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(ii)	declare the principal amount of the Advances, together with interest accrued thereon and all other Aggregate Unpaids, to be immediately due and payable, and upon such declaration all such amounts shall become and be immediately due and payable, in each case, without any further notice, demand or other further action of any kind, all of which the Purchaser irrevocably waives.

(b)	Upon the occurrence and during the continuation of any Event of Default of the type described in Clause 6.1(e) (Insolvency), 6.1(f) (Title to Affected Assets) or 6.1(g) (Invalidity of Security, etc.):

(i)	the Termination Date shall occur; and

(ii)	the principal amount of all Advances, together with interest accrued on such Advances and all other Aggregate Unpaids, shall become and be immediately due and payable,

in each case, immediately and automatically without any notice, demand or other action of any kind, all of which the Purchaser irrevocably waives.

(c)	The Funding Agent may, and at the direction of the Lender the Funding Agent shall, enforce its security interests in the Affected Assets pursuant to the Security Documents and exercise, on behalf of the Funding Agent and the Secured Parties, any and all other rights and remedies of the Funding Agent and the Secured Parties under this Agreement, the Security Documents and the other Transaction Documents.

(d)	The Funding Agent shall have and may exercise, in addition to its rights and remedies under this Agreement and the other Transaction Documents, any and all other rights and remedies provided under the Laws of each applicable jurisdiction and other applicable Laws, all of which rights and remedies shall be cumulative.

7.	INDEMNIFICATION; EXPENSES; RELATED MATTERS

7.1	Indemnities by the Purchaser

(a)

Without limiting any other rights which the Indemnified Parties may have under this Agreement, under any other Transaction Document or under applicable Law, the Purchaser agrees to indemnify the Lender, the Funding Agent~~, the Arranger and, following any transfer to a Conduit Assignee in accordance with Clause 9.8, any Conduit Assignee and any person supporting the financing activities of the Conduit Assignee (including by providing any credit or liquidity support to the Conduit Assignee)~~ and the Arranger and each of their respective officers, directors, employees, counsel and other agents (collectively, Indemnified Parties) from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable legal advisers’ fees (which such legal advisers may be employees of the Indemnified Parties, as applicable) and disbursements arising out of or as a result of

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this Agreement, the other Transaction Documents, the provision of the Commitments or the making of Advances or any of the transactions contemplated by this Agreement or by any of the Transaction Documents (including, but not limited to any such damages, losses, claims, liabilities, costs and expenses which are awarded against or incurred by any of them in any action or proceeding between the Purchaser, any Seller Party (including any Affiliate of any Seller acting as Servicer or Sub-Servicer) or any Affiliate of the foregoing and any of the Indemnified Parties or between any of the Indemnified Parties and any third party) (all of the foregoing being collectively referred to as Indemnified Amounts), excluding, however:

(i)	Indemnified Amounts to the extent resulting from negligence or wilful misconduct on the part of such Indemnified Party; or

(ii)	recourse (except as otherwise specifically provided in this Agreement) for losses directly resulting from the failure of the Obligors to make payment in respect of Receivables in circumstances where the relevant Seller is not in breach of the Contract or its obligations under the Transaction Documents.

(b)	Without limiting the generality of the foregoing (and subject to Clauses 7.1(a)(i) and 7.1(a)(ii) (Indemnities by the Purchaser)), the Purchaser shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

(i)	any representation or warranty made by the Purchaser, the Servicer, the Parent or any other Seller Party or any officers of the Purchaser, the Servicer, the Parent or any other Seller Party under or in connection with this Agreement, the Receivables Transfer Agreement, any of the other Transaction Documents, any Servicer Report or any other information or report delivered by the Purchaser, the Servicer, the Parent or any other Seller Party pursuant to this Agreement, or pursuant to any of the other Transaction Documents which shall have been incomplete, false or incorrect in any material respect when made or deemed made;

(ii)	the failure by the Purchaser, the Servicer, the Parent or any other Seller Party to comply with any applicable Law with respect to any Receivable or any related Contract including any disclosure of or other action or omission relating to information relating to any Obligor by any Servicer, the Parent or any Seller Party, or the nonconformity of any Receivable or any related Contract with any such applicable Law;

(iii)	the failure for any reason:

(A)	to vest and maintain (or cause to be vested and maintained) in the Purchaser a valid, enforceable and perfected ownership interest or trust interest (as the case may be) in each Receivable or, where applicable in accordance with the Transaction Documents, the proceeds thereof and all of the other Affected Assets free and clear of any Adverse Claim (other than Permitted Exceptions and Adverse Claims arising under this Agreement or under the other Transaction documents) and the interest of any other creditor of the Purchaser or the Sellers; or

(B)

to vest and maintain in the Funding Agent, on behalf of the Secured Parties, a valid, enforceable and perfected first priority security interest ranking ahead of any other security interest and the interest of

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any other creditor of the Purchaser or the Sellers, in its interest in each Receivable or, where applicable in accordance with the Transaction Documents, the proceeds thereof and all of the other Affected Assets, free and clear of any Adverse Claim (other than Permitted Exceptions and Adverse Claims arising under this Agreement or under any other Transaction Document); and

(iv)	the creation of any Adverse Claim in favour of any Person with respect to the Receivables or any of the other Affected Assets other than as specifically provided by the Transaction Documents;

(v)	the occurrence of any Event of Default which is continuing relating to the Purchaser;

(vi)	any dispute, claim, set-off or defence (other than discharge in insolvency) of any Obligor to the payment of any of its Receivables (including a defence based on the assertion that the Receivable or any related Contract is not the legal, valid and binding obligation of that Obligor enforceable against it in accordance with its terms), or any other claim resulting from the services related to that Receivable or the furnishing or failure to furnish those services, or from any breach or alleged breach of any restriction relating to the ability of any Seller to deal with the Receivables in the manner contemplated by the Transaction Documents;

(vii)	any failure of the Servicer to perform its duties or obligations in accordance with the Servicing Agreement;

(viii)	any product liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with services which are the subject of any Receivable;

(ix)	any lawsuit, order, consent decree, judgment, claim or other action of whatever sort relating to, or otherwise in connection with, any environmental, health, safety or Hazardous Material law, rule, regulation, ordinance, code, policy or rule of common law now or in the future in effect;

(x)	the failure by the Purchaser or any Seller Party to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties or obligations under the Receivables or any related Contracts;

(xi)	the Net Advances exceeding the Total Borrowing Base at any time and the excess amount is not reduced to zero within five Business Days of the Purchaser obtaining actual knowledge of that breach;

(xii)	the failure of the Purchaser, the Servicer, the Parent or any other Seller Party to pay when due any Taxes (other than Excluded Taxes) payable in connection with the Transfer of any of the Receivables;

(xiii)	any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Advances which that Indemnified Party believes in good faith is required to be made;

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(xiv)	at any time after the occurrence of an Intramonth Payment Cash Trapping Event or an Event of Default which is continuing, when CL or any Affiliate of CL is the Servicer or a Sub-Servicer, the commingling by the Purchaser or any Seller Party of Collections of Receivables with any other funds;

(xv)	any investigation, litigation or proceeding related to this Agreement or any of the other Transaction Documents;

(xvi)	any inability to obtain any judgment in or utilise the court or other adjudication system of, any state or country in which an Obligor may be located as a result of the failure of the Purchaser or any Seller Party to qualify to do business or file any notice of business activity report or any similar report;

(xvii)	except for recourse (other than as specifically provided in the Transaction Documents) for uncollectible Receivables, any attempt by any Person to void, rescind or set aside any Transfer by any Seller to the Purchaser of any Receivable or other related Affected Asset under statutory provisions or common law or equitable action, including any provision of any Insolvency Law; or

(xviii)	any action taken by the Purchaser, the Servicer or Sub-Servicer in the enforcement or collection of any Receivable.

7.2	Indemnity for taxes, reserves and expenses

(a)	If after the Closing Date, the adoption of any Law or bank regulatory guideline or any amendment or change in the administration, interpretation or application of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application of any Law or bank regulatory guideline, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

(i)	subjects any Indemnified Party (or its applicable lending office) to any tax, duty or other charge (other than Excluded Taxes) with respect to this Agreement, the other Transaction Documents, the financing of the Asset Interest, any of the transactions contemplated by this Agreement or by any other Transaction Document or payments of amounts due under this Agreement, or changes the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the other Transaction Documents, the financing of the Asset Interest, any of the transactions contemplated by this Agreement or by any other Transaction Document or payments of amounts due under this Agreement or its obligation to advance funds under this Agreement, under any agreement supporting the financing activities of the Lender ~~(including any credit or liquidity support furnished to the Lender)~~ or otherwise in respect of this Agreement, the other Transaction Documents, the financing of the Asset Interest or any transactions contemplated by this Agreement or by any other Transaction Document (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on that Indemnified Party by the jurisdiction in which that Indemnified Party’s principal executive office is located);

(ii)	imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit

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extended by, any Indemnified Party or imposes on any Indemnified Party, or on the London interbank market or any other market in which funds are normally raised or deposited, any other condition affecting this Agreement, the other Transaction Documents, the financing of the Asset Interest, any of the transactions contemplated by this Agreement or by any other Transaction Document or payments of amounts due under this Agreement or its obligation to advance funds under this Agreement, under any agreement supporting the financing activities of the Lender ~~(including any credit or liquidity support furnished to the Lender)~~ or otherwise in respect of this Agreement, the other Transaction Documents, the financing of the Asset Interest, any of the transactions contemplated by this Agreement or by any other Transaction Document; or

(iii)	imposes upon any Indemnified Party any other condition or expense (including any loss of margin, reasonable attorneys’ fees and expenses, and expenses of litigation or preparation of such litigation in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the financing of the Asset Interest, any of the transactions contemplated by this Agreement or any other Transaction Document or payments of amounts due under this Agreement or its obligation to advance funds under this Agreement, under any agreement supporting the financing activities of the Lender ~~(including any credit or liquidity support furnished to the Lender)~~ or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Asset Interests, and the result of any of the foregoing is to increase the cost to, or to reduce the amount of any sum received or receivable by, such Indemnified Party with respect to this Agreement, the other Transaction Documents, the financing of the Asset Interest, the Receivables, the obligations under this Agreement, the funding of any purchases under this Agreement or under any agreement supporting the financing activities of the Lender ~~(including any credit or liquidity support furnished to the Lender)~~, by an amount deemed by such Indemnified Party to be material, then:

(A)	within 10 days after demand by that Indemnified Party through the Funding Agent, the Purchaser shall pay to the Funding Agent, for the benefit of that Indemnified Party, such additional amount or amounts as will compensate that Indemnified Party for that increased cost or reduction; and

(B)	the Purchaser shall take such other action as the Funding Agent may reasonably require to enable it to comply with, or to mitigate the effect on that Indemnified Party of, that restriction.

(b)

If any Indemnified Party shall have determined that after the date of this Agreement, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change in such guideline, or any change in the interpretation or administration of such guideline by any Official Body, or any request or directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party’s obligations under or with respect of this Agreement to a level below that which such Indemnified Party (or its parent) could have achieved but for that adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by

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such Indemnified Party to be material, then from time to time, within 10 days after demand by such Indemnified Party through the Funding Agent, the Purchaser shall pay to the Funding Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction. For the avoidance of doubt, any rule, regulation or interpretation issued by any financial accounting standards board shall constitute an adoption, change, request or directive subject to this Clause 7.2(b).

(c)	The Funding Agent shall promptly notify the Purchaser of any event of which it has actual knowledge, occurring after the date of this Agreement, which will entitle an Indemnified Party to compensation pursuant to Clause 7.2; provided that no failure to give or any delay in giving such notice shall affect the Indemnified Party’s right to receive such compensation. A notice by the Funding Agent or the applicable Indemnified Party claiming compensation under this Clause 7.2(c) and setting out the additional amount or amounts to be paid to it under this Agreement shall be conclusive in the absence of manifest error. In determining such amount, the Funding Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

7.3	Taxes

(a)	All payments and distributions made by the Purchaser to the Lender ~~(or any Conduit Assignee)~~, the Funding Agent or any other Person to whom a payment is owing by the Purchaser pursuant to the Transaction Documents (each, a recipient) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (such items being called Taxes), but excluding franchise taxes and taxes imposed on or measured by the recipient’s net income or gross receipts (Excluded Taxes), except to the extent required by applicable Law or practice.

(b)	In the event that any withholding or deduction from any payment made by the Purchaser under this Agreement is required in respect of any Taxes, then the Purchaser shall:

(i)	withhold or deduct the required amount from such payment;

(ii)	pay (or procure the payment of) directly to the relevant authority the full amount required to be so withheld or deducted;

(iii)	promptly forward to the relevant recipient an official receipt or other documentation satisfactory to such recipient evidencing such payment to such authority; and

(iv)	except in the case of Excluded Taxes, pay (or procure the payment of) to the relevant recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by that recipient will equal the full amount that such recipient would have received had no such withholding or deduction been required.

(c)

If any Taxes (other than Excluded Taxes) are directly asserted against any recipient with respect to any payment or income earned or received by that recipient under this Agreement or under any other Transaction Document, the payor will, to the extent not otherwise paid under any other provision of this Agreement or any other Transaction

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Document, promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amounts received and retained by that recipient after the payment of those Taxes (including any Taxes on that additional amount) shall equal the amount that recipient would have received had those Taxes not been asserted.

(d)	If the Purchaser fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, in each case, in accordance with Clause 7.3(b), the Purchaser shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by the recipient as a result of such failure.

(e)	In the event that:

(i)	the Purchaser pays any additional amount or amounts pursuant to Clause 7.3(b)(iv) (an additional tax payment); and

(ii)	the recipient of an additional tax payment reasonably determines (in its sole, good faith opinion) that, as a result of the payment of such additional tax payment or relevant deduction or withholding, it is effectively entitled to obtain and retain a refund of any Taxes or a tax credit in respect of Taxes which reduces the tax liability of that recipient (a tax savings), then that recipient shall, to the extent it can do so without prejudice to the amount of any other deduction, credit or relief, following effective receipt of such tax savings, reimburse to the Purchaser such amount as that recipient shall reasonably determine (in its sole, good faith opinion) to be the proportion of the tax savings as will leave such recipient (after that reimbursement) in no better or worse position than it would have been in had the payment by the Purchaser in respect of which the foregoing additional tax payment was made not been subject to any withholding or deduction on account of Taxes.

(f)	If the Purchaser shall have received from any recipient any amount described in Clause 7.3(e) and it is subsequently determined that that recipient was not entitled to obtain or retain the amount of the tax savings claimed, then the Purchaser shall repay that amount to that recipient; provided that:

(i)	the Purchaser has received an equivalent payment from another source pursuant to the terms of one or more Transaction Documents; and

(ii)	the Purchaser shall be required to return only so much of that amount as shall leave the Purchaser in no better or worse position than it would have been in had it not previously received any reimbursement of any portion of such tax savings.

(g)	Each recipient shall have sole discretion to arrange its affairs (including its tax affairs) without regard to Clause 7.3(e) or 7.3(f) and no recipient shall be obligated to seek a refund or to disclose any information regarding its affairs (including its tax affairs) or computations to the Purchaser.

(h)	If the Purchaser is obliged to make a payment to a recipient which is a Treaty Person, that recipient and the Purchaser shall co-operate in completing any procedural formalities necessary for the Purchaser to obtain authorisation to make that payment without having to make a deduction or withholding.

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(i)	The Purchaser shall not be required to pay an additional amount or amounts under Clause 7.3(b) or 7.3(c) in respect of any Taxes if and to the extent that such Taxes would not have been payable if:

(i)	at the relevant time the recipient had been a Treaty Person, but at that time the recipient is not a Treaty Person other than as the result of any change after the date on which it became Party to any Transaction Document in (or in the interpretation, administration or application of) any Law or published practice of any taxing authority; or

(ii)	the recipient had complied with its obligations under Clause 7.3(h).

7.4	Other costs and expenses

(a)	The Purchaser agrees, upon receipt of a written invoice, to pay or cause to be paid, and to hold the Lender, the Funding Agent and the Arranger harmless against liability for the payment of, all direct and reasonable out of pocket expenses (including legal advisers’, accountants’ and other third parties’ fees and expenses, any filing fees and expenses incurred by officers or employees of the Lender, the Funding Agent, or the Arranger) or intangible, documentary or recording taxes incurred by or on behalf of the Lender, the Funding Agent or the Arranger in connection with:

(i)	the preparation, negotiation, execution and delivery of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant to this Agreement and the other Transaction Documents and the transactions contemplated by this Agreement and the other Transaction Documents (including the perfection or protection of the Asset Interest);

(ii)	any amendments, waivers or consents under this Agreement and the other Transaction Documents;

(iii)	the Lender’s or the Funding Agent’s enforcement or preservation of rights (including the perfection and protection of the Asset Interest under this Agreement); and

(iv)	any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents,

(all of such amounts, collectively, Transaction Costs).

(b)	The Purchaser agrees to pay on demand all stamp and other Taxes (other than Excluded Taxes) and fees (including, interest, late payment fees and penalties) paid, payable or determined to be payable in connection with the execution, delivery, performance (including any sale of Receivables), filing and recording of this Agreement, any other Transaction Document or any other instrument, document or agreement filed or delivered in connection with this Agreement or other Transaction Documents.

7.5	Breakage costs

(a)	The Purchaser shall pay the Lender, on demand, such amount or amounts as shall compensate the Lender for any loss, cost or expense incurred by the Lender as a result of:

(i)	any Advance not being made on the date on which that Advance was to be made pursuant to Clause 2 (Advances and payments) or

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(ii)	any Advance being repaid on a date other than a Monthly Settlement Date.

(b)	In the case of any amount payable as a result of Clause 7.5(a)(ii), the amount shall be limited to the amount by which:

(i)	any loss or expense suffered by the Lender during the period from the date of receipt of such repayment to (but excluding) the next Monthly Settlement Date; exceeds

(ii)	the income, if any, received by the recipient from investing the proceeds of that repayment.

(c)	The determination by the Lender of the amount of any such loss or expense shall be set out in a written notice to the Purchaser in reasonable detail and shall be conclusive, absent manifest error.

7.6	Currency indemnity

If under any applicable Law or regulation, or pursuant to a judgment or order being made or registered against the Purchaser or any Seller Party, or the liquidation of any of the Purchaser or any Seller Party or for any other reason, any payment under or in connection with this Agreement or any Transaction Document is made (including any payment pursuant to Clause 7) (Indemnification; expenses; related matters) or fails to be satisfied, in a currency (the payment currency) other than the currency in which such payment is expressed to be due under or in connection with this Agreement or any Transaction Document or, in the event no currency is specified, a currency determined by the Person (in its reasonable good faith opinion) to whom such payment is owed or otherwise payable (the contractual currency), then, to the extent that the amount of such payment actually received by any Indemnified Party (the payee) when converted into the contractual currency at the rate of exchange falls short of the amount due, the Purchaser or relevant Seller Party (the currency payor) as a separate and independent obligation, shall indemnify and hold harmless the payee against the amount of that shortfall. For the purposes of this Clause 7.6, the term rate of exchange means the rate at which the payee is able, on or about the date of such payment, to purchase, in accordance with its normal practice, the contractual currency with the payment currency and shall take into account (and the currency payor shall be liable for) any premium and other costs of exchange including any taxes or duties incurred by reason of any such exchange.

8.	THE FUNDING AGENT

8.1	Appointment and authorisation of Funding Agent

(a)	The Lender irrevocably appoints, designates and authorises the Funding Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly delegated to the Funding Agent by the terms of this Agreement and any other Transaction Document, together with such other powers as are reasonably incidental thereto.

(b)	Each of the Lender, the Arranger, the Funding Agent and the Administrative Agent irrevocably appoints the Funding Agent to act as its security trustee in connection with the Security Documents. The Funding Agent shall hold the benefit of the Security Documents in trust for the Funding Agent, the Lender, the Arranger and the Administrative Agent.

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(c)	Each of the Lender, the Arranger, the Funding Agent and the Administrative Agent authorises the Funding Agent to exercise the rights, powers, authorities and discretions specifically given to the Funding Agent in its capacity as security trustee under or in connection with the Transaction Documents together with any other incidental rights, powers, authorities and discretions.

(d)	Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Funding Agent shall not have any duties or responsibilities, except those expressly set out in this Agreement, nor shall the Funding Agent have, or be deemed to have, any fiduciary relationship with the Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Funding Agent.

(e)	Without limiting the generality of the foregoing sentence, the use of the term “Funding Agent” in this Agreement with reference to the Funding Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

8.2	Delegation of duties

The Funding Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Funding Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care.

8.3	Liability of Funding Agent

No Funding Agent Related Person shall be:

(a)	liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document or the transactions contemplated by this Agreement or any other Transaction Document (except for its own gross negligence or wilful misconduct);

(b)	responsible in any manner to the Lender for any recital, statement, representation or warranty made by the Purchaser or any Seller Party, or any officer of the Purchaser or any Seller Party, contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Funding Agent under or in connection with, this Agreement or any other Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of the Purchaser, any Seller Party or any other party to any Transaction Document to perform its obligations under this Agreement or any other Transaction Document; or

(c)	under any obligation to the Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Purchaser, any Seller Party or any of their respective Affiliates.

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8.4	Reliance by Funding Agent

(a)	The Funding Agent shall be entitled to rely, and shall be fully protected in relying, upon any:

(i)	representation, writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons;

(ii)	any statement made by a director, authorised signatory or employee of any Person regarding any matters which may reasonably be assumed to be within his or her knowledge or within his or her power to verify; and

(iii)	any advice and statements of legal counsel (including counsel to the Purchaser or any Seller Party), independent accountants and other experts selected by the Funding Agent.

(b)	The Funding Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Lender as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lender against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

(c)	The Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Lender and such request and any action taken or failure to act pursuant to such a request shall be binding upon the Lender.

(d)	For purposes of determining compliance with the conditions specified in Clause 3 (Conditions precedent) on the Closing Date or the date of any Advance, the Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Funding Agent to the Lender for consent, approval, acceptance or satisfaction, or required under such conditions to be consented to or approved by or acceptable or satisfactory to the Lender.

8.5	Notice of default

(a)	The Funding Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default, a Potential Event of Default or a Servicer Default, unless the Funding Agent has received written notice from the Lender, the Purchaser or the Servicer describing that Event of Default, Potential Event of Default or a Servicer Default and stating that such notice is a “Notice of Event of Default”, “Notice of Potential Event of Default” or “Notice of Servicer Default”, as applicable. The Funding Agent will notify the Lender of its receipt of any such notice.

(b)

The Funding Agent shall (subject to Clause 8.4 (Reliance by Funding Agent)) take such action with respect to any Event of Default, Potential Event of Default or Servicer Default as may be requested by the Lender; provided that, unless and until

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the Funding Agent shall have received any such request, the Funding Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to that Event of Default, Potential Event of Default or Servicer Default as it shall deem advisable or in the best interest of the Lender.

8.6	Credit decision; disclosure of information by the Funding Agent

(a)	The Lender acknowledges that none of the Funding Agent Related Persons has made any representation or warranty to it, and that no act by the Funding Agent taken at a later date, including any consent to and acceptance of any assignment or review of the affairs of the Purchaser, any Seller Party or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by any Funding Agent-Related Person to the Lender as to any matter, including whether the Funding Agent Related Persons have disclosed material information in their possession.

(b)	The Lender represents to the Funding Agent that it has, independently and without reliance upon any Funding Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Purchaser, each Seller Party and their respective Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated, and made its own decision to enter into this Agreement and to extend credit to the Purchaser under this Agreement.

(c)	The Lender also represents that it shall, independently and without reliance upon any Funding Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Purchaser and the Seller Parties.

(d)	Except for notices, reports and other documents expressly required in this Agreement to be furnished to the Lender by the Funding Agent, the Funding Agent shall not have any duty or responsibility to provide the Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Purchaser, any Seller Party or their respective Affiliates which may come into the possession of any of the Funding Agent Related Persons.

8.7	Funding Agent in individual capacity

(a)	Calyon S.A., London Branch, (and each successor acting as Funding Agent) and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any of the Purchaser, the Servicer or Seller Party or any of their Subsidiaries or Affiliates as though Calyon S.A., London Branch, were not the Funding Agent under this Agreement and without notice to or consent of the Lender.

(b)	The Lender acknowledges that, pursuant to such activities, Calyon S.A., London Branch, and its Affiliates may receive information regarding the Purchaser, the Seller Parties and their respective Affiliates (including information that may be subject to confidentiality obligations in favour of such Person) and acknowledge that the Funding Agent shall be under no obligation to provide such information to it.

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8.8	Resignation of Funding Agent

(a)	The Funding Agent may resign as Funding Agent upon 30 days’ notice to the Lender. If the Funding Agent resigns under this Agreement, the Lender shall appoint a successor Funding Agent for the Lender. If no successor Funding Agent is appointed prior to the effective date of the resignation of the Funding Agent, the Funding Agent may appoint, after consulting with the Lender, a successor Funding Agent.

(b)	Upon the acceptance of its appointment as successor Funding Agent under this Agreement, such successor Funding Agent shall succeed to all the rights, powers and duties of the retiring Funding Agent and the term Funding Agent shall mean such successor Funding Agent and the retiring Funding Agent’s appointment, powers and duties as Funding Agent shall be terminated. After any retiring Funding Agent’s resignation under this Agreement as Funding Agent, the provisions of this Clause 8.8 and Clause 8.3 (Liability of Funding Agent) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Funding Agent under this Agreement.

(c)	If no successor Funding Agent has accepted appointment as Funding Agent by the date which is 30 days following a retiring Funding Agent’s notice of resignation, the retiring Funding Agent’s resignation shall nevertheless become effective on that date and the Arranger shall perform all of the duties of the Funding Agent under this Agreement until such time, if any, as the Lender appoints a successor Funding Agent as provided for above. It is understood and agreed that any resignation of the Funding Agent pursuant to this Clause 8.8 shall apply to all of such Funding Agent’s rights, duties and obligations in its capacity as Funding Agent and that under no circumstances may the Funding Agent resign with respect to only a portion of such rights, duties and obligations.

8.9	Security Documents

(a)	The Funding Agent shall accept without investigation, requisition or objection whatever title any Person may have to the assets which are subject to the Security Documents and shall not:

(i)	be bound or concerned to examine or enquire into the title of any person;

(ii)	be liable for any defect or failure in the title of any person, whether that defect or failure was known to the Funding Agent or might have been discovered upon examination or enquiry and whether it is capable of remedy or not; or

(iii)	be liable for any failure on its part to give notice of the Security Documents to any third party or otherwise perfect or register the security created by the Security Documents.

(b)	Upon the appointment of any successor Funding Agent under Clause ~~8.8,~~8.8 (Resignation of Funding Agent), the resigning Funding Agent shall execute and deliver such documents and do such other acts and things as may be necessary to vest in the successor Funding Agent all the rights and interests vested in the resigning Funding Agent under the Security Documents.

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(c)	Each of the Arranger, the Lender and the Administrative Agent authorises the Funding Agent to hold each security created pursuant to any Security Document in its sole name as security trustee for the Funding Agent and the Lender.

8.10	Distribution of proceeds of enforcement

(a)	To the extent that the Security Documents provide for the net proceeds of any enforcement to be applied against the Secured Obligations, the Funding Agent shall apply them in payment of any amounts due but unpaid under the Transaction Documents, if applicable in the order set out in Clause 11 (Application of proceeds) of the Security Agreement. This shall override any appropriation made by the Purchaser or any other Seller Party.

(b)	The Funding Agent may, at its discretion, accumulate proceeds of enforcement in an interest bearing account in its own name.

9.	MISCELLANEOUS

9.1	Term of Agreement

(a)	This Agreement shall terminate on the Final Payout Date; provided that:

(i)	the rights and remedies of the Funding Agent, the Lender and the Arranger with respect to any representation and warranty made or deemed to be made by the Purchaser pursuant to this Agreement;

(ii)	the indemnification and payment provisions of Clause 7 (Indemnification; Expenses; related matters); and

(iii)	the agreements set out in Clauses 9.9 ~~to 9.12,~~(Consent to disclosure) to 9.12 (No recourse), inclusive,

shall continue and survive any termination of this Agreement.

(b)	The Parties may, prior to the end of the date referred to in Paragraph (a) of the definition of Termination Date, agree to extend that date.

9.2	Waivers; amendments

(a)	No failure or delay on the part of the Funding Agent, the Lender or the Arranger in exercising any power, right or remedy under this Agreement shall operate as a waiver of such right or remedy, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise of such power, right or remedy or the exercise of any other power, right or remedy. The rights and remedies in this Agreement provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

(b)	Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Purchaser and the Lender (and, if Clause 8 (The Funding Agent) or the rights or duties of the Funding Agent are affected by such amendment or waiver, by the Funding Agent).

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9.3	Notices; payment information

All communications and notices provided for under this Agreement shall be provided in the manner described in Clause 1.6 (Notices; payment information) of the Schedule of Definitions.

9.4	Governing Law; submission to jurisdiction

(a)	This Agreement and the rights and obligations of the Parties shall be governed by, and construed in accordance with, English law.

(b)	Each of the Purchaser and the Lender agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated by this Agreement or any other Transaction Document and, for such purposes, irrevocably submits to the exclusive jurisdiction of English courts.

9.5	Entire agreement

This Agreement contains the final and complete integration of all prior expressions by the Parties with respect to the subject matter of this Agreement and shall constitute the entire Agreement among the Parties with respect to the subject matter of this Agreement superseding all prior oral or written understandings.

9.6	Severability and partial invalidity

(a)	Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(b)	If a court of competent jurisdiction determines that any term or provision of this Agreement as written is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall reduce the scope, duration, or area of the term or provision, delete specific words or phrases, or replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the court’s judgment may be appealed.

9.7	Counterparts; facsimile delivery

This Agreement may be executed in any number of counterparts and by different Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery by facsimile of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart of the Agreement.

9.8	Successors and assigns; binding effect

~~(a)~~ This Agreement shall be binding on the Parties and their respective successors and assigns; provided that the Purchaser may not assign any of its rights or delegate any of its

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duties under this Agreement or under any of the other Transaction Documents to which it is a party without the prior written consent of the Funding Agent. ~~Except as provided in Clause 9.8(b), the Lender may not assign, participate, grant security interests in, or otherwise transfer any portion of, the Advances, Asset Interest or its other rights and interests under this Agreement and the other Transaction Documents without the prior written consent of the Purchaser, such consent not to be unreasonably withheld or delayed.~~

~~(b)~~	~~The Lender may, from time to time, with prior or concurrent notice to the Purchaser and the Servicer, in one transaction or a series of transactions, transfer all or a portion of the Net Advances and its rights and obligations under this Agreement and any other Transaction Documents to which it is a party to a Conduit Assignee provided that in the case of an assignment to a Conduit Assignee, the Purchaser shall not be liable to pay amounts in accordance with Clause 7.2 or 7.3(b) to the extent that those amounts are greater than the amounts which would have been payable if the Lender had not assigned all or a portion of the Net Advances. Upon and to the extent of such transfer by the Lender to a Conduit Assignee:~~

~~(i)~~	~~that Conduit Assignee shall be the owner of the transferred portion of the Net Advances;~~

~~(ii)~~	~~the related Arranger for such Conduit Assignee will act as the Arranger for that Conduit Assignee, with all corresponding rights and powers, express or implied, granted to the Arranger under this Agreement or under the other Transaction Documents;~~

~~(iii)~~	~~that Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to the Lender and its Program Support Provider(s) in this Agreement and in the other Transaction Documents (including any limitation on recourse against that Conduit Assignee or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against that Conduit Assignee, and the right to transfer to another Conduit Assignee as provided in this Clause 9.8(b);~~

~~(iv)~~	~~that Conduit Assignee shall assume all (or the transferred or assumed portion) of the Lender’s obligations, if any, under this Agreement or any other Transaction Document, and the Lender shall be released from such obligations, in each case to the extent of that transfer, and the obligations of the Lender and that Conduit Assignee shall be several and not joint;~~

~~(v)~~	~~all distributions in respect of the Net Advances shall be made to the applicable Funding Agent or Arranger, as applicable, on behalf of the Lender and that Conduit Assignee on a pro rata basis according to their respective interests;~~

~~(vi)~~	~~the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing; and~~

~~(vii)~~	~~if requested by the Funding Agent or Arranger with respect to the Conduit Assignee, the Parties will execute and deliver such further agreements and documents and take such other actions as the Funding Agent or Arranger may reasonably request to evidence and give effect to the foregoing.~~

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9.9	Consent to disclosure

The Purchaser consents to the disclosure of any non-public information with respect to it received by the Funding Agent, the Lender or the Arranger to any other lender or potential lender, the Funding Agent, any Rating Agency, any dealer or placement agent of or depositary for any securities issued by or other Indebtedness incurred by the Lender, the Arranger, any Person supporting the financing activities of the Lender (including by providing any credit or liquidity support to the Lender) or any of such Person’s counsel or accountants; provided that that disclosure is necessary for the purpose of funding the transactions contemplated by this Agreement or any other Transaction Document.

9.10	Confidentiality

(a)	The Purchaser agrees that it will not disclose the contents of this Agreement or any other Transaction Document or any other proprietary or confidential information of or with respect to the Lender, the Funding Agent, the Arranger or any Participant except:

(i)	to its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognised statistical rating organisation, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information;

(ii)	as otherwise required by applicable Law or order of a court of competent jurisdiction; or

(iii)	if the Parent, acting reasonably, determines that the Purchaser is required by, or pursuant to, The United States Exchange Act 1934 to disclose any of the same.

(b)	Subject to Clause 9.9, each of the Funding Agent, the Arranger and the Lender agrees that it will not disclose this Agreement or any other Transaction Document or the terms of such documents or any confidential information of or with respect to the Purchaser to any other Person except as otherwise required by applicable Law or order of a court of competent jurisdiction.

9.11	No bankruptcy petition

~~(a)~~	~~Each of the Parties covenants and agrees that, following the transfer of all or a portion of the Net Advances to a Conduit Assignee, prior to the date which is one year and one day after the payment in full of all outstanding indebtedness of the Conduit Assignee, it will not institute against, or join any other Person in instituting against, the Conduit Assignee any proceeding of a type referred to in the definition of Event of Bankruptcy.~~

~~(b)~~ Each of the Parties covenants and agrees that, prior to the date which is two years and one day after the Final Payout Date, it will not institute against, or join any other Person in instituting against, the Purchaser any proceeding of a type referred to in the definition of Event of Bankruptcy.

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9.12	No recourse

~~(a)~~	~~Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Lender under this Agreement and all other Transaction Documents to which it is a party are solely the corporate obligations of the Lender and, following the transfer of all or a portion of the Net Advances to a Conduit Assignee, shall be payable solely to the extent of funds received from:~~

~~(i)~~	~~the Purchaser in accordance with this Agreement; or~~

~~(ii)~~	~~any other party to any Transaction Document in accordance with the terms of such Transaction Document, in each case in excess of funds necessary to pay the outstanding rated indebtedness of the Conduit Assignee.~~

~~(b)~~ Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Purchaser under this Agreement and all other Transaction Documents to which it is a party are solely the corporate obligations of the Purchaser and shall be payable solely to the extent of funds received by the Purchaser and available for application thereto in accordance with the terms of the Servicing Agreement and the other Transaction Documents.

9.13	Contracts (Rights of Third Parties) Act (1999)

A Person who is not a Party has no right under the Contracts (Rights of Third Parties) Act (1999) to enforce any term of this Agreement; but this does not affect any right or remedy of that Person which exists or is available apart from that Act.

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EXECUTION:

The Parties have shown their acceptance of the terms of this Agreement by executing it at the end of the Schedules.

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SCHEDULE 1

FACILITY AMOUNT

Facility Limit	£100,000,000

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SCHEDULE 2

FORM OF BORROWING REQUEST

UK Relocation Receivables Funding Limited (the Purchaser), pursuant to Clause 2.2(a) (Notice of borrowing) of the Receivables Funding Agreement, dated 4 April 2007 (as amended, modified, or supplemented from time to time, the Agreement), among the Purchaser, Calyon S.A., London Branch as Lender and Calyon S.A., London Branch, as Funding Agent and as Arranger, requests that an Advance be made pursuant to the Agreement.

Capitalised terms used in this request and not otherwise defined in this request have the meaning assigned to them in the Agreement.

The Purchaser requests:

The date of such Advance will be:	[•]

Next Monthly Settlement Date:	[•]

The amount of such Advance will be:	£[•]

The proceeds of the requested Advance should be credited to the following Account on the date of such Advance:

[Name of Bank]

ABA/SWIFT No.	[•]

Account No.	[•]

Reference No.	[•]

The Purchaser certifies as of the date of this request that the conditions precedent to such Advance set out in the Agreement have been satisfied, and that all of the representations and warranties made in Clause 4 (Representations and warranties) of the Agreement are true and correct on and as of the date of such Advance, both before and after giving effect to the Advance.

Dated:

[•]

By:

Name:

Title:

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Borrowing agreed by:

Name:

Title:

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SCHEDULE 3

LOCATION OF CERTAIN OFFICES OF THE PURCHASER

Principal Place of Business:	35 Great St. Helen’s, London EC3A 6AP

Registered Office:	35 Great St. Helen’s, London EC3A 6AP

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SCHEDULE 4

FORM OF NOTICE OF INTEREST

[Calyon S.A. letterhead]

The Directors

UK Relocation Receivables Funding Limited

c/- Structured Finance Management Limited

35 Great St. Helen’s

London EC3A 6AP

[Date]

Dear Sirs,

Cartus Receivables Securitisation

We refer to the Receivables Funding Agreement dated 4 April 2007 (as amended, modified, or supplemented from time to time, the Agreement), between UK Relocation Receivables Funding Limited, Calyon S.A., London Branch (as Lender) and Calyon S.A., London Branch (as Funding Agent).

On behalf of the Lender and pursuant to Clause 2.4(d) of the Agreement we hereby give you notice of the interest details applicable for the current Interest Period (as defined in the Agreement).

Interest Due:

Funding Amount	From	To	LIBOR	Total Rate	Interest

Commitment Fee Due:

Commitment Amount	From	To	Rate		Fee

Total Due

Accrued Interest should be credited to the following account on the forthcoming Monthly Settlement Date (as defined in the Agreement)~~, being [•]~~:

Bank:	[~~•~~HSBC Bank Plc]
Account Name:	[~~•~~Calyon London]
Sort Code:	[~~•~~50-10-30]
Account Number:	[~~•~~00492443]

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Swift Code:	[MIDLGB22]
Reference:	[~~•~~Cartus-Synd Loans]

Please do not hesitate to contact me should you have any queries.

Yours sincerely,

[•]

Calyon S.A.

cc:	Mr Jeremy Spring
Director of Finance
Cartus Limited
Frankland Road
Blagrove
Swindon SN5 8RS

Notice of interest agreed by:

Name:

Title:

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EXECUTION of Receivables Funding Agreement:

The Purchaser

SIGNED by SFM Directors Limited acting	)
by , a duly authorised	)
director, duly authorised, for and on behalf	)
of UK RELOCATION RECEIVABLES	)
FUNDING LIMITED	)

The Lender

SIGNED by	)
and	)
acting as Authorised Signatories for	)
CALYON S.A., LONDON BRANCH	)

The Funding Agent, the Administrative Agent and the Arranger

SIGNED by	)
and	)
acting as Authorised Signatories for	)
CALYON S.A., LONDON BRANCH	)

Deed of Amendment

EXECUTION VERSION

SCHEDULE 6

SECURITY AGREEMENT

Amended and restated Schedule of Definitions

Dated 4 April 2007

and amended and restated on 14 December 2007

UK RELOCATION RECEIVABLES FUNDING LIMITED

(as Purchaser)

CALYON S.A., LONDON BRANCH

(as Funding Agent)

CALYON S.A., LONDON BRANCH

(as Arranger, Administrative Agent, Calculation Agent and Lender)

SECURITY AGREEMENT

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THIS AGREEMENT is dated 4 April 2007 and amended and restated on 14 December 2007 and made

BETWEEN:

(1)	UK RELOCATION RECEIVABLES FUNDING LIMITED, a company incorporated in England and Wales (registered number 5568806) whose registered office is at 35 Great St. Helen’s, London EC3A 6AP (the Purchaser);

(2)	CALYON S.A., LONDON BRANCH, in its capacity as security trustee for the Arranger, the Administrative Agent and the Lender (together the Secured Parties) (in that capacity the Funding Agent); and

(3)	CALYON S.A., LONDON BRANCH, in its capacity as Arranger, Administrative Agent, Calculation Agent and Lender.

BACKGROUND:

(A) By a Receivables Funding Agreement, the Lender has made available to the Purchaser a receivables funding facility of up to £100,000,000.

(B) The provision of this Agreement is a condition precedent to the obligations of the Lender under the Receivables Funding Agreement. This is the Security Agreement as defined in the Schedule of Definitions.

(C) The Funding Agent holds the benefit of this Agreement, including the security created and other rights granted in it, on trust for the Secured Parties.

(D) This document is the deed of the Purchaser, even if it has not been duly executed by the Funding Agent or has been executed by the Funding Agent but not as a deed.

IT IS AGREED that:

1.	DEFINED TERMS; INTERPRETATION AND CONSTRUCTION

Terms defined in the Schedule of Definitions

1.1 Terms defined in the master schedule of definitions, interpretations and construction dated on or about the date of this Agreement and made between, amongst others, the Purchaser, the Lender and the Funding Agent (the Schedule of Definitions) but not defined in this Agreement shall have the same meaning in this Agreement as in the Schedule of Definitions. The principles of interpretation set out in Clause 1.4 (Interpretation and construction) of the Schedule of Definitions apply to this Agreement as if fully set out in this Agreement.

Definitions

1.2 In this Agreement:

Administrator means any administrator appointed to manage the affairs, business and property of the Purchaser under this Agreement;

Amended and restated Security Agreement

Discharge Date has the meaning given to it in Clause 14.1 (No discharge of Security);

IA means the Insolvency Act ~~1986, where applicable as amended by the Enterprise Act 2002~~1986;

Insolvency of a person includes the dissolution, bankruptcy, insolvency, winding-up, liquidation, administration, examination, amalgamation, reconstruction, reorganisation, arrangement, adjustment, administrative or other receivership or dissolution of that person, its official management or all of its assets or revenues or the seeking of protection or relief of debtors and any equivalent or analogous proceeding by whatever name known and in whatever jurisdiction;

Instrument means any contract, agreement, indenture, mortgage, charge, assignment, transfer, conveyance, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken or any Adverse Claim (or right in any Adverse Claim) is granted or perfected or purported to be granted or perfected;

Insurances means all policies and contracts of insurance which have been or are from time to time taken out by or on behalf of the Purchaser or (to the extent of its interest) in which the Purchaser has an interest (including as loss payee or additional insured) and including, for the avoidance of doubt, all renewals of and replacements for those policies and contracts of insurance;

Losses means losses (including loss of profit), claims, demands, actions, proceedings, damages and other payments, costs, expenses and other liabilities of any kind;

LPA means the Law of Property Act 1925;

Receiver means any receiver, receiver and manager or administrative receiver appointed by the Lender or the Funding Agent over all or any of the Secured Assets under this Agreement whether solely, jointly, severally or jointly and severally with any other or additional person and includes any substitute for any of them appointed from time to time;

Secured Assets means the assets and undertakings set out in Clause 3 (Security), Secured Asset means any of them and any reference to one or more of the Secured Assets includes all or any part of it or each of them;

Security means the security from time to time constituted by or in accordance with this Agreement.

2.	PAYMENT OF THE SECURED OBLIGATIONS

The Purchaser covenants with the Funding Agent that it shall pay and discharge each of the Secured Obligations at the time and in the manner provided in the relevant Transaction Document for their payment or discharge by the Purchaser.

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3.	SECURITY

Assignment of Affected Assets

3.1	(a) As security for the payment and discharge of the Secured Obligations, the Purchaser with full title guarantee assigns and agrees to assign absolutely to the Funding Agent all its right, title, interest and benefit (present and future) in, to and under:

(i)	the Affected Assets;

(ii)	any Insurances relating to the Affected Assets; and

(iii)	the Transaction Documents, including this Agreement,

in each case, including all rights to receive payment of any amounts which may become payable to the Purchaser, all payments received by the Purchaser, all rights to serve notices and/or to make demands and/or to take such steps as are required to cause payments to become due and payable, under any of the same and all rights of action in respect of any breach of any of the same and all rights to receive damages or obtain other relief in respect of any of the same.

(b)	For the avoidance of doubt, the Purchaser will remain at all times liable in respect of all of its obligations under each of the Secured Assets to the same extent as if the Security had not been created and neither the Funding Agent nor any other Secured Party will be under any obligation or liability to the Purchaser or to any other person under or in respect of the Secured Assets.

Fixed security over Transaction Trusts, Transaction Trust ~~and~~Property and the Collection Account Trust Property

3.2 As security for the payment and discharge of the Secured Obligations, the Purchaser with full title guarantee, by way of first fixed security hereby conveys, assigns and transfers to and in favour of the Funding Agent:

(a)	all its right, title, interest and benefit, existing now or in the future

(i)	as beneficiary of the Transaction ~~Trust~~Trusts; and

(ii)	in the Transaction Trust Property; and

(iii)	as beneficiary of the trust declared pursuant to Clause 2.6 (Payment of Expenses of Realisation from Transaction Trust Property) of the Receivables Transfer Agreement; and

(iv)	in the Collection Account Trust Property; and

(b)	all its right, title, interest and benefit, present and future, in and to all moneys, rights, powers and property whatsoever which may from time to time and at any time be distributed or derived from, or accrue on or relate to:

(i)	the Transaction ~~Trust~~Trusts; and

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(ii)	the Transaction Trust Property; and

(iii)	the trust declared pursuant to Clause 2.6 (Declaration of Trust in respect of the Collection Accounts) of the Receivables Transfer Agreement; and

(iv)	the Collection Account Trust Property,

in any way whatsoever including all rights to receive payment of any amount which may become payable to it thereunder and all payments received by it thereunder and also including, without limitation, all rights to serve notices and/or make demands and/or otherwise act thereunder and pursuant thereto and all rights of action in respect of any breach thereof and all rights to receive damages or obtain other relief in respect thereof.

Fixed charge over accounts

3.3 As security for the payment and discharge of the Secured Obligations, the Purchaser with full title guarantee charges by way of first fixed charge to the Funding Agent all the Purchaser’s right, title, benefit and interest present and future in, to and under each bank account, including any Purchaser Account, and all sums of money which may now be, or after the date of this Agreement are from time to time, standing to the credit of any of those accounts together with all interest accruing from time to time on those balances and the debts represented by those balances and the benefit of all covenants relating to those accounts and all powers and remedies for enforcing the same.

Floating charge

3.4 As security for the payment and discharge of the Secured Obligations, the Purchaser with full title guarantee charges by way of first floating charge the whole of its undertaking and assets, present and future, other than assets validly and effectively charged or assigned pursuant to this Agreement or any other Transaction Document (whether at law or in equity) by way of fixed security under the laws of England and Wales. Schedule B1, Paragraph 14 IA shall apply to the floating charge contained in this Agreement.

4.	CRYSTALLISATION OF FLOATING CHARGE

Crystallisation by notice

4.1 The Funding Agent may at any time by notice in writing to the Purchaser convert the floating charge created by Clause 3.4 (Floating charge) into a fixed charge with immediate effect as regards any Secured Asset specified in the notice if:

(a)	an Event of Default has occurred;

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(b)	the Funding Agent considers that any Secured Asset may be in danger of being seized or sold pursuant to any form of legal process or is otherwise in jeopardy; or

(c)	the Funding Agent considers that it is desirable to protect the priority of the Security.

Automatic crystallisation

4.2	(a) The floating charge created by the Purchaser by Clause 3.4 (Floating charge) shall automatically (without notice to the Purchaser) be converted into a fixed charge with immediate effect as regards all assets subject to the floating charge if:

(i)	the Purchaser creates an Adverse Claim (other than pursuant to this agreement) over any Secured Asset or attempts to do so or any Secured Asset is disposed of contrary to the provisions of Clause 6.2 (No disposals) or is otherwise in jeopardy;

(ii)	any Person levies or attempts to levy any distress, execution, sequestration or other process against any Secured Asset; or

(iii)	the Funding Agent receives notice of a proposal or intention to appoint an administrator of the Purchaser or to wind up the Purchaser or if an administrator is appointed or the Purchaser is wound up.

(b)	Nothing in this Clause 4 shall affect the crystallisation of the floating charge created by the Purchaser under applicable law.

5.	PERFECTION OF SECURITY AND FURTHER ASSURANCE

Notice of assignment

5.1	(a) The Purchaser shall:

(i)	at the request of the Funding Agent from time to time (subject to Clause 5.1(b)) serve a notice of this Agreement (in form and substance satisfactory to the Funding Agent) to:

(A)	each other party to the Contracts other than those under which Non-Assignable Receivables arise, or Transaction Documents specified by the Funding Agent; and

(B)	each of the insurers liable on the Insurances specified by the Funding Agent;

(ii)	use its best efforts to procure that each addressee of a notice referred to in Clause 5.1(a) acknowledges that notice in a form acceptable to the Funding Agent; and

(iii)	deliver to the Funding Agent copies of each notice so served.

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(b)	The Funding Agent shall not make the request referred to in Clause 5.1(a) unless:

(i)	a Servicer other than CL or an Affiliate of CL following a Servicer Default has been designated as Servicer pursuant to Clause 2.1 (Appointment of Servicer) of the Servicing Agreement or a Servicer Default or an Event of Default is continuing; and

(ii)	such request is in accordance with the provisions of Clause 3.16 (Limits on withdrawals from any Purchaser Account) of the Servicing Agreement.

Notice of charge

5.2 The Purchaser shall:

(a)	at the request of the Funding Agent from time to time following the occurrence of a Cash Trapping Event, Servicer Default or Event of Default which in each case is continuing, serve a notice of this Agreement (in form and substance satisfactory to the Funding Agent) to any bank where any of its accounts are held, specified by the Funding Agent;

(b)	use its best efforts to procure that each addressee of a notice referred to in Clause 5.2(a) acknowledges that notice in a form acceptable to the Funding Agent; and

(c)	deliver to the Funding Agent copies of each notice so served.

Further assurance

5.3 The Purchaser shall at the request of the Funding Agent and at its own expense promptly execute (in such form as the Funding Agent may reasonably require) such Instruments and otherwise do such acts and things as the Funding Agent may require to improve, preserve, perfect or protect the security created (or intended to be created) by this Agreement or the priority of it or to facilitate the realisation or enforcement of it or to exercise any of the rights, powers, authorities and discretions of the Funding Agent, any other Secured Party or any Receiver in relation to the same.

Covenants for title

5.4 The obligations of the Purchaser under this Agreement shall be in addition to the covenants for title deemed to be included in this Agreement by virtue of Part 1 Law of Property (Miscellaneous Provisions) Act 1994.

Acting on behalf of Purchaser

5.5 If the Purchaser for any reason fails to observe or punctually to perform any of its obligations to the Funding Agent, whether under this Agreement or any of the Transaction Documents, the Funding Agent shall have power, on behalf of or in the name of the Purchaser or otherwise, to perform the obligation and to take any steps

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which the Funding Agent may (but shall not be obliged to do so), in its absolute discretion, consider appropriate with a view to remedying, or mitigating the consequences of, the failure, but so that the exercise of this power, or the failure to exercise it, shall in no circumstances prejudice the Funding Agent’s other rights under this Agreement.

6.	NEGATIVE PLEDGE AND DISPOSALS

Negative pledge

6.1 The Purchaser undertakes that it will not, at any time during the subsistence of this Security, create or permit to subsist any Adverse Claims over all or any part of the Secured Assets.

No disposals

6.2 The Purchaser undertakes that it will not, at any time during the subsistence of this Security, dispose of (or agree to dispose of) all or any part of the Secured Assets, other than pursuant to the Transaction Documents.

No payments

6.3 No payments may be made out of any Purchaser Account without the prior written approval of the Funding Agent, except as provided in the Servicing Agreement.

7.	ENFORCEMENT

Enforcement

7.1 On or at any time after the occurrence of an Event of Default:

(a)	the Lender shall cease to be under any further commitment to the Purchaser under the Receivables Funding Agreement and may at any time (notwithstanding any conflicting agreement or arrangement) declare the Secured Obligations (or such of them as the Funding Agent may specify) to be immediately due and payable or payable immediately on demand;

(b)	the Purchaser shall on demand provide cash cover for all of its contingent Secured Obligations to the Funding Agent and for all notes or bills accepted, endorsed or discounted and all guarantees or other Instruments entered into by the Lender for or at the request of the Purchaser; and

(c)	the Security shall become immediately enforceable and all the powers, authorities and discretions conferred by the LPA (as varied or extended by this Agreement) on mortgagees, by this Agreement expressly or by implication on any Receiver or otherwise conferred by applicable law on mortgagees or Receivers shall become immediately exercisable by the Funding Agent, whether or not it shall have appointed a Receiver, without the restrictions contained in the LPA as to the giving of notice or otherwise.

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Power of sale

7.2 The Secured Obligations shall be deemed for the purposes of all powers implied by statute to have become due and payable within the meaning of s101 LPA immediately on the execution of this Agreement and s103 LPA (restricting the power of sale) and s109 LPA (restricting the power to appoint a receiver) shall not apply to this Agreement or any Security.

Consolidation

7.3 The restriction on the consolidation of mortgages imposed by s93(1) LPA shall not apply to this Agreement or to any Security.

8.	APPOINTMENT OF RECEIVER

Appointment of Receiver

8.1 Without prejudice to any statutory or other powers of appointment of the Funding Agent under the LPA as extended by this Agreement or otherwise, at any time after the Security has become enforceable or if the Purchaser so requests in writing at any time, the Funding Agent may without further notice to the Purchaser:

(a)	appoint by deed or otherwise (acting through a duly authorised officer) any one or more persons qualified to act as a Receiver to be a Receiver of all or any part of the Secured Assets;

(b)	either at the time of appointment or any time after that appointment fix his or their remuneration (without being limited by the maximum rate specified in s109(6) LPA); and

(c)	(except as otherwise required by statute) remove any Receiver and appoint another or others in his or their place.

Enforcement rights

8.2	(a) The Funding Agent may at any time after this Security Agreement has become enforceable enforce all or any of its rights under this Security Agreement as it thinks fit. In particular, it may without further notice exercise in relation to the Secured Assets:

(i)	the power of sale and all other powers conferred on mortgagees by the Law of Property Act 1925 (or otherwise by law) or on an administrative receiver by the Insolvency Act 1986, in either case as extended or otherwise amended by this Security Agreement;

(ii)	to the extent that Clause 8.2(b) applies, the power to appropriate the Secured Assets in or towards the payment and discharge of the Secured Obligations in accordance with Clause 8.2(b); and

(iii)	(without first appointing a Receiver) any or all of the powers, authorities and discretions which are conferred by this ~~Debenture~~Agreement (whether expressly or by implication) on a Receiver.

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(b)	This Clause 8.2(b) applies to the extent that the Secured Assets constitute financial collateral and this Security Agreement constitutes a financial collateral arrangement for the purposes of the Financial Collateral Arrangements (No.2) Regulations 2003. If and to the extent it applies, the Funding Agent may at any time after this Security Agreement has become enforceable appropriate the Secured Assets in payment and discharge of the Secured Obligations. The Funding Agent shall for these purposes value:

(i)	each Purchaser Account at the amount standing to the credit of that account, together with any accrued interest not credited to the each Purchaser Account, at the time of the appropriation; and

(ii)	any other relevant Secured Asset by reference to an independent valuation or other procedure determined by the Funding Agent, acting reasonably, at the time of the appropriation.

Powers of Receiver

8.3 Every Receiver shall have in relation to the Secured Assets (every reference in this Clause 8.3 to Secured Assets being a reference only to that part of the Secured Assets in respect of which that Receiver was appointed) the powers granted by the LPA to any receiver appointed under it or to any mortgagor or mortgagee in possession and the powers granted by the Insolvency Act 1986 to any administrative receiver, all as varied and extended by this Agreement and in addition, but without prejudice to the above, shall have power to do the following:

(a)	Collection: enter on, take possession of, collect and get in the Secured Assets or any part of them and collect and get in all rents and other income whether accrued before or after the date of his appointment and for those purposes make such demands and take such actions or proceedings as may seem expedient;

(b)	Compliance with Agreement: comply with and perform all or any of the acts, matters, omissions or things undertaken to be done or omitted by the Purchaser under this Agreement;

(c)	Management of business: carry on, manage, develop, reconstruct, amalgamate or diversify the business of the Purchaser or any part of it in such manner as he shall in his discretion think fit;

(d)	Dealing with Secured Assets: sell or otherwise dispose of the Secured Assets. This power may be exercised without the need to comply with ss99 and 100 LPA. Any disposal or other dealing under this Clause 8.3(d) may be effected in the manner and on the terms which he thinks fit, for consideration consisting of cash, debentures or other obligations, shares or other valuable consideration and this consideration may be payable in a lump sum or by instalments spread over a period as he may think fit;

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(e)	Dealing with third parties: appoint or dismiss managers, agents, officers, employees or servants and employ professional advisers and others on such terms (as to remuneration and otherwise) as he may think fit;

(f)	Agreements: perform, repudiate, rescind, vary or enter into any arrangement or compromise any contracts or agreements which he may consider expedient;

(g)	Proceedings: settle, arrange, compromise or submit to arbitration any accounts, claims, questions or disputes whatsoever which may arise in connection with the business of the Purchaser or all or any of the Secured Assets and bring, prosecute, defend, enforce, compromise, submit to and discontinue any actions, suits, arbitrations or proceedings;

(h)	Rights in connection with Secured Assets: exercise or permit the Purchaser or any nominee of the Purchaser to exercise any powers or rights incidental to the ownership of the Secured Assets or any part of them in such manner as he may think fit;

(i)	Subsidiaries: form a subsidiary or subsidiaries of the Purchaser and transfer, lease or licence to it or them or any other person all or any part of the Secured Assets on such terms as he may think fit;

(j)	Assets and rights: purchase, lease, hire or otherwise acquire any assets or rights of any description which he shall in his absolute discretion consider necessary or desirable for the carrying on, improvement or realisation of all or any part of the Secured Assets or the business of the Purchaser or otherwise for the benefit of all or any part of the Secured Assets;

(k)	Raising money: in the exercise of any of the powers, authorities and discretions conferred on him by this Agreement or for any other purpose to raise and borrow money either unsecured or secured and either in priority to, pari passu with or subsequent to the Security and generally on such terms as he may think fit;

(l)	Receipts and discharges: give valid receipts for all monies and execute all discharges, assurances and things which may be proper or desirable for realising the Secured Assets or any part of them and redeem, discharge or compromise any Adverse Claim whether or not having priority to the Security or any part of it;

(m)	All other acts: execute and do all such other acts, things and deeds as he may consider necessary or desirable for the realisation or preservation of the Secured Assets or any part of them or incidental or conducive to any of the matters, powers, discretions or authorities conferred on or vested in him under or by virtue of this Agreement or otherwise and exercise in relation to the Secured Assets or any part of them, and at the cost of the Purchaser, all the powers, discretions, authorities and things which he would be capable of exercising or doing if he were the absolute beneficial owner of the same; and

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(n)	Name of Purchaser: use the name of the Purchaser or his own name to exercise all or any of the powers conferred by this Agreement.

Agent of the Purchaser

8.4 Any Receiver appointed under this Agreement whether acting solely or jointly shall be deemed to be the agent of the Purchaser and to be in the same position as a receiver appointed under the LPA and the Purchaser shall be solely responsible for his acts, omissions, defaults, losses and misconduct and for his remuneration and the Funding Agent shall not be in any way liable or responsible either to the Purchaser or to any other person whatsoever in respect of any Receiver.

Joint appointment

8.5 If at any time two or more persons have been appointed as Receivers of the same part of the Secured Assets, each one of those Receivers shall be entitled to exercise individually all of the powers, authorities and discretions conferred on Receivers under this Agreement to the exclusion of the other or others in relation to any of the Secured Assets in respect of which he has been appointed unless the Funding Agent shall state otherwise in the document appointing him.

9.	APPOINTMENT OF ADMINISTRATOR

Appointment of Administrator

9.1	(a) The Funding Agent may without notice appoint any one or more persons to be an administrator of the Purchaser pursuant to Schedule B1, Paragraph 14 IA at any time after the Security has become enforceable.

(b)	Clause 9.1(a) shall not apply to the Purchaser if Schedule B1, Paragraph 14 IA does not permit an administrator of the Purchaser to be appointed.

(c)	Any appointment under this Clause 9.1 shall be in writing signed by a duly authorised officer of the Funding Agent.

Replacement of an Administrator

9.2 The Funding Agent may (subject to any necessary approval from the court) end the appointment of any Administrator by notice in writing signed by a duly authorised officer and appoint under Clause 9.1 (Appointment of Administrator) a replacement for any Administrator whose appointment ends for any reason.

10.	PROTECTION OF THIRD PARTIES

No purchaser, mortgagee or other person dealing with a Receiver or the Funding Agent shall be bound to enquire whether its right to exercise any of its powers has arisen or become exercisable, or be concerned as to the application of any money paid, raised or borrowed or as to the propriety or regularity of any sale by or other dealing with that Receiver or the Funding Agent. All of the protection to purchasers contained in ss104 and 107 LPA and s42(3) IA shall apply to any person purchasing

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from or dealing with a Receiver or the Funding Agent as if the Secured Obligations had become due and the statutory powers of sale and of appointing a Receiver in relation to the Secured Assets had arisen on the date of this Agreement.

11.	APPLICATION OF PROCEEDS

11.1 Any monies received by the Funding Agent or any Receiver under this Agreement or under the powers conferred by this Agreement shall, after the occurrence of an Event of Default and payment of any claims having priority to the Security, be applied in the following order, but without prejudice to the right of the Funding Agent to recover any shortfall from the Purchaser:

(a)	where applicable, to the Receiver in payment of all costs, charges and expenses of and incidental to the appointment of the Receiver and the exercise of all or any of his powers;

(b)	where applicable, to the Receiver in payment of the Receiver’s remuneration at such rate as may be agreed with the Funding Agent;

(c)	to the Lender:

(i)	if the Lender is Calyon S.A., London Branch, (A) in payment of the accrued and unpaid Interest on the Net Advances for the related Interest Period and (B) in payment of the Commitment Fee for the related Interest Period; and

(ii)	if the Lender is a Conduit Assignee, (A) in payment of the Costs of Funds of the Conduit Assignee for the related Interest Period ~~and (ii) in payment of the Non-Utilization Fee of the Back Up Liquidity Line for the related Reporting Period~~the amounts comprised within;

(d)	if CL or any of its Affiliates is not then the Servicer, to the Servicer in payment of the accrued and unpaid Servicing Fee payable on that Settlement Date;

(e)	to the Lender, in repayment and reduction of the Net Advances then due and payable;

(f)	to the Funding Agent, the Administrative Agent, the Calculation Agent, the Lender or any other Person who is entitled to any such payment, in payment of any other Aggregate Unpaids (other than Net Advances, Interest and Servicing Fee) owed by the Purchaser~~, any Seller and/or the Servicer~~ under this Agreement to that Person;

(g)	an amount equal to any operating expenses (including, but not limited to, management fees and expenses, fees and expenses payable to any administrative or corporate services provider in relation to services provided to the Purchaser and any Taxes payable by the Purchaser) of the Purchaser; and

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(h)	the sum of £1,000 per annum, to be retained by the Purchaser for its own account and not to form part of the amounts applied in making payments by the Purchaser;

(i)	to the payment of the ~~Transfer~~Initial Purchase Price for new Receivables Transferred or to be Transferred to the Purchaser during the immediately preceding Monthly Reporting Period pursuant to the Receivables Transfer Agreement;

(j)	if CL or any of its Affiliates is then the Servicer, to the Servicer in payment of the accrued and unpaid Servicing Fee payable on that Settlement Date;

(k)	to the payment to the Sellers of the ~~deferred portion of the Transfer~~Deferred Purchase Price owing by the Purchaser in respect of Receivables Transferred to the Purchaser during any prior Monthly Reporting Period pursuant to the Receivables Transfer Agreement ~~(as those amounts may be reduced from time to time by funding costs and losses (net of recoveries)).~~; and

(l)	if the Purchaser is not under any further actual or contingent liability under the Transaction Documents, in payment of the surplus (if any) to the Person or Persons entitled to it.

11.2 The application of monies received by an Administrator will be governed by the IA.

12.	POWER OF ATTORNEY

Appointment

12.1 The Purchaser irrevocably and by way of security appoints the Funding Agent and any Receiver and every delegate referred to in Clause 13 (Delegation) and each of them jointly and also severally to be its attorney (with full powers of substitution and delegation) and in its name or otherwise and on its behalf and as its act and deed to execute, deliver and perfect all Instruments and do any other acts and things which may be required or which the attorney may consider desirable:

(a)	to carry out any obligation imposed on it by this Agreement;

(b)	to carry into effect any disposal or other dealing by the Funding Agent or any Receiver;

(c)	to convey or transfer any right in land or any other asset;

(d)	to get in the Secured Assets; and

(e)	generally to enable the Funding Agent and any Receiver to exercise the respective powers, authorities and discretions conferred on them by this Agreement or by applicable law,

and the Purchaser undertakes to ratify and confirm all acts and things done by an attorney in the exercise or purported exercise of its powers and all monies spent by an attorney shall be deemed to be expenses incurred by the Funding Agent under this Agreement.

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Irrevocable power

12.2 The Purchaser acknowledges that the power of attorney granted by Clause 12.1 (Appointment) is as regards each of the Funding Agent and each Receiver granted irrevocably and for value as part of the Security to secure a proprietary interest of, and the performance of obligations owed to, the respective donees within the meaning of s4 Powers of Attorney Act 1971.

13.	DELEGATION

The Funding Agent may delegate to any Funding Agent Related Person all or any of the powers, authorities and discretions which are exercisable by it under this Agreement. A delegation under this Clause may be made in any manner (including by power of attorney) and on any terms (including power to sub-delegate) which the Funding Agent may think fit. The Funding Agent shall not be liable or responsible to the Purchaser for any loss or damage arising from any act, default, omission or misconduct on the part of any delegate or sub-delegate. That delegation shall not preclude the subsequent exercise of those powers, authorities and discretions by the Funding Agent itself nor preclude the Funding Agent from making a subsequent delegation of them to another person or from revoking that delegation.

14.	GENERAL SECURITY PROVISIONS

No discharge of Security

14.1 This Agreement is a continuing security and regardless of any intermediate payment or discharge in whole or in part to any Secured Party, shall be binding until the date (the Discharge Date) on which:

(a)	all of the Secured Obligations have been unconditionally and irrevocably paid or discharged in full to the satisfaction of the Funding Agent;

(b)	the Funding Agent is satisfied that all of the Secured Parties have ceased to have any commitment, liability or obligation (whether actual or contingent) to make any credit or provide any other accommodation to the Purchaser under any Transaction Document or otherwise or to any other person in respect of whose liabilities the Purchaser has undertaken a liability to the Funding Agent or any Secured Party under any Transaction Document; and

(c)	the Funding Agent is satisfied that the Purchaser has ceased to have any liability whatsoever (whether actual or contingent) to the Funding Agent or any Secured Party under any Transaction Document.

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Additional security

14.2 This Agreement is in addition to and is not in any way prejudiced by any other guarantee or Adverse Claim now or subsequently held by the Funding Agent or any Secured Party.

Subsequent Adverse Claims

14.3 At any time following:

(a)	receipt by the Funding Agent or any Secured Party of notice (either actual or constructive) of any subsequent Adverse Claim affecting the Secured Assets;

(b)	the Insolvency of the Purchaser; or

(c)	any assignment or transfer of all or any of the Secured Assets in breach of Clause 6.2 (No disposals),

the Funding Agent may open a new account or accounts in the name of the Purchaser (whether or not it permits any existing account to continue). If the Funding Agent does not open such a new account, it shall nevertheless be treated as if it had done so at the time when the notice was received or was deemed to have been received or, as the case may be, the Insolvency commenced or the assignment or transfer occurred and from that time all payments made by the Purchaser to the Funding Agent or any Secured Party or received by the Funding Agent or any Secured Party for the account of the Purchaser shall be credited or treated as having been credited to the new account and shall not operate to reduce the amount secured by this Agreement at the time when the Funding Agent received or was deemed to have received that notice or, as the case may be, the Insolvency commenced or the assignment or transfer occurred.

Appropriations

14.4 Until the Discharge Date, the Funding Agent or any Receiver may:

(a)	refrain from applying or enforcing any other monies, Adverse Claims or rights held or received by it in respect of the Secured Obligations or apply and enforce them in such manner and order as it sees fit (whether against the Secured Obligations or otherwise) and the Purchaser shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any monies received from the Purchaser or on account of the Secured Obligations.

15.	RETENTION OF SECURITY

Release of Security

15.1 Following the Discharge Date and at the request and cost of the Purchaser, the Funding Agent shall, as soon as reasonably practicable after receipt of that request, release and discharge the Security and re-assign the assets assigned to the Funding Agent under this Agreement to the Purchaser (or as it shall direct), at all times without

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recourse, representation or warranty and subject to Clause 15.2 (Reinstatement) and to the rights and claims of any Person having prior rights over those assets. Any release or discharge of the Security or of any of the Secured Obligations shall not release or discharge the Purchaser from any liability to the Funding Agent or any Secured Party for the Secured Obligations or any other monies which exists independently of this Agreement.

Reinstatement

15.2 If any payment by the Purchaser or any discharge given by the Funding Agent (whether in respect of the obligations of the Purchaser or any Adverse Claims for those obligations or otherwise) is capable of being avoided or reduced as a result of Insolvency:

(a)	the liability of the Purchaser shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	the Security shall continue and that amount shall not be considered to have been irrevocably paid.

16.	PRIOR SECURITY INTERESTS

Redemption

16.1 The Funding Agent may at any time:

(a)	redeem, or procure the transfer to itself of, any prior Adverse Claim over any of the Secured Assets; or

(b)	settle and pass the accounts of the holder of any prior Adverse Claim. Any accounts so settled and passed shall be conclusive and binding on the Purchaser.

Costs of redemption

16.2 All principal monies, interest, costs, charges and expenses incurred in and incidental to any redemption or transfer under Clause 16.1 (Redemption) shall be paid by the Purchaser to the Funding Agent on demand, in each case together with interest calculated in the manner referred to in Clause 19.1 (Costs and expenses).

17.	SET-OFF

The Funding Agent may set-off any matured obligation due from the Purchaser under this Agreement (to the extent beneficially owned by the Funding Agent) against any matured obligation owed by the Funding Agent to the Purchaser, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Funding Agent may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

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18.	CURRENCY INDEMNITY

18.1 If under any applicable law or regulation, or pursuant to a judgment or order being made or registered against the Purchaser, or the liquidation of the Purchaser or for any other reason, any payment under or in connection with this Agreement or any other Transaction Document is made or fails to be satisfied, in a currency (the payment currency) other than the currency in which that payment is expressed to be due under or in connection with this Agreement or any other Transaction Document or, in the event no currency is specified, a currency determined by the Person (in its reasonable good faith opinion) to whom that payment is owed or otherwise payable (the contractual currency), then, to the extent that the amount of that payment actually received by any Secured Party (the payee) when converted into the contractual currency at the rate of exchange falls short of the amount due, the Purchaser (the currency payor) as a separate and independent obligation, shall indemnify and hold harmless the payee against the amount of that shortfall.

18.2 For the purposes of Clause 18.1, the term rate of exchange means the rate at which the payee is able, on or about the date of that payment, to purchase, in accordance with its normal practice, the contractual currency with the payment currency and shall take into account (and the currency payor shall be liable for) any premium and other costs of exchange including any taxes or duties incurred by reason of any such exchange.

19.	COSTS

Costs and expenses

19.1 The Purchaser agrees to pay or cause to be paid, and to hold the Funding Agent and each other Secured Party to which the Aggregate Unpaids are owed harmless against liability for the payment of, all reasonable out of pocket expenses (including attorneys’, accountants’ and other third parties’ fees and expenses, any filing fees and expenses incurred by any officers or employees of any Secured Party) or stamp and other similar documentary or registration taxes paid or payable by or on behalf of any Secured Party in connection with:

(a)	any discharge or release of this Agreement;

(b)	the preservation or exercise (or attempted preservation or exercise) of any rights, remedies or powers under or in connection with, and the enforcement (or attempted enforcement) of, this Agreement and the perfection or enforcement of any other Adverse Claim for or guarantee in respect of the Secured Obligations; and

(c)	the taking or holding of the Security or any proceedings in relation to it or to all or any of the Secured Assets,

together, in each case, with value added tax or similar tax charged or chargeable in respect of the same unless and to the extent that the indemnified person is entitled to a credit, or repayment of, such tax and interest from the date it is incurred or becomes payable up to the date of receipt by the Funding Agent (both before and after judgement) at the rate equal to the Default Rate.

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20.	INDEMNITY

General indemnity

20.1 The Purchaser shall on demand indemnify the Funding Agent and every Receiver, attorney, manager, agent or other person appointed by the Funding Agent under this Agreement and their respective employees in respect of all Losses incurred or suffered by any of them in or directly or indirectly as a result of the exercise or purported exercise of any of the powers, authorities or discretions vested in them under this Agreement and against all Losses suffered or incurred by any of them in respect of any matter or thing done or omitted relating to the Secured Assets together with interest from the earlier of the date of demand and the date of payment by that person up to the date of receipt by that person (both before and after judgement), accruing on a daily basis. The Funding Agent and any such Receiver may retain and pay all those sums out of any monies received by it or him under this Agreement.

Indemnity for breach

20.2 The Purchaser shall on demand indemnify the Funding Agent in respect of all Losses occasioned by any breach of any of its covenants or other obligations under this Agreement or otherwise relating to all or any part of the Secured Assets.

No liability

20.3 None of the Funding Agent, any Receiver or any Administrator shall be liable as a mortgagee in possession or otherwise to account in relation to all or any part of the Secured Assets for any loss on realisation or for any other action, default or omission for which it or he might be liable.

21.	SUCCESSORS AND ASSIGNS; BINDING EFFECT

21.1 This Agreement shall be binding on the Parties and their respective successors and assigns.

21.2 This Agreement is freely assignable or transferable by the Funding Agent to any Funding Agent Related Person.

21.3 The Purchaser may not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the Funding Agent.

22.	DISCLOSURE

The Purchaser consents to the disclosure of any non-public information with respect to it received by the Funding Agent or any other Secured Party to any other lender or potential Lender, the Funding Agent, any Rating Agency, any dealer or placement agent of, or depositary for, any securities issued by or other Indebtedness incurred by any Secured Party, any Person supporting the financing activities of any Secured

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Party (including by providing any credit or liquidity support to any Secured Party) or any of such Person’s counsel or accountants; provided that disclosure is necessary for the purpose of funding the transactions contemplated by this Agreement or any other Transaction Document.

23.	CONFIDENTIALITY AGREEMENT

Subject to Clause 22 (Disclosure), each Party agrees that it will not disclose the contents of this Agreement or any other Transaction Document or any other proprietary or confidential information disclosed to it by, any other Party to the Transaction Documents to any other Person except:

(a)	its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognised statistical rating organisation; provided that such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information;

(b)	an alternative commercial source of financing in connection with a potential refinancing of the Advances and its professional advisors;

(c)	as otherwise required by applicable Law or order of a court of competent jurisdiction; or

(d)	if the Parent, acting reasonably, determines that the Purchaser is required by, or pursuant to, The United States Exchange Act 1934 to disclose any of the same.

24.	NO RECOURSE

Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Purchaser under this Agreement and all other Transaction Documents to which it is a party are solely the corporate obligations of the Purchaser and shall be payable solely to the extent of funds received by the Purchaser and available for application thereto in accordance with the terms of the Servicing Agreement and the other Transaction Documents.

25.	CERTIFICATES OR DETERMINATIONS

Any certificate or determination of the Funding Agent as to any matter provided for in this Agreement is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

26.	NOTICES

All communications and notices provided for under this Agreement shall be provided in the manner described in Clause 1.6 (Notices; payment information) of the Schedule of Definitions.

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27.	PARTIAL INVALIDITY

27.1 Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

27.2 If a court of competent jurisdiction determines that any term or provision of this Agreement as written is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall reduce the scope, duration, or area of the term or provision, delete specific words or phrases, or replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the court’s judgment may be appealed.

28.	WAIVERS; AMENDMENTS

28.1 No failure or delay on the part of the Funding Agent or any other Secured Party in exercising any power, right or remedy under this Agreement shall operate as a waiver of such right or remedy, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise of such power, right or remedy or the exercise of any other power, right or remedy. The rights and remedies in this Agreement provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

28.2 Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Purchaser and the Funding Agent.

29.	THIRD PARTY RIGHTS

A Person who is not a Party has no right under the Contracts (Rights of Third Parties) Act (1999) to enforce any term of this Agreement; but this does not affect any right or remedy of that Person which exists or is available apart from that Act.

30.	GOVERNING LAW; SUBMISSION TO JURISDICTION

30.1 This Agreement and the rights and obligations of the Parties shall be governed by, and construed in accordance with, English law.

30.2 Each of the Purchaser and the Funding Agent agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement or the transactions contemplated by this Agreement and, for such purposes, irrevocably submits to the exclusive jurisdiction of English courts.

30.3 The submission to the jurisdiction of the courts referred to in Clause 30.2 shall not (and shall not be construed so as to) limit the right of the Funding Agent to take

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proceedings against the Purchaser or any of its property in any other court of competent jurisdiction nor shall the taking of proceedings in any other jurisdiction preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

EXECUTION:

The Parties have shown their acceptance of the terms of this Agreement by executing it, in the case of the Purchaser as a deed below.

EXECUTION of the Security Agreement:

The Purchaser

~~SIGNED~~EXECUTED as a DEED by	)
SFM Directors Limited	)
acting by ,	)
a duly authorised director and by	)
SFM Directors (No. 2) Limited	)
acting by ,	)
a duly authorised director,	)
duly authorised for and on behalf of	)
UK RELOCATION RECEIVABLES	)
FUNDING LIMITED	)

The Funding Agent

SIGNED by	)
and	)
acting as Authorised Signatories for	)
CALYON S.A., LONDON BRANCH	)

The Arranger, Administrative Agent, Calculation Agent and Lender

SIGNED by	)
and	)
acting as Authorised Signatories for	)
CALYON S.A., LONDON BRANCH	)

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Deed of Amendment

EXECUTION VERSION

SCHEDULE 7

RECEIVABLES TRANSFER AGREEMENT

Amended and restated Receivables Transfer Agreement

Dated 4 April 2007

and amended and restated on 14 December 2007

THE PERSONS LISTED IN SCHEDULE 1

(as Sellers)

UK RELOCATION RECEIVABLES FUNDING LIMITED

(as Purchaser)

RECEIVABLES TRANSFER AGREEMENT

AND TRUST DEED

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CONTENTS

CLAUSE		PAGE
1.	DEFINED TERMS; INTERPRETATION AND CONSTRUCTION	1

2.	TRANSFER OF RECEIVABLES	1

3.	CONSIDERATION AND PAYMENT	46

4.	ADMINISTRATION AND COLLECTION	~~6~~12

5.	REPRESENTATIONS AND WARRANTIES	~~11~~17

6.	COVENANTS	~~15~~21

7.	TERM AND TERMINATION	~~21~~28

8.	INDEMNIFICATION	~~22~~29

9.	MISCELLANEOUS PROVISIONS	~~27~~34

SCHEDULE 1 THE SELLERS		~~32~~39

SCHEDULE 2 THE COLLECTION ACCOUNTS		40

SCHEDULE 3 FORM OF POWER OF ATTORNEY		~~33~~41

SCHEDULE ~~3~~4 SELLERS’ INFORMATION		~~35~~44

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THIS AGREEMENT AND TRUST DEED is dated 4 April 2007 and amended and restated on 14 December 2007 and made between

(1)	THE PERSONS LISTED IN SCHEDULE 1, as Sellers (each a Seller and together the Sellers); and

(2)	UK RELOCATION RECEIVABLES FUNDING LIMITED (registered number 5568806) whose registered office is at 35 Great St. Helen’s, London EC3A 6AP (the Purchaser).

BACKGROUND

(A) The Sellers originate the Receivables and desire to obtain funding by Transferring the Receivables and other Affected Assets to the Purchaser.

(B) The Purchaser is willing to accept the Transfer of Receivables and other Affected Assets from time to time from the Sellers on the terms set out in this Agreement.

IT IS AGREED that:

1.	DEFINED TERMS; INTERPRETATION AND CONSTRUCTION

Terms defined in the master schedule of definitions, interpretations and construction dated on or about the date of this Agreement and made between, amongst others, the Sellers, the Purchaser, the Lender and the Funding Agent (the Schedule of Definitions) but not defined in this Agreement shall have the same meaning in this Agreement as in the Schedule of Definitions. The principles of interpretation set out in Clause 1.4 (Interpretation and construction) of the Schedule of Definitions apply to this Agreement as if fully set out in this Agreement.

2.	TRANSFER OF RECEIVABLES

Sale of Assignable Receivables

2.1 On the terms and subject to the conditions set out in this Agreement, including Clause 3.1 (~~Transfer~~Purchase Price), each Seller hereby:

(a)	sells and assigns, and the Purchaser hereby purchases, all of its right, title and interest, in, to and under all of its Assignable Receivables existing at the date of this Agreement and all other related Affected Assets; and

(b)	agrees to sell and assign and shall sell and assign, and the Purchaser agrees to purchase and shall purchase, all of such Seller’s right, title and interest in, to and under all of its Assignable Receivables arising or acquired after the date of this Agreement and prior to the Receivables Transfer Termination Date and all other related Affected Assets on each day as and when such Assignable Receivables and other related Affected Assets arise or are acquired.

Amended and restated Receivables Transfer Agreement

Declaration of trust in respect of Category 1 Non-Assignable Receivables

2.2~~(a)~~ On the terms and subject to the conditions set out in this Agreement, including Clause 3.1 (~~Transfer~~Purchase Price), each Seller hereby declares that:

(a)	~~(i)~~ it holds and shall hold all of its right, title and interest in, to and under all of its Category 1 Non-Assignable Receivables existing at the date of this Agreement and all other related Affected Assets upon trust for the Purchaser (the Beneficiary), absolutely; and

(b)	~~(ii)~~ it ~~holds~~agrees to hold and shall hold all of its right, title and interest in and to ~~the proceeds of all of its Category 2 Non-Assignable Receivables existing at~~all of its Category 1 Non-Assignable Receivables arising or acquired on each day after the date of this Agreement up to and including the Receivables Transfer Termination Date and all other ~~related~~ Affected Assets ~~other than the Category 2~~relating to those Non-Assignable Receivables upon trust for the ~~Purchaser (the~~ Beneficiary~~)~~, absolutely~~;~~.

~~(iii) it shall distribute the income and proceeds of the Trust Property in accordance with the provisions of this Agreement.~~

Declaration of Trust in respect of the Proceeds of Receivables

2.3 ~~(b)~~ On the terms and subject to the conditions set out in this Agreement, including Clause 3.1 (~~Transfer~~Purchase Price), each Seller hereby declares that:

~~(i)~~

(a)	it agrees to hold and shall hold all of its right, title and interest in and to ~~all of its~~the proceeds of all of (A) the Assignable Receivables sold and assigned under Clause 2.1 (Sale of Assignable Receivables), (B) the Category 1 Non-Assignable Receivables held on trust under Clause 2.2 (Declaration of trust in respect of Category 1 Non-Assignable Receivables) and (C) the Category 2 Non-Assignable Receivables existing at, or arising or acquired on each day after, the date of this Agreement and ~~all other Affected Assets relating to those Non-Assignable Receivables~~prior to the Receivables Transfer Termination Date and, in each case, of all other related Affected Assets (other, for the avoidance of doubt, than the Category 2 Non-Assignable Receivables) upon trust for the Beneficiary ~~as and when those Non-Assignable Receivables and other Affected Assets arise or are acquired~~, absolutely;

~~(ii) it agrees to hold and shall hold all of its right, title and interest in and to the proceeds of all of its Category 2 Non-Assignable Receivables arising or acquired after the date of this Agreement and all other related Affected Assets other than the Category 2 Non-Assignable Receivables upon trust for the Beneficiaries as and when those Non-Assignable Receivables and other Affected Assets arise or are acquired, absolutely; and~~ and

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(b)	~~(iii)~~ it shall distribute all income and proceeds of the Transaction Trust Property to the Purchaser in accordance with ~~the provisions of this Agreement and the Provisions of the Servicing Agreement relating to the payment of Collections to the Purchaser, which shall apply, mutatis mutandis, to the obligation of each Seller to distribute any income and proceeds of the Trust Property to the Beneficiary~~Clause 2.4 (Distribution of Transaction Trust Property).

Distribution of Transaction Trust Property

2.4 Subject to Clauses 2.5 (Payment of Expenses of Realisation from Transaction Trust Property), 3.3(b) (Payment of the Purchase Price) and 3.4(a) (Payment of Advance Purchase Price), each Seller shall distribute any proceeds of the Transaction Trust Property received by it:

(a)	before 3.00 p.m. on any day, to the Beneficiary for same day value on that day if it is a Business Day and otherwise on the next Business Day; and

(b)	at or after 3.00 p.m. on any day, to the Beneficiary for same day value on the next Business Day.

If for the purpose of making the distributions referred to above the Seller does not have fully up-to-date information for the purposes of calculating the amount to be transferred to the Beneficiary on any day (in particular after the occurrence of an Intramonth Payment Cash Trapping Event, when the set-offs pursuant to Clauses 3.3(b) (Payment of the Purchase Price) and 3.4(a) (Payment of Advance Purchase Price) will no longer be applicable), the relevant Seller may calculate the amounts to be distributed based on estimates made in good faith (being in the absence of any other estimate a daily amount on each Business Day during each Monthly Reporting Period equal to one twentieth of the Collections received in the immediately preceding Monthly Reporting Period) and the parties agree to make to each other on the next Weekly Settlement Date any payments necessary to result in the correct amounts having been distributed (after taking account of the payments so made).

Payment of Expenses of Realisation from Transaction Trust Property

2.5 Each Seller, as trustee, shall have the right to retain from any proceeds of the Transaction Trust Property received by it and before distributing those proceeds to the Beneficiary, an amount equal to any costs and expenses incurred by it in selling any Residential Property to an Ultimate Buyer or otherwise in realising the Transaction Trust Property and distributing the proceeds to the Beneficiary.

Declaration of Trust in respect of the Collection Accounts

2.6	(a) Each Seller hereby declares that it holds and shall hold all of its right, title and interest in and to the amounts from time to time standing to the credit of each of the Collection Accounts and the debt represented thereby and all rights and remedies to sue for, recover and enforce each such debt (the Collection Account Trust Property) on trust for the Beneficiary and the Seller on the basis that:

(i)	the entitlement of the Beneficiary shall be to that part of the Collection Account Trust Property which comprises or represents Transaction Trust Property (the Beneficiary Entitlement); and

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(ii)	the entitlement of the Seller shall be to that part of the Collection Account Trust Property (if any) which does not comprise or represent Transaction Trust Property (the Seller Entitlement).

(b)	Each Seller shall distribute the Collection Account Trust Property on each Business Day as follows:

(i)	any part of it which comprises or represents the Beneficiary Entitlement shall be paid to the Beneficiary in accordance with Clause 2.4 (Distribution of Transaction Trust Property); and

(ii)	any part of it which comprises or represents the Seller Entitlement shall be paid to or transferred to a separate account of the Seller (such account being its Operational Account).

The Collection Accounts

2.7 Cartus Limited and Cartus Funding Limited confirm represent and warrant that, as at the New Amendment Date, their respective Collection Accounts are open and operational.

Limits on withdrawals from any Collection Account

2.8 No amount shall be withdrawn by any Seller from any Collection Account that would cause such account to become overdrawn.

Perpetuity Period

2.9 ~~(c)~~ The perpetuity period under any applicable rule against perpetuities in respect of the trusts declared under Clauses 2.2 (Declaration of trust in respect of Category 1 Non-Assignable Receivables), 2.3 (Declaration of Trust in respect of the Proceeds of Receivables) and 2.6 (Declaration of Trust in respect of the Collection Accounts) shall be the period of 80 years from the date of this Agreement.

Automatic Transfer; true Transfer; etc.

2.10	~~2.3~~ (a) Any Receivable shall be deemed to arise under the relevant Contract as soon as there is a written payment obligation on behalf of the Obligor to pay such Receivable whether or not evidenced by an invoice or as soon as the services are supplied by the Seller to the Obligor and a payment obligation has arisen on behalf of the Obligor in accordance with the relevant Contract.

(b)

Each Seller represents and warrants to the Purchaser and the Funding Agent that each Receivable originated by it which is not an Excluded Receivable and which is existing on the Closing Date and is reflected in the Servicer Report has been Transferred by that Seller to the Purchaser under and pursuant to the

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terms of this Agreement prior to the Closing Date. Each Receivable originated by any Seller which is not an Excluded Receivable and which arises or is acquired after the Closing Date and prior to the Transfer Termination Date, other than any Category 2 Non-Assignable Receivable, where this Clause 2.10 shall instead be deemed to refer to the proceeds thereof, is Transferred by that Seller to the Purchaser under and pursuant to the terms of this Agreement immediately (and without further action by any Person) as that Receivable arises or is acquired. The other Affected Assets relating to each such Receivable shall be Transferred by the relevant Seller to the Purchaser at the same time as the Transfer of that Receivable, whether those other Affected Assets exist at that time or arise or are acquired at a later date.

(c)	~~(b) The Sellers~~Each Seller and the Purchaser ~~intend the Transfers~~intends each Transfer of Affected Assets under this Agreement to be ~~true sales at law or declarations of trust at law, as the case may be, of those Affected Assets by the Sellers~~a true sale of the Assignable Receivables or declaration of trust in respect of the Transaction Trust Property or, as applicable, the Collection Account Trust Property, by it to, or for the benefit of, as the case may be, the Purchaser (or, in respect of the Collection Account Trust Property, the Purchaser and itself) for all purposes (and ~~do~~does not intend to create any form of security interest in favour of the Purchaser in respect of the Assignable Receivables, the Transaction Trust Property or the Collection Account Trust Property to the extent of the Purchaser’s beneficial ~~ownership~~ interest ~~in the Affected Assets~~therein), providing the Purchaser with the full risks and benefits of ~~ownership, or absolute~~ beneficial ownership~~, as the case may be, of the Affected Assets,~~ thereof such that no Affected Asset Transferred by any Seller would be the property of such Seller’s estate in the event of such Seller’s insolvency.

(d)	~~(c)~~ Without limiting the generality of Clause 2.3(b) (Declaration of Trust in respect of the Proceeds of Receivables), following the Transfer of:

(i)	any Assignable Receivable, the Purchaser shall have full and unencumbered title to, and interest in, that Assignable Receivable and the proceeds thereof and shall be free to dispose of, that Assignable Receivable and the other related Affected Assets;

(ii)	any Category 1 Non-Assignable Receivable, the Purchaser shall have an absolute beneficial interest in that Non-Assignable Receivable and the proceeds thereof and shall be fully entitled to direct the relevant Seller (in its capacity as trustee) to act on the instructions of the Purchaser in relation to that Non-Assignable Receivable and the other related Transaction Trust Property; and

(iii)	any Category 2 Non-Assignable Receivable, the Purchaser shall have an absolute beneficial interest in the proceeds of that Non-Assignable Receivable,

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including, in each case, ~~the right to receive and retain for its own account~~if it receives any Collections in respect of that Receivable the right to retain those Collections for its own account.

No recourse

2.11 ~~2.4~~ Except as specifically provided in this Agreement, the Transfer of the Affected Assets under this Agreement shall be without recourse to the Sellers.

No assumption of obligations

2.12 ~~2.5~~ Neither the Purchaser nor any of its successors or assigns shall have any obligation or liability with respect to any Receivable, Contract or other Affected Asset, nor shall the Purchaser or any of its successors or assigns have any obligation or liability to any Obligor or other customer or client of the Sellers (including any obligation to perform any of the obligations of the Sellers under any Receivable, Contract or other Affected Asset).

Joint and several liability

2.13 ~~2.6~~ Each representation, warranty, covenant and other obligation given or entered into by the Sellers in or pursuant to this Agreement is given or entered into by them jointly and severally.

3.	CONSIDERATION AND PAYMENT

~~Transfer~~Purchase Price

3.1	(a) The price for each Receivable and other related Affected Assets Transferred under this Agreement on any day shall be ~~an amount (the Transfer Price) equal to the Unpaid Balance of that~~the Purchase Price for such Receivable.

(b)	The Sellers and the Purchaser agree that the ~~Transfer~~Purchase Price shall be inclusive of all value added taxes and similar Taxes and that the Purchaser shall have no responsibility to pay any additional amount in respect of any such Taxes.

(c)	If the Purchaser is entitled to a credit for, or repayment of, any such Taxes, it shall use its reasonable endeavours to obtain that credit or repayment, as the case may be, and pay the same to the relevant Seller.

3.2 The Purchaser and each Seller agree that the Purchase Price shall be calculated in respect of each Transferred Receivable by the Servicer. In respect of the Receivables Transferred during any Reporting Period, the Sellers shall procure that on the Reporting Date immediately preceding the Settlement Date which relates to such Reporting Period, the aggregate Unpaid Balances of all the Receivables Transferred during that period shall be identified in the relevant Servicer Report together with the applicable Discount Percentage and the aggregate Initial Purchase Price for those Transferred Receivables and any Deferred Purchase Price payable on the immediately succeeding Settlement Date.

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Payment of the ~~Transfer~~Purchase Price

3.3	~~3.2~~ (a) The Purchaser shall, provided that an Intramonth Payment Cash Trapping Event has not occurred, subject to Clause ~~3.2~~3.3(b), pay to each Seller the ~~Transfer~~Initial Purchase Price with respect to each Receivable and any other Affected Assets Transferred by that Seller under this Agreement on the date on which that Receivable or other Affected Asset is Transferred to the Purchaser ~~and on each subsequent date on which the Purchaser has funds available for the purpose in accordance with Clause 3 of the Servicing Agreement and shall pay the balance of the Transfer Price in respect of any Receivables or Affected Assets Transferred to the Purchaser during a Reporting Period, to the extent not paid pursuant to Clause 3 of the Servicing Agreement, on the Settlement Date immediately following that Reporting Period to the extent that the Purchaser has funds available for the purpose in accordance with Clause 4.2 of the Servicing Agreement~~.

(b)	The Purchaser and each Seller agree that the payment of the Initial Purchase Price pursuant to Clause 3.3 shall be made:

(i)	subject to Clause 3.4(b) (Payment of Advance Purchase Price) by set-off against Collections and the Purchaser as Beneficiary authorises the Seller to debit the relevant Collection Account, and authorises the Servicer to debit Purchaser Account 1 for this purpose subject to in accordance with the Servicing Agreement; and

(ii)	to the extent that the Collections are not sufficient for such purpose, by means of a payment by the Purchaser to the relevant Seller into the Seller Account on the Settlement Date immediately following the date on which such Receivable is Transferred to the Purchaser provided that, and to the extent that, such payment can be and is funded by a borrowing under the Receivables Funding Agreement on that date.

(c)	The Initial Purchase Price in respect of a Receivable Transferred pursuant to Clause 2.1(b) (Sale of Assignable Receivables) following the occurrence of an Intramonth Payment Cash Trapping Event (and while such event is continuing) shall be due and payable by the Purchaser to the Seller only on the Settlement Date immediately following the date on which such Receivable is Transferred to the Purchaser.

Payment of Advance Purchase Price

3.4

(a) Each Seller and the Purchaser agree that, until the occurrence of an Intramonth Payment Cash Trapping Event (and while such event is continuing), to the extent that the Collections on any date exceed the amount of the Initial Purchase Price payable hereunder by the Purchaser to the Sellers on such date and set off in accordance with Clause 3.3(b) (Payment of the Purchase Price), an amount equal to such excess Collections shall be paid by way of advance payment made by the Purchaser to each relevant Seller on account of the Initial Purchase Price that will or may become payable hereunder by the Purchaser for Receivables Transferred on the following

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Purchase Dates of the same Reporting Period (Advance Purchase Price) and the Purchaser may set off each relevant Seller’s obligation to pay the proceeds of the Transaction Trust Property to the Purchaser in accordance with Clause 2.4(a) (Distribution of Transaction Trust Property)or 2.6(b)(i) (Declaration of Trust in respect of the Collection Accounts) against its liability to pay Advance Purchase Price to the Seller. Upon such set-off each relevant Seller is authorised by the Purchaser to withdraw the amount set off from the Collection Accounts for the relevant Seller’s own account.

(b)	Any Advance Purchase Price shall be applied towards the Purchaser’s liability to pay the Initial Purchase Price in respect of Transferred Receivables which subsequently arise in the same Reporting Period on the date on which they are Transferred to the Purchaser prior to the set off of any amount of such Initial Purchase Price against Collections as provided in Clause 3.3(b) (Payment of the Purchase Price).

(c)	Following the occurrence of an Intramonth Payment Cash Trapping Event (and while such event is continuing), no Advance Purchase Price shall be payable by the Purchaser to any of the Sellers.

Deferred Purchase Price

3.5 The Deferred Purchase Price in respect of a Transferred Receivable shall be payable by the Purchaser to the relevant Seller as deferred consideration as follows:

(a)	provided that no Intramonth Payment Cash Trapping Event has occurred, on the Settlement Date immediately following any Reporting Period in respect of which Deferred Purchase Price is calculated to be payable to the extent that the Purchaser has funds available for the purpose in accordance with Clause 4.2 of the Servicing Agreement;

(b)	~~To~~to the extent that on any Settlement Date the funds available to the Purchaser after satisfying the Senior Obligations then due and payable are insufficient to pay the entire ~~Transfer~~Purchase Price of each Receivable and any other related Affected Assets pursuant to Clause 3.2(a), the remainder of the ~~Transfer~~Purchase Price owing to that Seller in respect of that Receivable or other Affected Assets shall be deferred and shall be paid on any other Settlement Date to the extent that funds are then available for that purpose pursuant to Clause 4.2 of the Servicing Agreement; provided that the ~~Transfer~~Purchase Price for Receivables and other Affected Assets shall be payable in accordance with the provisions of this Agreement irrespective of the performance of the Transferred Receivables, and in any event not later than one year after the Final Payout Date~~.~~;

(c)	subject to Clause 3.3(b)(i) (Payment of the Purchase Price) and 3.4(a) (Payment of Advance Purchase Price), the Sellers and the Purchaser acknowledge and agree that the Purchaser will only be obliged to make payment on any date for Receivables Transferred under this Agreement to the extent that there shall be sufficient funds standing to the credit of Purchaser Account 1 and available for such purpose in accordance with the Servicing Agreement and the Security Agreement; and

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(d)	with effect from the occurrence of an Intramonth Payment Cash Trapping Event which is continuing the payment of any amounts of Deferred Purchase Price which would otherwise be payable to the Seller in accordance with paragraph (a) above shall be deferred to the date when all amounts outstanding under the Receivables Funding Agreement and any other amounts payable in priority to such Deferred Purchase Price in accordance with Clause 4.2 of the Servicing Agreement or Clause 11 (Application of Proceeds) of the Security Agreement shall have been paid in full.

Reconciliation and set-off on Weekly Settlement Dates and Monthly Settlement Dates

3.6 Each Seller and the Purchaser agree that on each Weekly Settlement Date in respect of a Weekly Reporting Period falling during a Monthly Reporting Period all amounts paid and/or due and payable by the Purchaser to the relevant Seller in respect of Receivables Transferred to the Purchaser during the immediately preceding Weekly Reporting Period will be reconciled with the information provided in the most recent Weekly Servicer Report then available and any amounts of Advance Purchase Price paid by the Purchaser to the relevant Seller during that or any earlier Weekly Reporting Period falling during that Monthly Reporting Period and which have not been applied to the payment of Initial Purchase Price in accordance with Clause 3.4 (Payment of Advance Purchase Price) during that or any earlier Weekly Reporting Period falling during that Monthly Reporting Period (the Negative Balance):

(a)	shall be set off against any amounts of Deferred Purchase Price payable hereunder to the relevant Seller on such Weekly Settlement Date provided that no Intramonth Payment Cash Trapping Event has occurred and is continuing as at such Weekly Settlement Date and provided further that the Servicer Report does not show that the Net Advances exceeded the Total Borrowing Base Before Round-Up on the Calculation Date prior to such Weekly Settlement Date; and

(b)	to the extent, following such set-off there remains any Negative Balance, provided that (i) no Intramonth Payment Cash Trapping Event has occurred and is continuing as at such Weekly Settlement Date, (ii) the Sellers are in compliance with their obligations under Clause 3.15 of the Servicing Agreement and (iii) the Servicer Report does not show that the Net Advances exceeded the Total Borrowing Base Before Round-Up on the Calculation Date prior to such Weekly Settlement Date, such balance shall be carried forward as Advance Purchase Price for the next Weekly Reporting Period during that Monthly Reporting Period, provided that following the occurrence of an Intramonth Payment Cash Trapping Event (and while such event is continuing), such Negative Balance shall not be set off or carried forward as provided in sub-paragraphs (a) or (b) above, but shall be paid by the Sellers, jointly and severally, to the Purchaser by transfer to Purchaser Account 2 for same day value on the date on which such Intramonth Payment Cash Trapping Event occurs or, if such day is not a Business Day, on the next following Business Day.

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3.7 The reconciliation and settlement of the relevant amounts in accordance with Clause 3.6 (Reconciliation and set-off on Weekly Settlement Dates and Monthly Settlement Dates) of the Initial Purchase Price shall constitute the final acceptance of the Initial Purchase Price as calculated and reported by the Servicer.

3.8 Each Seller and the Purchaser agree that on each Monthly Settlement Date all amounts paid and/or due and payable by the Purchaser to the relevant Seller in respect of Receivables Transferred to the Purchaser during the immediately preceding Monthly Reporting Period will be reconciled with the information provided in the most recent Monthly Servicer Report then available and any amounts of Advance Purchase Price paid by the Purchaser to the Sellers during that Monthly Reporting Period and which have not been applied to the payment of Initial Purchase Price or Deferred Purchase Price in accordance with Clause 3.4 (Payment of Advance Purchase Price) or 3.5 (Deferred Purchase Price) during that Monthly Reporting Period (the Final Negative Balance) shall be paid by the Sellers, jointly and severally, to the Purchaser by transfer to Purchaser Account 2 for same day value on that Monthly Settlement Date.

Subordination

3.9	~~3.3~~ (a) The payment and performance of the Subordinated Obligations is subordinated to the Senior Obligations and, except as set out in this Clause ~~3.3,~~3.9, no Seller shall ask, demand, sue for, take or receive from the Purchaser, by setoff or in any other manner, the whole or any part of any Subordinated Obligations, unless and until the Senior Obligations shall have been fully paid and satisfied (the temporary reduction of outstanding Senior Obligations not being deemed to constitute full payment or satisfaction of the Senior Obligations).

~~(b)~~	~~Notwithstanding Clause 3.3(a), the Purchaser may pay the Transfer Price for the Receivables and other related Affected Assets and other amounts provided for in this Agreement, to the extent the Purchaser has funds available that are not needed to satisfy the Senior Obligations then due and payable (all such payments being Permitted Payments).~~

(b)	~~(c)~~ Notwithstanding Clause ~~3.3~~3.9(a), to the extent the Purchaser has funds available on any Business Day which is not a Weekly Settlement Date or Monthly Settlement Date that are not needed to satisfy the Senior Obligations then due and payable, the Purchaser may and will use any available funds to pay the following items (and if the amount is insufficient to pay all those items, pay them in the following order and, where applicable, pro rata within each level) (all such payments, together with any amounts which are permitted to be paid to the Sellers (in any capacity) in accordance with Clause 4.2 of the Servicing Agreement and the Security Agreement, being Permitted Payments):

(i)	first, to the payment of the ~~Transfer~~Initial Purchase Price for new Receivables and other related Affected Assets; and

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(ii)	second, to the payment of ~~the deferred portion of the Transfer~~Advance Purchase Price pursuant to and in accordance with Clause ~~3.2.~~3.4 (Payment of Advance Purchase Price).

Turnover

3.10	~~3.4~~ (a) Prior to ~~payment in full of~~the date which is two years and one day after the date on which the Senior Obligations are finally paid in full, no Seller shall have any right to sue for or otherwise exercise any remedies with respect to any Permitted Payment, or otherwise take any action against the Purchaser or the Purchaser’s property with respect to any Permitted Payment.

(b)	Should any payment or distribution be received by any Seller upon or with respect to the Subordinated Obligations (other than Permitted Payments) prior to the satisfaction of all of the Senior Obligations, that Seller shall receive and hold the same in trust, as trustee for the benefit of the holders of the Senior Obligations, to the extent required to pay the outstanding Senior Obligations and shall forthwith to that extent deliver the same directly to the Funding Agent (in the form received, except where endorsement or assignment by that Seller is necessary), for application to the Senior Obligations, whether or not then due.

(c)	If at any time any payment (in whole or in part) made with respect to any Senior Obligation is rescinded or must be restored or returned (whether in connection with any Event of Bankruptcy or otherwise), the subordination provisions contained in Clauses ~~3.3~~3.9 (Subordination) and ~~3.4~~3.10 (Turnover) shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.

(d)	The subordination provisions contained in Clauses ~~3.3~~3.9 (Subordination) and ~~3.4~~3.10 (Turnover) shall not be impaired by amendment or modification to the Transaction Documents or any of them or any lack of diligence in the enforcement, collection or protection of, or realisation on, the Senior Obligations or any security created in respect, of the Senior Obligations.

Commitment Fee

3.11 ~~3.5~~ In consideration for entering into the Agreement and undertaking to acquire Receivables, the Sellers agree, jointly and severally, to pay to the Purchaser, if the Lender is Calyon S.A., London Branch, a commitment fee of 0.40 per cent. per annum (the Commitment Fee) calculated by reference to the amount by which ~~102 per cent. of~~ the Facility Limit exceeds the Net Advances ~~from time to time~~outstanding as at the first day of the Interest Period in question. The Commitment Fee shall accrue in respect of each Interest Period on the basis of actual days elapsed and a year of ~~360~~365 days and shall be payable in arrears on the ~~immediately following~~Monthly Settlement Date on which that Interest Period ends.

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4.	ADMINISTRATION AND COLLECTION

Servicing of Receivables

4.1	(a) The servicing, administration and collection of the Receivables shall be conducted by the Servicer, all on the terms set out in (and subject to any rights to terminate the initial Servicer as servicer pursuant to) the Servicing Agreement.

(b)	Following the occurrence of a Servicer Default or an Event of Default which is continuing, in order to facilitate and/or expedite the servicing, administration and collection of the Receivables, it may be necessary for the Purchaser and each Person designated by the Purchaser pursuant to the Transaction Documents (including the Funding Agent and the Servicer) to act under a power of attorney from the Sellers. Accordingly, each Seller undertakes that it will, on or before the Closing Date, execute and deliver to the Purchaser and the other Persons identified in this Clause 4.1(b) a power of attorney substantially in the form of Schedule ~~2~~3 (Form of Power of Attorney) (the Power of Attorney). The Purchaser and each other Person appointed under the Power of Attorney may only exercise the powers and discretions referred to in the Power of Attorney following the occurrence of a Servicer Default or an Event of Default which is continuing.

(c)	The Purchaser agrees that it will use reasonable efforts to give, and to procure that any Person designated by it gives, the Sellers and the Parent prior written notice of its exercise of the powers conferred upon it pursuant to the Power of Attorney; provided that the Sellers acknowledge and agree that no failure on the part of the Purchaser or such other Person to give the Sellers and/or the Parent any such notice shall in any way affect the right of the Purchaser or any such other Person to exercise such rights conferred pursuant to the Power of Attorney or give rise to any liability on the part of the Purchaser or such other Person.

(d)	Each Seller agrees, for the benefit of the Purchaser and its assigns, that it will cooperate with and assist the Servicer (including any successor Servicer appointed pursuant to the Servicing Agreement) in any reasonable manner the Servicer requests to facilitate the performance of its duties under the Servicing Agreement (and, in the case of a successor Servicer, its transition). Such cooperation shall include:

(i)	the endorsement of any cheque or other instrument representing Collections or other Affected Assets;

(ii)	the execution of any power of attorney or other similar instrument necessary or desirable in connection with the enforcement or servicing of the Receivables and other Affected Assets; and

(iii)	access to, transfer of, and use by, any new Servicer of any records, licenses, hardware or software necessary or desirable to collect the Receivables and otherwise service the Affected Assets,

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[provided that, with respect to any records, licences, hardware or software arising in respect of contracts of the Sellers with third parties, that access and transfer will be provided only to the extent that provision of the same would not violate the terms of any of those contracts.

(e)	Each Seller irrevocably agrees to, and agrees to cause each of its Subsidiaries to, act as the data-processing agent of any Servicer and, in that capacity, each Seller and each of its Subsidiaries shall conduct the data processing functions of the administration of the Receivables and the Collections on them in substantially the same way that CL conducted those data processing functions for so long as it acted as Servicer.

(f)	Notwithstanding anything in this Agreement to the contrary, each Seller shall ensure that no personal or other information in, or otherwise relating to, any Contract, Receivable or other Affected Asset, any Collection related to that Contract, Receivable or other Affected Asset, or any Record (the Relevant Personal Data) is transmitted or delivered to, or otherwise received by, the Purchaser, the Funding Agent or any other Indemnified Party if that transmission, delivery or receipt would result in the violation by that Person of any legislation or regulation relating to data protection; provided that upon the request of the Funding Agent at any time after an Event of Default has occurred and is continuing, each Seller shall, at its own expense, co-operate, assist and otherwise take all necessary actions as may be required to ensure that all Relevant Personal Data is transferred to the Funding Agent (or such other Person as the Funding Agent may direct) in accordance with all applicable Law, including entering into any further deeds or documents which may be required to comply with any such legislation or regulations relating to data protection.

Dilution; breach of warranty

4.2	(a) If a Dilution occurs during a Reporting Period, then the relevant Seller shall, on the Settlement Date following the end of that Reporting Period or, following the occurrence of an Intramonth Payment Cash Trapping Event, on the next Business Day after that Dilution occurs, transfer to the Purchaser, in immediately available funds, the Dilution Amount arising as a result of that Dilution. The Receivables that gave rise to any Dilution shall remain the property of the Purchaser or, where applicable, such Receivables or the proceeds thereof will remain part of the Trust Property.

(b)	If, during a Reporting Period, the Funding Agent determines that any of the representations or warranties of any Seller set out in Clause 5 (Representations and Warranties) was or becomes (whether on or after the date of Transfer of any Receivable to the Purchaser as contemplated under this Agreement) untrue, when made, in relation to any Receivable, that Seller shall, on the Settlement Date following the end of that Reporting Period or, following the occurrence of an Intramonth Payment Cash Trapping Event, on the next Business Day after that representation or warranty was determined to be untrue, transfer to the Purchaser, in immediately available funds, the entire Unpaid Balance of that Receivable (the Warranty Amount).

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(c)	Unless an Event of Default or Potential Event of Default shall have occurred and be continuing, no Seller shall be required to pay a Dilution Amount under Clause 4.2(a) or a Warranty Amount under Clause 4.2(b) to the extent that (after giving effect to such Dilution or breach of representation and warranty but before giving effect to such payment) the Total Borrowing Base exceeds the Net Advances; provided that, following the occurrence of a Potential Event of Default, the Dilution Amount or the Warranty Amount shall only be paid in accordance with Clause 4.2(b) if the Potential Event of Default becomes an Event of Default which is continuing.

(d)	To the extent that the Purchaser subsequently receives Collections with respect to any Receivable referred to in Clause 4.2(a) or 4.2(b), the Purchaser shall pay to the relevant Seller an amount equal to the amount so collected, which amount shall be payable in the same manner and priority as the ~~deferred Transfer~~Deferred Purchase Price.

Actions evidencing Transfers

4.3	(a) Each Seller agrees that from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action as may be necessary or that the Purchaser or its assignees may reasonably request in order to perfect, protect or more fully evidence the Transfers under this Agreement, or to enable the Purchaser or its assigns to exercise or enforce any of their respective rights with respect to the Affected Assets whether arising under this Agreement or any other Transaction Document or existing at law.

(b)	Without derogating from the Power of Attorney, at any time following the designation of a Servicer other than CL or an Affiliate of CL pursuant to Clause 2.1 (Appointment of Servicer) of the Servicing Agreement or when a Servicer Default is continuing:

(i)	each Seller authorises the Purchaser and the Funding Agent, their assigns and designees (provided that no such action would constitute a breach of any applicable Law) at the Seller’s expense, and the Purchaser or the Funding Agent may require the Seller, at the Seller’s expense, to:

(A)	notify the Obligors in relation to all Assignable Receivables of the Transfer of such Assignable Receivable and its related Affected Assets under this Agreement to the Purchaser and the Purchaser’s interests in, and the security interest of the Funding Agent and the Secured Parties in, such Assignable Receivable and its related Affected Assets; and

(B)	direct the Obligors in relation to any Assignable Receivable (and other related Affected Assets) that payment of all amounts

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payable under any such Receivable (and other related Affected Assets) are to be made directly to the Purchaser or the Funding Agent or their assigns or designees; and

(ii)	where the Servicer Default is not pursuant to Clause 7.1(e) (Event of Bankruptcy) of the Servicing Agreement, the Purchaser or the Funding Agent shall be entitled to instruct the relevant Seller (and the relevant Seller undertakes to comply with any such instruction), at the Seller’s expense, to direct the Obligors in relation to each Non-Assignable Receivable (and its related Affected Assets), if the Funding Agent determines that such direction would not breach the Contract under which that Receivable arises, that payment of all amounts payable under any such Receivable are to be made to a Purchaser Account specified by the Funding Agent;

(iii)	each Seller shall execute any power of attorney or other similar instrument and/or take any other action necessary or desirable (to the extent legally possible) to give effect to that notice and directions, including any action required to be taken so that the obligations or other indebtedness of that Obligor in respect of any Receivables or other Affected Assets may no longer be legally satisfied by payment to that Seller or any of its Affiliates; and

(iv)	each Seller agrees that, upon the request of the Purchaser or the Funding Agent or any assignee of the Purchaser or the Funding Agent, it shall at its own expense:

(A)	assemble all of the Records and shall make the same available to the Purchaser or its assigns at the address set out in Schedule ~~3~~4 (Sellers’ Information) or at any other place agreed to by the Purchaser, that Seller and the Funding Agent; and

(B)	segregate all cash, cheques and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Purchaser or such assignee and shall, promptly upon receipt, remit all such cash, cheques and instruments, duly endorsed or with duly executed instruments of transfer, to the Purchaser or such assignee.

(c)	The Purchaser agrees that it will use reasonable efforts to deliver, and to procure that its assigns deliver, prior written notice to the Sellers and the Parent of the exercise of the powers conferred pursuant to Clause 4.3(b)(i); provided that the Sellers acknowledge and agree that no failure on the part of the Purchaser or that other Person to deliver any such notice shall in any way affect the right of the Purchaser or any other Person to exercise such rights conferred pursuant to Clause 4.3(b)(ii) or give rise to any liability on the part of the Purchaser or that other Person.

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Repurchase under certain circumstances

4.4	(a) If the Purchaser notifies a Seller in writing:

(i)	(after the Transfer but before a Collection in relation to an Affected Asset and to the extent that no Warranty Amount has been paid), that a material breach of any representation or warranty made or deemed made by that Seller pursuant to Clause 5.2(a) (Perfection; good title) or Clause 5.2(b) (Accuracy of information) has occurred and requires that the Seller remedies that breach and the Seller fails to cure that breach within five Business Days of the receipt of that notice, or, in the case of the representations and warranties in Clause 5.2(a) (Perfection; good title), three Business Days of the receipt of that notice; and/or

(ii)	that the Transfer of any Receivable and Affected Assets have not taken effect as a true sale at law or a declaration of trust at law of the Receivable and Affected Assets or, as applicable, the proceeds thereof, as the case may be, that Seller shall:

(A)	in relation to its Assignable Receivables, repurchase from the Purchaser those Assignable Receivables and other related Affected Assets specified by the Purchaser in that notice; and

(B)	in relation to its Non-Assignable Receivables, agree to terminate the Trust in relation to those Non-Assignable Receivables or, as applicable, the proceeds thereof and other related Affected Assets specified by the Purchaser in that notice.

(b)	The repurchase or termination price shall be paid by the relevant Seller to the Purchaser, in immediately available funds on the last day of the five Business Days (or three Business Days, if applicable) period referred to in Clause 4.4(a), in an amount equal to the aggregate Unpaid Balance of the relevant Receivables at that time.

(c)	In the event that any court or other Official Body shall determine that the obligations of any Seller pursuant to this Clause 4.4 constitute damages, the Parties acknowledge and agree that:

(i)	determination of the Purchaser’s actual damages in that instance is likely to be difficult;

(ii)	the obligation of the relevant Seller to pay the repurchase or termination price pursuant to Clause 4.4(b) is a reasonable approximation of the actual damages suffered by the Purchaser, undertaken in good faith; and

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(iii)	that determination, in fact, will constitute a reasonable approximation of the actual damages suffered by the Purchaser.

Right of first refusal

4.5	(a) The Purchaser agrees that, in the event that, prior to a Collection in respect of any Receivable, it decides:

(i)	in relation to an Assignable Receivable, to sell that Receivable; and

(ii)	in relation to a Non-Assignable Receivable, to sell its beneficial interest in the Trust ~~property~~Property so far as it relates to that Receivable,

it will, in each case, first offer the Seller who originally Transferred that Receivable to the Purchaser, the right to repurchase that Receivable or to remove that Receivable or, where applicable, the proceeds thereof from the Trust Property in consideration for the payment of an amount equal to the Unpaid Balance of the relevant Receivable.

(b)	For the avoidance of doubt, the Seller which is offered the right to repurchase any Receivable or to remove that Receivable or, where applicable, the proceeds thereof from the Trust Property, as referred to in Clause 4.5(a), shall be under no obligation to accept that offer.

(c)	Notwithstanding any other provision in any of the Transaction Documents to the contrary, the Purchaser is entitled to sell any of the Receivables to any Seller pursuant to this Clause 4.5.

5.	REPRESENTATIONS AND WARRANTIES

Mutual representations and warranties

5.1	Each Seller and the Purchaser represents and warrants to the other that:

Existence and power

(a)	It:

(i)	is a limited company duly organised, validly existing under the laws of its jurisdiction of incorporation;

(ii)	has all corporate power and all licenses, authorisations, consents, approvals and qualifications of and from all Official Bodies and other third parties required to carry on its business in each jurisdiction in which its business is now and proposed to be conducted (except where the failure to have any such licenses, authorisations, consents, approvals and qualifications would not, individually or in the aggregate, have a Material Adverse Effect); and

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(iii)	is duly qualified to do business in and is in good standing in every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

Corporate and governmental authorisation; no contravention

(b)	The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party:

(i)	are within its corporate powers;

(ii)	have been duly authorised by all necessary corporate and required shareholder action (if any);

(iii)	require no action by or in respect of, or filing with, any Official Body or official of such Official Body or any third party (except as contemplated by Clause 6.2(l) (Ownership interest, etc.), all of which have been (or as of the Closing Date will have been) duly made and in full force and effect);

(iv)	do not contravene or constitute a default under its Organic Documents;

(v)	do not contravene or constitute a default under any contractual restriction binding on or affecting it or its property or any default which would have a Material Adverse Effect under:

(A)	any Law applicable to it;

(B)	any order, writ, judgment, award, injunction, decree or other instrument binding on or affecting it or its property; and

(vi)	do not result in the creation or imposition of any Adverse Claim upon or with respect to its property (except as contemplated by the Transaction Documents).

Binding effect

(c)	Each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws affecting the rights of creditors generally.

Preference; voidability

(d)

The ~~Transfer~~Purchase Price constitutes reasonably equivalent value for, and is not significantly less, in money or money’s worth, than, the value of the Receivables and other Affected Assets Transferred pursuant to this Agreement and no Transfer of an interest in any Receivable or, where applicable, the proceeds thereof or other Affected Asset under this Agreement constitutes a

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fraudulent transfer under any Insolvency Law or otherwise or is otherwise void or voidable or subject to subordination under similar Laws or principles or for any other reason. No transfer of a Receivable under this Agreement has been made for or on account of an antecedent debt owed by any Seller to the Purchaser.

The Sellers’ additional representations and warranties

5.2	Each Seller further represents and warrants to the Purchaser that:

Perfection; good title

(a)	(i)	Immediately preceding each Transfer under this Agreement, it is the owner of all of its Receivables and all of its other Affected Assets to be Transferred by it, free and clear of all Adverse Claims (other than any Adverse Claims arising under this Agreement and/or under the other Transaction Documents), including the interest of any creditor of, or purchaser from, that Seller.

(ii)	This Agreement constitutes a valid Transfer of its Affected Assets to or for the benefit of the Purchaser and, upon each Transfer, the Purchaser shall, subject to Permitted Exceptions, acquire full legal (or, as the case may be, beneficial), valid and enforceable ownership, free of any other interest, including the interest of any creditor of or purchaser from that Seller, in each of the Receivables or, where applicable, the proceeds thereof and the other Affected Assets that exist on the date of that Transfer, free and clear of any Adverse Claim.

Accuracy of information

(b)	All information furnished by it to the Purchaser, the Funding Agent or any other Secured Party for the purposes of or in connection with this Agreement, any other Transaction Document or any transaction contemplated by this Agreement or by any other Transaction Document is, to the best of its knowledge, true, complete and accurate in every material respect, on the date that information is stated or certified, and none of the information contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

Action; suits

(c)	There are no actions, suits, litigation or proceedings pending, or to its actual knowledge threatened, against or affecting it or any of its properties, in or before any Official Body or arbitrator which, if adversely determined, are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

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Principal place of business; chief executive office; location of records

(d)	Its principal place of business and the offices where it keeps all its Records, are located at the address(es) described in Schedule ~~3~~4 (Sellers’ Information) or such other locations notified to the Purchaser and the Funding Agent in accordance with Clause 6.3(f) (Change of name, etc.).

Eligibility of Receivables

(e)	Each Receivable Transferred by it that is treated as an Eligible Receivable for purposes of the Servicer Report is an Eligible Receivable as of the date of the Servicer Report, and each Receivable which is included in the calculation of any Adjusted Eligible Receivables Balance as of the date of the Servicer Report is in fact an Eligible Receivable and not a Defaulted Receivable or a disputed Receivable at that time.

~~Servicing Standard~~

Credit and Collection Policy

(f)	It has at all times, relevant to the transactions contemplated by the Transaction Documents, complied in all material respects with the ~~Servicing Standard~~Credit and Collection Policy.

No Event of Bankruptcy

(g)	No event has occurred and is continuing and no condition exists in respect of any Seller which, to its actual knowledge, constitutes an Event of Bankruptcy.

Transaction Documents in full force and effect

(h)	Each of the Transaction Documents was duly authorised and executed by it and the other Seller Parties and is, immediately before the payment referred to in Clause 2.1 (Conditions Precedent) of the Novation and Amendment Agreement, in full force and effect and has not been amended since the date of its execution with the exception of any amendments which have been disclosed in writing to the Funding Agent.

Environmental Law

(i)	To the best of its knowledge:

(i)	there are no pending or threatened claims, complaints, notices or requests for information received by it with respect to any alleged violation of, or any potential liability under any, Environmental Law in connection with any Residential Property relating to any of its Receivables transferred under this Agreement;

(ii)	it is in material compliance with all permits, certificates, approvals, licences and other authorisations relating to the environmental matter, if any, that are required to be held by it under any Law in connection with any Residential Property in relation to any of its Receivables transferred under this Agreement,

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other than, in each case, those which, singly or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

Repetition of representations and warranties by the Sellers; notice of breach

5.3	(a) ~~On each date that Receivables are Transferred under this Agreement, each Seller, by accepting the proceeds of that Transfer, shall be deemed to have certified that all representations and warranties made by it in Clauses 5.1 and 5.2 are true and correct on and as of that day as though made on and as of that day.~~The representations made by the Seller in Clauses 5.1 (Mutual representations and warranties) and 5.2 (The Sellers’ additional representations and warranties) shall be given on the Closing Date, the date of each Advance and (if different) each Settlement Date, except in respect of Clause 5.2(g) (No Event of Bankruptcy) which shall be given on a monthly basis and Clause 5.2(e) (Eligibility of Receivables) which shall be given on a weekly or monthly basis, as applicable.

(b)	Upon discovery by any Seller of a breach of any of the representations and warranties, that Seller shall give prompt written notice to the Purchaser and the Funding Agent within five Business Days of that discovery.

6.	COVENANTS

Mutual covenants

6.1	At all times prior to the Final Payout Date, each Seller and the Purchaser shall:

Legal matters

(a)	Comply with all Laws to which it or its respective properties may be subject, and preserve and maintain its licenses, rights, franchises, qualifications and privileges, except to the extent that any such failure to so comply or preserve or maintain the same would not, individually or in the aggregate, have a Material Adverse Effect.

Reporting requirements

(b)	In the case of each Seller, promptly provide any reports or other information as reasonably requested by the other Parties or the Funding Agent relating to the transactions contemplated by the Transaction Documents. All such statements, information and reports shall be true, complete and accurate in all material respects.

Information for Servicer Report

(c)	Promptly deliver any information, documents, records or reports with respect to the Receivables Transferred by it under this Agreement which:

(i)	the Servicer shall be required to complete in respect of a Servicer Report pursuant to Clause ~~3.2~~3.3 (Reports) of the Servicing Agreement; or

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(ii)	the Parent shall be required to deliver under the Parent Undertaking Agreement.

Positive covenants of the Sellers

6.2	At all times prior to the Final Payout Date:

Conduct of business; ownership

(a)	Each Seller shall:

(i)	carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise (including any substantial line of business) as it is presently conducted; and

(ii)	do all things necessary to remain duly incorporated and validly existing in its jurisdiction of organisation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted;

provided that nothing in this Clause 6.2(a) shall prohibit any Seller from entering into any Permitted Reorganisation from time to time.

Inspection of records

(b)	The Sellers shall at any time and from time to time, but not more frequently than once a year prior to the occurrence of an Intramonth Payment Cash Trapping Event, during regular business hours, upon not less than ten Business Days prior written notice by the Purchaser or the Funding Agent, permit the Purchaser or the Funding Agent or any of their agents or representatives, at the expense of the Sellers:

(i)	to examine and make copies of and take abstracts from all books, records and documents (including computer tapes and disks) relating to the Receivables or other Affected Assets, including any related Contract; and

(ii)	to visit their offices and properties for the purpose of examining such materials described in Clause 6.2(b)(ii), and to discuss matters relating to the Affected Assets or their performance under this Agreement, under the Contracts, if any, and under the other Transaction Documents to which any of them is a party with any of their officers, directors, relevant employees (in consultation with the Parent) or independent public accountants having knowledge of such matters. Subject to Clause 9.9 (Consent to disclosure), such agents and representatives shall be bound to treat any information received pursuant to this Clause 6.2(b) as confidential.

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Keeping of records and books of account

(c)	Each Seller shall:

(i)	establish and maintain necessary procedures for determining, no less frequently than each date on which a Servicer Report is required to be delivered pursuant to Clause ~~3.2~~3.3 (Reports) of the Servicing Agreement, whether each of its Receivables qualifies as an Eligible Receivable, and for identifying on that date all of its Receivables which are not Eligible Receivables Transferred to the Purchaser during the immediately preceding Reporting Period; and

(ii)	provide to the Servicer in a timely manner information that shows whether, and to what extent, its Receivables described in a Servicer Report are Eligible Receivables.

(d)	Each Seller shall maintain and implement administrative and operating procedures (including an ability to recreate records evidencing its Receivables in the event of the destruction of the originals of such records), and keep and maintain, all documents, books, computer tapes, disks, records and other information reasonably necessary or advisable for the collection of the Receivables originated by it (including records adequate to permit the identification of each new Receivable originated by it and all Collections of and adjustments to each existing Receivable originated by it).

(e)	Each Seller shall give the Purchaser and the Funding Agent prompt notice of any material change in its administrative and operating procedures referred to in the previous sentence.

(f)	Each Seller represents and warrants to the Purchaser that it has taken all actions and made all changes necessary to its computer systems to ensure that the Sellers and/or the Servicer are able to (i) identify in each Billed Receivable invoice the portion of that invoice which relates to interest charges accrued in respect of Guaranteed Sale Price Advances and (ii) identify, and do identify, as belonging to the Purchaser all Receivables and the proceeds thereof which are Transferred to the Purchaser with effect from the date on which they are Transferred.

Performance and compliance with Receivables and Credit and Collection Policy

(g)	Each Seller shall:

(i)	at its own expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under its Receivables or any Contract related to those Receivables; and

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(ii)	timely comply with its Credit and Collection Policy in all material respects.

Sale of Residential Properties and Payment of Sale Proceeds

(h)	(i)	The relevant Seller shall use all reasonable endeavours to sell each Residential Property within a maximum period equal to:

(A)	prior to the occurrence of an Intramonth Payment Cash Trapping Event, 730 calendar days; and

(B)	with effect from the occurrence of an Intramonth Payment Cash Trapping Event, 2.5 times the most recently calculated Average Time in Inventory commencing on the date on which it pays the purchase price to the Employee under the Home Purchase Contract.

The parties agree that damages will not be an adequate remedy in respect of any failure by the Seller to comply with this obligation.

(ii)	~~(h)~~ The relevant Seller may, in respect of the GSA Receivables, direct the solicitors acting on the sale of each Residential Property pursuant to a Home Sale Contract, to remit an amount equal to the amount by which the Sale Proceeds exceed the amounts paid to the relevant employee and/or employer in connection with the purchase of the Property, directly to the relevant employee and/or employer as provided in the relevant Relocation Management Agreement and Home Purchase Contract and shall direct those solicitors to remit the balance of the Sale Proceeds not remitted to the employee or the employer to Purchaser Account 1 or any other Purchaser Account specified in writing by the Funding Agent. If the amount which should be paid to the relevant employee and/or employer is instead paid to any other person, the relevant Seller shall immediately pay an amount equal to that amount to Purchaser Account 1.

~~Repayment of advances made by the Purchaser~~

Payment of the Transfer Amount

(i)	The Sellers jointly and severally agree to ~~repay~~pay to the Purchaser ~~any advances made to any of them by the Purchaser pursuant to~~the Transfer Amount (as defined in Clause ~~3.8, 3.9 or 3.10~~3.14 of the Servicing Agreement ~~during a Reporting Period~~) if and when required to do so in accordance with ~~the requirements set out in~~ Clause ~~3.13~~3.15 of the Servicing Agreement. ~~The Sellers agree to perform the obligations for which they are expressed to be liable in Clause 3.13 of the Servicing Agreement.~~

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~~Collections received~~

Payment of Collections

(j)	~~Following the occurrence of an Intramonth Payment Cash Trapping Event, such Seller shall hold all Collections received by it in trust for the Purchaser to the extent that they do not already form part of the Trust Property and immediately, and in any event not later than two Business Days after receipt, deposit them in Purchaser Account 2.~~Each of the Sellers agrees to direct each Obligor to make payment in respect of the Billed Receivables directly to the Collection Accounts.

Change in accountants or accounting policies

(k)	The Sellers shall promptly notify the Purchaser and the Funding Agent of any change in their accountants or accounting policy, as such policy relates to any Receivable or any other Affected Asset or to any transaction contemplated by this Agreement, if that change would have a Material Adverse Effect.

Ownership interest, etc.

(l)	Each Seller shall, at its expense, take (or cause to be taken) all action necessary or in the opinion of the Funding Agent desirable to:

(i)	establish and maintain:

(A)	(1) in the case of its Assignable Receivables and related other Affected Assets, full legal, valid and enforceable ownership in such Assignable Receivables and other Affected Assets, and (2) in the case of its Non-Assignable Receivables and related other Affected Assets, absolute valid and enforceable beneficial ownership of each of such Non-Assignable Receivables or, where applicable, the proceeds thereof and other Affected Assets, in each case, in favour of the Purchaser; and

(B)	a valid and enforceable first priority perfected security interest ranking ahead of any other security interest and the interest of any other creditor of or purchaser from that Seller in the property referred to in sub-paragraph (A) in favour of the Funding Agent for the benefit of the Secured Parties, in each case free and clear of any Adverse Claim (other than Permitted Exceptions), including promptly executing and delivering all instruments and taking any other such actions to perfect, protect or more fully evidence the interests of the Funding Agent, as the Funding Agent may reasonably request; and

(ii)	perfect and protect the Transfer of its Receivables or, where applicable, the proceeds thereof and the other Affected Assets Transferred pursuant to this Agreement or to enable the Purchaser and/or the Funding Agent to exercise or enforce any of its rights under this Agreement.

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Environmental Law

(m)	Each Seller shall use commercially reasonable efforts to promptly cure and have dismissed with prejudice to the satisfaction of the Purchaser and the Funding Agent any actions and proceedings relating to compliance with Environmental Law relating to any Residential Property.

Collection Accounts

(n)	The Sellers shall, by no later than 15 January 2008, establish a Collection Account with Barclays Bank Plc to which Obligors will be directed to make all payments in respect of all Assignable Receivables and Non-Assignable Receivables.

Operational Account

(o)	The Sellers shall, by no later than 15 January 2008, procure that the Operational Account is established.

Interpretation of Stage 2 Structure and other changes

(p)	~~(n)~~ Each Seller agrees to negotiate in good faith with the Purchaser to agree (i) the amendments required to the structure of the transaction and the Transaction Documents to enable counsel for the Funding Agent to deliver to the Funding Agent a true sale opinion (or equivalent in respect of the Non-Assignable Receivables) acceptable to the Funding Agent for the purpose of obtaining an AA rating from Standard & Poor’s and an Aa rating from Moody’s in connection with the transfer of all or part of the Net Advances to a Conduit Assignee by and, (ii) to implement the Stage 2A Structure or the Stage 2B Structure following the Stage 2 Election, as envisaged by the Term Sheet.

Negative covenants of the Sellers

6.3	At all times from the date of this Agreement to the Final Payout Date:

No sales, liens, etc.

(a)	Without prejudice to the intention of the Parties that the transactions contemplated in this Agreement be true sales at law and/or declarations of trust at law of the Affected Assets, as the case may be, by the Sellers to, or in favour of, the Purchaser, except as otherwise provided in this Agreement and in the other Transaction Documents, no Seller shall:

(i)

sell, assign (by operation of Law or otherwise) or otherwise dispose of, or create or suffer to exist any charge or other Adverse Claim upon (or the filing of any charge or other security interest over) or with respect

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to any of its Affected Assets, including any Adverse Claim arising from an Adverse Claim on the proceeds of inventory or goods, other than Permitted Exceptions; or

(ii)	assign any right to receive income in respect of that Adverse Claim.

No extension or amendment of Receivables

(b)	No Seller shall:

(i)	extend, amend or otherwise modify the terms of any of its Receivables or other Affected Assets Transferred under this Agreement; or

(ii)	amend, modify or waive any term or condition of any Contract related to any of its Receivables,

other than, in each case, in accordance with its Credit and Collection Policy and provided that such extension, amendment, modification or waiver would not reasonably be expected to have a Material Adverse Effect.

No change in business or Credit and Collection Policy

(c)	No Seller shall make any change in the general nature of its business (including those relating to the invoicing of Receivables) if such change would reasonably be expected to have a Material Adverse Effect.

No mergers, etc.

(d)	No Seller shall consolidate or merge with or into, or sell, lease or transfer all or substantially all of its assets to any other Person, other than pursuant to a Permitted Reorganisation.

Deposits to Purchaser Accounts

(e)	No Seller shall deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Purchaser Account cash or cash proceeds other than Collections.

Change of name, etc.

(f)	No Seller shall change its name, identity or structure (including a merger) or any other change which could impair in any material respect any Transaction Document or filing or registration made in connection therewith unless at least 30 days prior to the effective date of any such change the relevant Seller delivers to the Purchaser and the Funding Agent a description in reasonable detail of such change and such documents, instruments or agreements, executed by that Seller as are necessary to continue the perfection of the Purchaser’s and the Funding Agent’s ownership interests, security interests or other interests in the Affected Assets.

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(g)	Each Seller shall give at least 30 days’ prior written notice to the Purchaser and the Funding Agent of any change in the location of its principal place of business or the offices where it keeps all of its Records.

No impairment of security

(h)	No Seller shall take any action or permit any action to occur or suffer any circumstance to exist which would result in any security or security interest granted, or charge or security agreement or document entered into or registered or filed, in connection with this Agreement or any other Transaction Document becoming impaired or unenforceable in any material respect.

Home Deeds

(i)	No Seller shall register any Home Deed with respect to any Residential Property except at the direction of the Purchaser or its assignees or as permitted under Clause 4.3 (Actions evidencing purchases) or by Clause ~~3.4~~3.10 (Enforcement rights after Servicer Default or designation of new Servicer) of the Servicing Agreement.

Termination of Relocation Agreements

(j)	No Seller shall terminate any Relocation Agreement, Home Purchase Contract or Home Sale Contract to which it is a party except in accordance with the ~~Servicing Standard~~Credit and Collection Policy.

Closure or transfer of any Collection Account

(k)	No Seller shall close or transfer any Collection Account to another bank or banks without the prior written consent of the Funding Agent, such consent not to be unreasonably withheld.

Collection Account not to become overdrawn

(l)	No Seller shall permit any overdraft facility to be maintained in respect of its Collection Account at any time or permit its Collection Account to become overdrawn.

7.	TERM AND TERMINATION

Term

7.1	(a) This Agreement shall commence as of the Closing Date and shall continue in full force and effect until the Transfer Termination Date.

(b)	The occurrence of the Transfer Termination Date shall not discharge any Person from any obligations incurred prior to the Transfer Termination Date, including any obligations to make any payments with respect to the interest of the Purchaser in any Receivable Transferred prior to the Transfer Termination Date.

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(c)	The rights and remedies of the Purchaser with respect to any representation and warranty made or deemed to be made by the Sellers pursuant to this Agreement, the indemnification and payment provisions of Clause 8 (Indemnification) and the agreements set out in Clauses ~~2.4~~2.11 (No recourse), ~~2.5~~2.12 (No assumption of obligations), 9.9 (Consent to disclosure), 9.11 (No Bankruptcy petition) and 9.14 (Contracts (Rights of Third Parties) Act 1999) shall, in each case, survive any termination of this Agreement.

(d)	The Parties may, prior to the end of the date referred to in Paragraph (a) of the definition of Termination Date, agree to extend that date.

(e)	the Sellers or the Purchaser may terminate this Agreement by giving to the other Parties and the Funding Agent not less than sixty days prior written notice of their or its intention to terminate this Agreement. This Agreement may not be terminated other on a Monthly Settlement Date.

Effect of Transfer Termination Date

7.2	(a) Following the occurrence of the Transfer Termination Date pursuant to Clause 7.1 (Term), no Seller shall Transfer, and the Purchaser shall not accept the Transfer of, any Receivables. No termination or rejection or failure to assume the executory obligations of this Agreement in any Event of Default with respect to any Seller or the Purchaser shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including pre-termination breaches of representations and warranties by that Seller or the Purchaser.

(b)	Without limiting the foregoing, prior to the Transfer Termination Date, the failure of any Seller to deliver computer records of any of its Receivables or any reports regarding any of its Receivables shall not render such transfer or obligation executory, nor shall the continued duties of the Parties pursuant to Clause 4 (Administration and Collection) or Clause 8.1 (Indemnities by the Sellers) render an executed sale executory.

8.	INDEMNIFICATION

Indemnities by the ~~Seller~~Sellers

8.1

(a) Without limiting any other rights which the Indemnified Parties may have under this Agreement or under the Transaction Documents or under applicable Law, each Seller agrees to indemnify on demand the Purchaser and its successors, transferees and assigns and all officers, directors, shareholders, controlling persons, employees, counsel and other agents of any of the foregoing (collectively, the Indemnified Parties) from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys’ fees (which such attorneys may be employees of any Indemnified Party) and disbursements arising out of or as a result of this Agreement, the other Transaction Documents, or any of the transactions contemplated by this Agreement or by any other Transaction Document including any damages, losses, claims, liabilities, costs and expenses awarded against or incurred by

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any of them in any action or proceeding between any Seller and any of the Indemnified Parties or between any of the Indemnified Parties and any third party (all of the foregoing being collectively referred to as the Indemnified Amounts), excluding:

(i)	Indemnified Amounts to the extent resulting from negligence or wilful misconduct on the part of that Indemnified Party; or

(ii)	recourse (except as otherwise specifically provided in this Agreement or the other Transaction Documents) for losses directly resulting from the failure of the Obligors to make payment in respect of Receivables in circumstances where the relevant Seller is not in breach of the Contract or its obligations under the Transaction Documents.

(b)	Without limiting the generality of the foregoing (but subject to Clauses 8.1(a)(i) and 8.1(a)(ii)), each Seller shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

(i)	any representation or warranty made by that Seller or any officers of that Seller in respect of the Seller or the Affected Assets under or in connection with this Agreement, any of the other Transaction Documents or any other information or report delivered by that Seller pursuant to this Agreement, which shall have been false or incorrect in any material respect when made or deemed made;

(ii)	the failure by any Seller to comply with any applicable Law with respect to its Receivables or any related Contract, or the nonconformity of its Receivables or any related Contract with any applicable Law;

(iii)	the failure for any reason:

(A)	to vest and maintain (or cause to be vested and maintained) in the Purchaser, in respect of its Assignable Receivables and other related Affected Assets, a valid and enforceable perfected ownership in those Receivables, and in respect of its Non-Assignable Receivables and other related Affected Assets, a valid and enforceable declaration of trust over the beneficial ownership in those Receivables or, where applicable, the proceeds thereof; or

(B)	to vest and maintain in the Funding Agent, on behalf of the Secured Parties, a valid and enforceable perfected security interest ranking ahead of any other security interest and the interest of any other creditor of or purchaser from the Sellers, in all of its Receivables or, where applicable, the proceeds thereof and other Affected Assets, in each case, free and clear of any Adverse Claim (other than Permitted Exceptions and Adverse Claims arising under this Agreement or under the other Transaction Documents);

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(iv)	the creation of any Adverse Claim (other than Permitted Exceptions) in favour of any Person with respect to any of its Receivables or any of its other Affected Assets;

(v)	the occurrence of any Event of Default or Intramonth Payment Cash Trapping Event which is continuing relating to any Seller;

(vi)	any dispute, claim, set-off or defence (other than discharge in insolvency) of any Obligor to the payment of any of its Receivables (including a defence based on the assertion that the Receivable or any related Contract is not the legal, valid and binding obligation of that Obligor enforceable against it in accordance with its terms), or any other claim resulting from the services related to that Receivable or the furnishing or failure to furnish those services, or from any breach or alleged breach of any provision of its Receivables or any related Contracts restricting assignment of any of its Receivables;

(vii)	any product liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with services relating to or which are the subject of any of its Receivables;

(viii)	any lawsuit, order, consent decree, judgment, claim or other action of whatever sort relating to, or otherwise in connection with, any environmental, health, safety or Hazardous Material law, rule, regulation, ordinance, code, policy or rule of common law now or in the future in effect;

(ix)	the failure by any Seller to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under its Receivables or any related Contracts;

(x)	except as disclosed in a letter from Cartus Limited to the Funding Agent dated the Closing Date, the failure of any Seller to pay when due any Taxes (other than Excluded Taxes) payable in connection with any of its Receivables, save to the extent that any failure to do so would not, individually or in the aggregate, have a Material Adverse Effect;

(xi)	any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Advances which that Indemnified Party believes in good faith is required to be made;

(xii)	at any time when CL or any Affiliate of CL is the Servicer or Subservicer, the commingling by any Seller of Collections of its Receivables at any time with other funds;

(xiii)	any investigation, litigation or proceeding related to this Agreement or any of the other Transaction Documents;

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(xiv)	any inability to obtain any judgment in or utilise the court or other adjudication system of, any state or country in which an Obligor may be located as a result of the failure of the relevant Seller to qualify to do business or file any notice of business activity report or any similar report;

(xv)	except for recourse (other than as specifically provided in the Transaction Documents) for uncollectible Receivables, any attempt by any Person to void, rescind or set-aside any Transfer by any Seller to the Purchaser of any of its Receivables or other Affected Assets under statutory provisions or common law or equitable action, including any provision of any Insolvency Law;

(xvi)	any action taken by any Seller or the Servicer in the enforcement or collection of any Receivable;

(xvii)	any and all amounts paid or payable by the Purchaser pursuant to Clause 7 (Indemnification; Expenses; related matters) of the Receivables Funding Agreement; or

(xviii)	the termination of this Agreement prior to the date referred to in Paragraph (a) of the definition of Termination Date and other than on a Settlement Date.

(c)	In respect of any Indemnified Amounts (apart from those excluded under Clause 8.1(a) above) payable to any Indemnified Party who is not a party to this Agreement in accordance with the indemnity set out in this Clause 8.1, each Seller acknowledges and agrees that the Purchaser shall have the right to enforce the indemnity set out in this Clause 8.1 on behalf of any such Indemnified Party in respect of any Indemnified Amounts (apart from those excluded under Clause 8.1(a) above) payable to such Indemnified Party, notwithstanding that no Indemnified Amounts are payable to the Purchaser itself. The Purchaser agrees that it will pay to the relevant Indemnified Party all Indemnified Amounts (apart from those excluded under Clause 8.1(a) above) due to such Indemnified Party that it receives or recovers from each Seller pursuant to the indemnity set out in this Clause 8.1.

Taxes

8.2	(a) All payments and distributions made by any Seller to the Purchaser or any other Person (including any Conduit Assignee) (each a recipient), whether pursuant to this Agreement or to any other Transaction Document (collectively the covered payments), shall be made free and clear of, and without deduction for, any present or future income, excise, stamp taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient or any Conduit Assignee (such items being called Taxes), but excluding taxes imposed on or measured by the recipient’s net income or gross receipts (Excluded Taxes), except to the extent required by applicable Law or practice.

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(b)	In the event that any withholding or deduction from any covered payment is required in respect of any Taxes, then the relevant Seller shall:

(i)	withhold or deduct the required amount from such payment;

(ii)	pay (or procure the payment of) directly to the relevant authority the full amount required to be so withheld or deducted;

(iii)	promptly forward to the recipient an official receipt or other documentation satisfactory to such recipient evidencing such payment to such authority; and

(iv)	except in the case of Excluded Taxes, pay (or procure the payment of) to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

(c)	If any Taxes (other than Excluded Taxes) are directly asserted against any recipient with respect to any payment or income earned or received by such recipient under this Agreement or under any other Transaction Document, the Sellers will, to the extent not otherwise paid under any other provision of this Agreement or any other Transaction Document, promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amounts received and retained by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

(d)	If any Seller fails to pay (or procure the payment of) any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, in each case, in accordance with Clause 8.2(b), the Sellers shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of any such failure.

(e)	In the event that:

(i)	any Seller pays an additional amount or amounts pursuant to Clause 8.2(b)(iv) (an additional tax payment); and

(ii)	the recipient of that payment reasonably determines (in its sole, good faith opinion) that, as a result of such additional tax payment or the relevant deduction or withholding, it is effectively entitled to obtain and retain a refund of any Taxes or a Tax credit in respect of Taxes which reduces the tax liability of such recipient (tax savings), then

(iii)

that recipient shall, to the extent it can do so without prejudice to the amount of any other deduction, credit or relief, following effective receipt of such tax savings reimburse to that Seller such amount as that recipient shall reasonably determine (in its sole, good faith opinion) to be the proportion of the tax savings as will leave that

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recipient (after that reimbursement) in no better or worse position than it would have been in had the payment by that Seller in respect of which the foregoing additional tax payment was made not been subject to any withholding or deduction on account of Taxes.

(f)	If any Seller shall have received from any recipient any amount described in Clause 8.2(e) and it is subsequently determined that recipient was not entitled to obtain or retain the amount of the tax savings claimed, then that Seller shall repay that amount to that recipient. Each recipient shall have sole discretion to arrange its affairs (including its tax affairs) without regard to this Clause 8.2 and no recipient shall be obligated to seek any refund or to disclose any information regarding its affairs (including its tax affairs) or computations to the Sellers.

9.	MISCELLANEOUS PROVISIONS

Waivers; amendments

9.1	(a) No failure or delay on the part of any Party in exercising any power, right or remedy under this Agreement shall operate as a waiver of that power, right or remedy, nor shall any single or partial exercise of that power, right or remedy preclude any other further exercise of that right or remedy or the exercise of any other power, right or remedy. The rights and remedies in this Agreement shall be cumulative and nonexclusive of any rights or remedies provided by law.

(b)	Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Purchaser and the Sellers and consented to in writing by the Funding Agent.

Notices

9.2	All communications and notices provided for under this Agreement shall be provided in the manner described in Clause 1.6 (Notices; Payment Information) of the Schedule of Definitions.

Governing law

9.3	(a) This Agreement shall be governed by, and construed in accordance with, English law.

(b)	Each of the Sellers and the Purchaser agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated by this Agreement or by any other Transaction Document and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

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(c)	The submission to the jurisdiction of the courts referred to in Clause 9.3(b) shall not (and shall not be construed so as to) limit the right of the Purchaser to take proceedings against any Seller or any of its property in any other court of competent jurisdiction nor shall the taking of proceedings in any other jurisdiction preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(d)	Each Seller consents generally in respect of any legal action or proceeding arising out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated by this Agreement or by any other Transaction Document, to the giving of any relief or the issue of any process in connection with such action or proceeding including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

Entire agreement

9.4	This Agreement contains the final and complete integration of all prior expressions by the Parties with respect to the subject matter of this Agreement and shall constitute the entire Agreement among the Parties with respect to the subject matter of this Agreement superseding all prior oral or written understandings.

Severability, etc.

9.5	(a) Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(b)	If a court of competent jurisdiction determines that any term or provision of this Agreement as written is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall reduce the scope, duration, or area of the term or provision, delete specific words or phrases, or replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the court’s judgment may be appealed.

Counterparts; facsimile delivery

9.6	This Agreement may be executed in any number of counterparts and by different Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery by facsimile of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart of the Agreement.

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Binding effect; assignment

9.7	(a) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns and shall also inure to the benefit of the parties to the Receivables Funding Agreement and the other Transaction Documents and their respective successors and assigns.

(b)	No Seller may assign its rights or obligations under this Agreement without the prior written consent of the Purchaser and the Funding Agent. Each Seller acknowledges that the Purchaser’s rights under this Agreement may be assigned to the Funding Agent, on behalf of the Secured Parties, under the Security Agreement and consents to such assignments and to the exercise of those rights directly by the Funding Agent to the extent permitted by the Security Agreement.

Costs, expenses and Taxes

9.8 In addition to its obligations under Clause 8.1 (Indemnities by the ~~Sellers~~Seller), each Seller agrees to pay on demand:

(a)	all costs and expenses incurred by the Purchaser and its assigns in connection with the enforcement of, or any actual or claimed breach of, this Agreement, including the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under this Agreement in connection with any of the foregoing; and

(b)	all stamp and other similar documentary or registration Taxes and fees (including interest, late payment fees and penalties in relation to those Taxes) paid, payable or determined to be payable in connection with the execution, delivery, performance (including the sale of Receivables under this Agreement), filing and recording of this Agreement, any other Transaction Document to which any Seller is a party or any other instrument, document or agreement filed or delivered in connection with such document.

Consent to disclosure

9.9 Each Seller consents to the disclosure of any non-public information with respect to it received by the Purchaser, the Funding Agent, the Lender or the Arranger to any other lender or potential lender, the Funding Agent, any Rating Agency, any dealer or placement agent of or depositary for any securities issued by or other Indebtedness incurred by the Lender, the Arranger or any of such Person’s counsel or accountants; provided that that disclosure is necessary for the purpose of funding the transactions contemplated by this Agreement or any other Transaction Document.

Confidentiality agreement

9.10 Subject to Clause ~~9.9,~~9.9 (Consent to disclosure), each Party agrees that it will not disclose the contents of this Agreement or any other Transaction Document or any other proprietary or confidential information disclosed to it by, any other Party to the Transaction Documents to any other Person except:

(a)	its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognised statistical rating organisation; provided that such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information;

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(b)	an alternative commercial source of financing in connection with a potential refinancing of the Advances;

(c)	as otherwise required by applicable Law or order of a court of competent jurisdiction; or

(d)	if the Parent, acting reasonably, determines that the Parent, any Seller or the Purchaser is required by, or pursuant to, the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended to disclose any of the same.

No bankruptcy petition

9.11	Each Seller covenants and agrees that:

(a)	prior to the date which is two years and one day after the Final Payout Date, it will not institute against, or join any other person in instituting against, the Purchaser any proceeding of the type referred to in the definition of Event of Bankruptcy; and

(b)	prior to the date which is one year and one day after the payment in full of all outstanding indebtedness of the Lender, it will not institute against, or join any other Person in instituting against, the Lender any proceeding of a type referred to in the definition of Event of Bankruptcy.

No proceedings; limited recourse

9.12 All amounts payable by the Purchaser to the Sellers pursuant to this Agreement shall be payable solely from funds available for that purpose pursuant to Clause 3.1 (~~Transfer~~Purchase Price).

Further assurances

9.13 The Purchaser and the Sellers agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement.

Contracts (Rights of Third Parties) Act (1999)

9.14 ~~Each of the Indemnified Parties shall have the right to enforce this Agreement against each Seller. Otherwise, no~~No Person who is not a Party has any right under the Contracts (Rights of Third Parties) Act (1999) to enforce any term of this Agreement; but this does not affect any right or remedy of that Person which exists or is available apart from that Act.

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EXECUTION:

The Parties have shown their acceptance of the terms of this Agreement by executing it as a deed at the end of the Schedules.

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SCHEDULE 1

THE SELLERS

	Name of Seller	Registered Number	Registered Office
1.	Cartus Limited	01431036	Frankland Road, Blagrove, Swindon, Wilts. SN5 8RS

2.	Cartus Services Limited	01389936	Frankland Road, Blagrove, Swindon, Wilts. SN5 8RS

3.	Cartus Funding Limited	01826077	Frankland Road, Blagrove, Swindon, Wilts. SN5 8RS

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SCHEDULE 2

THE COLLECTION ACCOUNTS

	Name of Seller	Existing account number	Bank	New account number (following account becoming operational with Barclays Bank Plc)	Bank
1.	Cartus Limited	06377130	National Westminster Bank Plc Sort code 60-21-40	30075655	Barclays Bank Plc Sort code 20-00-00

2.	Cartus Funding Limited	01033727	National Westminster Bank Plc Sort code 60-21-40	90698172	Barclays Bank Plc Sort code 20-00-00

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SCHEDULE 3

FORM OF POWER OF ATTORNEY

1. BY THIS POWER OF ATTORNEY [Name of Seller] (the Principal), a limited company incorporated under the laws of England and Wales, nominates, constitutes and appoints each of:

(a)	UK Relocation Receivables Funding Limited (the Purchaser); and

(b)	Calyon S.A., London Branch (the Funding Agent),

(each an Appointee and together the Appointees); and

(c)	each officer of an Appointee from time to time authorised by that Appointee and each other person or entity from time to time designated by an Appointee or that officer (each an Attorney-in-Fact),

in each case, with full power of substitution, to act, together or alone, as the Principal’s true and lawful agent and attorney in fact, for it and in its name, place and stead, to take any and all steps in the name of the Principal and on behalf of the Principal necessary or desirable, in the determination of any Attorney-in-Fact:

(i)	to collect any and all amounts or portions due under any and all receivables transferred or otherwise assigned (and/or purported to be transferred or otherwise assigned) by the Principal to the Purchaser or related security and assets, including endorsing the name of the Principal on cheques and other instruments representing collections and enforcing such receivables and related security and assets;

(ii)	to give notice to each obligor of the ownership interest and the beneficial ownership interest of the Purchaser in the receivables and related security and assets; and

(iii)	take any and all other actions necessary or desirable, in the opinion of that Attorney-in-Fact, in connection with the transfer, assignment, enforcement or servicing of those receivables and related security and assets.

Each Attorney-in-Fact shall have full power and authority to do and perform any and all acts and things requisite for the purposes set out above as fully for all intents and purposes as the Principal might or could do in person.

IT IS HEREBY DECLARED that:

2. Every act, document, matter and thing which shall be made executed or done by any Attorney-in-Fact for the purposes referred to in this Power of Attorney shall be as good, valid and effective as if the same has been made, executed or done by the Principal;

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3. The Principal ratifies and confirms and agrees to ratify and confirm from time to time and at all times everything that any Attorney-in-Fact shall do or cause to be done by virtue of and in accordance with this Power of Attorney including in that ratification and confirmation everything that shall be done between the time of the revocation of this Power of Attorney and the time of that revocation becoming known to that Attorney-in-Fact.

4. No exercise of the powers conferred upon any Attorney-in-Fact shall subject that Attorney-in-Fact to any liability except for that Attorney-in-Fact’s negligence or wilful misconduct in the exercise of those powers.

5. The powers conferred upon any Attorney-in-Fact shall not confer any obligations upon that Attorney-in-Fact in any manner whatsoever to exercise those powers and for the avoidance of doubt, no failure or delay on the part of that Attorney-in-Fact to exercise those powers, nor the invalidity or inadequacy of any exercise of those powers shall give rise to any liability on the part of that Attorney-in-Fact.

6. The Principal shall indemnify and keep indemnified each Attorney-in-Fact in accordance with the provisions of the Receivables Transfer Agreement entered into between, amongst others, the Purchaser and the Principal and dated 4 April ~~2007.~~2007 (as amended, modified or supplemented from time to time).

Each Appointee shall have power to appoint a substitute to act on behalf of the Principal as if originally appointed in this Deed and to appoint agents to act for it and to revoke any such appointment as it sees fit.

This Power of Attorney is irrevocable.

This Power of Attorney shall be governed by, and construed in accordance with, English law.

IN WITNESS WHEREOF, the Principal has EXECUTED and DELIVERED as a DEED this Power of Attorney on this [•] day of [•] 200[•].

SIGNED	)
[•] Director, and	)
[•] [Director/Secretary],	)
duly authorised for	)
and on behalf of [•] LIMITED	)

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SCHEDULE 4

SELLERS’ INFORMATION

Cartus Limited

Principal Place of Business:	Frankland Road, Blagrove, Swindon, Wilts. SN5 8RS

Chief Executive Office:	Frankland Road, Blagrove, Swindon, Wilts. SN5 8RS

Jurisdiction of Incorporation:	England and Wales

Trade-names:	None

Cartus Services Limited

Principal Place of Business:	Frankland Road, Blagrove, Swindon, Wilts. SN5 8RS

Chief Executive Office:	Frankland Road, Blagrove, Swindon, Wilts. SN5 8RS

Jurisdiction of Incorporation:	England and Wales

Trade-names:	None

Cartus Funding Limited

Principal Place of Business:	Frankland Road, Blagrove, Swindon, Wilts. SN5 8RS

Chief Executive Office:	Frankland Road, Blagrove, Swindon, Wilts. SN5 8RS

Jurisdiction of Incorporation:	England and Wales

Trade-names:	None

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EXECUTION of the Transfer of Receivables Agreement and Trust Deed:

The Purchaser

SIGNED by SFM Directors Limited acting	)
by , a duly authorised	)
director and by	)
SFM Directors (No. 2))
Limited acting by , a	)
duly authorised director, duly authorised	)
for and on behalf of UK RELOCATION	)
RECEIVABLES FUNDING LIMITED	)

The Sellers

SIGNED by , Director,	)
and Director/Secretary	)
duly authorised for and on behalf of	)
CARTUS LIMITED	)

SIGNED by , Director,	)
and Director/Secretary	)
duly authorised for and on behalf of	)
CARTUS SERVICES	)
LIMITED	)

SIGNED by , Director,	)
and Director/Secretary	)
duly authorised for and on behalf of	)
CARTUS FUNDING LIMITED	)

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